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                                                                    EXHIBIT 10.1
                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

                          DATED AS OF OCTOBER 22, 2004

                                      AMONG

                              INTERMET CORPORATION

                                       AND

                     EACH OF ITS SUBSIDIARIES PARTY HERETO,
                    EACH AS A DEBTOR AND DEBTOR-IN-POSSESSION

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                       AS COLLATERAL AGENT AND AS CO-AGENT

                                       AND

                             THE BANK OF NOVA SCOTIA
                             AS ADMINISTRATIVE AGENT

                          DEUTSCHE BANK SECURITIES INC.
                              AS SOLE LEAD ARRANGER

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                                TABLE OF CONTENTS

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                                                                                                               Page No.
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Section 1.       DEFINITIONS.................................................................................     2

       1.1       Certain Defined Terms.......................................................................     2

       1.2       Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement..........    38

       1.3       Other Definitional Provisions and Rules of Construction.....................................    38

Section 2.       AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..................................................    39

       2.1       Commitments; Making of Revolving Loans; the Register; Optional Notes........................    39

       2.2       Interest on the Revolving Loans.............................................................    46

       2.3       Fees........................................................................................    48

       2.4       Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding
                 Payments; Application of Proceeds of Collateral and Payments................................    49

       2.5       Use of Proceeds.............................................................................    55

       2.6       Special Provisions Governing Eurodollar Rate Loans..........................................    56

       2.7       Increased Costs; Taxes; Capital Adequacy....................................................    58

       2.8       Statement of Lenders; Obligation of Lenders and Issuing Lender to Mitigate..................    62

       2.9       Replacement of a Lender.....................................................................    63

       2.10      Lien and Superpriority Nature of Obligations................................................    64

       2.11      Single Loan.................................................................................    65

       2.12      Perfection..................................................................................    65

       2.13      Joint and Several Liability; Payment Indemnifications.......................................    65

Section 3.       LETTERS OF CREDIT...........................................................................    66

       3.1       Issuance of Letters of Credit and Lenders' Purchase of Participations Therein...............    66

       3.2       Letter of Credit Fees.......................................................................    70

       3.3       Drawings and Reimbursement of Amounts Paid Under Letters of Credit..........................    70

       3.4       Obligations Absolute........................................................................    73

       3.5       Indemnification; Nature of Issuing Lender' Duties...........................................    74

       3.6       Withdrawals from the Restricted Cash Account................................................    75

Section 4.       CONDITIONS TO LOANS AND LETTERS OF CREDIT...................................................    76
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       4.1       Conditions to be Satisfied on the Closing Date..............................................    76

       4.2       Conditions to Increase in Revolving Commitments.............................................    80

       4.3       Conditions to Loans.........................................................................    82

       4.4       Conditions to Revolving Letters of Credit...................................................    83

       4.5       Conditions to Withdrawals from Restricted Cash Account......................................    84

Section 5.       BORROWERS' REPRESENTATIONS AND WARRANTIES...................................................    85

       5.1       Organization, Powers, Qualification, Good Standing, Business and Subsidiaries...............    85

       5.2       Authorization of Borrowing, etc.............................................................    86

       5.3       Financial Condition.........................................................................    87

       5.4       No Material Adverse Change; No Restricted Junior Payments...................................    88

       5.5       Title to Properties; Liens; Real Property; Intellectual Property............................    88

       5.6       Litigation; Adverse Facts...................................................................    89

       5.7       Payment of Taxes............................................................................    89

       5.8       Performance of Agreements; Material Contracts...............................................    90

       5.9       Governmental Regulation.....................................................................    90

       5.10      Securities Activities.......................................................................    90

       5.11      Employee Benefit Plans......................................................................    90

       5.12      Certain Fees................................................................................    91

       5.13      Environmental Protection....................................................................    91

       5.14      Employee Matters............................................................................    92

       5.15      Matters Relating to Collateral..............................................................    92

       5.16      Disclosure..................................................................................    94

       5.17      Prepetition Senior Indebtedness.............................................................    94

       5.18      Cash Management System......................................................................    94

       5.19      Orders......................................................................................    95

       5.20      Matters Relating to Loan Parties............................................................    95

       5.21      Foreign Assets Control Regulations, etc.....................................................    96

       5.22      Inventory and Accounts......................................................................    96

Section 6.       COMPANY'S AFFIRMATIVE COVENANTS.............................................................    97

       6.1       Financial Statements and Other Reports......................................................    97

       6.2       Existence, etc..............................................................................   102

       6.3       Payment of Taxes and Claims; Tax............................................................   102

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
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       6.4       Maintenance of Properties; Insurance; Application of Net Insurance/Condemnation
                 Proceeds....................................................................................   103

       6.5       Inspection Rights; Lender Meeting...........................................................   104

       6.6       Compliance with Laws, etc...................................................................   104

       6.7       Environmental Matters.......................................................................   104

       6.8       Execution of Subsidiary Guaranty and Personal Property Collateral Documents After
                 the Closing Date............................................................................   106

       6.9       Matters Relating to Additional Real Property Collateral.....................................   108

       6.10      Further Assurances..........................................................................   108

       6.11      Cash Management System......................................................................   109

       6.12      Borrowing Base and Inventory Reports........................................................   109

       6.13      Prepetition L/C Cash Collateral.............................................................   111

       6.14      Matters Relating to Borrowers' Customers....................................................   111

       6.15      Environmental Reports.......................................................................   111

       6.16      Post-Closing Deliveries.....................................................................   112

Section 7.       BORROWERS' NEGATIVE COVENANTS...............................................................   112

       7.1       Indebtedness................................................................................   112

       7.2       Liens and Related Matters...................................................................   113

       7.3       Investments; Acquisitions...................................................................   114

       7.4       Contingent Obligations......................................................................   115

       7.5       Restricted Junior Payments; Payments of Prepetition Indebtedness; Post-Petition Date
                 Expenses....................................................................................   115

       7.6       Budget Covenants............................................................................   116

       7.7       Restriction on Fundamental Changes; Asset Sales.............................................   117

       7.8       Consolidated Capital Expenditures...........................................................   118

       7.9       Sales and Lease-Backs.......................................................................   118

       7.10      Transactions with Shareholders and Affiliates...............................................   118

       7.11      Conduct of Business.........................................................................   119

       7.12      Remedies of Agents..........................................................................   119

       7.13      Fiscal Year.................................................................................   119

       7.14      Amendments of Agreements....................................................................   119

       7.15      Inactive Subsidiaries.......................................................................   119

       7.16      ERISA Plans.................................................................................   119
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Section 8.       EVENTS OF DEFAULT...........................................................................   120

       8.1       Failure to Make Payments When Due...........................................................   120

       8.2       Default in Post-Petition Liabilities........................................................   120

       8.3       Breach of Certain Covenants.................................................................   120

       8.4       Breach of Warranty..........................................................................   120

       8.5       Other Defaults Under Loan Documents.........................................................   121

       8.6       Bankruptcy Events...........................................................................   121

       8.7       Judgments...................................................................................   123

       8.8       Dissolution.................................................................................   123

       8.9       Employee Benefit Plans......................................................................   123

       8.10      Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations..........   123

       8.11      Exercise of Offset..........................................................................   124

       8.12      Non-Loan Party Subsidiary Bankruptcy Events.................................................   124

       8.13      Material Adverse Effect.....................................................................   125

       8.14      Management Change...........................................................................   125

Section 9.       AGENTS AND LEAD LENDERS.....................................................................   127

       9.1       Appointment.................................................................................   127

       9.2       Powers and Duties; General Immunity.........................................................   128

       9.3       Independent Investigation by Lenders; No Responsibility For Appraisal of
                 Creditworthiness............................................................................   129

       9.4       Right to Indemnity..........................................................................   130

       9.5       Resignation of Administrative Agent; Successor Administrative Agent and Issuing
                 Lender......................................................................................   130

       9.6       Resignation of Collateral Agent.............................................................   131

       9.7       Collateral Documents and Subsidiary Guaranty................................................   131

       9.8       Duties of Other Agents......................................................................   132

       9.9       Agent May File Proofs of Claim..............................................................   132

Section 10.      MISCELLANEOUS...............................................................................   133

       10.1      Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.......   133

       10.2      Expenses....................................................................................   136

       10.3      Indemnity...................................................................................   138

       10.4      Set-Off; Security Interest in Deposit Accounts..............................................   139
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       10.5      Ratable Sharing.............................................................................   140

       10.6      Amendments and Waivers......................................................................   141

       10.7      Independence of Covenants...................................................................   142

       10.8      Notices; Effectiveness of Signatures........................................................   142

       10.9      Survival of Representations, Warranties and Agreements......................................   143

       10.10     Failure or Indulgence Not Waiver; Remedies Cumulative.......................................   143

       10.11     Marshalling; Payments Set Aside.............................................................   144

       10.12     Severability................................................................................   144

       10.13     Obligations Several; Independent Nature of Lenders' Rights; Damage Waiver...................   144

       10.14     [Reserved]..................................................................................   145

       10.15     Applicable Law..............................................................................   145

       10.16     Construction of Agreement; Nature of Relationship...........................................   145

       10.17     Consent to Jurisdiction and Service of Process..............................................   145

       10.18     Waiver of Jury Trial........................................................................   146

       10.19     Confidentiality.............................................................................   146

       10.20     Counterparts; Effectiveness.................................................................   147

       10.21     Court Proceedings...........................................................................   148

       10.22     USA Patriot Act.............................................................................   148

       10.23     Release of Parties; Waivers.................................................................   148


Signature pages .............................................................................................   S-1
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                                       v
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                                    EXHIBITS

I(a)  FORM OF NOTICE OF BORROWING

I(b)  FORM OF NOTICE OF WITHDRAWAL

II    FORM OF NOTICE OF CONVERSION/CONTINUATION

III   FORM OF INTERIM BORROWING ORDER

IV    FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

V     FORM OF BORROWING SUBSIDIARY AGREEMENT

VI    FORM OF REVOLVING NOTE

VII   FORM OF SUBSIDIARY GUARANTY

VIII  FORM OF COMPLIANCE CERTIFICATE

IX    FORM OF OPINION OF COUNSEL TO LOAN PARTIES

X     FORM OF SECURITY AGREEMENT

XI    FORM OF ASSIGNMENT AGREEMENT

XII   FORM OF BORROWING BASE CERTIFICATE

XIII  FORM OF COLLATERAL ACCESS AGREEMENT

XIV   FORM OF COVENANT ADDENDUM

                                       vi
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                                    SCHEDULES

1.1B        BUDGET

1.1C        SPECIFIED ACCOUNT DEBTORS

2.1A(i)     LENDERS' CLOSING DATE COMMITMENTS AND PRO RATA SHARES

2.1A(ii)(a) INCREMENTAL COMMITMENTS AND PRO RATA SHARES AS OF THE SUBSEQUENT
            FUNDING DATE

2.1A(ii)(b) INCREMENTAL COMMITMENTS AND PRO RATA SHARES AS OF THE INCREMENTAL
            COMMITMENT EFFECTIVE DATE

2.5A        PERMITTED USE OF PROCEEDS

4.1J        CASH MANAGEMENT SYSTEM

4.2H        FIXED ASSETS

5.1         SUBSIDIARIES OF COMPANY; OWNERSHIP

5.2         THIRD PARTY CONSENTS

5.2E        RESTRICTIONS ON TRANSFER

5.3         FINANCIAL INFORMATION

5.4         MATERIAL CHANGES

5.5B        REAL PROPERTY

5.5C        INTELLECTUAL PROPERTY

5.6         LITIGATION

5.8         MATERIAL CONTRACTS

5.11B       ERISA EVENTS

5.11C       CERTAIN EMPLOYEE BENEFIT PLANS

5.13        ENVIRONMENTAL MATTERS

5.17        PREPETITION SENIOR INDEBTEDNESS

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6.16        POST-CLOSING DELIVERIES

7.1         CERTAIN EXISTING OBLIGATIONS

7.2         CERTAIN EXISTING LIENS

7.3         CERTAIN EXISTING INVESTMENTS

7.4(iii)    CERTAIN CONTINGENT OBLIGATIONS

7.9         EXISTING SALE LEASEBACKS

                                      viii


                              INTERMET CORPORATION

                      DEBTOR-IN-POSSESSION CREDIT AGREEMENT

            This DEBTOR-IN-POSSESSION CREDIT AGREEMENT is dated as of October 22, 2004 and entered into by and among INTERMET CORPORATION, a Georgia corporation, as a debtor and a debtor-in-possession ("COMPANY"), and EACH OF THE COMPANY'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF, each as a debtor and a debtor-in-possession (each of Company and such Subsidiaries, and each Additional Subsidiary Borrower (such term and other capitalized terms used hereinafter without definition have the meanings set forth in subsection 1.1 of this Agreement), a "BORROWER" or a "DEBTOR", and collectively, "BORROWERS" (on a joint and several basis) or "DEBTORS"); THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"); DEUTSCHE BANK TRUST COMPANY AMERICAS ("DEUTSCHE BANK"), as collateral agent for Lenders (in such capacity, "COLLATERAL AGENT") and as co-agent; and THE BANK OF NOVA SCOTIA ("SCOTIA CAPITAL"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

            WHEREAS, on September 29, 2004 (the "PETITION DATE"), each Debtor filed a voluntary petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Michigan (the "BANKRUPTCY COURT") (such proceedings being jointly administered under Case No. 04-67597, together with any other jointly administered proceedings under the Bankruptcy Code for any Additional Subsidiary Borrowers, are hereinafter collectively referred to as the "CHAPTER 11 CASES");

            WHEREAS, each Borrower continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

            WHEREAS, Borrowers have requested Lenders to provide a debtor-in-possession revolving credit facility in a principal amount of $60,000,000, under which revolving loans shall be available for borrowing and letters of credit may be issued, subject to the limitations set forth herein for such letters of credit, on a post-petition basis on the terms and conditions set forth herein;

            WHEREAS, Company is party to the Prepetition L/C Facility, under which the Prepetition Scotia L/C was issued for the account of Company and secured by cash collateral;

            WHEREAS, Lenders are willing to provide debtor-in-possession financing only if all of the Obligations hereunder and under the other Loan Documents constitute, in accordance with and on the terms and conditions set forth herein, allowed superpriority administrative expense claims pursuant to
Section 364(c)(1) of the Bankruptcy Code in the Chapter 11 Cases;

            WHEREAS, Borrowers are unable to obtain credit on more favorable terms or obtain credit other than by granting a first priority lien, and the Prepetition Senior Lenders have

                                       1
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consented to the debtor-in-possession revolving credit facility contemplated hereby and are being provided adequate protection payments as set forth herein; and

            WHEREAS, each Borrower desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Collateral Agent, on behalf of Lenders, a priming Lien (with the priority contemplated in this Agreement) on substantially all of its real, personal and mixed property, including pledges of up to 65% of the Capital Stock of its direct Foreign Subsidiaries;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agents agree as follows:

SECTION 1. DEFINITIONS

      1.1   CERTAIN DEFINED TERMS.

            The following terms used in this Agreement shall have the following meanings:

            "ACCOMMODATING CUSTOMER" means any Person who has executed a Customer Agreement.

            "ACCOUNTS" shall mean all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, of each Borrower, including, without limitation, all obligations for the payment of money arising out of the sale, lease or other disposition of goods or other property or rendition of services and all proceeds thereof.

            "ADDITIONAL SUBSIDIARY BORROWER" has the meaning assigned to that term in subsection 6.8D.

            "ADJUSTED PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (i) the Loan Exposure of that Lender by (ii) the aggregate Loan Exposure of all Lenders other than Daily Funding Lender.

            "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A; provided, however, that with respect to the period prior to the Subsequent Funding Date, solely with respect to duties related to funding of, notices with respect to and distributing payments with respect to Revolving Loans and Revolving Letters of Credit, references to Administrative Agent hereunder shall be deemed references to Collateral Agent.

            "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

            "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

            "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the

                                       2
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purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "AGENT-RELATED PERSONS" means Agents, Lead Lenders and such Agents' and Lead Lenders' officers, directors, employees, agents and affiliates.

            "AGENT" means any of Administrative Agent, Collateral Agent and Co-Agent, and "AGENTS" means Administrative Agent, Collateral Agent and Co-Agent, collectively.

            "AGENTS' COUNSEL" means Wachtell, Lipton, Rosen & Katz, counsel to Administrative Agent, and O'Melveny & Myers LLP, counsel to Collateral Agent.

            "AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

            "AGGREGATE UTILIZED CASH COLLATERAL AMOUNT" means at any time (i) prior to the Subsequent Funding Date, zero, and (ii) on and after the Subsequent Funding Date, an amount equal to that portion of the aggregate amount of Prepetition L/C Cash Collateral deposited in the Restricted Cash Account in accordance with subsection 6.13 that has been either (a) applied to repay Revolving Loans on the Subsequent Funding Date, or (b) withdrawn from the Restricted Cash Account on or after the Subsequent Funding Date other than for the purposes described in clause (ii)(a); provided, however, that if the Budget in effect at the time the Aggregate Utilized Cash Collateral Amount is being determined was delivered after the Subsequent Funding Date and the effect of amounts deposited into the Restricted Cash Account was accounted for in determining the maximum amount Revolving Loan usage projected in the Budget, the Aggregate Utilized Cash Collateral Amount shall equal zero.

            "AGREEMENT" means this Debtor-in-Possession Credit Agreement dated as of October 22, 2004, as it may be amended, restated, supplemented or otherwise modified from time to time.

            "APPLICABLE LENDING OFFICE" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Company by written notice as the office by which its Eurodollar Loans are made and maintained.

            "APPROVED FUND" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

            "ASSET SALE" means the sale or assignment by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned direct or indirect Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory

                                       3
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sold in the ordinary course of business, (b) sales, assignments, transfers or dispositions of accounts in the ordinary course of business for purposes of collection, and (c) sales of obsolete, worn-out or surplus property in the ordinary course of business), including any assignment or sale of a lease.

            "ASSIGNED RIGHTS AND OBLIGATIONS" has the meaning assigned to that term in subsection 2.1A(ii).

            "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit XI annexed hereto.

            "AVOIDANCE ACTIONS" means claims arising pursuant to Sections 544, 545, 547, 548, 553 and, to the extent applicable under the foregoing sections, 550 of the Bankruptcy Code.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

            "BANKRUPTCY COURT" has the meaning assigned to that term in the recitals to this Agreement.

            "BANKRUPTCY RULE" means a rule promulgated as part of the Federal Rules of Bankruptcy Procedure, as now or hereafter in effect.

            "BASE RATE" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

            "BASE RATE LOANS" means Revolving Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "BASE RATE MARGIN" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

            "BORROWING BASE" means, as at any date of determination, an aggregate amount equal to:

            I.    eighty-five percent (85%) of Eligible Accounts; plus

            II. the lesser of (a) fifty percent (50%) of the Value of Eligible Inventory related to Company's business, and (b) eighty-five percent (85%) of the Net Orderly Liquidation Value of Eligible Inventory related to Company's business; plus

            III. one hundred percent (100%) of the Value of the Fixed Assets; provided, that such amount shall be reduced by the aggregate amount of all mandatory prepayments made pursuant to subsection 2.4A(iii)(a); minus

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            IV.   the aggregate amount of reserves, if any, established by
      Collateral Agent in the exercise of its Permitted Discretion against Eligible Inventory, Eligible Accounts and Fixed Assets; minus

            V.    the Carve-Outs (determined as of such date of determination);

provided that Collateral Agent, in the exercise of its Permitted Discretion, may
(a) increase or decrease reserves against Eligible Inventory and Eligible Accounts and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date; provided further, that promptly after determining that any action under the preceding proviso (any such action, a "PROPOSED BORROWING BASE ADJUSTMENT") is necessary or desirable, Collateral Agent shall notify and consult with Borrowers as to the rationale for such Proposed Borrowing Base Adjustment (it being understood that such Proposed Borrowing Base Adjustment shall be effective, immediately upon delivery by Collateral Agent of such notice, for all purposes hereunder as a modification to the Borrowing Base; provided, however, that so long as no Event of Default has occurred and is continuing, solely during the 48-hour period after notification by the Collateral Agent regarding the Proposed Borrowing Base Adjustment, any reduction to the Borrowing Base that would otherwise have occurred pursuant to the previous proviso shall not be effective to the extent that it would result in the Borrowing Base being less than the sum of (x) the Revolving Loans outstanding and (y) the issued and outstanding Revolving Letters of Credit, in each case, immediately prior to such notice. Without limiting the generality of the foregoing, based on the results of examinations and/or appraisals of Inventory, Accounts and Fixed Assets of Borrowers to be initiated on or after the Closing Date by a firm or firms selected by Collateral Agent, Collateral Agent may, in the exercise of its Permitted Discretion, amend the provisions hereof as provided in subsection 10.6 without consent of any Borrowers or Lenders.

            "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit XII annexed hereto delivered by Borrowers to Collateral Agent pursuant to subsection 6.12.

            "BORROWING ORDERS" means the Interim Borrowing Order and the Final Borrowing Order.

            "BORROWING SUBSIDIARY AGREEMENT" means a Borrowing Subsidiary Agreement, in substantially the form of Exhibit V.

            "BUDGET" means (i) until the Incremental Commitment Effective Date, the consolidated and consolidating cash flow projections attached hereto as
Schedule 1.1B showing weekly anticipated cash receipts and disbursements for the 10-week period commencing on the Closing Date and monthly anticipated cash receipts and disbursements for the period from the Closing Date through the Budget Period, together with weekly projected utilization of Revolving Loans and Revolving Letters of Credit, and (ii) on and after the Incremental Commitment Effective Date, Borrowers' business plan in the Chapter 11 Cases approved by Administrative Agent and Collateral Agent pursuant to subsection 4.2C; provided that, upon approval by Administrative Agent and Collateral Agent (or Requisite Lenders, as applicable) in accordance with subsection 6.1(xvi) of the projected financial statements and cash flow projections delivered pursuant to such subsection, the Budget shall be deemed supplemented and/or restated (and Schedule 1.1B shall be replaced) with respect to all periods covered by such approved projections.

            "BUDGET PERIOD" means the date from the Closing Date through and including the later of (i) October 21, 2005 and (ii) the Maturity Date (determined as of any date of determination).

            "BUSINESS DAY" means (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Michigan or the State of New York or is a day on which banking institutions located in either state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market, and (iii) with respect to all notices, determinations, fundings and payments in connection with any Revolving Letter of Credit or Issuing Lender, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

            "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

            "CARVE-OUT NOTICE" has the meaning assigned to that term in subsection 2.10.

            "CARVE-OUTS" has the meaning assigned to that term in subsection
2.10.

            "CASH" means money, currency or a credit balance in a Deposit
Account.

            "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within thirty days after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within thirty days after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than thirty days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within thirty days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "CASH MANAGEMENT SYSTEM" means the cash management system as of the Closing Date, as described in Schedule 4.1J attached hereto, as the same may be modified in accordance with subsection 6.11.

            "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation, treaty or order, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Government Authority, (iii) any determination of a court or other Government Authority or (iv) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Government Authority.

            "CHAPTER 11 CASES" has the meaning assigned to that term in the recitals of this Agreement.

            "CLOSING DATE" means the earliest date as of which all conditions set forth in subsection 4.1 of this Agreement shall have been satisfied or waived (in accordance with subsection 10.6).

            "CO-AGENT" has the meaning assigned to that term in the introduction to this Agreement.

            "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to this Agreement, Collateral Documents or the Borrowing Orders as security for the Obligations; provided that, (i) until such time as the Prepetition Senior Lien in favor of Scotia Capital under the Prepetition L/C Facility on the Prepetition L/C Cash Collateral is released on the Subsequent Funding Date, solely for purposes of the priming Lien created under the Interim Borrowing Order securing the Obligations, the Collateral shall not include the Prepetition L/C Cash Collateral, and (ii) in no event shall Collateral include any rights, recoveries or proceeds of Avoidance Actions.

            "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Security Agreement.

            "COLLATERAL ACCESS AGREEMENTS" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgment agreement of (i) any landlord or mortgagee in respect of any Real Property Asset where any equipment or Inventory is located or (ii) any warehouseman or processor in possession of Inventory, substantially in the form of Exhibit XIII annexed hereto, with such changes thereto as may be agreed to by Collateral Agent.

            "COLLATERAL AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Collateral Agent appointed pursuant to subsection 9.6.

            "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, the Collateral Access Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents or an applicable order of the Bankruptcy Court in order to grant to Collateral Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

            "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrowers or any of their respective Subsidiaries in the ordinary course of business of Borrowers or such Subsidiary.

            "COMMITMENT TERMINATION DATE" means the earliest of (i) the Maturity Date, and (ii) the Business Day on which any Lead Lender delivers a Termination Notice to Borrowers.

            "COMMITMENTS" means one or more of the Revolving Commitments and the Incremental Commitments or any combination thereof.

            "COMMODITY AGREEMENT" means any commodity derivative contract, forward sales contract, futures contract, option contract or other similar agreement or arrangement to which Borrowers or any of their Subsidiaries is a party.

            "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VIII annexed hereto.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Domestic Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Domestic Subsidiaries. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

            "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), and (vii) extraordinary expenses described in the Covenant Addendum, provided that such amounts may be added back to Consolidated Net Income solely for the periods and subject to any limitations set forth in the

Covenant Addendum, but only, in the case of clauses (ii)-(vii), to the extent deducted in the calculation of Consolidated Net Income, less non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Domestic Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Domestic Subsidiaries, net of interest income, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Interest Rate Agreements and amounts referred to in subsection 2.3 payable to Agents and Lenders that are considered interest expense in accordance with GAAP, but excluding, however, any such amounts referred to in subsection 2.3 payable on or before the Closing Date.

            "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Domestic Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Domestic Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Domestic Subsidiary of Company or is merged into or consolidated with Company or any of its Domestic Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

            "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise)

(1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

            "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "CONTROL AGREEMENT" means an agreement, satisfactory in form and substance to Collateral Agent and executed by the financial institution or securities intermediary at which a Deposit Account or a Securities Account, as the case may be, is maintained, pursuant to which such financial institution or securities intermediary confirms and acknowledges Collateral Agent's security interest in such account, and agrees that the financial institution or securities intermediary, as the case may be, will comply with instructions originated by Collateral Agent as to disposition of funds in such account, without further consent by Company or any Subsidiary.

            "COVENANT ADDENDUM" means the addendum to this Agreement, substantially in the form of Exhibit XIV annexed hereto, delivered to Agents and Lenders by Company pursuant to subsection 6.1(xvii) and approved by Lead Lenders.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "CUSTOMER AGREEMENT" means an agreement with a customer of a Borrower satisfactory in form and substance to Collateral Agent and Administrative Agent.

            "CUSTOMER PROGRAM APPROVAL DATE" means the earliest date (which date, if it occurs, must be on or prior to December 31, 2004 or such later date as Lead Lenders shall agree upon) that each Lead Lender shall have notified Company in writing that it is satisfied, in its sole discretion, with the Customer Agreements executed by each Major Customer.

            "DAILY FUNDING LENDER" means, initially, Collateral Agent, in its individual capacity as a Lender hereunder; provided, however, that with respect to all periods on and after the Subsequent Funding Date and the transfer of the Restricted Cash Account to Administrative Agent, Daily Funding Lender shall mean Administrative Agent, in its individual capacity as a Lender hereunder.

            "DEFAULT EXCESS" has the meaning assigned to that term in subsection 2.9.

            "DEFAULT PERIOD" has the meaning assigned to that term in subsection 2.9.

            "DEFAULTED LOAN" has the meaning assigned to that term in subsection 2.9.

            "DEFAULTED PARTICIPATION" has the meaning assigned to that term in subsection 2.9.

            "DEFAULTING LENDER" has the meaning assigned to that term in subsection 2.9.

            "DEUTSCHE BANK" has the meaning assigned to that term in the introduction to this Agreement.

            "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

            "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

            "DOMESTIC SUBSIDIARY" means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

            "ELIGIBLE ACCOUNTS" means the Accounts of Borrowers arising in the ordinary course of business (and not, for example, in connection with any liquidation, clearance or termination of operations of a division or line of goods), deemed by Collateral Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by, without duplication, the amount of all returns, discounts, deductions, credits, charges, asserted setoffs or other allowances. Unless otherwise approved in writing by Collateral Agent, an Account shall not be an Eligible Account if:

                  (a) it does not comply in all respects with the representations, covenants and warranties set forth herein or in any of the other Loan Documents; or

                  (b) payment terms are longer than the customary payment terms of those customer contracts as of the Petition Date; or

                  (c) it is unpaid more than 90 days after the original invoice date; or

                  (d) it arises out of a sale made by Borrowers to an account debtor which is not acceptable to Collateral Agent, in its sole discretion, including without limitation, to an account debtor which is a director, officer, employee, Subsidiary or Affiliate of Borrowers; or

                  (e) it is from an account debtor or its Affiliates with respect to which fifty percent (50%) or more of the total face value of all Accounts from that account debtor (and its Affiliates) are ineligible under any provision of this definition; or

                  (f) when aggregated with all other Accounts of an account debtor, such Account exceeds (1) if such account debtor is a Specified Account Debtor, thirty percent (30%) and (2) if such account debtor is not a Specified Account Debtor, ten percent (10%), in each case of an amount equal to (x) the face value of all Accounts of Borrowers then outstanding less (y) all prepayments, security deposits or similar advances made to Borrowers with respect to such Accounts that are not otherwise subject to a non-offset agreement that has been approved by Collateral Agent, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Collateral Agent (as to form, substance and issuer) in which Collateral Agent has a perfected First Priority security interest; or

                  (g) the account debtor is located in the States of New Jersey, Minnesota, or any other State requiring the filing of a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such State, unless the Borrower generating such Account has filed a Notice of Business Activities Report with the New Jersey Division of Taxation, the Minnesota Department of Revenue, or with such other States, as appropriate, for the current year; or

                  (h) (1) after the Customer Program Approval Date, the account debtor with respect to such Account is a Major Customer but is not an Accommodating Customer, or (2) the account debtor for such Account has asserted a contractual right of setoff against any Borrower, or has disputed or contested its liability in whole or in part or otherwise has asserted or made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                  (i) the account debtor for such Account is a creditor of any Borrower, but only to the extent of the amount owed by any Borrower to such account debtor, or

                  (j) such Account is not payable in Dollars or the account debtor for such Account is located outside the continental United States, unless such Account is supported by an irrevocable letter of credit satisfactory to Collateral Agent (as to form, substance and issuer) in which Collateral Agent has a perfected First Priority security interest; or

                  (k) the account debtor is owed amounts in respect of trade promotions or rebates, but only to the extent of such owed amounts; or

                  (l) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower duly assigns its rights to payment of such Account to Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sections 3727 et seq.) and notice of such assignment has been provided to the applicable department, agency or instrumentality in accordance with such act; or

                  (m) the account debtor is (or its assets are) the subject of an a case under the Bankruptcy Code or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; or

                  (n) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                  (o) the goods giving rise to such Account have not been shipped to the account debtor, the services giving rise to such Account have not been performed, or such Account otherwise does not represent a final sale; or

                  (p) such Account does not comply with all requirements of law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                  (q) it is not subject to a valid and perfected First Priority Lien in favor of Collateral Agent and for which Collateral Agent has not received adequate certificates, reports and other assurances (the adequacy of which shall be determined by Collateral Agent in its sole discretion) of such priority and perfection; or

                  (r) such Account is subject to any adverse security deposit, prepayment or other similar advance made by or for the benefit of the applicable account debtor which are not otherwise subject to a non-offset agreement which has been approved by Collateral Agent, but only to the extent of such deposit, prepayment or advance; or

                  (s) the account debtor is owed amounts in respect of contractual volume rebates, but only to the extent of such owed amounts; or

                  (t) it is an Account in respect of a deferred payment program unless the first required payment has been received;

provided that Collateral Agent, in the exercise of its Permitted Discretion, may impose additional restrictions to the standards of eligibility set forth in this definition. Without limiting the generality of the foregoing, based on the results of an examination and/or appraisal of Inventory and Accounts of Borrowers to be initiated on or about the Closing Date by a firm selected by Collateral Agent, Collateral Agent may, in the exercise of its Permitted Discretion, amend the provisions hereof as provided in subsection 10.6 without consent of any Borrowers or Lenders.

            "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the

United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof;
(c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; provided that neither Company nor any Affiliate of Company shall be an Eligible Assignee.

            "ELIGIBLE INVENTORY" means the aggregate amount of Raw Materials, Work-in-Process and Finished Goods of Borrowers (but not including any Spare Parts and Supplies, Packaging Materials or Patterns) used in or arising from the Borrowers' business deemed by Collateral Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, such Inventory shall be valued at the lower of cost or market on a basis consistent with such Borrowers' current and historical accounting practice and net of an allowance for shipping or freight charges. Unless otherwise approved in writing by Collateral Agent, an item of such Inventory shall not be included in Eligible Inventory if:

                  (a) it is not subject to a valid and perfected First Priority Lien in favor of Collateral Agent except, with respect to Inventory stored at sites described in clause (b) below, for Liens for unpaid rent or normal and customary warehousing or storage charges which are not past due; or

                  (b) it is located on property owned by a Borrower but subject to a mortgage in favor of a Person other than the Prepetition Senior Agent referred to in clause (i) of the definition of Prepetition Senior Agents or Collateral Agent or it is located on property leased by a Borrower, unless it is subject to a Collateral Access Agreement executed by any applicable mortgagee or lessor, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (provided that the failure to deliver any Collateral Access Agreement referred to in this clause (b) shall not render the applicable item ineligible to the extent that Collateral Agent establishes reserves in an amount at least equal to three months rent payable thereunder and Borrowers' costs to store or transport such Inventory to a location owned by Borrowers or subject to a Collateral Access Agreement); or

                  (c) it is not owned solely by any Borrower or Borrowers do not have good, valid and marketable title thereto; or it is subject to an exchange agreement or reciprocal supply or purchase agreement with other producers or suppliers; or

                  (d)   it constitutes promotional supplies; or

                  (e)   it is not located in the United States; or

                  (f) it consists of goods returned or rejected by such Borrowers' customers or goods in transit to third parties (other than goods in transit in the United States to sites described in clause (b) above, covered by a Collateral Access Agreement or as to which such reserve has been established); or

                  (g) it is not first-quality goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

                  (h)   it is purchased on consignment; or

                  (i) it is or was produced in violation of the Fair Labor Standards Act or subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a)(i);

                  (j) it is not in good condition, does not meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over the Inventory, or is not either currently usable or currently saleable in the ordinary course of Borrowers' business; or

                  (k) after the Customer Program Approval Date, it is marked for a Major Customer that has not executed a Customer Agreement;

provided that Collateral Agent, in the exercise of its Permitted Discretion, may impose additional restrictions to the standards of eligibility set forth in this definition. Without limiting the generality of the foregoing, based on the results of an examination and/or appraisal of Inventory, Accounts and Fixed Assets of Borrowers to be initiated on or about the Closing Date by a firm or firms selected by Collateral Agent, Collateral Agent may, in the exercise of its Permitted Discretion, amend the provisions hereof as provided in subsection 10.6 without consent of any Borrowers or Lenders.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

            "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) industrial hygiene, or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

            "ERISA AFFILIATE", as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

            "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under

Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average (rounded up to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market by Deutsche Bank for U.S. dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of Deutsche Bank for which the Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D.

            "EURODOLLAR RATE LOANS" means Revolving Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

            "EURODOLLAR RATE MARGIN" means the margin over the Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

            "EVENT OF DEFAULT" means each of the events set forth in Section 8.

            "EXCESS FUNDED AMOUNT" has the meaning assigned to that term in subsection 2.1D(ii).

            "EXCESS PAYDOWN AMOUNT" has the meaning assigned to that term in subsection 2.1D(iii).

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "EXCLUDED TAXES" means, with respect to the Agents, any Lender, or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder (i) taxes that are imposed on the overall net income (however denominated) and franchise taxes imposed in lieu thereof (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any Government Authority solely as a result of a present or former connection between such recipient and the jurisdiction of such Government Authority (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Company is located, and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request of Company under subsection 2.9), any withholding tax that (x) is imposed on amounts payable to such Foreign Lender at the time it becomes a party hereto (or designates a new lending office), (y) is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with its obligations under subsection 2.7B(iv), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Company with respect to such withholding tax pursuant to subsection 2.7B, or (c) is required to be deducted under applicable law from any payment hereunder on the basis of the information provided by such Foreign Lender pursuant to clause (d) of subsection 2.7B(iv).

            "EXISTING LOAN PERCENTAGE" means with respect to any Lender's Revolving Loans on the applicable Reallocation Date, the percentage obtained by dividing (x) the Existing Revolving Loans of that Lender by (y) the sum of all Existing Revolving Loans of all Lenders.

            "EXISTING REVOLVING LOANS" means, with respect to any Lender, the Revolving Loans of such Lender immediately prior to the applicable Reallocation Date.

            "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Collateral Agent from three Federal funds brokers of recognized standing selected by Collateral Agent.

            "FINAL BORROWING ORDER" means an order substantially in the form of the Interim Borrowing Order (with any modifications thereto approved by Agents) entered by the Bankruptcy Court in the Chapter 11 Cases after a final hearing under Bankruptcy Rule 4001(c)(2), as the same may be amended, supplemented or otherwise modified from time to time; provided, however, that such order shall not be deemed the Final Borrowing Order for purposes of this Agreement unless
(i) at least eleven (11) days have elapsed since the entry of such order, (ii) such order has not been reversed or stayed by the Bankruptcy Court or any other court of competent jurisdiction, and (iii) such order is in full force and effect substantially in the form of the Interim Borrowing Order without amendment, supplement or other modification other than amendments, supplements or modifications made with the express written consent or joinder of Agents and Requisite Lenders and approved by the Bankruptcy Court.

            "FINAL ORDER" means an order, judgment or other decree of the Bankruptcy Court or any other court or judicial body with proper jurisdiction, as the case may be, which is in full force and effect and which has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review or rehearing has been waived or (ii) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending.

            "FINISHED GOODS" means completed finished goods which are held for sale or lease by a Person, but not including any Raw Materials, Work-in-Process, Spare Parts and Supplies, Packaging Materials or Patterns.

            "FIRST DAY ORDERS" means those orders entered by the Bankruptcy Court as a result of motions and applications filed by Debtors with the Bankruptcy Court on or prior to the Closing Date.

            "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral by a Loan Party or pursuant to any Collateral Document, that such Lien is perfected and has priority over other Liens to the extent set forth in subsection 5.15A.

            "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

            "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries consisting of the 12 consecutive calendar months ending on December 31 of each calendar year.

            "FIXED ASSETS" means Collateral consisting of all tangible real and personal property of Loan Parties located on the Real Property Assets, together with proceeds thereof; provided, (x) that the foregoing Collateral consisting of personal property shall not constitute Fixed Assets unless the applicable Real Property Assets, if owned by a Person other than a Borrower, are subject, in each case, to a Collateral Access Agreement executed by any applicable mortgagee or lessor, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises (provided that the failure to deliver any Collateral Access Agreement referred to in this clause shall not render the applicable item ineligible to the extent that Collateral Agent establishes reserves in an amount at least equal to three months rent payable thereunder and Borrowers' costs to store or transport such Inventory to a location owned by Borrowers or subject to a Collateral Access Agreement); provided further, that in no event shall Fixed Assets include Inventory and Accounts of Borrowers and their Subsidiaries, or any proceeds thereof. The value of the Fixed Assets shall be (i) until such time as Collateral Agent receives the results of an appraisal of the Fixed Assets from an appraiser satisfactory to Collateral Agent, the fair market value as certified by Borrowers, and (ii) upon and after receipt by Collateral Agent of the results of such an appraisal, the appraised value set forth in such appraisal.

            "FLOOD HAZARD PROPERTY" means any real property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

            "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which Company is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "FOREIGN PLAN" means any employee benefit plan maintained by Company or any of its Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States, any state thereof or any other political subdivision thereof.

            "FOREIGN PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by any Loan Party that owns Capital Stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Collateral Agent.

            "FOREIGN SUBSIDIARY" means any Subsidiary of Company that is not a Domestic Subsidiary.

            "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

            "FUNDING AND PAYMENT OFFICE" means (i) with respect to Administrative Agent, (a) the office of Administrative Agent located at One Liberty Plaza, New York, New York 10006 or (b) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender; and (ii) with respect to Collateral Agent, (a) the office of Collateral Agent located at 60 Wall Street, New York, New York 10005 or (b) such other office of Collateral Agent as may from time to time hereafter be designated as such in a written notice delivered by Collateral Agent to Company and each Lender.

            "FUNDING DATE" means the date of funding of a Revolving Loan.

            "FUNDING DEFAULT" has the meaning assigned to that term in subsection 2.9.

            "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

            "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

            "GOVERNMENT AUTHORITY" means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organ, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including supra-national bodies such as the European Union or the European Central Bank).

            "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

            "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority.

            "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

            "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively, or a Commodity Agreement designed to hedge against fluctuations in commodity prices.

            "INACTIVE SUBSIDIARIES" means Western Capital Corporation, a Nebraska corporation, and Transnational Indemnity Company, a Vermont corporation, so long as in each case such Subsidiary has no material assets or operations.

            "INCREMENTAL COMMITMENT" means a commitment by any Person to provide any portion of the increase in the Revolving Commitments pursuant to subsection 2.1A(ii).

            "INCREMENTAL COMMITMENT EFFECTIVE DATE" means the earliest time as of which all conditions set forth in subsection 4.2 shall have been satisfied or waived in accordance with the terms hereof.

            "INCREMENTAL LENDER" means any Lender providing an Incremental Commitment pursuant to subsection 2.1A(ii).

            "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) Synthetic Lease Obligations, and (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

            "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 10.3.

            "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

            "INDEMNITEE" has the meaning assigned to that term in subsection
10.3.

            "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries.

            "INTERCOMPANY NOTES" means promissory notes in a form satisfactory to Collateral Agent evidencing Indebtedness of Borrowers or their Subsidiaries that (a) to the extent the Indebtedness evidenced thereby is owed to any Borrower or any Subsidiary Guarantor, is pledged pursuant to the Collateral Documents, (b) represents senior Indebtedness of such Subsidiary (except to the extent that requiring such Indebtedness to be senior would breach a contractual obligation binding on such Subsidiary), except that any such Indebtedness owed by any Loan Party to any Subsidiary which is not a Borrower shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable notes, and (c) provide that any payment by any Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the aggregate amount of the intercompany Indebtedness owed by such Subsidiary Guarantor to Borrowers or to any of its Subsidiaries for whose benefit such payment is made.

            "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the Business Day following the last day of each month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the Business Day following the last day of each Interest Period applicable to such Revolving Loan; provided that in the case of each Interest Period of longer than one month, "Interest Payment Date" shall also include each date that is one month, or a multiple thereof, after the commencement of such Interest Period.

            "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

            "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

            "INTEREST RATE DETERMINATION DATE", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

            "INTERIM BORROWING ORDER" means the order of the Bankruptcy Court entered in the Chapter 11 Cases after the interim hearing under Bankruptcy Rule 4001(c)(2), annexed hereto as Exhibit III, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent or joinder of Agents and Requisite Lenders and approved by the Bankruptcy Court.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "INVENTORY" shall mean any "inventory," as such term is defined in the UCC, now or hereafter owned or acquired by Borrowers, wherever located, and, in any event, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrowers for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, or materials used or consumed or to be used or consumed in Borrowers' business, or in the processing, packaging, advertising, promotion, delivery or shipping of the same, and all finished goods and all proceeds and products thereof, including Raw Materials, Work-in-Process, Finished Goods, Spare Parts and Supplies, Packaging Materials and Patterns.

            "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary,
(iii) any direct or indirect loan, advance (other than retainers in the Chapter 11 Cases and advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

            "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

            "IP FILING OFFICE" means the United States Patent and Trademark Office, the United States Copyright Office or any successor or substitute office in which filings are, in the opinion of Collateral Agent, desirable in order to evidence the interest of Collateral Agent and Lenders in, any IP Collateral.

            "ISSUING LENDER" means Scotia Capital or its successor issuers of Letters of Credit, or any other Lender that agrees at the request of Borrowers to become an Issuing Lender pursuant to subsection 3.1B(ii), in each case in its capacity as issuer of such Revolving Letter of Credit.

            "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

            "LEAD LENDER" means each of Deutsche Bank and Scotia Capital, in each case so long as it remains a Lender or an Agent under this Agreement.

             "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party (other than a Foreign Subsidiary) as lessee under any lease of real property.

            "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

            "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "LOAN DOCUMENTS" means this Agreement, the Borrowing Orders, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by any Borrower in favor of Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty, the Borrowing Subsidiary Agreements and the Collateral Documents.

            "LOAN PARTY" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

            "LOAN/CASH USAGE AMOUNT" has the meaning assigned to that term in subsection 7.6A.

            "MAJOR CUSTOMER" means, at any time of determination, those customers of Borrowers who, collectively, account for at least 75% of Borrowers' gross sales, for the most recently-ended twelve-month period.

            "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, liabilities (whether contractual, environmental or otherwise), properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole or (ii) the impairment of the ability of any Loan Party to perform, or of Administrative Agent or Collateral Agent or Lenders to enforce, the Obligations.

            "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

            "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Collateral Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

            "MATURITY DATE" means the earliest of (i) the Stated Maturity Date,
(ii) the effective date of a plan of reorganization in the Chapter 11 Cases,
(iii) the date of distributions to any class of creditors, equity holders or other claimants under any plan of reorganization in the Chapter 11 Cases, (iv) the date of termination in whole of the Revolving Commitments pursuant to
Section 8, (v) the date that is thirty (30) days after the date the Interim Borrowing Order is entered by the Bankruptcy Court if the Final Borrowing Order has not been entered by the Bankruptcy Court by such date, (vi) the date of termination of exclusivity as to the proposal of any reorganization plan by any Debtor under any of the Chapter 11 Cases without the prior written approval of Requisite Lenders, (vii) the date of filing with the Bankruptcy Court of any plan of reorganization or modification to any previously filed plan of reorganization, in any case which has not been approved in writing by Requisite Lenders prior to such filing, and (viii) the date of entry of an order, which has not been withdrawn, dismissed or reversed, authorizing any Loan Party in any of the Chapter 11 Cases to obtain additional financing under Section 364(c) or
(d) of the Bankruptcy Code (other than a financing to be used in whole or in part to repay in full the Obligations and terminate the Commitments), or authorizing any Person to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code (so long as Lenders are providing financing pursuant to this Agreement as of such time), or (except as provided in the Interim Borrowing Order or the Final Borrowing Order) authorizing the use of 363(c) of the Bankruptcy Code (so long as Lenders are providing financing pursuant to this Agreement as of such time).

            "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, in such form as may be approved by Collateral Agent in its sole discretion, or (ii) at Collateral Agent's option, in the case of any real property or Material Leasehold Property that is the subject of subsection 6.9, an amendment to an existing Mortgage, in form satisfactory to Collateral Agent, in either case as such security instrument or amendment may be amended, restated, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments collectively, whether executed as of or subsequent to the Closing Date.

            "MORTGAGED PROPERTIES" has the meaning assigned to such term in subsection 4.2H.

            "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

            "NET ASSET SALE PROCEEDS", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable on or prior to the Commitment Termination Date as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Revolving Loans) that is (a) secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (b) actually paid at the time of receipt of such cash payment to a Person that is not an Affiliate of any Loan Party or of any Affiliate of a Loan Party.

            "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

            "NET ORDERLY LIQUIDATION VALUE" means (a) the "net orderly liquidation value" determined by a valuation company acceptable to Collateral Agent after performance of an Inventory valuation (to be done at Collateral Agent's request and Borrowers' expense), less the amount estimated by such valuation company for marshalling, reconditioning, carrying, and sales expenses designed to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory; or (b) if no such Inventory valuation has been requested by Collateral Agent, the value customarily attributed to Inventory in the appraisal industry for Inventory of similar quantity and quality, and similarly dispersed (under similar and relevant circumstances under standard asset-based lending procedures), at the time of the valuation, less the amount customarily estimated in the appraisal industry at the time of any determination for marshalling, reconditioning, carrying, and sales expenses designed to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory.

            "NET SECURITIES PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of Securities of or incurrence of Indebtedness by Company or any of its Subsidiaries.

            "NON-LOAN PARTY SUBSIDIARY" means any Subsidiary of Company that is not a Loan Party; provided, that for purposes of subsection 8.13, the Inactive Subsidiaries shall not be considered Non-Loan Party Subsidiaries.

            "NOTES" means any promissory notes of Borrowers issued pursuant to subsection 2.1F to evidence the Revolving Loans of any Lenders, substantially in the form of Exhibit VI annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

            "NOTICE OF BORROWING" means a notice substantially in the form of
Exhibit I(a) annexed hereto.

            "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto.

            "NOTICE OF WITHDRAWAL" means a notice substantially in the form of
Exhibit I(b) annexed hereto.

            "OBLIGATIONS" means all obligations of every nature of each Loan Party under the Loan Documents, including, without limitation, any liability of such Loan Party on any claim, whether or not the right to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed or contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

            "OFFICER'S CERTIFICATE", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

            "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

            "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

            "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges, fees, expenses or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "PACKAGING MATERIALS" means goods consisting of unused containers, cardboard boxes and related supplies used for the packaging of Finished Goods.

            "PARTICIPANT" means a purchaser of a participation in the rights and obligations of a Lender under this Agreement pursuant to subsection 10.1C.

            "PATTERNS" means patterns, tooling, molds, casts or dies that are used in the production or manufacture of Finished Goods by a Person in the ordinary course of business prior to use or consumption, and shall not include any Raw Materials, Work-in-Process, Finished Goods, Spare Parts and Supplies or Packaging Materials.

            "PAYEE" has the meaning assigned to that term in subsection
2.1D(iv).

            "PAYOR" has the meaning assigned to that term in subsection
2.1D(iv).

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of subsection 8.9, any Foreign Plan.

            "PERMITTED DISCRETION" means Collateral Agent's good faith judgment based upon any factor which it believes in good faith: (i) could be reasonably likely to adversely affect the value of any Collateral, the enforceability or priority of Collateral Agent's Liens thereon or the amount which Collateral Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Agents by any Person on behalf of any Borrower is incomplete, inaccurate or misleading in any material respect; or (iii) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Collateral Agent may consider such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (a) the financial and business climate of any Borrower's industry and general macroeconomic conditions, (b) changes in collection history and dilution with respect to Borrowers' Accounts,
(c) changes in demand for, and pricing of, Borrowers' Inventory, (d) changes in any concentration of risk with respect to such Accounts or Inventory, and (e) any other factors that change the credit risk of lending to Borrowers on the security of such Accounts or Inventory. The burden of establishing lack of good faith shall be on Borrowers.

            "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien imposed by a Government Authority in connection with any Foreign Plan, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

            (ii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

            (iii) statutory Liens of landlords, Liens of collecting banks under the UCC on items in the course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

            (iv) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

            (v) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

            (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

            (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

            (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

            (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (x) any zoning or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property;

            (xi) Liens of the United States or any agency or instrumentality thereof on unliquidated advance and progress payments made by such Person under any contract providing for the sale of goods to such Person, together with any related work-in-process;

            (xii) Liens of sellers of goods to Company and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

            (xiii) Liens granted to Collateral Agent for the benefit of Lenders
      (a) pursuant to the Collateral Documents or (b) authorized by the Interim Borrowing Order or the Final Borrowing Order;

            (xiv) Liens granted in favor of Prepetition Senior Lenders pursuant to the Prepetition Senior Credit Facilities and the collateral documents entered into in connection therewith and Liens granted pursuant to any order of the Bankruptcy Court granting Prepetition Senior Lenders replacement Liens; and

            (xv) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Government Authorities.

            "PETITION DATE" has the meaning assigned to that term in the recitals to this Agreement.

            "PLEDGED COLLATERAL" means the "Pledged Collateral" as defined in the Security Agreement.

            "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

            "PREPETITION INDEBTEDNESS" means Indebtedness or other liability of any Loan Party or claim (within the meaning of Bankruptcy Code section 101(5)) against any Loan Party outstanding on the Petition Date, including Prepetition Senior Lenders' Claims.

            "PREPETITION L/C CASH COLLATERAL" means the cash collateral securing Company's obligations under the Prepetition L/C Facility as of the Petition Date.

            "PREPETITION L/C FACILITY" (i) the Letter of Credit Facility Agreement as of January 8, 2004 by and among the Company, the financial institutions listed on the signature pages thereto, and Scotia Capital, as administrative agent, (ii) all agreements, documents and instruments pursuant to which any interest in collateral is granted or purported to be granted, created, evidenced or perfected pursuant to the foregoing, including without limitation, all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases, financing statements, fixture filings, registrations or similar documents, and (iii) all ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party or a beneficiary and all other agreements, instruments, documents and certificates including promissory notes, consents, assignments, contracts, and notices delivered in connection with any of the foregoing or the transactions contemplated thereby, in each case as any of the foregoing may be in effect as of the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder.

            "PREPETITION SCOTIA L/C" means that certain letter of credit issued and outstanding on the Closing Date in the face amount of $35,690,411, issued by Scotia Capital under the Prepetition L/C Facility; provided, that with respect to periods after the Subsequent Funding Date, "Prepetition Scotia L/C" shall mean the Revolving Letter of Credit deemed issued pursuant to Section 3 upon conversion of such letter of credit to a Revolving Letter of Credit.

            "PREPETITION SENIOR AGENTS" means, collectively, (i) the "Administrative Agent" under (and as defined in) the Prepetition Senior Loan Facility, in its capacity as administrative agent for the Prepetition Senior Lenders, and (ii) the "Administrative Agent" under (and as defined in) the Prepetition L/C Facility, in its capacity as administrative agent for the lenders under Prepetition L/C Facility.

            "PREPETITION SENIOR COLLATERAL" means all "Collateral" as defined in the Prepetition Senior Credit Facilities.

            "PREPETITION SENIOR CREDIT FACILITIES" means, collectively, the Prepetition Senior Loan Facility and the Prepetition L/C Facility.

            "PREPETITION SENIOR CREDIT PARTIES" means Company and any of its Subsidiaries party on the date hereof to the Prepetition Senior Credit Facilities.

            "PREPETITION SENIOR LENDERS" means the parties identified as lenders under the Prepetition Senior Credit Facilities in their capacities as lenders under the Prepetition Senior Credit Facilities as of the Petition Date, together with their successors and permitted assigns.

            "PREPETITION SENIOR LENDERS' CLAIMS" means the claims of Prepetition Senior Lenders against the Company and its Subsidiaries for amounts owing under the Prepetition Senior Credit Facilities as of the Petition Date (including Contingent Obligations arising as the result of outstanding letters of credit) plus interest, fees and charges accruing after such date.

            "PREPETITION SENIOR LIENS" means valid, perfected and non-voidable Liens and security interests in effect as of the Petition Date, granted for the benefit of the Prepetition Senior Lenders and, as and if required, for the benefit of certain other Persons pursuant to the Prepetition Senior Credit Facilities.

            "PREPETITION SENIOR LOAN FACILITY" means (i) that certain First Amended and Restated Credit Agreement as of January 8, 2004 by and among the Company, the financial institutions listed on the signature pages thereto, and Scotia Capital, as administrative agent, (ii) all agreements, documents and instruments pursuant to which any interest in collateral is granted or purported to be granted, created, evidenced or perfected pursuant to the foregoing, including without limitation, all deeds of trust, mortgages, security agreements, pledge agreements, assignments, licenses, landlord consents and releases, financing statements, fixture filings, registrations or similar documents, (iii) all ancillary agreements as to which any holder of any of the obligations evidenced by any of the foregoing is a party and all other agreements, instruments, documents and certificates including promissory notes, consents, assignments, contracts, and notices delivered in connection with any of the foregoing or the transactions contemplated thereby, in each case as any of the foregoing may be in effect as of the Closing Date and as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted hereunder and (iv) excluding the Prepetition L/C Facility.

            "PREPETITION SENIOR OBLIGATIONS" means all "Obligations" as defined in the Prepetition Senior Credit Facilities.

            "PRIME RATE" means the rate that Deutsche Bank announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted pursuant to subsection 2.1F or by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of clause (i) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1A(i) annexed hereto.

            "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

            "PROPOSED BORROWING BASE ADJUSTMENT" has the meaning assigned to that term in the definition of Borrowing Base.

            "PURCHASING LENDER" has the meaning assigned to that term in subsection 2.1A(ii).

            "RAW MATERIALS" means all raw materials or supplies to be used or consumed in the production or manufacture of the Finished Goods by a Person in the ordinary course of business prior to such use or consumption, but not including any Spare Parts and Supplies, Packaging Materials or Patterns.

            "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

            "REALLOCATION DATE" has the meaning assigned to that term in subsection 2.1A(ii).

            "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Collateral Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form and substance satisfactory to Collateral Agent.

            "REGISTER" has the meaning assigned to that term in subsection 2.1E.

            "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

            "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

            "REQUEST FOR ISSUANCE" means a request substantially in the form of
Exhibit IV annexed hereto.

            "REQUISITE LENDERS" means Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that at any time that a Lead Lender and its Affiliates have or hold 50% or more of the aggregate Revolving Loan Exposure of all Lenders, Requisite Lenders shall mean Lenders consisting of (i) at least one Lender other than such Lead Lender and its Affiliates and (ii) Lenders (including the Lender(s) described in clause (i)) having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders.

            "RESTRICTED CASH ACCOUNT" means (i) until the Subsequent Funding Date, a restricted cash account (or accounts) to be established under the control of Collateral Agent into which all Cash in the Cash Management System shall be transferred on a daily basis, and (ii) with respect to all periods on and after the Subsequent Funding Date, a restricted cash account (or accounts) under the control of Administrative Agent into which all Cash in the Cash Management System shall be transferred on a daily basis. On or immediately after the Subsequent Funding Date, Collateral Agent shall transfer all amounts on deposit in the account(s) described in clause (i) to the account(s) identified to Collateral Agent by Administrative Agent as the account(s) described in clause (ii).

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

            "REVOLVING AGGREGATE AMOUNTS DUE" has the meaning assigned to that term in subsection 10.5.

            "REVOLVING COMMITMENT" means the commitment of a Lender to make Revolving Loans to Borrowers pursuant to subsection 2.1A(i), and "REVOLVING COMMITMENTS" means such commitments of all Lenders in the aggregate. Notwithstanding anything to the contrary herein, the Incremental Commitment of any Lender shall not be a Revolving Commitment of such Lender until such Incremental Commitment is converted to a Revolving Commitment pursuant to subsection 2.1A(ii).

            "REVOLVING LETTER OF CREDIT" or "REVOLVING LETTERS OF CREDIT" means letters of credit issued or to be issued by Issuing Lenders for the account of Borrowers pursuant to subsection 3.1A.

            "REVOLVING LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Revolving Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Revolving Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrowers.

            "REVOLVING LOAN" or "REVOLVING LOANS" means one or more of the loans made by Lenders to Borrowers pursuant to subsection 2.1A(i) or 3.3B.

            "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Commitments, such Lender's Revolving Commitment, and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of such Lender plus (b) in the event that Lender is an Issuing Lender of Revolving Letters of Credit, the aggregate Revolving Letter of Credit Usage in respect of all Revolving Letters of Credit issued by such Lender (in each case net of any participations purchased by other Lenders in such Revolving Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by such Lender in any other outstanding Revolving Letters of Credit or any unreimbursed drawings under any such other Revolving Letters of Credit.

            "SCOTIA CAPITAL" has the meaning assigned to that term in the introduction to this Agreement.

            "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit X annexed hereto, as such Security Agreement may thereafter be amended, restated supplemented or otherwise modified from time to time.

            "SELLING LENDER" has the meaning assigned to that term in subsection 2.1A(ii).

            "SETTLEMENT DATE" has the meaning assigned to that term in subsection 2.1D(i).

            "SETTLEMENT NOTICE" has the meaning assigned to that term in subsection 2.1D(i).

            "SPARE PARTS AND SUPPLIES" means goods consisting of spare and replacement parts and supplies used in or to facilitate the production or manufacture of Finished Goods by a Person in the ordinary course of business, but not including Raw Materials, Work-in-Process, Packaging Materials or Patterns.

            "SPECIFIED ACCOUNT DEBTOR" means any of the Persons listed on
Schedule 1.1C annexed hereto.

            "STANDBY LETTER OF CREDIT" means any letter of credit or similar instrument other than a Commercial Letter of Credit.

            "STATED MATURITY DATE" means the earlier of (i) October 21, 2005 and
(ii) the date that is ninety (90) days after the Business Day on which any Lead Lender delivers a Termination Notice to Borrowers.

            "SUBORDINATED INDEBTEDNESS" means any Indebtedness of Borrowers incurred from time to time and subordinated in right of payment to the Obligations.

            "SUBSEQUENT FUNDING DATE" means the earliest time (so long as such time is prior to 5:00 p.m. (New York City time) on the date that is 30 days after the date of entry by the Bankruptcy Court of the Interim Borrowing Order) that the following conditions shall have been satisfied: (i) the Final Borrowing Order shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall be unstayed by the Bankruptcy Court or any other court of competent jurisdiction, and Scotia Capital shall be satisfied that the Final Borrowing Order shall be binding on all material creditors of Borrowers and shall be effective to provide the stay of actions, priorities, Liens and other protections for Borrowers, Agents and the Lenders purported to be granted thereby, and (ii) Scotia Capital shall have received from Borrowers (a) Borrowers' 13-Week Cash Forecast, in form and substance satisfactory to Scotia Capital in its sole discretion, and (b) a certificate from the chief financial officer of Company certifying that the projections described in clause (a) are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made.

            "SUBSIDIARY", with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "SUBSIDIARY GUARANTOR" means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty from time to time after the Closing Date pursuant to subsection 6.8.

            "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty to be executed and delivered by additional Domestic Subsidiaries of Company from time to time after the Closing Date in accordance with subsection 6.8, substantially in the form of Exhibit VII annexed hereto, as such Subsidiary Guaranty may thereafter be amended, restated, supplemented or otherwise modified from time to time.

            "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

            "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

            "TAX" or "TAXES" means any present or future tax, levy, impost, duty, fee, assessment, deduction, withholding or other charge of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto.

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

            "TERMINATION NOTICE" means a written notice executed by either Lead Lender stating the following: (i) that one or more of the conditions set forth in subsection 4.2 have not been satisfied as of the date that is 30 days following the date of entry by the Bankruptcy Court of the Interim Borrowing Order, and (ii) that the Obligations will become due and payable in full on the date that is 90 days after the delivery of such notice. Notwithstanding the foregoing, no such "Termination Notice" shall be considered delivered for any purpose hereunder if such notice is rescinded in writing by the Person that executed such notice, prior to the end of the 89th day following the delivery of such notice.

            "13-WEEK CASH FORECAST" means, with respect to the applicable period covered thereby, the most recently delivered of the following: (i) the consolidated cash flow projections contained in the Budget for the 10-week period commencing with the week after the Closing Date, setting forth on a line-item basis weekly anticipated cash receipts and disbursements; (ii) the consolidated cash flow projections delivered pursuant to subsection 6.1(v)(b); and (iii) the 13-week consolidated cash flow projections contained in a Budget approved pursuant to subsection 6.1(xvi).

            "TITLE COMPANY" means one or more title insurance companies reasonably satisfactory to Collateral Agent.

            "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the Revolving Letter of Credit Usage.

            "TRANSACTION COSTS" means the fees, costs and expenses payable by Borrowers on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

            "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

            "VALUE" means, as determined by Collateral Agent in good faith, (i) with respect to Eligible Inventory, the lower of (a) cost computed on a first-in, first-out basis in accordance with GAAP and (b) market value, and (ii) with respect to Fixed Assets, $10,000,000; provided, that Collateral Agent shall
(x) after receiving the results of appraisals of Fixed Assets done after the Closing Date at Collateral Agent's request and Borrowers' expense, apply to such appraised values of various categories of Fixed Assets those advance rates determined by Collateral Agent to be customary for financings of this type for borrowers similarly situated to Borrowers, and (y) increase the value of Fixed Assets (up to a maximum of $15,000,000) or decrease the value of Fixed Assets, in either case to reflect the aggregate amount determined pursuant to clause
(x).

            "WITHDRAWAL DATE" means the date of a withdrawal from the Restricted Cash Account.

            "WORK-IN-PROCESS" means goods to be sold or leased by a Person in the normal course of business which are at the time of determination in the process of being manufactured by such Person, but not including any Raw Materials, Spare Parts and Supplies, Packaging Materials or Patterns.

      1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

            Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company or any other Borrower to Lenders pursuant to clauses (ii) and (iii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, any Agent or Requisite Lenders shall so request, Agents, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

      1.3   OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

            A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

            B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

            D. Unless otherwise expressly provided herein, references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

      2.1   COMMITMENTS; MAKING OF REVOLVING LOANS; THE REGISTER; OPTIONAL
            NOTES.

            A.    COMMITMENTS.

            (i) Initial Revolving Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally, and not jointly and severally, agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrowers from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Revolving Commitment as of the Closing Date is set forth opposite its name on Schedule 2.1A(i) annexed hereto and the aggregate original amount of the Revolving Commitments as of the Closing Date is $20,000,000; provided that (a) on the Incremental Commitment Effective Date, the Revolving Commitments then in effect shall be increased by $40,000,000 by adding thereto the Incremental Commitments of Incremental Lenders and (b) the Revolving Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Lender's Revolving Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than the Maturity Date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Revolving Commitments at any time exceed the least of (a) the aggregate Revolving Commitments, (b) the Borrowing Base, and (c) the amount of Revolving Loans and Revolving Letters of Credit permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order (as applicable), in each case as the foregoing limits are in effect at such time.

            (ii) Incremental Commitments. Each of Borrowers, Agents, Lenders and Incremental Lenders hereby agree that (a) on the Subsequent Funding Date, (1) each Incremental Lender's Incremental Commitment set forth on
      Schedule 2.1A(ii)(a) annexed hereto shall be converted to and become an additional Revolving Commitment for all purposes hereunder, and such Incremental Commitment shall thereupon terminate, (2) the Revolving Commitments in effect immediately prior to the Subsequent Funding Date shall increase by $35,690,411, the aggregate amount of the Incremental Commitments converted to Revolving Commitments as described in clause (1), and (3) each Incremental Lender shall become a Lender on such date for all purposes hereunder with respect to the Revolving Commitment into which such Lender's Incremental Commitment is converted pursuant to clause (a), provided that prior to the Subsequent

      Funding Date, the Incremental Commitment of any such Incremental Lender shall be adjusted to give effect to any assignment by such Incremental Lender of its Incremental Commitment pursuant to subsection 10.1B, and
      Schedule 2.1A(ii)(a) shall be deemed automatically modified to reflect such assignments; and (b) on the Incremental Commitment Effective Date,
      (1) each Incremental Lender's Incremental Commitment set forth on Schedule 2.1A(ii)(b) annexed hereto shall be converted to and become an additional Revolving Commitment for all purposes hereunder, and such Incremental Commitment shall thereupon terminate, (2) the Revolving Commitments in effect immediately prior to the Incremental Commitment Effective Date shall increase by $4,309,589, the aggregate amount of the Incremental Commitments converted to Revolving Commitments as described in clause (1), and (3) each Incremental Lender shall become a Lender on such date for all purposes hereunder with respect to the Revolving Commitment into which such Lender's Incremental Commitment is converted pursuant to clause (a), provided that prior to the Incremental Commitment Effective Date, the Incremental Commitment of any Incremental Lender shall be adjusted to give effect to any assignment by such Incremental Lender of its Incremental Commitment pursuant to subsection 10.1B, and Schedule 2.1A(ii)(b) shall be deemed automatically modified to reflect such assignments. On the Business Day immediately prior to the Subsequent Funding Date and on the Business Day immediately prior to the Incremental Commitment Effective Date, Administrative Agent will calculate the appropriate prospective adjustments to the Register to reflect any reallocation of Revolving Loans, Revolving Letters of Credit and unreimbursed drawings under Revolving Letters of Credit in accordance with clause (a) and clause (b), respectively, of the foregoing sentence after giving effect to the addition of the Incremental Commitments and will prior to 4:00 P.M. (New York City time) on such date (A) notify each such Lender of the amounts of such reallocation and (B) notify each such Lender of the amounts, representing the principal amount of such Revolving Loans or payments on Revolving Letters of Credit on the Subsequent Funding Date or the Incremental Commitment Effective Date, as applicable, which are required to be made by such Lender or which shall be repaid to such Lender, which such Lender will either advance or receive, respectively, as a result of such reallocation and the assignments pursuant to the next sentence.

                  Notwithstanding anything to the contrary herein, on each of the Subsequent Funding Date and the Incremental Commitment Effective Date (each, a "REALLOCATION DATE"), each Lender that will have a greater Pro Rata Share upon the applicable Reallocation Date than its applicable Existing Loan Percentage (each a "PURCHASING LENDER"), without executing an Assignment Agreement, shall be deemed to have automatically purchased assignments, pro rata from each Lender (in proportion to the amounts to be purchased from such Lender by all Purchasing Lenders) that will have a smaller Pro Rata Share on the applicable Reallocation Date than its applicable Existing Loan Percentage (each a "SELLING LENDER"), in all such Selling Lender's rights and obligations under this Agreement and the other Loan Documents with respect to the Revolving Loans and participations in Revolving Letters of Credit and unreimbursed drawings (collectively, except as set forth below, the "ASSIGNED RIGHTS AND OBLIGATIONS"), and each Selling Lender shall be deemed to have automatically assigned and sold such Revolving Loans and participations in Revolving Letters of Credit and unreimbursed drawings in such amounts to such Purchasing Lenders, so that, after giving effect to all such assignments, each Lender shall hold a Pro Rata Share of each Revolving Loan and the aggregate participations in Revolving Letters of Credit and unreimbursed drawings thereunder equal to the percentage obtained by dividing the Revolving Commitment of such Lender by the Revolving Commitments of all Lenders. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the purchased Revolving Loans and unreimbursed drawings without recourse, representation or warranty, except that each Selling Lender shall be deemed to represent and warrant to each Purchasing Lender that the Assigned Rights and obligations of such Selling Lender are not subject to any Liens created by that Selling Lender.

                  Each Purchasing Lender required to make a payment pursuant to any assignment described in the preceding paragraph shall make the net amount of its required payment available to Administrative Agent, in same day funds, at the Funding and Payment Office not later than 12:00 Noon (New York City time) on the applicable Reallocation Date. Administrative Agent shall distribute on the applicable Reallocation Date the proceeds of such amounts to the Selling Lenders entitled to receive payments, pro rata in proportion to the amount each Selling Lender is entitled to receive, at the primary address set forth below such Selling Lender's name on the signature pages hereof or at such other address as such Selling Lender may request in writing to Administrative Agent. The purchase of a Revolving Loan by a Lender as set forth in this subsection 2.1A(ii) shall be deemed to be the making of a Revolving Loan to Borrowers on the date such funds are transmitted to Administrative Agent.

            B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Whenever any Borrower desires that Lenders make Revolving Loans it shall deliver to Administrative Agent a duly executed Notice of Borrowing, which shall include a certification by such Borrower that (i) each of the applicable conditions to Revolving Loans set forth in Section 4 hereof has been satisfied, and (ii) the use of the Revolving Loan is strictly in accordance with the Budget (subject to the provisions of subsection 7.6), no later than 10:00 a.m. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

            Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Revolving Loans by Daily Funding Lender and/or Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Revolving Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Borrowers shall have effected Revolving Loans or a conversion or continuation, as the case may be, hereunder.

            Borrowers shall notify Administrative Agent prior to the funding of any Revolving Loans in the event that any of the matters to which Borrowers is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrowers of the proceeds of any Revolving Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

            Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

            C.    DISBURSEMENT OF FUNDS.

            (i) Subject to this subsection 2.1C and subsection 2.1D, all Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Administrative Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Revolving Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder.

            (ii) Upon receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for Revolving Loans that consist of Base Rate Loans and upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Revolving Loans made on the Closing Date but prior to the Incremental Commitment Effective Date), subsection 4.2 (in the case of Revolving Loans made after the Incremental Commitment Effective Date) and, subject to the provisions set forth in the immediately succeeding paragraph, subsection 4.3 (in the case of all Revolving Loans), Daily Funding Lender shall, without prior notice to the other Lenders, make such Revolving Loans for its own account on the applicable Funding Date (subject to settlement with the other Lenders in accordance with subsection 2.1D) by making the proceeds of such Revolving Loans available to Borrowers on such Funding Date by causing an amount of same day funds equal to the proceeds of such Revolving Loans to be credited to the account of Borrowers at the Funding and Payment Office. Such Revolving Loans shall constitute Revolving Loans by Daily Funding Lender for all purposes under the Loan Documents, subject to settlement with the other Lenders pursuant to subsection 2.1D. All interest accrued on any such Revolving Loans from the date made by Daily Funding Lender to the Settlement Date with respect thereto shall be for Daily Funding Lender's own account. Daily Funding Lender shall make Revolving Loans for its own account pursuant to this subsection 2.1C(ii) notwithstanding the fact that the principal amount of such Revolving Loans, when added to the aggregate principal amount of Daily Funding Lender's Loans then outstanding, may exceed Daily Funding Lender's Revolving Commitment then in effect; provided that such Revolving Loans shall at all times be Obligations owed to Daily Funding Lender under this Agreement; and provided further that in no event shall the Total Utilization of Revolving Commitments, after giving effect to such Revolving Loans, exceed the least of (x) the Borrowing Base, (y) the aggregate Revolving Commitments and (z) the amount of Revolving Loans and Revolving Letters of Credit permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order (as applicable), in each case as the foregoing limits are in effect at such time.

            (iii) Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Revolving Loans other than Base Rate Loans, Administrative Agent shall notify each Lender of the proposed borrowing. Each such Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 10:00 a.m. (New York time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse Issuing Lender for the amount of a drawing under a Revolving Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Revolving Loans made on the Closing Date) and 4.3 (in the case of all Revolving Loans), Administrative Agent shall make the proceeds of such Revolving Loans available to Borrowers on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrowers at the Funding and Payment Office.

                  Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Revolving Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Revolving Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its

      Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

            D.    SETTLEMENT PROCEDURES.

            (i) Daily Funding Lender will from time to time notify the other Lenders, not later than 12:00 Noon (New York time) (a) on at least one Business Day during each seven calendar-day period, (b) on each date on which payment of interest on any Revolving Loans is required to be made pursuant to subsection 2.2C, (c) on the Commitment Termination Date, and
      (d) at such other times as Daily Funding Lender in its discretion may determine (each such notice by Daily Funding Lender being a "SETTLEMENT NOTICE" and the date of each Settlement Notice being a "SETTLEMENT DATE") of the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender and each other Lender as of the close of business on the Business Day immediately preceding the applicable Settlement Date.

            (ii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender (including Revolving Loans made for its own account pursuant to subsection 2.1C(ii)) is in excess of Daily Funding Lender's applicable Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such excess being the "EXCESS FUNDED AMOUNT"), each such other Lender will, not later than 4:00 P.M. (New York time) on the applicable Settlement Date, pay to Daily Funding Lender, by depositing same day funds in the account specified by Daily Funding Lender at the Funding and Payment Office, an amount equal to such Lender's Adjusted Pro Rata Share of such Excess Funded Amount, upon which payment Daily Funding Lender shall be deemed to have sold, and such Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans made by Daily Funding Lender for its own account pursuant to subsection 2.1C(ii) on or after the immediately preceding Settlement Date equal to such Lender's Adjusted Pro Rata Share of such Excess Funded Amount. The obligation of each Lender to purchase a portion of any Revolving Loan made by Daily Funding Lender as provided in this subsection 2.1D(ii) is subject to the condition that at the time such Revolving Loan was made by Daily Funding Lender, the duly authorized officer of Daily Funding Lender responsible for the administration of Daily Funding Lender's credit relationship with Borrowers believed in good faith that either (a) no Event of Default had occurred and was continuing or (b) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Revolving Loan was made.

            (iii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender is less than Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders, respectively (the amount of such difference being the "EXCESS PAYDOWN AMOUNT"), Daily Funding Lender will, no later than 4:00 P.M. (New York time) on the applicable Settlement Date, unconditionally pay to each other such Lender, by depositing same day funds in the account specified by such Lender to Daily Funding Lender, in an amount equal to such Lender's Adjusted Pro Rata Share of such

      Excess Paydown Amount, upon which payment such Lender shall be deemed to have sold, and Daily Funding Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans of such Lender equal to such Lender's Adjusted Pro Rata Share of such Excess Paydown Amount.

            (iv) Except as provided in subsection 2.1D(ii), the obligations of Daily Funding Lender and each other Lender pursuant to subsections 2.1D(ii) and 2.1D(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which Administrative Agent, Collateral Agent or any Lender may have against Administrative Agent, Collateral Agent, any other Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of any Loan Party; (d) any breach of this Agreement by any Borrower or Borrowers, Administrative Agent, Collateral Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. In the event that any Person (the "PAYOR") obligated to make a payment to any other Person (the "PAYEE") pursuant to this subsection 2.1D fails to make available to the Payee the amount of such payment required to be made by the Payor, the Payee shall be entitled to recover such amount on demand from the Payor together with interest at the customary rate set by Administrative Agent for the correction of errors among Lenders for three Business Days and thereafter at the Base Rate.

            (v) In the event that all or any portion of any repayment of principal of the Revolving Loans is thereafter recovered by or on behalf of Borrowers from Daily Funding Lender (including any such recovery in a proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect) in an amount that is proportionately greater (based on the respective applicable Pro Rata Shares of Lenders) than any such recovery from the other Lenders, the loss of the amount so recovered shall be ratably shared among all applicable Lenders in the manner contemplated by subsection 10.5.

            E. THE REGISTER. Administrative Agent, acting for these purposes solely as an agent of Borrowers (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the respective amounts of the Revolving Commitment, Incremental Commitment and Revolving Loans of each Lender from time to time (the "REGISTER"). Borrowers, Administrative Agent, Collateral Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Revolving Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Revolving Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Revolving Loans. Each Lender shall record on its internal records the amount of its Revolving Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Borrowers, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Revolving Loans or Commitments or any Obligations.

            F. OPTIONAL NOTES. If so requested by any Lender by written notice to Borrowers (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrowers' receipt of such notice) a promissory note or promissory notes to evidence such Lender's Revolving Loans substantially in the form of Exhibit VI annexed hereto, with appropriate insertions.

      2.2   INTEREST ON THE REVOLVING LOANS.

            A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise), at the Borrowers' option, at a rate determined by reference to the Base Rate or the Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Revolving Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Revolving Loan shall bear interest determined by reference to the Base Rate.

            Subject to the provisions of subsections 2.2E, 2.2G, 2.6 and 2.7, the Revolving Loans shall bear interest through maturity as follows:

            (i) if a Base Rate Loan, then at the sum of the Base Rate plus 2.00% per annum; or

            (ii) if a Eurodollar Rate Loan, then at the sum of the Eurodollar Rate plus 3.00% per annum.

            B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, each interest period (an "INTEREST PERIOD") to be applicable to such Revolving Loan shall be a one-, two- or three- (or, if all Lenders shall agree, six-) month period; provided that:

            (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Revolving Loan, in the case of a Revolving Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Revolving Loan converted to a Eurodollar Rate Loan;

            (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Maturity Date; and

            (vi) there shall be no more than 5 Interest Periods outstanding at any time.

            C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Revolving Loan shall be payable in arrears, computed on the basis of a 360-day year, on and to each Interest Payment Date applicable to that Revolving Loan and at maturity (including final maturity).

            D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Revolving Loans bearing interest at a rate determined by reference to one basis to Revolving Loans bearing interest at a rate determined by reference to an alternative basis or
(ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Revolving Loan equal to $1,000,000 and multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

            Borrowers shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 11:00 a.m. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Revolving Loan subject to the Notice of Conversion/Continuation.

            E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Revolving Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Revolving Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent, Collateral Agent or any Lender.

            F. COMPUTATION OF INTEREST. Interest on the Revolving Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Loan, the date of the making of such Revolving Loan or the first day of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Revolving Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Loan.

            G. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrowers with respect to any Revolving Loan exceed the maximum rate of interest permitted to be charged under applicable law.

      2.3   FEES.

            A. COMMITMENT FEES. Borrowers jointly and severally agree to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of Revolving Loan Exposure, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to (i) the average of the daily excess of the aggregate Revolving Commitments over the Total Utilization of Revolving

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

Commitments multiplied by (ii) 0.50% per annum, computed on the basis of a 360-day year and payable monthly in arrears on the last Business Day of each month and on the Maturity Date.

            B. OTHER FEES. Borrowers jointly and severally agree to pay to Administrative Agent for its own account and to Collateral Agent for its own account and for distribution to Lead Arranger, such financing, administrative and other fees in such amounts and at such times as have been agreed upon in writing by Company, Administrative Agent, Lead Arranger and Collateral Agent and approved by the Bankruptcy Court.

      2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS.

            A.    PREPAYMENTS AND REDUCTIONS.

            (i) Voluntary Prepayments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 11:00 a.m. (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender for the Revolving Loans to be prepaid), at any time and from time to time prepay any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Borrowers also prepay any applicable breakage costs in connection therewith as set forth in subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Revolving Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

            (ii) Voluntary Reductions of Commitments. Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business
      Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Commitments shall be applied as specified in subsection 2.4A(iv).

            (iii) Mandatory Prepayment of Revolving Loans and Mandatory Reductions of Commitments. The Revolving Loans shall be prepaid and/or the Commitments shall be permanently reduced (and or letters of credit cash collateralized) in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4A(iv):

                  (a) Prepayments and Reductions From Net Asset Sale Proceeds. No later than the date of receipt by Borrowers of any Net Asset Sale Proceeds, if such Net Asset Sale Proceeds together with the Net Asset Sale Proceeds of all other Asset Sales since the Closing Date would exceed $5,000,000, Borrowers shall prepay the Revolving Loans and, if applicable, the Revolving Commitments shall be permanently reduced (and/or Revolving Letters of Credit cash collateralized) in an aggregate amount equal to such Net Asset Sale Proceeds in excess of $5,000,000.

                  (b)   Prepayments and Reductions from Net
            Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Collateral Agent or by any Borrower or any Subsidiary Guarantor of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Revolving Loans and, if applicable, reduce the Revolving Commitments pursuant to the provisions of subsection 6.4C, Borrowers shall prepay the Revolving Loans and, if applicable, the Revolving Commitments shall be permanently reduced (and/or Revolving Letters of Credit cash collateralized) in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds; provided, that Borrowers may reinvest up to $5,000,000 in the aggregate of Net Insurance/Condemnation Proceeds received since the Closing Date, so long as such Net Insurance/Condemnation Proceeds are reinvested within 180 days of receipt thereof in assets of Borrowers subject to a First-Priority Lien securing the Obligations.

                  (c) Prepayments and Reductions Due to Issuance of Equity Securities. On the date of receipt of the Net Securities Proceeds from the issuance of any equity Securities of Borrowers after the Closing Date, Borrowers shall prepay the Revolving Loans and, if applicable, the Revolving Commitments shall be permanently reduced (and/or Revolving Letters of Credit cash collateralized) in an aggregate amount equal to such Net Securities Proceeds.

                  (d) Prepayments and Reductions Due to Issuance of Indebtedness. On the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Company or any of its Subsidiaries after the Closing Date, Borrowers shall prepay the Revolving Loans and, if applicable, the Revolving Commitments shall be permanently reduced (and/or Revolving Letters of Credit cash collateralized) in an aggregate amount equal to such Net Securities Proceeds.

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

                  (e) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Revolving Loans and/or reduction of the Revolving Commitments pursuant to subsections 2.4A(iii)(a)-(d), Borrowers shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Net Securities Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Borrowers shall promptly make an additional prepayment of the Revolving Loans (and, if applicable, the Revolving Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                  (f) Prepayments Due to Reductions or Restrictions of Revolving Commitments. Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the least of (1) the aggregate Revolving Commitments, (2) the Borrowing Base, and (3) the amount of Obligations permitted to be outstanding pursuant to the Interim Borrowing Order or Final Borrowing Order (as applicable), in each case as the foregoing limits may be in effect at such time, and, if any such payment pursuant to this sentence does not result in elimination of such excess, Borrowers shall, in an amount equal to such remaining excess, first, promptly repay any unreimbursed drawings under Revolving Letters of Credit and second, cash collateralize (on terms and conditions reasonably satisfactory to the applicable Issuing Lender and Agents) all issued and outstanding Revolving Letters of Credit, for the ratable benefit of the holders thereof.

                  (g) Repayments from Restricted Cash Account. If any amounts are transferred to the Restricted Cash Account on any Business Day, then on such Business Day, if such amounts are transferred to the Restricted Cash Account prior to 1:00 p.m. (New York City time) on such Business Day, or on the next succeeding Business Day, if such amounts are transferred to the Restricted Cash Account on or after 1:00 p.m. (New York City time) on such Business Day, Borrowers shall prepay Revolving Loans in an amount equal to the amount transferred to the Restricted Cash Account on such Business Day until all Revolving Loans shall have been paid in full.

            (iv)  Application of Prepayments.

                  (a) Application of Voluntary Prepayments by Type of Revolving Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by Borrowers in the applicable notice of prepayment.

                  (b) Application of Mandatory Prepayments by Type of Revolving Loans. Except as provided in subsection 2.4C, any amount required to be applied as a mandatory prepayment of the Revolving Loans and/or a reduction of the Revolving Commitments pursuant to subsections 2.4A(iii)(a)-(d) shall be applied first, to prepay the Revolving Loans to the full extent thereof and to permanently reduce the Revolving Commitments to the extent of 100% of the amount of such prepayment, and second, to the extent of any remaining portion of such amount, to permanently reduce the Revolving Commitments to the extent of 100% of such remaining amount, provided, that to the extent such application would cause the Revolving Letter of Credit Usage to exceed the Revolving Commitments, amounts so applied shall be applied to cash collateralize (on terms and conditions reasonably satisfactory to Issuing Lender and Agents) all issued and outstanding Revolving Letters of Credit, for the ratable benefit of the holders thereof, in an amount up to 110% of the maximum aggregate amount that is or may at any time thereafter become available for drawing under all such Revolving Letters of Credit. Any mandatory reduction of Commitments pursuant to this subsection 2.4A shall be in proportion to each Lender's Pro Rata Share.

                  (c) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D; provided, however, that Borrowers may elect that the remainder of such prepayments not applied to prepay Base Rate Loans be deposited in the Collateral Account and applied thereafter to prepay the Eurodollar Rate Loan or Revolving Loans with Interest Periods expiring on a date or dates nearest the date of deposit in accordance with this subsection 2.4A(iv), upon expiration of such Interest Periods.

            B.    GENERAL PROVISIONS REGARDING PAYMENTS.

            (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 11:00 a.m. (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, Borrowers hereby authorize Administrative Agent to request Daily Funding Lender to make Revolving Loans for its own account (subject to settlement pursuant to subsection 2.1D) in a principal amount equal to such interest, fees, commissions or other amounts; provided that Administrative Agent shall not have the right to request such Revolving Loans if, after giving effect to such Revolving Loans, the Total Utilization of Revolving Commitments would exceed the least of (x) the Borrowing Base, (y) the aggregate Revolving Commitments and (z) the amount of Revolving Loans and Revolving Letters of Credit permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order (as applicable), in each case as the foregoing limits are in effect at such time. Daily Funding Lender shall make the amount of such Revolving Loans (which shall be made as Base Rate Loans) available to Administrative Agent, in same day funds, at the Funding and Payment Office, not later than 1:00 P.M. (New York City time) on the date requested by Administrative Agent, and Borrowers and Lenders hereby authorize Administrative Agent, whether or not the conditions specified in subsection 4.3 have been satisfied or waived, to apply the proceeds of such Revolving Loans directly to the payment of such unpaid interest, fees, commissions or other amounts. Borrowers hereby agree that, upon the funding of any such Revolving Loans by Daily Funding Lender in accordance with the provisions of this subsection 2.4B(i), Borrowers shall have effected Revolving Loans hereunder, which Revolving Loans shall for all purposes of this Agreement be deemed to have been made by Daily Funding Lender pursuant to and in accordance with the provisions of subsection 2.1B(ii). Administrative Agent shall deliver prompt notice to Borrowers of the amount of Revolving Loans made pursuant to this subsection 2.4B together with copies of all invoices or other statements evidencing the fees, commissions or other amounts due hereunder (other than interest) paid with the proceeds of such Revolving Loans. Anything contained herein to the contrary notwithstanding, (a) Borrowers jointly and severally promise to repay all Revolving Loans and honored drawings under the Revolving Letters of Credit when due in accordance with the terms hereof, and (b) Borrowers agree that, to the extent any Revolving Letters of Credit have not been returned and cancelled, on the Maturity Date, (1) the unpaid principal amount of, and accrued interest on, any funded amounts under such Revolving Letters of Credit and on any Revolving Loans, (2) an amount equal to the maximum available amount that may at any time on or after such date be drawn under all such Revolving Letters of Credit then outstanding (whether or not any beneficiary under any such Revolving Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Revolving Letter of Credit), and (3) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and any amounts so due and payable with respect to Revolving Letters of Credit shall be (A) cash collateralized (pursuant to arrangements satisfactory to the Issuing Lenders of such Revolving Letters of Credit) in an amount not less than 110% of such amount due and payable or (B) otherwise supported by letters of credit in such amount and in form and substance satisfactory to the Issuing Lenders of such Revolving Letters of Credit and to Agents. Notwithstanding the foregoing, payments of amounts deposited in the Collateral Account pursuant to the proviso to subsection 2.4A(iv)(c) shall be deemed to have been paid by Borrowers on the applicable date or dates such amounts are applied to prepay Eurodollar Rate Loans. Each Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

            (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Revolving Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

            (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Revolving Loans, including payments pursuant to
      Section 3, shall be apportioned among all outstanding Revolving Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares; provided that (i) payments of principal in respect of the Revolving Loans pursuant to subsection 2.4A(iii)(g) shall be applied to reduce the outstanding Revolving Loans of Daily Funding Lender (subject to settlement pursuant to subsection 2.1D) prior to application to the outstanding Revolving Loans of any other Lender and
      (ii) payments of interest in respect of Revolving Loans which are Base Rate Loans shall be apportioned ratably among Lenders in proportion to the average daily amount of such Base Rate Loans of each Lender outstanding during the period in which such interest shall have accrued. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees and Revolving Letter of Credit fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

            (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Revolving Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Revolving Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Revolving Loan or any payments of principal or interest on such Note.

            C. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER EVENT OF DEFAULT.

            Upon the occurrence and during the continuation of an Event of Default, either if requested by Requisite Lenders or upon termination of the Revolving Commitments (a) all payments received on account of the Obligations, whether from Borrowers or otherwise, shall be applied by Administrative Agent and Collateral Agent against the Obligations and (b) all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Collateral Agent, be held by Collateral Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Collateral Agent against, the applicable Obligations, in each case in the following order of priority:

            (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Agents in connection therewith, and all amounts for which Agents are entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by any Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agents in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

            (ii) thereafter, to the extent of any excess such proceeds, to prepay the Revolving Loans to the full extent thereof, for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4B(ii) hereof);

            (iii) thereafter, to the extent of any excess such proceeds, to cash collateralize (on terms and conditions reasonably satisfactory to Issuing Lenders and Agents) all issued and outstanding Letters of Credit, for the ratable benefit of the holders thereof, in an amount up to 110% of the maximum aggregate amount that is or may at any time thereafter become available for drawing under all Revolving Letters of Credit;

            (iv) thereafter, to the extent of any excess such proceeds, to the payment of all remaining unpaid Obligations, for the ratable benefit of the holders thereof; and

            (v) thereafter, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

      2.5   USE OF PROCEEDS.

            A. REVOLVING LOANS. The proceeds of Revolving Loans shall be applied by Borrowers, subject to compliance with subsection 2.10 and pro forma compliance (giving effect to the borrowing) with the provisions of subsection 7.6, (i) to pay fees and expenses associated with the debtor-in-possession credit facility under this Agreement and the Loan Documents, (ii) to pay the other amounts set forth on Schedule 2.5A annexed hereto, and (iii) for working capital and other general corporate purposes relating to Borrowers' postpetition operations, which may include the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own general corporate purposes; provided that no proceeds or any other portion of the Revolving Loans shall be used, directly or indirectly, to finance or make any payments prohibited under subsection 7.5 or under any other provision of this Agreement, including any payment or prepayment in respect of Pre-Petition Indebtedness prohibited hereunder.

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            B.    MARGIN REGULATIONS. No portion of the proceeds of any
borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

      2.6   SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

            Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

            A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 a.m. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

            B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Revolving Loans on the basis provided for in the definition of Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Revolving Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Revolving Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

            C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the

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obligation of the Affected Lender to make Revolving Loans as, or to convert
Revolving Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Revolving Loan as (or convert such Revolving Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Revolving Loans as, or to convert Revolving Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

            D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrowers shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Revolving Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

            E. BOOKING OF EURODOLLAR RATE LOANS. Upon written notification to Administrative Agent, any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

            F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant

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to clause (i) of the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

            G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of an Event of Default, (i) Borrowers may not elect to have a Revolving Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Revolving Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Revolving Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Borrowers.

      2.7   INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

            A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law:

            (i) subjects such Lender to any additional tax of any kind whatsoever with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder (except for the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender);

            (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Eurodollar Rate); or

            (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the London interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Revolving Loans or Commitments or agreeing to issue, issuing or maintaining any Revolving Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such

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

Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

            B.    TAXES.

            (i) Payments to Be Free and Clear. Any and all payments by or on account of any obligation of Borrowers under this Agreement and the other Loan Documents shall be made free and clear of, and without any deduction or withholding on account of, any Indemnified Taxes or Other Taxes.

            (ii) Grossing-up of Payments. If any Borrowers or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by Borrowers to any Agent or any Lender under any of the Loan Documents:

                  (a) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it;

                  (b) Borrowers shall timely pay any such Tax to the relevant Government Authority when such Tax is due, in accordance with applicable law;

                  (c) unless such Tax is an Excluded Tax, the sum payable by Borrowers shall be increased to the extent necessary to ensure that, after making the required deductions (including deductions applicable to additional sums payable under this subsection 2.7B(ii)), such Agent or such Lender, as the case may be, receives on the due date a net sum equal to the sum it would have received had no such deduction been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any such deduction, and within 30 days after the due date of payment of any Tax which it is required by clause
            (b) above to pay, Borrowers shall deliver to Administrative Agent the original or a certified copy of an official receipt or other document satisfactory to the other affected parties to evidence the payment and its remittance to the relevant Government Authority.

            (iii) Indemnification by Borrowers. Borrowers shall indemnify each Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this subsection 2.7B(iii)) paid by such Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Administrative Agent), or by either Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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

            (iv)  Tax Status of Lenders. Unless not legally entitled to do so:

                  (a) any Lender, if requested by Borrowers or Administrative Agent, shall deliver such forms or other documentation prescribed by applicable law or reasonably requested by Borrowers or Administrative Agent as will enable Borrowers or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

                  (b) any Foreign Lender that is entitled to an exemption from or reduction of any Tax with respect to payments hereunder or under any other Loan Document shall deliver to Borrowers and Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Borrowers or Administrative Agent, each in the reasonable exercise of its discretion), such properly completed and duly executed forms or other documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding;

                  (c) without limiting the generality of the foregoing, in the event that Borrowers are resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrowers and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter, as may be necessary in the determination of Borrowers or Administrative Agent, each in the reasonable exercise of its discretion), whichever of the following is applicable:

                        (1) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                        (2) properly completed and duly executed copies of Internal Revenue Service Form W-8ECI,

                        (3) in the case of a Foreign Lender claiming the benefits of the exemption "portfolio interest" under Section 881(c) of the Internal Revenue Code, (A) a duly executed certificate to the effect that such Foreign Lender is not (i) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 881(c)(3)(B) of the Internal Revenue
                  Code) of Borrowers or (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Internal Revenue Code and (B) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN.

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

                        (4) properly completed and duly executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any Tax,

            in each case together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers and Administrative Agent to determine the withholding or deduction required to be made, if any;

                  (d) without limiting the generality of the foregoing, in the event that Borrowers are resident for tax purposes in the United States, any Foreign Lender that does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender) shall deliver to Administrative Agent and Borrowers (in such number of copies as shall be requested by the recipient), on or prior to the date such Foreign Lender becomes a Lender, or on such later date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and from time to time thereafter, as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion):

                        (1) duly executed and properly completed copies of the forms and statements required to be provided by such Foreign Lender under clause (c) of subsection 2.7B(iv), to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account and may be entitled to an exemption from or a reduction of the applicable Tax, and

                        (2) duly executed and properly completed copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Foreign Lender, together with any information, if any, such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations thereunder, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender;

                  (e) without limiting the generality of the foregoing, in the event that Borrowers are resident for tax purposes in the United States, any Lender that is not a Foreign Lender and has not otherwise established to the reasonable satisfaction of Borrowers and Administrative Agent that it is an exempt recipient (as defined in section 6049(b)(4) of the Internal Revenue Code and the United States Treasury Regulations thereunder) shall deliver to Borrowers and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by applicable law or upon the request of Borrowers or Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9; and

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

                  (f) without limiting the generality of the foregoing, each Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and Borrowers two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is an exemption from or reduction of any Tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

            C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that Change in Law regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Revolving Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Revolving Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

      2.8 STATEMENT OF LENDERS; OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.

            A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

            B. MITIGATION. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Revolving Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an

Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

      2.9   REPLACEMENT OF A LENDER.

            Anything contained herein to the contrary notwithstanding, in the event that any Lender (any such Lender being a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund its participation in any Revolving Letter of Credit (a "DEFAULTED PARTICIPATION") or to fund any Revolving Loan (a "DEFAULTED LOAN") in accordance with the terms of this Agreement, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall not be deemed a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents (provided, however, that nothing in this clause (i) shall be construed as permitting, without the consent of the relevant Defaulting Lender, a reduction in the principal amount of such Defaulting Lender's funded Revolving Loans or other outstanding funded Obligations, an increase in the amount of such Lender's Revolving Commitment or participation in any Letters of Credit, a reduction or postponement of the due date of any amount funded by such Defaulting Lender and payable in respect of any Revolving Letter of Credit, an extension of the expiration date of any Revolving Letter of Credit beyond the Maturity Date, or an extension of the Commitment Termination Date),
(ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, any payment of amounts with respect to the Revolving Loans and any payment or reimbursement of amounts with respect to a drawing under a Revolving Letter of Credit shall be applied first, to amounts funded by an Agent, Issuing Lender or other Lenders (together with unpaid interest accrued thereon) in lieu of such amounts required to be funded by Defaulting Lenders and second, to the Revolving Loans or Revolving Letter of Credit participations, as the case may be, of other Lenders (other than any other Defaulting Lenders) as if such Defaulting Lender (and any other Defaulting Lenders) had no Revolving Loans outstanding and the Loan Exposure of such Defaulting Lender were zero,
(iii) such Defaulting Lender's Revolving Commitment, Revolving Loans and Pro Rata Shares with respect thereto shall be excluded for purposes of calculating the commitment fee in respect of any day during any Default Period with respect to such Defaulting Lender, such Defaulting Lender's Commitments, Revolving Loans and Pro Rata Shares with respect thereto shall be excluded for purposes of calculating the letter of credit fees under subsection 3.2 in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any such commitment fee or letter of credit fee with respect to such Defaulting Lender's Commitments in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender.

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

            For purposes of this Agreement, (I) "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans or Defaulted Participations, as the case may be, of such Defaulting Lender or by the non-pro rata application of any payments of amounts with respect to the Revolving Loans or any payments or reimbursements of amounts with respect to drawings under Letters of Credit in accordance with the terms hereof or any combination thereof), and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitments, and (C) the date on which Company, Agents and Issuing Lender waive all Funding Defaults of such Defaulting Lender in writing, and (II) "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of (x) such Defaulting Lender's applicable Pro Rata Shares of the aggregate outstanding principal amount of Revolving Loans of all Lenders and all funded participations in Letters of Credit of Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans and Defaulted Participations) over (y) the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender and the aggregate funded amount of such Defaulting Lender's participations in Letters of Credit.

            No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by any Borrower of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9. The rights and remedies against a Defaulting Lender under this subsection 2.9 are in addition to other rights and remedies that Borrowers may have against such Defaulting Lender with respect to any Funding Default and that Agents, Issuing Lender or any Lender may have against such Defaulting Lender with respect to any Funding Default.

      2.10  LIEN AND SUPERPRIORITY NATURE OF OBLIGATIONS.

            All Obligations of Borrowers under the Loan Documents (including the obligation to pay principal, interest, professional fees, costs, charges, commissions and expenses) shall be paid as provided in the Loan Documents when due, without defense, offset, reduction or counterclaim, and shall constitute allowed claims to the full extent thereof against Borrowers arising under
Section 364(c)(1) of the Bankruptcy Code, with priority for such claims over any and all administrative expenses (other than the Carve-Outs to the extent provided herein) of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b) and 726, provided that the Liens and security interests securing the Obligations shall exclude (1) any proceeds from Avoidance Actions, (2) solely for purposes of the priming Liens securing the Obligations, the Prepetition L/C Cash Collateral until the Prepetition Senior Lien securing the Prepetition L/C Facility is released, and (3) the Borrowers' Capital Stock issued by a Foreign Subsidiary that was unencumbered as of the Petition Date and shall be subject only to: (i) unpaid professional fees and expenses incurred (x) prior to the date of the delivery of a notice from any Agent or

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Requisite Lenders to Borrowers of the occurrence of an Event of Default and specifying that the limitation on professional fees and expenses referred to in the following clause (ii) is in effect (such notice being the "CARVE-OUT NOTICE") or (y) after the earlier of (1) such time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded in writing by any Agent at the direction of Requisite Lenders in their sole discretion, and which are allowed by the Bankruptcy Court in the Chapter 11 Cases (either on an interim or final basis), (ii) from and after the date of the delivery of a Carve-Out Notice, professional fees and expenses allowed by the Bankruptcy Court in the Chapter 11 Cases in an aggregate amount (determined without regard to fees and expenses incurred prior to the date of the delivery of such Carve-Out Notice and which are at any time allowed by the Bankruptcy Court either on an interim or final basis) not to exceed $1,500,000 (for any period commencing at the time a Carve-Out Notice shall have been so delivered and ending at the earlier of (1) such subsequent time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded in writing by any Agent at the direction of Requisite Lenders in their sole discretion), and (iii) fees payable to the Clerk of the Bankruptcy Court and to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6) (collectively, the "CARVE-OUTS"); provided further, however, that in no event shall there be paid from proceeds of the Revolving Loans any fees and expenses incurred in challenging the liens or claims of the Prepetition Senior Lenders, although, subject to the Carve-Outs, the professionals for any official committee appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code may be paid (to the extent allowed by the Bankruptcy Court) fees and expenses incurred in analyzing such liens or claims in an amount not to exceed $50,000. Subject to the Carve-Outs, the Obligations shall at all times be senior to the rights of Borrowers, any trustee or examiner and any unsecured claims of any creditor or other entity in this and any subsequent case under the Bankruptcy Code. With the exception of the Carve-Outs, no cost or expense of administration or any claims in this case, including those resulting from or incurred after any conversion of this case pursuant to Section 1112 of the Bankruptcy Code shall rank prior to, or on parity with, the claims of the Lenders arising under this Agreement.

      2.11  SINGLE LOAN

            All Revolving Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured by all of the Collateral.

      2.12  PERFECTION.

            The security interests securing the Obligations shall be deemed perfected without Administrative Agent, Collateral Agent or Lenders taking any action whatsoever. Notwithstanding the foregoing, Borrowers agree, promptly upon request by Collateral Agent, to take all actions reasonably requested by Collateral Agent to reflect a First Priority Lien in all or any portion of the Collateral.

      2.13  JOINT AND SEVERAL LIABILITY; PAYMENT INDEMNIFICATIONS.

            A. All Obligations of Borrowers under the Loan Documents shall be the joint and several Obligations of each Borrower. The Obligations of and the Liens granted by any such Borrower under the Loan Documents shall not be impaired or released by any action or inaction

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on the part of any Agent or any Lender with respect to any other Loan Party, including any action or inaction which would otherwise release a surety.

            B. In order to provide for just and equitable contribution between the Borrowers if any payment is made by a Borrower (a "FUNDING BORROWER") in discharging any of the Obligations, that Funding Borrower shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among Borrowers on the basis of the relative benefits received by Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against the other Borrower by reason thereof shall be subject and subordinate to the prior Cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of any Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional, to repay the Obligations. The obligation of any Borrower to make any contribution to another Borrower under this subsection 2.13 shall be deemed an expense of administration of such Borrower arising under Section 503(b) of the Bankruptcy Code and shall be junior in priority to all Obligations of such Borrower under the Loan Documents.

SECTION 3. LETTERS OF CREDIT

      3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

            A. LETTERS OF CREDIT. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(i) or 2.1A(ii), Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Commitment Termination Date, that one or more Lenders issue Revolving Letters of Credit for the account of Borrowers for the purposes specified in the definition of Standby Letters of Credit and Commercial Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(i)) shall not be obligated to, issue such Revolving Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers shall not request that any Lender issue (and no Lender shall issue):

            (i) any Revolving Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Commitments would exceed the least of (a) the aggregate Revolving Commitments, (b) the Borrowing Base and (c) the amount of Revolving Loans and Revolving Letters of Credit permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order (as applicable), in each case as the foregoing limits are in effect at such time;

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            (ii)  any Revolving Letter of Credit if, after giving effect to such issuance, the Revolving Letter of Credit Usage (excluding therefrom the Revolving Letter of Credit Usage, if any, with respect to the Prepetition Scotia L/C) would exceed $5,000,000;

            (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Commitment Termination Date and (b) the date which is one year after the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

            (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) the date which is 30 days prior to the Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

            (v) any Revolving Letter of Credit denominated in a currency other than Dollars; or

            (vi) any amendment or extension or replacement of the Prepetition Scotia L/C, unless the maximum available amount thereunder and the other terms of such amendment, extension or replacement are substantially identical to the terms of the Prepetition Scotia L/C.

            Notwithstanding anything to the contrary contained herein, on and as of the Subsequent Funding Date upon giving effect to the increase in Revolving Commitments contemplated under subsection 2.1A(ii) to occur on such date, (A) the Prepetition Scotia L/C, in the amount thereof remaining after deducting from the face amount thereof as of the Petition Date all drawings honored thereunder prior to the Subsequent Funding Date, shall be deemed for all purposes hereunder to be a Revolving Letter of Credit issued by Scotia Capital on such date, (B) any existing participation of a Lender (in its capacity as a Prepetition Senior Lender) in the Prepetition Scotia L/C shall terminate and be of no further force and effect, (C) any rights or obligations of Lenders (in their capacity as Prepetition Senior Lenders) to reimburse or participate in honored drawings under, or to participate in payments made by Company or any of its Subsidiaries with respect to, the Prepetition Scotia L/C under any of the Prepetition L/C Facility shall be superseded by this Agreement, (D) any and all rights, titles, claims (including "claims" within the meaning of Section 101(5) of the Bankruptcy Code), interests, powers and privileges of the issuer of the Prepetition Scotia L/C under the Prepetition Senior Credit Facilities shall be deemed to have reverted back to the issuer of the Prepetition Scotia L/C and the Prepetition Scotia L/C shall be deemed to be converted on such date to a Revolving Letter of Credit under this Agreement, issued under this Agreement by Scotia Capital as Issuing Lender,

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and (E) the Prepetition Senior Lien on any Prepetition L/C Cash Collateral that is not applied on or prior to such date to reimburse drawings honored under the Prepetition Scotia L/C shall be released, and such Prepetition L/C Cash Collateral shall become Collateral for all purposes hereunder (and be deposited into the Restricted Cash Account in accordance with subsection 6.13).

            B.    MECHANICS OF ISSUANCE.

            (i) Request for Issuance of Revolving Letter of Credit. Except as otherwise provided in subsection 3.1A regarding the Prepetition Scotia L/C, whenever Borrowers desire the issuance of a Revolving Letter of Credit, Company shall deliver to Administrative Agent a Request for Issuance of Letter of Credit in the form of Exhibit IV annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Revolving Letter of Credit or any documents described in or attached to the Request for Issuance of Letter of Credit. In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Company may submit Requests for Issuance of Letter of Credit by telefacsimile and Administrative Agent and Issuing Lenders may rely and act upon any such Request for Issuance of Letter of Credit without receiving an original signed copy thereof. The only drawings permitted under Revolving Letters of Credit shall be sight drawings.

            (ii) Recertification. Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Revolving Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Revolving Letter of Credit, and upon the issuance of any Revolving Letter of Credit, Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Request for Issuance.

            (iii) Determination of Issuing Lender. Upon receipt by Administrative Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Revolving Letter of Credit, in the event Administrative Agent elects to issue such Revolving Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Revolving Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Revolving Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Lender so requested to issue such Revolving Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Revolving Letter of Credit, and any such Lender that so elects to issue such Revolving Letter of Credit shall be the Issuing Lender with respect thereto.

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      In the event that all other Lenders shall have declined to issue such
      Revolving Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Revolving Letter of Credit, Administrative Agent shall be obligated to issue such Revolving Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Revolving Letter of Credit Usage with respect to such Revolving Letter of Credit and with respect to all other Revolving Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Commitment then in effect.

            (iv) Issuance of Revolving Letter of Credit. Solely with respect to Revolving Letters of Credit, upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.4, the Issuing Lender shall issue the requested Revolving Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

            (v) Notification to Lenders. Promptly after the issuance of or amendment of any Standby Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent and Company, in writing, of such issuance or amendment, and such notice must be accompanied by a copy of such issuance or amendment. Promptly upon receipt of such notice, the Administrative Agent shall notify each other Lender of such issuance or amendment, and if so requested by a Lender, the Administrative Agent shall furnish such Lender with a copy of such issuance or amendment. With regards to Commercial Letters of Credit, Issuing Lender shall on the first Business Day of each week furnish Administrative Agent (with a copy to Company), by facsimile, with a report of the daily aggregate outstanding Commercial Letters of Credit issued by such Issuing Lender. Upon receipt of such report, Administrative Agent shall notify each Lender in writing of the contents thereof.

            C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance (or deemed issuance pursuant to subsection 3.1A) of each Revolving Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender thereof a participation in such Revolving Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to Revolving Loan Exposure) of the maximum amount which is or at any time may become available to be drawn thereunder. Each Borrower, with respect to the Prepetition Scotia L/C, hereby (1) represents, warrants, agrees, covenants and reaffirms that it has no (and it permanently and irrevocably waives and releases Agents and Lenders from any, to the extent arising on or prior to the date of issuance or deemed issuance with respect to the Prepetition Scotia L/C) defense, set off, claim or counterclaim against any Agent or any Lender in regard to its obligations in respect of any such participation in the Prepetition Scotia L/C or any drawings honored thereunder, and (2) affirms its obligation to pay such participations, and any amounts owed (whether or not then due and payable, and including all interest and fees accrued under the Prepetition Senior Credit Facilities to the date of issuance or deemed issuance hereunder with respect to the Prepetition Scotia L/C) with respect to the Prepetition Scotia L/C in accordance with the terms and conditions of this Agreement and the other Loan Documents.

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      3.2   LETTER OF CREDIT FEES.

            Company agrees to pay (and Borrowers agree to be jointly and severally liable with Company for) the following amounts with respect to Letters of Credit issued hereunder:

            (i) with respect to each Revolving Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Revolving Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the Eurodollar Rate Margin multiplied by the daily amount available to be drawn under such Revolving Letter of Credit, in each case payable in arrears on and to (but excluding) the 15th of each month (or, if such date is not a Business Day, on the next succeeding Business Day) of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges, payable directly to the applicable Issuing Lender for its own account, in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

            For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

      3.3   DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

            A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

            B. REIMBURSEMENT BY BORROWERS OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event Issuing Lender has determined to honor a drawing under a Revolving Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall (and Borrowers agree to be jointly and severally liable with Company to) reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such payment; provided that, amounts on deposit in the Restricted Cash Account on the Reimbursement Date up to the amount of such drawing shall be applied as reimbursement of such drawing prior to reimbursement by Company in accordance with this subsection 3.3B and amounts so reimbursed shall be deemed a reimbursement by Company; provided further, that anything contained in this Agreement to the

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contrary notwithstanding, (i) (except with respect to the reimbursement of
Revolving Letters of Credit from Cash on deposit on the Restricted Cash Account, as described in the previous proviso), unless Company shall have notified Administrative Agent and Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, then Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such payment, and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.3B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the applicable foregoing amount, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

            C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

            (i) Payment by Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any payment by such Issuing Lender under a Revolving Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent of the unreimbursed amount of such drawing and upon receipt of such notice, Administrative Agent shall promptly notify each Lender (other than such Issuing Lender) of such unreimbursed amount and of such Lender's respective participation therein based on such Lender's Pro Rata Share; provided that no Lender's funding of its participation in any such drawing shall exceed its Pro Rata Share of the amount of such drawing, and the aggregate principal amount of all participations funded by a Lender with respect to Revolving Letters of Credit shall in no event exceed the amount of such Lender's Revolving Commitment minus the principal amount of such Lender's outstanding Revolving Loans. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by Administrative Agent. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and

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      thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

            (ii) Distribution to Lenders of Reimbursements Received From Company. In the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Revolving Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such payment under the Revolving Letter of Credit when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

            D.    INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

            (i) Payment of Interest by Company. Company agrees to pay (and Borrowers agree to be jointly and severally liable with Company) to each Issuing Lender, with respect to payments under any Revolving Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of Cash on deposit in the Restricted Cash Account or out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i)(a) shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Revolving Letter of Credit is reimbursed in full.

            Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year, for the actual number of days elapsed in the period during which it accrues. All payments by Company in respect of payments made by an Issuing Lender under a Letter of Credit issued by it shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

            (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in

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      respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to each other Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such payment so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such payment is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

      3.4   OBLIGATIONS ABSOLUTE.

            The obligation of Company (and of Borrowers to be jointly and severally liable with Company) to reimburse Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, set-off, defense or other right which Borrowers or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrowers, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers or one of their Restricted Subsidiaries and the beneficiary for which any Letter of Credit was procured);

            (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

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            (v)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers or any of their Restricted Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by any party thereto;

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

      3.5   INDEMNIFICATION; NATURE OF ISSUING LENDER' DUTIES.

            A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 2.7, Borrowers hereby agree to protect, indemnify, pay and save harmless Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

            B. NATURE OF ISSUING LENDER'S DUTIES. As between Borrowers and Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical

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terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrowers.

            Notwithstanding anything to the contrary contained in this Agreement or any of the Collateral Documents, Borrowers shall retain any and all rights it may have against Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

      3.6   WITHDRAWALS FROM THE RESTRICTED CASH ACCOUNT.

            Borrowers may make withdrawals from the Restricted Cash Account for any purpose not prohibited by this Agreement, in any amount up to and including the aggregate amount of funds in such Restricted Cash Account, provided that the conditions of subsection 4.5 have been satisfied or waived by Requisite Lenders at the time of any such withdrawal, and provided further, that amounts withdrawn from the Restricted Cash Account shall be applied to first, repay outstanding Revolving Loans and second, to repay unreimbursed drawings under Revolving Letters of Credit, to the full extent thereof, prior to any application of such amounts to any other purpose. Other purposes that amounts withdrawn from the Restricted Cash Account may be applied to shall be limited to expenditures of a type projected to occur in the Budget for such week, and no such application shall be made if, after giving effect to such expenditure, Borrowers would not be in compliance with subsection 7.6A as of the date on which the relevant Withdrawal Date occurs. Whenever Borrowers desire to make a withdrawal from the Restricted Cash Account they shall deliver to Administrative Agent a Notice of Withdrawal no later than 10:00 a.m. (New York time) on the proposed Withdrawal Date (which shall be a Business Day). In lieu of delivering a Notice of Withdrawal, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed withdrawal under this subsection 3.6; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Withdrawal to Administrative Agent on or before the applicable Withdrawal Date.

            Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer of a Borrower or for otherwise acting in good faith under this subsection 3.6.

            Borrowers shall notify Administrative Agent prior to a withdrawal from the Restricted Cash Account in the event that any of the matters to which Borrowers are required to

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certify in the applicable Notice of Withdrawal is no longer true and correct as of the applicable Withdrawal Date, and the withdrawal by Borrowers of funds from the Restricted Cash Account shall constitute a re-certification by Borrowers, as of the applicable Withdrawal Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Withdrawal.

            Upon satisfaction or waiver of the conditions precedent specified in subsection 4.5, Administrative Agent shall authorize the financial institution where the Restricted Cash Account is maintained to make funds available on the applicable Withdrawal Date by causing an amount of same day funds in Dollars equal to the amount requested in the applicable Notice of Withdrawal to be transferred from the Restricted Cash Account to be credited to such account of Borrowers in the Cash Management System as Company shall specify.

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

            The obligations of Lenders to make Revolving Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

      4.1   CONDITIONS TO BE SATISFIED ON THE CLOSING DATE.

            The obligations of Lenders to make any Revolving Loans or issue any Revolving Letters of Credit shall be subject to satisfaction of the following conditions on or prior to the Closing Date:

            A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or Administrative Agent, with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

            (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

            (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

            (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

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

            (iv) Executed originals of the Loan Documents to which such Person is a party; and

            (v) Such other documents as Administrative Agent may reasonably request.

            B.    [INTENTIONALLY OMITTED.]

            C. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agents an Officer's Certificate, in form and substance satisfactory to Agents, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agents; provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition for purposes of this condition.

            D.    INTERIM BORROWING ORDER.

            (i) The Interim Borrowing Order shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall be unstayed by the Bankruptcy Court or any other court of competent jurisdiction, and Collateral Agent shall be satisfied that the Interim Borrowing Order shall be binding on all material creditors of Borrowers and shall be effective to provide the stay of actions, priorities, Liens and other protections for Borrowers, Agents and the Lenders purported to be granted thereby.

            (ii) All First Day Orders entered by the Bankruptcy Court shall be in form and substance reasonably satisfactory to Agents (provided, that such orders shall be deemed satisfactory to Agents so long as they are substantially in the form delivered to Agents on or prior to October 8,
      2004).

            E. PLEADINGS. No pleading or application shall have been filed in the Bankruptcy Court by any party in interest which is not withdrawn, dismissed or denied within 15 days after filing seeking (i) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 Case, (ii) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (iii) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth under Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, (iv) the granting of a super-priority claim or a Lien pari passu or senior to that of Collateral Agent granted pursuant to the Collateral Documents or the Interim Borrowing Order, (v) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order without the prior written consent of Agents and Requisite Lenders, or (vi) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers.

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

            F. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, Etc. In addition to the orders of the Bankruptcy Court referenced in subsection 4.1D, Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

            G. EXPENSES AND FEES. Borrowers shall have paid to the applicable Agent, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3, such payment coming from the proceeds of the Revolving Loans made hereunder. Company shall have paid to Agents all of Agents' reasonable costs and expenses incurred in connection with the consummation of the transactions contemplated hereby and shall have paid all of the reasonable fees, costs and expenses of all of Agents' experts (including Capstone Corporate Recovery LLC), consultants, auditors, appraisers, counsel and other advisors, including without limitation the fees and expenses of Agents' Counsel and the fees and expenses of Luskin, Stern & Eisler LLP, counsel to Scotia Capital as agent under the Prepetition L/C Facility. Company shall have paid retainers in the amount of $125,000 to each of Agents' Counsel and Capstone Corporate Recovery LLC. Company shall have made an expense deposit with Collateral Agent of $200,000 for Collateral Agent's expenses in retaining the services of its consultants and auditors in connection with examinations and appraisals related to the Borrowing Base.

            H. MATTERS RELATING TO EXISTING OBLIGATIONS. Administrative Agent shall have received an Officer's Certificate of Company stating that all Indebtedness and Contingent Obligations constituting Prepetition Indebtedness (and all amounts owing in respect thereof) of Borrowers and their Subsidiaries as of the Petition Date, and all lease payments and employee retention plans as of the Petition Date, are as set forth on Schedule 7.1 annexed hereto. The terms and conditions of all of the foregoing shall be in form and in substance satisfactory to Agents.

            I. LITIGATION. There shall not be pending or threatened any action, suit, investigation, litigation or proceeding in any court or before any arbitrator or Government Authority (other than an investigation permitted under the Interim Order or the Final Order that is initiated by any official committee appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy
Code) that could reasonably be expected to have a Material Adverse Effect .

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

            J. CASH MANAGEMENT SYSTEM. The cash management system of Company and its Subsidiaries shall be as described on Schedule 4.1J annexed hereto, except that such Cash Management System shall provide for daily transfers of amounts on deposit in Borrowers' bank accounts and lockbox account(s) from Borrowers' cash management system to the Restricted Cash Account, to be applied to prepay outstanding Revolving Loans pursuant to subsection 2.4A(iii)(g) and to reimburse Issuing Lenders for amounts drawn under Revolving Letters of Credit pursuant to subsection 3.3B.

            K. RETENTION ARRANGEMENTS. Borrowers shall have disclosed in writing to Agents and Lenders the terms of any proposed bonus, retention, severance and similar arrangements with respect to their respective officers, employees, directors and advisors, which terms shall be satisfactory to Agents.

            L. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Collateral Agent shall have received evidence satisfactory to it that Borrowers shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be, in the opinion of Collateral Agent, desirable in order to reflect a security interest in the entire personal, real and mixed property Collateral. Such actions shall include delivery to Collateral Agent of UCC financing statements and, where appropriate, fixture filings, duly executed (if required by applicable law) by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be, in the opinion of Collateral Agent, desirable to reflect the security interests created in such Collateral pursuant to the Collateral Documents.

            M. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Foley & Lardner LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request (this Agreement constituting a written request by Loan Parties to such counsel to deliver such opinions to Lenders).

            N. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

            Notwithstanding anything herein to the contrary, it is understood and agreed that documents and other items or actions set forth on Schedule 6.16 annexed hereto shall be delivered or completed after the Closing Date in accordance with subsection 6.16 (regardless of whether such items or actions are listed above).

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      4.2   CONDITIONS TO INCREASE IN REVOLVING COMMITMENTS.

            In addition to the conditions set forth in subsection 4.1 to be satisfied on the Closing Date, the Incremental Commitment Effective Date shall occur at the earliest time (so long as such time is prior to 5:00 p.m. (New York City time) on the date that is 30 days after the date of entry by the Bankruptcy Court of the Interim Borrowing Order) as all of the following further conditions precedent have been satisfied:

            A. FINAL BORROWING ORDER. The Final Borrowing Order shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall be unstayed by the Bankruptcy Court or any other court of competent jurisdiction, and each Agent and the Requisite Lenders shall be satisfied that the Final Borrowing Order shall be binding on all material creditors of Borrowers and shall be effective to provide the stay of actions, priorities, Liens and other protections for Borrowers, Agents and the Lenders purported to be granted thereby.

            B. NO MATERIAL ADVERSE CHANGE. Each Agent shall be satisfied that there has been no material adverse change since the Petition Date in the business, assets, condition (financial or otherwise), operations, liabilities (whether contractual, environmental or otherwise), projections or prospects of Company and its Subsidiaries taken as a whole (other than the commencement of the Chapter 11 Cases and increases in the cost of Raw Materials occurring prior to the Closing Date and except as disclosed prior to the Closing Date in public filings or in writing to the Prepetition Senior Lenders), and Company shall have delivered to each Agent an Officer's Certificate to the foregoing effect.

            C. BUDGET. Administrative Agent and Collateral Agent shall have received from Borrowers (i) Borrowers' business plan for the Chapter 11 Cases, in form and substance satisfactory to each such Agent in its sole discretion, containing (a) projections setting forth, on a weekly basis, anticipated cash receipts and disbursements for the 13-week period commencing on the Incremental Commitment Effective Date, together with weekly projected utilization of Revolving Loans and Revolving Letters of Credit, (b) projected monthly statements of income and cash flows for each month ending after the Incremental Commitment Effective Date and during the Budget Period, and (c) projected balance sheets for Borrowers as at each such month's end, in each case together with an explanation of the material assumptions on which such projections are based, and (ii) a certificate from the chief financial officer of Company certifying that the projections described in clause (i) are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made.

            D.    [INTENTIONALLY DELETED.]

            E. EVIDENCE OF INSURANCE. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Collateral Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

            F. CONTROL AGREEMENTS. Collateral Agent shall have received Control Agreements with financial institutions and other Persons in order to perfect Liens in respect of

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Deposit Accounts, Securities Accounts and other Collateral pursuant to the
Collateral Documents.

            G. MINIMUM EXCESS AVAILABILITY. Borrowers shall have delivered to Agents and Lenders a Borrowing Base Certificate as of the date of the Incremental Commitment Effective Date demonstrating that the Borrowing Base on such date exceeds the Total Utilization of Revolving Commitments (after giving effect to any Revolving Loans or Revolving Letters of Credit to be issued on such date, minus the amount of any Cash Collateral on deposit in the Restricted Cash Account after giving effect to payments on the Prepetition Scotia L/C contemplated hereunder to occur on the Subsequent Funding Date) by more than $25,000,000.

            H. MORTGAGES. Collateral Agent shall have received from Borrowers executed and notarized Mortgages in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 4.2H annexed hereto (each, a "MORTGAGED PROPERTY" and, collectively, the "MORTGAGED PROPERTIES").

            I. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Collateral Agent shall have received evidence satisfactory to it that Borrowers shall have taken or caused to be taken such actions, executed and delivered or caused to be executed and delivered such agreements, documents and instruments, and made or caused to be made such filings and recordings that may be, in the opinion of Collateral Agent, desirable in order to reflect the security interests in personal, real and mixed property Collateral created under the Collateral Documents.

            J. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Foley & Lardner LLP and other of the Borrowers' counsel, as counsel for Loan Parties, in form and substance reasonably satisfactory to Agents and Agents' Counsel and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request (this Agreement constituting a written request by Loan Parties to such counsel to deliver such opinions to Lenders).

            K. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and Agents' Counsel shall be satisfactory in form and substance to Agents and Agents' Counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

            L. SUBSEQUENT FUNDING DATE. On or prior to the Incremental Commitment Effective Date, the Subsequent Funding Date shall have occurred.

            M. EXPENSES AND FEES. Borrowers shall have paid to Agents all of Agents' reasonable costs and expenses as of such date incurred in connection with the transactions contemplated hereby and shall have paid all of the reasonable fees, costs and expenses of all of Agents' experts, consultants, auditors, appraisers, counsel and other advisors, including without

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

limitation the fees and expenses of Agents' Counsel and the fees and expenses of Luskin, Stern & Eisler LLP, counsel to Scotia Capital as agent under the Prepetition L/C Facility.

      4.3   CONDITIONS TO LOANS.

            In addition to the conditions set forth in subsection 4.1 (and, on and after the Incremental Commitment Effective Date, subsection 4.2), the obligations of Lenders to make Revolving Loans on each Funding Date are subject to the following further conditions precedent:

            A. Administrative Agent shall have received before that Funding Date, (i) in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrowers, and (ii) a certificate executed by the chief financial officer of each Borrower certifying to Administrative Agent (a) that such officer and Borrowers believe on and as of such Funding Date that (1) the estimates contained in the Budget would be good faith estimates if made on such date and
(2) the assumptions on which the Budget are based are reasonable on such date,
(b) that the proceeds of the Revolving Loans requested on such Funding Date shall be applied for a purpose or purposes identified in the Budget, and (c) that the aggregate Revolving Loans outstanding, after giving effect to the Revolving Loans to be made on such Funding Date, shall not exceed the applicable limitations thereon in subsection 7.6A.

            B.    As of that Funding Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided that where a representation and warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition;

            (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

            (iii) The Interim Borrowing Order and/or the Final Borrowing Order, as applicable, shall be in full force and effect and shall be unstayed by the Bankruptcy Court or any other court of competent jurisdiction;

            (iv) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

            (v) No order, judgment or decree of any arbitrator, the Bankruptcy Court or other Government Authority shall purport to enjoin or restrain any Lender from making the Revolving Loans to be made by it on that Funding Date;

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            (vi)   After the consummation of the borrowing contemplated by such
      Notice of Borrowing, the Total Utilization of Revolving Commitments shall not exceed the least of (a) the aggregate Revolving Commitments, (b) the Borrowing Base and (c) the amount of Revolving Loans and Revolving Letters of Credit permitted to be outstanding hereunder pursuant to the Interim Borrowing Order or Final Borrowing Order (as applicable), in each case as the foregoing limits are in effect at such time;

            (vii) if such Funding Date occurs on or after December 31, 2004 (or such later date as Lead Lenders shall agree upon), each Lead Lender shall have notified Company in writing prior to December 31, 2004 (or such later date as Lead Lenders shall agree upon) that it is satisfied, in its sole discretion, with all Customer Agreements entered into by Borrowers with all Major Customers;

            (viii) No pleading or application shall have been filed in the Bankruptcy Court (or any other court of competent jurisdiction) by any party in interest which is not withdrawn, dismissed or denied within 55 days after filing seeking (a) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 case, (b) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (c) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, (d) the granting of a super-priority claim or a Lien pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and/or the Final Borrowing Order, (e) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Final Borrowing Order without the prior written consent of each Agent and the Requisite Lenders, or (f) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers; and

            (ix)   No Cash shall be on deposit in the Restricted Cash Account.

      4.4   CONDITIONS TO REVOLVING LETTERS OF CREDIT.

            In addition to the conditions set forth in subsection 4.1 (and, after the Incremental Commitment Effective Date, subsection 4.2), the issuance of any Revolving Letter of Credit hereunder is subject to the following conditions precedent:

            A. On or before the date of issuance of such Revolving Letter of Credit, Administrative Agent shall have received (i) in accordance with the provisions of subsection 3.1, an originally executed Request for Issuance of Letter of Credit (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1, (ii) certification by Company demonstrating that, after the issuance of such Revolving Letter of Credit, the aggregate Letter of Credit Usage shall not exceed the applicable limitations thereon in subsection 7.6A, and (iii) such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Revolving Letter of Credit.

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            B.    On the date of issuance of such Revolving Letter of Credit, all conditions precedent described in subsection 4.3B (other than subsection 4.3B(ix)) shall be satisfied to the same extent as if the issuance of such Revolving Letter of Credit were the making of a Revolving Loan and the date of issuance of such Revolving Letter of Credit were a Funding Date.

      4.5   CONDITIONS TO WITHDRAWALS FROM RESTRICTED CASH ACCOUNT.

            The obligation of Administrative Agent to permit withdrawals by Company from the Restricted Cash Account on any Withdrawal Date is subject to the following conditions precedent:

            A. Administrative Agent shall have received on that Withdrawal Date, in accordance with the provisions of subsection 3.6, an originally executed Notice of Withdrawal, in each case signed by a duly authorized Officer of Borrowers.

            B.    As of that Withdrawal Date:

            (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Withdrawal Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

            (ii) No event shall have occurred and be continuing or would result from the consummation of the withdrawal contemplated by such Notice of Withdrawal that would constitute an Event of Default or a Potential Event of Default;

            (iii) The Interim Borrowing Order and/or the Final Borrowing Order, as applicable, shall be in full force and effect and shall be unstayed by the Bankruptcy Court or any other court of competent jurisdiction;

            (iv) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Withdrawal Date;

            (v) No pleading or application shall have been filed in the Bankruptcy Court (or any other court of competent jurisdiction) by any party in interest which is not withdrawn, dismissed or denied within 55 days after filing seeking (a) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 case, (b) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (c) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, (d) the granting of a super-priority claim or a Lien pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and/or the Final Borrowing Order, (e) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Final Borrowing Order without the prior written consent of each Agent and the Requisite Lenders, or

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      (f) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers; and

            (vi) Company shall have delivered to Agents an Officer's Certificate (together with such supporting calculations as Agents may reasonably request) dated as of the Withdrawal Date certifying that, the contemplated amounts proposed to be withdrawn are for purposes of a type of expenditure projected to occur in the Budget for such week and after giving effect to the contemplated application of amounts proposed to be withdrawn from the Restricted Cash Account, Borrowers shall be in compliance with the limitations thereon in subsection 7.6A.

            Without limiting the generality of the provisions of Section 9 hereof, Borrowers, Agents and Lenders hereby agree that each Agent and each Agent-Related Person, for purposes of Sections 2 through 4 hereof, (i) shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Event of Default unless such Agent or Agent-Related Person shall have received notice from a Lender, an Agent or a Borrower referring to this Agreement, describing such Event of Default or Potential Event of Default and stating that such notice is a "notice of default"; (ii) shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Revolving Loans or amounts withdrawn from the Restricted Cash Account or the use of the Revolving Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default; and (iii) shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document delivered pursuant to subsection 4.1, 4.2, 4.3, 4.4 or 4.5 believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

SECTION 5. BORROWERS' REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Agreement and to make the Revolving Loans, to induce Issuing Lender to issue Letters of Credit and to induce Lenders to purchase participations therein, Borrowers' represent and warrant to each Lender:

      5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

            A. ORGANIZATION AND POWERS. Each of Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Subject to compliance with any applicable provisions of the Bankruptcy Code, each of Company and its Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each Borrower is in compliance with its Certificate of Incorporation, Bylaws and other organizational, formation and governing documents and all applicable orders of the Bankruptcy Court.

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            B.    QUALIFICATION AND GOOD STANDING. Each of Company and its
Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

            C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

            D. SUBSIDIARIES. All of the Subsidiaries of Company as of the Closing Date and their jurisdictions of organization are identified in Schedule
5.1 annexed hereto. The Capital Stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. Schedule 5.1 annexed hereto correctly sets forth, as of the Closing Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

      5.2   AUTHORIZATION OF BORROWING, ETC.

            A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents (i) have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto and (ii) have been, or by the Closing Date will be, duly authorized by the Bankruptcy Court.

            B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of the Bankruptcy Court or other Government Authority binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under (x) any Contractual Obligation of Company or any of its Subsidiaries or (y) any applicable order of the Bankruptcy Court, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries (performance or enforceability of which has not been waived or excused by the Bankruptcy Code or an applicable order of the Bankruptcy Court), except for such approvals or

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consents or any applicable order of the Bankruptcy Court (x) that will be obtained or, with respect to any consents potentially required from the Prepetition Senior Lenders, rendered unnecessary by Bankruptcy Court order on or before the Closing Date and disclosed on Schedule 5.2 annexed hereto or (y) that (other than with respect to any applicable order of the Bankruptcy Court) the failure to obtain could not reasonably be expected to result in a Material Adverse Effect.

            C. GOVERNMENTAL CONSENTS. Except as set forth in Schedule 5.2, the execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization, except for any applicable order of the Bankruptcy Court.

            D. BINDING OBLIGATION. Upon entry of the Interim Borrowing Order, each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms.

            E. RESTRICTIONS ON TRANSFER. There are no restrictions on any Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of Cash or other assets from one to another, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable law (including the Bankruptcy Code and any applicable orders of the Bankruptcy Court), (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, and (iv) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by subsection 7.2 (each of which document or instrument is set forth on, and each of which document and instrument is described on, Schedule 5.2E annexed hereto); provided that (x) such prohibitions or restrictions apply only to the assets subject to such Liens, and (y) the prohibitions or restrictions set forth in clauses (iii) or (iv) only apply to the extent enforceable under the Bankruptcy Code and the applicable orders of the Bankruptcy Court.

            F. PRE-PETITION INDEBTEDNESS. Prepetition Indebtedness (and all amounts owing in respect thereof) of any Borrower and its Subsidiaries as of the Petition Date will be set forth on the Debtors' Schedule of Assets and Liabilities filed with the Bankruptcy Court, as they may be amended in accordance with the Bankruptcy Rules.

            G. CHAPTER 11 CASES. The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof and of the hearing for the approval of each of the Interim Borrowing Order and Final Borrowing Order has been given as identified in the respective Certificates of Service filed with the Bankruptcy Court and, without limiting the foregoing, has been given to third-party creditors to the extent required by applicable law.

      5.3   FINANCIAL CONDITION.

            Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described on Schedule 5.3 annexed hereto. All such statements were

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prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the absence of footnotes and changes resulting from audit and normal year-end adjustments. Neither Company nor any of its Subsidiaries has (and will not have following the funding of the initial Revolving Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

      5.4   NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

            Since the Petition Date, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect other than the commencement of the Chapter 11 Cases and increases in the cost of Raw Materials occurring prior to the Closing Date and the occurrence of the events described in Schedule 5.4 annexed hereto. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

      5.5   TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL PROPERTY.

            A.    TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have
(i) marketable, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) marketable title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

            B. REAL PROPERTY. As of the Closing Date, Schedule 5.5B annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset, regardless of whether a Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5B annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by the Chapter 11 Cases.

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            C.    INTELLECTUAL PROPERTY. As of the Closing Date, Company and its
Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by Company or any of its Subsidiaries on the Closing Date are described on Schedule 5.5C annexed hereto.

      5.6   LITIGATION; ADVERSE FACTS.

            Except as set forth in Schedule 5.6 annexed hereto, there are no Proceedings (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      5.7   PAYMENT OF TAXES.

            Except to the extent permitted by subsection 6.3 and to the extent payment has been excused by the Bankruptcy Code or an applicable order of the Bankruptcy Court, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries that is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

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      5.8   PERFORMANCE OF AGREEMENTS; MATERIAL CONTRACTS.

            A. Except as excused by the Bankruptcy Code or applicable order of the Bankruptcy Court, neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

            B. Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. As of the Closing Date, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

      5.9   GOVERNMENTAL REGULATION.

            Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation (other than the Bankruptcy Code) which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

      5.10  SECURITIES ACTIVITIES.

            A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            B. Following application of the proceeds of each Revolving Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.3 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

      5.11  EMPLOYEE BENEFIT PLANS.

            A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

            B. Except as set forth on Schedule 5.11B annexed hereto, no ERISA Event has occurred or is reasonably expected to occur. With respect to the payments identified on Schedule 5.11B, no final, nonappealable order has been entered compelling the Company to make such payments.

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            C.    Except to the extent required under Section 4980B of the
Internal Revenue Code or except as set forth in Schedule 5.11C annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

            D. As of the date hereof and during the last two years, Company, its Subsidiaries and their respective ERISA Affiliates have contributed to, or had an obligation to contribute to, only one Multiemployer Plan (within the meaning of Section 4203 of ERISA), and the annual contributions to such Multiemployer Plan during the last five years have not exceeded $40,000.

            E. As of the date hereof, Company and its Subsidiaries have made full payment when due of all required contributions to any Foreign Plan.

      5.12  CERTAIN FEES.

            Except for fees payable to Lead Arranger and Agents with respect to this Agreement, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

      5.13  ENVIRONMENTAL PROTECTION.

            Except as set forth in Schedule 5.13 annexed hereto:

            (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to
      (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
      9604) or any comparable state law, except as set forth on Schedule 5.13(ii) attached hereto;

            (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice

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      under any Environmental Law indicating past or present treatment of
      Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

            (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

      5.14  EMPLOYEE MATTERS.

            There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

      5.15  MATTERS RELATING TO COLLATERAL.

            A. TITLE TO PROPERTIES; PERFECTION AND PRIORITY OF LIENS. Company and its Subsidiaries have (i) marketable, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) marketable title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens. The provisions of the Collateral Documents, the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order are effective to create in favor of Collateral Agent for the benefit of the Lenders a legal, valid, perfected, nonavoidable and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein (having the priority provided for herein and in the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order).

            (i) Pursuant to Section 364(c)(2) of the Bankruptcy Code and the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order, the Obligations will be secured by a first priority perfected senior Lien on all Collateral which is not subject to a valid, perfected, non-voidable and enforceable Lien existing as of the Petition Date, subject only to (a) prior to the Customer Program Approval Date, all rights of setoff and recoupment existing as of the Petition Date in favor of account debtors of Borrowers on Borrowers' accounts receivable, (b) prior to the Subsequent Funding Date, the Lien of Scotia Capital under the Prepetition L/C Facility on the Prepetition Scotia L/C Cash Collateral and
      (c) the Carve-Outs.

            (ii) Pursuant to Section 364(c)(3) of the Bankruptcy Code and the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order, the Obligations will be secured by a perfected Lien on the Collateral, subject and junior to (a) any valid,

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      perfected, non-voidable and enforceable Liens (other than Prepetition
      Senior Liens) existing as of the Petition Date and (b) the Carve-Outs.

            (iii) Pursuant to Section 364(d) of the Bankruptcy Code and the Interim Borrowing Order and, upon its effectiveness, the Final Borrowing Order, the Obligations at all times will be secured by a first priority perfected senior priming Lien on the Prepetition Senior Collateral granted under the Prepetition Senior Loan Facility, but having priority over only the Prepetition Senior Liens granted pursuant to the Prepetition Senior Loan Facility, subject only to the Carve-Outs.

            The execution and delivery of the Collateral Documents by Subsidiary Guarantors, together with (x) the actions taken on or prior to the date hereof pursuant to subsections 4.1L, 6.8 and 6.9 and (y) the delivery to Collateral Agent of any Pledged Collateral of the Subsidiary Guarantors not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Collateral Agent, for the benefit of Lenders, a Lien on all of the Collateral of the Subsidiary Guarantors (which Lien has priority over any other Lien on such Collateral, subject to Permitted Encumbrances and Liens permitted under subsection 7.2A), and all filings and other actions necessary or desirable to maintain the perfection and such priority of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

            B. GOVERNMENTAL AUTHORIZATIONS. Other than Court approval, no authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.15A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

            C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may be filed in favor of Collateral Agent and to evidence Permitted Encumbrances, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

            D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            E. INFORMATION REGARDING COLLATERAL. All information supplied to any Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken

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as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

      5.16  DISCLOSURE.

            No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections (including the Budget and any 13-Week Cash Forecast) and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      5.17  PREPETITION SENIOR INDEBTEDNESS.

            The Indebtedness and Contingent Obligations constituting Prepetition Senior Indebtedness (and all amounts owing in respect thereof) of Loan Parties as of the Closing Date are set forth on Schedule 5.17 annexed hereto. The Prepetition Senior Obligations are secured by valid and enforceable first priority liens and security interests granted by the applicable Loan Parties for the benefit of the Prepetition Senior Lenders, upon all of the Prepetition Senior Collateral, subject only to the Liens contemplated hereby and encumbrances permitted under the terms of the Prepetition Senior Credit Facilities. The Prepetition Senior Obligations and the liens and security interests of the Prepetition Senior Lenders in the Prepetition Senior Collateral are not subject to avoidance, defense, objection, action, counterclaim, setoff or subordination of any kind whatsoever. The Prepetition Senior Obligations constitute legal, valid and binding obligations of each Loan Party party to the Prepetition Senior Credit Facilities, enforceable in accordance with the terms of the Prepetition Senior Credit Facilities and pursuant to applicable law, except as limited by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

      5.18  CASH MANAGEMENT SYSTEM.

            The summary of Borrowers' Cash Management System attached hereto as
Schedule 4.1J is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. No Borrower owns any Deposit Account or Securities Account which is not described in Schedule 4.1J. There has been no change to the Cash Management System since the

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Closing Date except such changes as are required to satisfy subsection 4.1J and have been disclosed to Lenders in writing and approved by Administrative Agent.

      5.19  ORDERS.

            On the date of the making of the initial Revolving Loans hereunder, the Interim Borrowing Order will have been entered and shall be in full force and effect and unstayed by the Bankruptcy Court or any other court of competent jurisdiction. On the date of the making of any Revolving Loan, the Interim Borrowing Order or the Final Borrowing Order, as the case may be, shall be in full force and effect and unstayed by the Bankruptcy Court or any other court of competent jurisdiction. Upon the Maturity Date (whether by acceleration or otherwise) of any of the Obligations of Borrowers hereunder and under the other Loan Documents, Lenders shall be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court subject to the notice procedures set forth in the second paragraph of subsection 8.14B.

      5.20  MATTERS RELATING TO LOAN PARTIES.

            A. LOAN PARTIES. Neither Company nor any of its Subsidiaries owns any interest in any Domestic Subsidiary (other than the Inactive Subsidiaries) which is neither a Borrower nor a Subsidiary Guarantor.

            B. DOMESTIC SUBSIDIARY ASSETS. Each Domestic Subsidiary which is a Loan Party has granted a Lien in favor of Collateral Agent on substantially all of its property pursuant to the Collateral Documents, the Interim Borrowing Order or the Final Borrowing Order, except for such Subsidiary Guarantors (i) which have granted a Lien permitted under subsection 7.2A on certain property to secure Indebtedness permitted under subsection 7.1, or (ii) with respect to which the grant of such a Lien would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party.

            C. DOMESTIC SUBSIDIARY CAPITAL STOCK. The Capital Stock of each Domestic Subsidiary which is directly owned by any Loan Party has been pledged to Collateral Agent pursuant to the Collateral Documents, the Interim Borrowing Order or the Final Borrowing Order, except for the Capital Stock of those Domestic Subsidiaries (other than Loan Parties) (i) which is subject to a Lien permitted under subsection 7.2A securing Indebtedness permitted under subsection 7.1, or (ii) the pledge of which would constitute a material violation of (a) a valid and enforceable Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party or such Domestic Subsidiary.

            D. FOREIGN SUBSIDIARY CAPITAL STOCK. 65% of the Capital Stock of each Foreign Subsidiary which is directly owned by Loan Parties (or such lesser percentage as is owned by Loan Parties) has been pledged to Collateral Agent pursuant to the Collateral Documents except for the Capital Stock of those Foreign Subsidiaries the pledge of which would

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(X) give rise to material increased Tax liabilities to Company and its
Subsidiaries or (Y) constitute a material violation of (a) a valid and enforceable (on a post-Petition Date basis) Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries and their respective Affiliates for which the required consents have not been obtained or (b) applicable law affecting such Loan Party or such Foreign Subsidiary.

            E. INACTIVE SUBSIDIARIES. Neither of the Inactive Subsidiaries has any material assets or other operations. Borrowers have commenced dissolution proceedings for Transnational Indemnity Company.

      5.21  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

            Neither the making of the Revolving Loans to, or issuance of Letters of Credit on behalf of, Company or its Subsidiaries nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither Company nor any of its Subsidiaries and their Affiliates (a) is or will become a Person whose property or interests in property are blocked pursuant to
Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such Person. Company and its Subsidiaries and Affiliates are in compliance, in all material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

      5.22  INVENTORY AND ACCOUNTS.

            Except as disclosed in the written information provided to Agents and Lenders by Borrowers under subsection 6.12 or otherwise disclosed to Agents in writing, with respect to all Inventory and Accounts:

            (i) Collateral Agent may rely upon all statements, warranties, or representations made in any Borrowing Base Certificate or other written report regarding Inventory and Accounts delivered hereunder by Borrowers in determining which items of Inventory or Accounts are to be deemed Eligible Inventory or Eligible Accounts, as the case may be;

            (ii) No Inventory or Account is subject to any Lien whatsoever, except for Liens of Lenders under the Collateral Documents and other Liens permitted hereunder;

            (iii) Other than as set forth on Schedule 7.2 annexed hereto, no Inventory has been consigned to any Person;

            (iv) All Inventory has been produced in accordance with all applicable requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto;

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            (v)    All Inventory has been and shall be used in Borrowers'
      business and not for personal, family, household or farming use;

            (vi) Each Eligible Account represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of Borrowers' business which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense or counterclaim and will be paid in full at maturity;

            (vii) All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Account are true and correct in all material respects and are in all material respects what they purport to be and, to the best of Borrowers' knowledge, all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract;

            (viii) None of the transactions underlying or giving rise to any Account violate any state or federal laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and are legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with; and

            (ix) All sales, excise and similar taxes relating to Accounts of Borrowers have been paid when due.

SECTION 6. COMPANY'S AFFIRMATIVE COVENANTS

            Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Revolving Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

      6.1   FINANCIAL STATEMENTS AND OTHER REPORTS.

            Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agents and Lenders:

            (i) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agents) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or

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      change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

            (ii) Monthly Financials: as soon as available and in any event within 30 days after the end of each month, the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal period and the related consolidated and consolidating statements of operations, and consolidated shareholders' equity and cash flows of Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

            (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of operations, and consolidated shareholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agents, which report shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

            (iv) Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, a Compliance Certificate (a) stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries

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      during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Compliance Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto and (b) demonstrating compliance with subsection 7.6C in reasonable detail;

            (v) Weekly Reports; 13-Week Cash Forecast Updates; Compliance with Budget: no later than the close of business (New York City time) on Tuesday of each week after the Closing Date, (a) a weekly statement of actual cash receipts and expenditures for the week most recently ended, certified by the chief financial officer of Company, together with a reconciliation on a line-item basis (current through the previous Friday) of actual cash receipts and disbursements for the immediately preceding week against the Budget and against the 13-Week Cash Forecast then in effect, demonstrating in reasonable detail compliance during such week (or fiscal month, as the case may be) with the restrictions contained in subsections 7.6A and 7.6B, and (b) an updated consolidated cash flow forecast for Borrowers, in a form consistent with the 13 Week-Cash Forecast contained in the Budget, with weekly anticipated cash receipts and disbursements for the 13-week period commencing with the week beginning most recently after the delivery of such forecast;

            (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

            (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

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            (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

            (ix) Litigation or Other Proceedings: (a) promptly upon any Officer of Company obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or
      (2) any material development in any Proceeding that, in any case:

                        (x) if adversely determined, has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Company and its Subsidiaries of giving rise to a Material Adverse Effect; or

                        (y) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its
                   Subsidiaries equal to or greater than $1,000,000, and promptly after request by any Agent such other information as may be reasonably requested by Agents to enable Agents and Agents' Counsel to evaluate any of such Proceedings;

      written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

            (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

            (xi) ERISA Notices: with reasonable promptness, copies of (a) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as either Agent shall reasonably request;

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            (xii)  Insurance: as soon as practicable after any material change in insurance coverage maintained by Company and its Subsidiaries notice thereof to Agents specifying the changes and reasons therefor;

            (xiii) Governing Body: with reasonable promptness, written notice of any change in the Governing Body of Company;

            (xiv) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

            (xv) Bankruptcy Information: promptly after the same is available, Borrowers shall furnish or cause to be furnished to Agents' Counsel all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of Borrowers with the Bankruptcy Court or the United States Trustee in the Chapter 11 Cases or distributed by or on behalf of Borrowers to any official committee appointed in the Chapter 11 Cases (except to the extent subject to confidentiality agreement) and, without limiting the generality of the foregoing, Borrowers shall promptly deliver to, and discuss with, Agents and Agents' Counsel any and all information and developments in connection with any proposed Asset Sale, including, without limitation, any letters of intent, commitment letters or engagement letters received by Borrowers, and any other event or condition which is reasonably likely to have a material effect on Borrowers or the Chapter 11 Cases, including, without limitation, the progress of any disclosure statement or any proposed Chapter 11 plan of reorganization;

            (xvi) Budget Updates: as soon as practicable but no later than the Tuesday of the eleventh week after the Incremental Commitment Effective Date and the Tuesday of each week that is an integral multiple of thirteen weeks thereafter, (a) projections setting forth, on a weekly basis, anticipated cash receipts and disbursements for the 13-week period commencing with such week, together with the weekly projected utilization of Revolving Loans and Revolving Letters of Credit, in a form consistent with the 13 Week-Cash Forecast contained in the Budget prior to such date,
      (b) projected monthly statements of income and cash flows for each month ending during the remaining Budget Period, and (c) projected balance sheets for Borrowers as at each such month's end, in each case together with an explanation of the material assumptions on which such projections are based, such forecast to be in form and substance reasonable acceptable to Agents and, if within 3 Business Days after receipt by Lenders of such cash forecast Requisite Lenders shall have notified Agents of objection thereto, Requisite Lenders, and (d) a certificate from the chief financial officer of Company certifying that the projections described in clauses
      (a), (b) and (c) are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made;

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            (xvii)  Covenant Addendum: as soon as practicable after the Closing
      Date but in any event no later than October 29, 2004, a fully completed Covenant Addendum substantially in the form of Exhibit XIV annexed hereto, setting forth proposed addbacks to Consolidated EBITDA and proposed covenant levels for the covenants in subsections 7.6B and 7.8, which levels shall be consistent with the projected receipts contained in the periods covered by the Budget then in effect and which Covenant Addendum shall otherwise be in substance acceptable to each Lead Lender in its sole discretion;

            (xviii) Exit Plan: as soon as practicable and in any event no later than January 15, 2005, a plan of Borrowers for exiting the Chapter 11 Cases providing for payment in full in Cash of all Obligations on the effective date of a plan of reorganization in the Chapter 11 Cases; and

            (xix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

      6.2   EXISTENCE, ETC.

            Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence in the jurisdiction of organization specified on
Schedule 5.1 and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

      6.3   PAYMENT OF TAXES AND CLAIMS; TAX.

            A. Except as allowed by this Agreement or excused by the Bankruptcy Code or an applicable order of the Bankruptcy Court, each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            B. Borrowers will not, nor will any Borrower permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrowers or any of its Subsidiaries).

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      6.4   MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/
            CONDEMNATION PROCEEDS.

            A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

            B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Collateral Agent shall be named as loss payee and/or additional insured with respect to any policy of insurance providing coverage in respect of the Collateral, and each provider of such insurance policy shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Agent that it will give Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled.

            C. APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

            (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to pay the Revolving Loans (and/or the Revolving Commitments shall be reduced and/or Revolving Letters of Credit shall be cash collateralized) as provided in subsection 2.4A;

            (ii) Net Insurance/Condemnation Proceeds Received by Company. Subject to Borrowers' right to reinvest, as set forth in subsection 2.4A(iii)(b), upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Revolving Loans (and/or the Revolving Commitments shall be reduced) and/or Revolving Letters of Credit shall be cash collateralized as provided in subsection 2.4A.

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      6.5   INSPECTION RIGHTS; LENDER MEETING.

            A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested or at any time or from time to time following the occurrence and during the continuation of an Event of Default.

            B. LENDER MEETING. Company will, upon the request of either Agent or Requisite Lenders, participate in a meeting or teleconference with either Agent and Lenders to be held at Company's principal offices (or at such other location as may be agreed to by Company and either Agent) at such time as may be agreed to by Company and either Agent.

            C. AUDIT OF INVENTORY AND ACCOUNTS RECEIVABLE; FIXED ASSET APPRAISAL. Company shall, and shall cause each of its Subsidiaries to, permit any auditors or appraisers designated by Agents to visit and inspect any of the properties of Company or of any of its Subsidiaries, upon reasonable notice and at reasonable times during normal business hours, in order to conduct audits of the Inventory and Accounts Receivable and to prepare appraisals of the Fixed Assets.

      6.6   COMPLIANCE WITH LAWS, ETC.

            Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

      6.7   ENVIRONMENTAL MATTERS.

            A. ENVIRONMENTAL DISCLOSURE. Company will deliver to Agents and
Lenders:

            (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, Government Authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any

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      applicable Environmental Laws, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material
      Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

            (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any Government Authority, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

            (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

            B. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

            (i) Remedial Actions Relating to Hazardous Materials Activities. Company shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim.

            (ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (ii)

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      make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

      6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS AFTER THE CLOSING DATE.

            A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Domestic Subsidiary of Company after the Closing Date, Company will promptly notify Agents of that fact and cause such Domestic Subsidiary promptly (and in any event no later than the Business Day after such Person becomes a Domestic Subsidiary) to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected first priority security interest in all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents, subject to any Liens in existence on the date such Domestic Subsidiary becomes a Domestic Subsidiary to the extent permitted under subsection 7.2A, provided that at the request of Company in connection with sales of assets permitted under subsection 7.7, Collateral Agent shall (without need for any further consent from any Lender or Lenders) release any Liens on a Domestic Subsidiary's assets and/or release a Domestic Subsidiary from the Subsidiary Guaranty or, in the case of a Person that becomes a Domestic Subsidiary of Company in connection with such financing or investment permitted hereunder, waive the requirement that such Domestic Subsidiary execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty and Security Agreement, in each case solely to the extent required by the terms of any such financings, investments or sales permitted under the foregoing subsections of this Agreement.

            B. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Agents, together with the relevant Loan Documents, (i) certified copies of Organizational Documents of each Domestic Subsidiary which is becoming a Loan Party pursuant to subsection 6.8A or 6.8D, together with a good standing certificate from the Secretary of State of the jurisdiction of such Subsidiary's organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Agents,
(ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agents and their counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral

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pursuant to such Loan Documents) as Agents may reasonably request, all of the foregoing to be satisfactory in form and substance to Agents and their counsel.

            C. FOREIGN PLEDGE AGREEMENTS. As soon as practicable (but not more than 90 days, unless rendered impracticable by events or by action or inaction of foreign Governmental Authorities in each case beyond the control of Borrowers (as determined in the reasonable judgment of Collateral Agent)) after the Closing Date (to the extent not completed on or prior to the Closing Date), Borrowers shall cause foreign pledge agreements to be executed and delivered to Collateral Agent with respect to 65% of the Capital Stock of all Foreign Subsidiaries that are directly owned by any Borrower or Subsidiary Guarantor (other than to the extent a pledge of such Capital Stock under the Collateral Documents would constitute a material violation of (1) a valid Contractual Obligation in favor of or for the benefit of a Person other than Company or any of its Subsidiaries which is enforceable against the relevant Borrower or Subsidiary Guarantor on a post-Petition Date basis and for which the required consents have not been obtained or (2) applicable law affecting such Borrower, such Subsidiary Guarantor or such Foreign Subsidiary), shall take all such other actions under the laws of such jurisdictions as Collateral Agent may deem necessary or advisable to perfect or otherwise protect the Liens purported to be created in such Capital Stock under the Collateral Documents, and shall deliver to Collateral Agent an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) under the laws of each jurisdiction in which
(i) any Loan Party holding stock of the relevant Foreign Subsidiary is organized with respect to the due authorization, execution and delivery of such foreign pledge agreement by such Loan Party, and (ii) such Foreign Subsidiary is organized with respect to customary matters regarding enforceability, validity and perfection of such pledge.

            D. ADDITIONAL SUBSIDIARY BORROWERS. Borrowers shall (i) cause any Domestic Subsidiary of any Borrower which commences a voluntary case under the Bankruptcy Code to file the relevant petition for relief under the Bankruptcy Code in the same venue as the Chapter 11 Cases, and shall promptly notify Agents of such filing, (ii) apply to the Bankruptcy Court and otherwise use best efforts to have any such voluntary case jointly administered with the Chapter 11 Cases, and (iii) cause any such Subsidiary promptly (and in any event no later than one Business Day after such filing) to execute and deliver to Agents a Borrowing Subsidiary Agreement and a counterpart of the Security Agreement (each such Subsidiary being an "ADDITIONAL SUBSIDIARY BORROWER") and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1L) as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected security interest in all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents, with the same priority as set forth in the Interim Borrowing Order or the Final Borrowing Order, as applicable, for the security interests granted by the initial Borrowers hereunder. Upon delivery of such executed Borrowing Subsidiary Agreement by the other Borrowers, notice of which is hereby waived by Borrowers other than Company, and each of the other documents referred to in the immediately preceding sentence, each such Additional Subsidiary Borrower shall be a Borrower and shall be as fully a party hereto as if such Subsidiary were an original signatory hereto as a Borrower. Each Borrower hereby expressly agrees that its Obligations arising hereunder or under the other Loan

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Documents shall not be affected or diminished by the addition or release of any
Additional Subsidiary Borrower hereunder.

      6.9   MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

            From and after the Closing Date, in the event that (i) any Loan Party acquires any fee interest in real property or any Material Leasehold Property, or (ii) at the time any Person becomes a Loan Party after the Closing Date, such Person owns or holds any fee interest in real property or any Material Leasehold Property, such Loan Party shall, as soon as practicable after such Person acquires such real property or Material Leasehold Property or becomes a Subsidiary Guarantor, as the case may be, execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments, opinions, appraisals, title insurance and environmental reports as Collateral Agent may reasonably request to perfect and maintain the Liens created by the Collateral Documents, the Interim Borrowing Order and the Final Borrowing Order, and to assure, convey, assign, transfer and confirm unto Collateral Agent, for the benefit of the Lenders, the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Loan Party may be or may hereafter become bound to convey or to assign to Collateral Agent.

      6.10  FURTHER ASSURANCES.

            A. ASSURANCES. Without expense or cost to any Agent or Lenders, each Borrower shall from time to time hereafter execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as any Agent may from time to time reasonably request and that do not involve a material expansion of Borrowers' obligations or liabilities hereunder in order to carry out more effectively the purposes of this Agreement, the other Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, including to subject any Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto Collateral Agent the property and rights thereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or that any Borrower may be or may hereafter become bound to convey or to assign to Collateral Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, any other Loan Documents, the Interim Borrowing Order or the Final Borrowing Order, registering or recording this Agreement or any other Loan Document. Without limiting the generality of the foregoing, Borrowers shall deliver to Collateral Agent, promptly upon receipt thereof, all instruments received by Borrowers after the Closing Date and take all actions and execute all documents necessary or reasonably requested by Collateral Agent to perfect Collateral Agent's Liens in any such instrument or any other Investment acquired by Borrowers.

            B. FILING AND RECORDING OBLIGATIONS. Except as excused by the Bankruptcy Code or applicable orders of the Bankruptcy Court, Borrowers shall jointly and severally pay all

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filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any mortgage or other Loan Document, including any instrument of further assurance described in subsection 6.9A, and shall pay all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any mortgage or other Loan Document, including any instrument of further assurance described in subsection 6.10A, or by reason of its interest in, or measured by amounts payable under, the mortgages or any other Loan Document, including any instrument of further assurance described in subsection 6.10A, (excluding income, franchise and doing business taxes), and shall pay all stamp taxes and other taxes required to be paid on any Loan Document; provided, however, that such Borrower may contest in good faith and through appropriate proceedings, any such taxes, duties, imposts, assessments and charges; provided further, however, that such Borrower shall pay all such taxes, duties, imposts and charges when due to the appropriate taxing authority during the pendency of any such proceedings if required to do so to stay enforcement thereof. If any Borrower fails to make any of the payments described in the preceding sentence within ten (10) days after notice thereof from Administrative Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by Administrative Agents) accompanied by documentation verifying the nature and amount of such payments, either Agent may (but shall not be obligated to) pay the amount due and Borrowers shall jointly and severally reimburse all amounts in accordance with the terms hereof.

            C. COSTS OF DEFENDING AND UPHOLDING THE LIEN. Collateral Agent may, upon at least five (5) days' prior notice to Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of Collateral Agent, Lenders or Company, in which Collateral Agent or any Lender is named or which Collateral Agent in its sole discretion determines is reasonably likely to materially adversely affect any mortgaged property, any other Collateral, any mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which Collateral Agent reasonably determines should be instituted to protect the interest or rights of Collateral Agent and Lenders in any mortgaged property or other Collateral or under this Agreement or any other Loan Document. Borrowers jointly and severally agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by Collateral Agent shall be paid pursuant to subsection 10.2 hereof.

      6.11  CASH MANAGEMENT SYSTEM.

            Company shall, and shall cause each of its Subsidiaries to, maintain the Cash Management System as described in Schedule 4.1J, and Company shall not open or close Deposit Accounts or Securities Accounts or make other changes to the cash management systems without the written consent of each Agent. Borrowers shall cause all Cash in the Cash Management System to be transferred on a daily basis to the Restricted Cash Account.

      6.12  BORROWING BASE AND INVENTORY REPORTS.

            (i) Borrowing Base Certificates. Borrowers shall deliver a Borrowing Base Certificate to Collateral Agent on the Closing Date, certifying the Borrowing Base as of

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      such date, to permit Collateral Agent to determine the Borrowing Base to be in effect on the Closing Date. Thereafter Borrowers shall deliver Borrowing Base Certificates on a weekly basis on Tuesday of each week, with each such Borrowing Base Certificate dated and certifying the Borrowing Base as of end of the immediately previous week. Promptly following receipt of each such Borrowing Base Certificate, Collateral Agent shall determine or, as the case may be, redetermine the Borrowing Base in accordance with the definition thereof, using the information contained in such Borrowing Base Certificate, and shall notify Borrowers of the Borrowing Base so determined and so redetermined. Each such Borrowing Base so determined or redetermined by Collateral Agent shall remain in effect until notice of a redetermined Borrowing Base shall have been given by Collateral Agent in accordance with the provisions of this subsection 6.12.

      (ii) Inventory Reports.

            (a) Borrowers shall at all times hereafter maintain a perpetual inventory (to the extent it is in effect as of the Petition Date) and shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Borrowers' usual business hours upon reasonable prior request of Collateral Agent.

            (b) At such times as Collateral Agent may request, Borrowers shall conduct a physical count of the Inventory for which a statistical sampling will be sufficient, provided that such statistical sampling is consistent with prior practice of Borrowers and performed in accordance with generally accepted auditing standards, and promptly following such physical Inventory shall supply Collateral Agent with a report in a form and with such specificity as may be reasonably satisfactory to Collateral Agent concerning such physical count of the Inventory.

            (c) Upon Collateral Agent's request, at any time and from time to time, Borrowers shall, at Borrowers' sole cost and expense, execute and deliver to Collateral Agent written reports or appraisals of the Inventory listing all items and categories thereof, describing the condition of same and setting forth the value thereof (the lower of cost or market value of the Inventory), in such form as is reasonably satisfactory to Collateral Agent. Collateral Agent, in its reasonable discretion, and at Borrowers' expense, may review or have an outside consultant selected by them review, upon reasonable notice and at reasonable times, the quality and amount of inventory.

      (iii) Accounts.

            (a) Borrowers shall, immediately upon obtaining knowledge thereof, report to Collateral Agent all reclaimed, repossessed or returned goods any account debtor claims and any other matter affecting the value, enforceability or collectibility of Accounts, including any claim of setoff or offset by any account debtor.

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            (b) At Collateral Agent's request, any goods reclaimed or
      repossessed by or returned to Borrowers will be set aside, marked with Collateral Agent's name and held by Borrower for Collateral Agent's account and subject to Collateral Agent's security interest.

            (c) Borrowers shall pay all sales, excise or similar taxes relating to Accounts when due.

      6.13  PREPETITION L/C CASH COLLATERAL.

            On the Subsequent Funding Date, Borrowers shall deposit all Prepetition L/C Cash Collateral remaining after reimbursement to Scotia Capital of all honored drawings under the Prepetition Scotia L/C into the Restricted Cash Account. Borrowers shall use Cash in the Restricted Cash Account to repay Revolving Loans pursuant to subsection 2.4A(iii)(g), to reimburse any Issuing Lender for drawings honored under any Revolving Letters of Credit in accordance with subsection 3.3B and, subject to the provisions of subsections 3.6 and 4.5, for other purposes.

      6.14  MATTERS RELATING TO BORROWERS' CUSTOMERS.

            Borrowers shall cooperate and consult with Agents regarding the material aspects of Borrowers' relationship with their customers. Without limiting the generality of the foregoing:

            A. Borrowers shall provide Agents with weekly updates regarding negotiations with Borrowers' existing customers, including modifications to and extensions of contracts with such customers, and updates on a monthly basis regarding the operations of Company and its Subsidiaries;

            B. With respect to a product supplied by any Borrower to a customer under a contract with respect to which such customer has entered into a Customer Agreement, Borrowers shall not enter into any amendment to such existing contract or any new contract for such product with such customer unless such new contract (or amended contract, as applicable) shall be subject to the terms of such Customer Agreement; and

            C. Borrowers shall provide such additional information as reasonably requested by Agents with respect to Borrowers' customers.

      6.15  ENVIRONMENTAL REPORTS.

            Borrowers shall from time to time provide all available information and reports that either Agent may request regarding environmental matters relating to any Facility. Borrowers shall also provide, as soon as practicable after request therefor by an Agent, such reports and information as such Agent may reasonably request with respect to any Facility with respect to which such Agent believes in good faith that material and adverse environmental issues exist, including but not limited to, a Phase I environmental assessment for such Facility which (i) conforms to the ASTM Standard Practice for Environmental Site
Assessments: Phase I Environmental Site Assessment Process, E 1527, (ii) was conducted no more than six months

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prior to the date of request by one or more environmental consulting firms reasonably satisfactory to such Agent and (iii) is accompanied by an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in such Phase I environmental assessments as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim.

      6.16  POST-CLOSING DELIVERIES.

            Borrowers shall cause (i) any actions set forth on Schedule 6.16 annexed hereto to be taken and (ii) each document, certificate or other item set forth on Schedule 6.16 to be delivered, in each case within the time period specified on Schedule 6.16 and in form and substance satisfactory to Collateral Agent.

SECTION 7. BORROWERS' NEGATIVE COVENANTS

            Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Revolving Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

      7.1   INDEBTEDNESS.

            Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) Each Borrower may become and remain liable with respect to the Obligations;

            (ii) Each Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iii) Borrowers and their Subsidiaries may become and remain liable with respect to Indebtedness (including in respect of Capital Leases) incurred after the Closing Date, the proceeds of which are used to purchase assets useful in Borrowers' business, so long as such Indebtedness is unsecured except for Liens permitted under subsection 7.2A(iv) and the aggregate principal amount of such Indebtedness shall not exceed $5,000,000 at any time outstanding;

            (iv) (a) Each Borrower may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries; and any wholly-owned Domestic Subsidiary of any Borrower may become and remain liable with respect to Indebtedness to such Borrower or any other wholly-owned Subsidiary of such Borrower, so long as (1) such Indebtedness shall be unsecured, (2) such Indebtedness shall not be given

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      administrative expense claim status by the Bankruptcy Court or any other court of competent jurisdiction, and (3) all such intercompany Indebtedness shall be evidenced by Intercompany Notes; and (b) after the Incremental Commitment Effective Date, any Foreign Subsidiary may become and remain liable with respect to Indebtedness to any Borrower or their Subsidiaries, so long as (1) such Indebtedness shall be fully secured by the assets of the Foreign Subsidiary, (2) such intercompany Indebtedness shall be evidenced by Intercompany Notes, and (3) the aggregate amount of Indebtedness for which all Foreign Subsidiaries are liable to any Borrowers at any time shall not exceed $5,000,000;

            (v) Each Borrower and its Subsidiaries may remain liable with respect to Indebtedness existing on the Petition Date and identified on
      Schedule 7.l attached hereto (without giving effect to any extensions, renewals, refinancings, supplemental borrowings or other incurrences thereof); and

            (vi) Each Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with the rejection of unexpired leases and executory contracts in the Chapter 11 Cases; provided that the obligations of any Borrower or any of its Subsidiaries in respect of such Indebtedness shall be determined by the Bankruptcy Court order, entered at the time of such rejection, to be a general, unsecured, non-priority claim.

      7.2   LIENS AND RELATED MATTERS.

            A. PROHIBITION ON LIENS. Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, or apply to the Bankruptcy Court for the authority to do any of the foregoing, except:

            (i) Permitted Encumbrances;

            (ii) Liens created in favor of Collateral Agent (for the benefit of Lenders) (a) pursuant to the Collateral Documents or (b) authorized by the Interim Borrowing Order or the Borrowing Order;

            (iii) Liens described in Section 2.9 annexed hereto and Liens existing on the Petition Date described in Schedule 7.2 annexed hereto; and

            (iv) Liens securing Indebtedness permitted by subsection 7.1(iii), so long as in each case the Liens securing such Indebtedness shall attach only to the assets purchased with the proceeds of such Indebtedness.

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            B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER
SUBSIDIARIES. Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company, except (a) as provided in this Agreement and
(b) as may be provided in an agreement with respect to an Asset Sale.

      7.3   INVESTMENTS; ACQUISITIONS.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or any asset or ownership interest of any Person, or any division or line of business of any Person except:

            (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

            (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

            (iii) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

            (iv) Company and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any sale of an asset permitted by subsection 7.7;

            (v) Company and its Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Company or any of its Subsidiaries;

            (vi) Company and its Subsidiaries may make and own other Investments in accordance with the Budget; and

            (vii) Company and its Subsidiaries may make and own Investments in Joint Ventures after the Closing Date, provided that (a) the aggregate amount of all Investments made as of any date in such Joint Ventures shall not exceed the lesser of (x) $2,000,000 and (y) the aggregate amount of Cash proceeds from Asset Sales permitted under subsection 7.7 remaining after subtracting therefrom amounts required to be applied on or prior to such date to prepay Loans or cash collateralize Letters of Credit pursuant to subsection 2.4A(iii), and (b) Company and its Subsidiaries shall at no time incur a Contractual Obligation to make an Investment in a Joint Venture if, after giving

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      effect to such Investment, the amount of all Investments made pursuant to this subsection 7.3(vii) would exceed the amounts permitted under this subsection.

      7.4   CONTINGENT OBLIGATIONS.

            Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) each Borrower may become and remain liable with respect to Contingent Obligations in respect of the Obligations;

            (ii) Any Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of such Borrower or any of its Subsidiaries permitted by subsection 7.1; and

            (iii) Each Borrower may remain liable with respect to Contingent Obligations in existence on the date hereof as set forth on Schedule 7.4(iii) annexed hereto.

      7.5 RESTRICTED JUNIOR PAYMENTS; PAYMENTS OF PREPETITION INDEBTEDNESS; POST-PETITION DATE EXPENSES.

            Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (1) declare, order, pay, make or set apart any sum for any Restricted Junior Payment, (2) make any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of such Person, (3) pay any interest on any Prepetition Indebtedness of such Person (whether in cash, in kind securities or otherwise), or (4) make any payment or create or permit any Lien pursuant to any provision of the Bankruptcy Code, or apply to the Bankruptcy Court for the authority to do any of the foregoing; provided that, so long as no Event of Default exists or is continuing, Borrowers may make:

            (i) the following payments to Prepetition Senior Lenders and their representatives under the Prepetition Senior Credit Facilities: (a) monthly Cash payments of interest on the loans outstanding under the Prepetition Senior Loan Facility and letter of credit fees with respect to the letters of credit issued pursuant to the Prepetition L/C Facility and
      (b) all fees, expenses, disbursements and other costs or liabilities of any financial advisors, accountants, auditors, appraisers, attorneys and other professionals retained by Prepetition Senior Agents (including, without limitation, reasonable time-charges of in-house counsel and fees and expenses of special counsel to Scotia Capital, as administrative agent under the Prepetition Senior Loan Facility); provided that (1) such loans outstanding under the Prepetition Senior Loan Facility shall bear interest, and such letter of credit fees under the Prepetition L/C Facility shall accrue, at a non-default rate (except as may be permitted under the Interim Borrowing Order), (2) interest shall be calculated as if each "Interest Period" (as defined in the Prepetition Senior Loan Facility as in effect on the Petition Date) in effect on the Petition Date with respect to loans outstanding under the Prepetition Senior Loan Facility remains in effect until the end of such "Interest Period", (3) except as described in clause (2), interest shall be calculated

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      on loans outstanding under the Prepetition Senior Loan Facility in accordance with section 3.03(a)(i) of the agreement referred to in clause
      (i) of the definition of Prepetition Senior Loan Facility, and (4) letter of credit fees shall be calculated on letters of credit outstanding under the Prepetition Senior Loan Facility and the Prepetition L/C Facility in accordance with section 3.05(b) of the agreement referred to in clause (i) of the definition of Prepetition Senior Loan Facility and section 3.02 of the agreement referred to in clause (i) of the definition of Prepetition L/C Facility, respectively; provided further, that a portion of the monthly interest payments on loans calculated in accordance with clause
      (3) of the preceding proviso equal to 1.5% per annum on such loans shall be paid-in-kind and shall not be payable in Cash until the effective date of a plan of reorganization in the Chapter 11 Cases;

            (ii) payments permitted under subsection 2.10;

            (iii) payments of Prepetition Indebtedness or other pre-Petition Date obligations pursuant to (a) First Day Orders and (b) other motions, applications or stipulations approved by the Bankruptcy Court, each Agent and Requisite Lenders;

            (iv) payments by Subsidiaries that are not Loan Parties on intercompany loans permitted under subsection 7.1(iv); and

            (v) as specifically permitted by both Agents.

      7.6   BUDGET COVENANTS.

            A. BUDGET COVENANTS.

            (i) Borrowers shall not make Cash disbursements or expenditures if the aggregate amount of all such disbursements and expenditures made during the period covered by the most recently approved Budget would exceed the sum of (a) the aggregate Cash disbursements and expenditures projected for all weeks in such Budget through the end of the week in which such disbursement or expenditure occurs, plus (b) the lesser of (x) $9,000,000 and (y) 15% of the amount described in clause (a).

            (ii) On any date of determination, Borrowers shall not permit the sum of (x) the aggregate amount of Revolving Loans outstanding, plus (y) the Aggregate Utilized Cash Collateral Amount (the sum of clause(x) and
      (y) on any date being the "LOAN/CASH USAGE AMOUNT"), plus (z) the maximum available amount under all outstanding Revolving Letters of Credit, to exceed, for each week covered by the most recently delivered Budget, the sum of the amount of outstanding Revolving Loans projected in such Budget for the week in which such date occurs, plus the amount of Letter of Credit Usage projected in such Budget for such week, plus $5,000,000; provided, however, that the maximum amount of Letter of Credit Usage (excluding the Prepetition Scotia L/C) and Loan/Cash Usage Amount permitted under this subsection 7.6A(ii) shall in no event exceed $20,000,000 at any time prior to the Customer Program Approval Date.

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            B. CUSTOMER AGREEMENT COVERAGE COVENANT. On any date of
determination after the Customer Program Approval Date, Borrowers shall not permit gross sales (determined for the twelve month period most recently ended prior to such date of determination) under customer contracts with respect to which Customer Agreements have been entered into to account for less than an amount equal to 75% of gross sales (determined for the twelve month period most recently ended prior to the Customer Program Approval Date) under all customer contracts of Borrowers.

            C. MINIMUM CUMULATIVE MONTHLY EBITDA. As of the end of any month set forth in the table entitled "Minimum Cumulative Monthly EBITDA" in the Covenant Addendum, Borrowers shall not permit Consolidated EBITDA for the period commencing October 1, 2004 and ending at the end of such month to be less than the correlative amount indicated for such month in such table, which table is incorporated herein by this reference.

      7.7   RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

            Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

            (i) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that if the fair market value (or the consideration expected to be received by Company) for such assets in such sale or disposition or series of related sales or dispositions equals or exceeds $1,000,000, then such sale or disposition must be conducted as an auction under Section 363 of the Bankruptcy Code;

            (ii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business; provided that if the fair market value (or the consideration expected to be received by Company) for such property in such sale or disposition or series of related sales or dispositions equals or exceeds $1,000,000, then such sale or disposition must be conducted as an auction under Section 363 of the Bankruptcy Code;

            (iii) in order to resolve disputes that occur in the ordinary course of business, Company and its Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

            (iv) Company and its Subsidiaries may make Asset Sales; provided that (a) if the fair market value (or the consideration expected to be received by Company) for the assets to be sold in such Asset Sale or series of related Asset Sales equals or exceeds $1,000,000, then such Asset Sale must be conducted as an auction under Section 363 of the Bankruptcy Code, (b) not less than 90% of the consideration received (other than any

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      consideration consisting of the assumption of liabilities related to such assets) in any such Asset Sale shall be Cash (it being agreed that Cash the receipt of which may by the relevant terms of the Asset Sale be deferred more than six months after the date of consummation of such Asset Sale shall not be considered Cash for purposes of this clause (b), (c) the Net Asset Sale Proceeds shall be applied as prepayments to the extent required under subsection 2.4B(iii), and (d) (except in with respect to the contemplated sale of the Columbus Machinery Plant in Midland, Georgia), in the event that the Net Asset Sale Proceeds from any Asset Sale, when added to the aggregate Net Asset Sale Proceeds from all other Asset Sales after the Closing Date, would exceed $5,000,000, Company and its Subsidiaries shall not be permitted to consummate such Asset Sale without the prior written consent of Requisite Lenders; and

            (v) any Inactive Subsidiary may be liquidated, wound up or dissolved, provided, that no such transaction shall result in the obligee or beneficiary of any Indebtedness, Contingent Obligation (other than the Obligations) or other liability of such Inactive Subsidiary having greater recourse to assets or Persons for the payment or collection of such Indebtedness, Contingent Obligation or liability than such obligee or beneficiary had immediately prior to such transaction.

      7.8   CONSOLIDATED CAPITAL EXPENDITURES.

            Borrowers shall not, and shall not permit their Domestic Subsidiaries to, make or incur Consolidated Capital Expenditures, during the period beginning October 1, 2004 and ending during any month set forth in the table entitled "Consolidated Capital Expenditures" in the Covenant Addendum, in an aggregate amount in excess of the correlative amount set forth for such month in such table, which table is incorporated herein by this reference.

      7.9   SALES AND LEASE-BACKS.

            Except for the leases in existence prior to the Petition Date that are described in Schedule 7.9 annexed hereto, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) that Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

      7.10  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

            Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those

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that might be obtained at the time from Persons who are not such a holder or
Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Subsidiaries.

      7.11  CONDUCT OF BUSINESS.

            From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Agents and Requisite Lenders.

      7.12  REMEDIES OF AGENTS.

            Company shall not, and shall not permit any of its Subsidiaries to, seek to obtain any stay on the exercise of the remedies available to either Agent under this Agreement, except as provided in the Borrowing Orders.

      7.13  FISCAL YEAR.

            Company shall not change its Fiscal Year-end from December 31.

      7.14  AMENDMENTS OF AGREEMENTS.

            Borrowers shall not assume, reject, cancel, terminate, breach or modify (whether pursuant to Section 365 of the Bankruptcy Code, or any other applicable law), (i) any Pre-petition Indebtedness, (ii) any Material Contract or (iii) any other agreement, contract, instrument or other document to which it is a party which assumption, rejection, cancellation, termination, breach or modification could reasonably be expected to result in a Material Adverse Effect.

      7.15  INACTIVE SUBSIDIARIES.

            Borrowers shall not permit either Inactive Subsidiary to conduct any operations or hold any material assets.

      7.16  ERISA PLANS.

            None of Company, its Subsidiaries nor its ERISA Affiliates shall (i) amend or otherwise modify any Pension Plan to increase benefits thereunder, or
(ii) except for events scheduled in Schedule 5.11B and prudent decisions with regard to investments of amounts in any Pension Plan, take any other action that could reasonably be expected to increase the unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) of any Pension Plan.

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SECTION 8. EVENTS OF DEFAULT

            Notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court, if any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

      8.1   FAILURE TO MAKE PAYMENTS WHEN DUE.

            Failure by Company to pay any installment of principal of or interest on any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Revolving Letter of Credit; or failure by Company to pay any fee or any other amount due under this Agreement within three days after the date due; or

      8.2   DEFAULT IN POST-PETITION LIABILITIES.

            (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness or Contingent Obligations, in each case in the principal amount of $1,000,000 or more, individually or in the aggregate, in each case beyond the end of any grace period provided therefor, to the extent the obligations to repay such amounts are enforceable on a post-Petition Date basis; or

            (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), and to the extent that the obligations to repay such amounts are enforceable on a post-Petition Date basis; or

      8.3   BREACH OF CERTAIN COVENANTS.

            Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5, 6.1(iv), 6.1(xvi), 6.2, 6.11 or Section 7 of this Agreement; or

      8.4   BREACH OF WARRANTY.

            Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

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      8.5   OTHER DEFAULTS UNDER LOAN DOCUMENTS.

            Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

      8.6   BANKRUPTCY EVENTS.

            With respect to the Chapter 11 Cases, (a) the entry of an order or ruling, which has not been withdrawn, dismissed or reversed:

            (i) authorizing any Borrower in any of the Chapter 11 Cases to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code, or authorizing any Person to recover from any portions of the Collateral any amounts pursuant to Section 506(c) of the Bankruptcy Code or otherwise, or (except as provided in the Interim Borrowing Order or the Final Borrowing Order) authorizing the use of cash collateral without Requisite Lenders' prior written consent under Section 363(c) of the Bankruptcy Code; or

            (ii) appointing an interim or permanent trustee in any of the Chapter 11 Cases or the appointment of a responsible officer or an examiner with powers beyond the duty to investigate and report (as set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) in any of the Chapter 11 Cases; or

            (iii) without the prior written consent of each Agent and Requisite Lenders, dismissing of any of the Chapter 11 Cases, or converting of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; or

            (iv) granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code with respect to assets having a value in excess of $1,000,000 in the aggregate (x) to allow any creditor to execute upon or enforce a Lien on any Collateral or on any other property or assets of any Borrower, (y) with respect to any Lien of, or the granting of any Lien on any Collateral or any other property or assets of any Borrower to, any State or local environmental or regulatory agency or authority or (z) to permit termination of or other exercise of remedies under Material Contracts; or

            (v) without the prior written consent of Agents and Requisite Lenders, amending, supplementing, staying, reversing, vacating or otherwise modifying any of the Interim Borrowing Order, the Final Borrowing Order or this Agreement or any other Loan Document or any of the Agents' or the Lenders' rights, benefits, privileges or remedies under the Interim Borrowing Order, the Final Borrowing Order, this Agreement or any other Loan Document; or

            (vi) consolidating or combining any Borrower with any other Person (other than another Borrower), except pursuant to a confirmed plan of reorganization with the

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      prior written consent of holders of Lenders having or holding at least
      66-2/3% of the Revolving Loan Exposure of all Lenders as contemplated in the plan of reorganization; or

            (vii) approving any other administrative expense claim (other than the Carve-Outs) having any priority over, or being pari passu with, the administrative expense priority of the Obligations in respect of any of the Chapter 11 Cases, or approving any Lien on the Collateral (other than those specifically referred to in subsection 2.10 and the Final Borrowing Order, but only to the extent therein described, and those expressly permitted under this Agreement) having any priority over, or being pari passu with, the Liens securing the Obligations pursuant to the Loan Documents, the Interim Borrowing Order and the Final Borrowing Order;

            (viii) other than as expressly permitted pursuant to the First Day Orders or subsection 7.5, approving any payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Indebtedness or other pre-Petition Date obligations of any Borrower, or approving any payment of any interest on any Prepetition Indebtedness of any Borrower (whether in cash, in kind securities or otherwise); or

            (ix) the filing by any of Company's Subsidiaries of any plan or plans of arrangement or reorganization under the Bankruptcy Code, unless such plan or plans provide for the payment in full in Cash in of all Obligations; or

            (x) any Borrower obtaining additional, priming debtor-in-possession financing; or

(b) the filing by any Loan Party of a motion, application or other petition to effect or consent to any order referred to in the foregoing clause (a); or (c) after entry thereof, the Initial Borrowing Order shall at any time not be in full force and effect or shall be stayed by the Bankruptcy Court or any other court of competent jurisdiction, or shall cease to be binding on any material creditor of Borrowers or shall no longer be effective to provide a stay of actions, priorities, Liens and other protections for Borrowers, Agents and the Lenders purported to be granted thereby; or (d) after entry thereof, the Final Borrowing Order shall at any time not be in full force and effect or shall be stayed by the Bankruptcy Court or any other court of competent jurisdiction, or shall cease to be binding on any material creditor of Borrowers or shall no longer be effective to provide a stay of actions, priorities, Liens and other protections for Borrowers, Agents and the Lenders purported to be granted thereby; or (e) there shall arise any other administrative expense claim (other than the Carve-Outs) having any priority over, or being pari passu with the administrative expense priority of the Obligations in respect of any of the Chapter 11 Cases, or there shall arise any Lien on the Collateral (other than the Carve-Outs, but only to the extent described in subsection 2.10 and the Final Borrowing Order, and those expressly permitted under this Agreement) having any priority over, or being pari passu with, the Liens securing the Obligations pursuant to the Loan Documents, the Interim Borrowing Order and the Final Borrowing Order; or (f) the Bankruptcy Court shall fail to enter the Final Borrowing Order on or prior to the date that is 30 days after entry of the Interim Borrowing Order approving, among other things, this Agreement and the other Loan Documents and the transactions contemplated

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hereunder and thereunder, or shall abstain from hearing any of the Chapter 11
Cases, or any Loan Party shall file a motion, application or other petition requesting such relief; or (g) prior to the Customer Program Approval Date, the hearing for the Final Borrowing Order before the Bankruptcy Court shall be adjourned or Borrowers shall withdraw their motion for approval of the Final Borrowing Order, in either case without prior consent of Agents; or (h) any Loan Party shall default in the due performance or observance by it of any term, covenant or agreement contained in the Interim Borrowing Order or the Final Borrowing Order and such default shall continue for a period of 3 days after the earlier to occur of (x) an Officer of Company or such Loan Party becoming aware of such default or (y) receipt by Company or such Loan Party of notice from any Agent or any Lender of such default; or

      8.7   JUDGMENTS.

            (i) Any money judgment, writ or warrant of attachment or similar process as to post-Petition Date liability or debt in any individual case or in all cases in the aggregate in an amount in excess of $1,000,000 (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or (ii) any non-monetary judgment or order with respect to a post-Petition Date event shall be rendered against any Borrower which could reasonably be expected to result in a Material Adverse Effect and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days; or

      8.8   DISSOLUTION.

            Any order, judgment or decree shall be entered against Company or any of its Subsidiaries (other than the Inactive Subsidiaries) decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      8.9   EMPLOYEE BENEFIT PLANS.

            There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans that individually or in the aggregate result in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 due and payable during the term of this Agreement, provided that the occurrence of an event described on Schedule 5.11B or an event described in clause (v),
(vi), (vii) or (viii) of the definition of "ERISA Event" shall not result in an Event of Default unless a court of competent jurisdiction enters a final nonappealable order compelling the Company or its Subsidiaries or its ERISA Affiliates to make payments in excess of $1,000,000 on account of liabilities resulting from such events; or

      8.10 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

            At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force

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and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) the grants of Collateral made in the Interim Borrowing Order and the Final Borrowing Order shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof or the payment in full of the Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, (iii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the payment in full of the Obligations, the cancellation or expiration of all Letters of Credit and the termination of the Commitments or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien (with the priority set forth in subsection 5.15A) in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Collateral Agent or any Lender to take any action within its control, or (iv) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

      8.11  EXERCISE OF OFFSET.

            Any counterparty to any Material Contract shall (i) contest or deny (whether or not in writing) its obligation to make payments thereunder to Company or any of its Subsidiaries for goods or services rendered or otherwise contest or deny the payment of any Accounts and take further action that would reasonably be expected to result in a Material Adverse Effect, or (ii) or exercise any right of setoff or offset or similar right, or any right to payment of incidental, consequential or special damages, against Company or any of its Subsidiaries or any of their Accounts; or

      8.12  NON-LOAN PARTY SUBSIDIARY BANKRUPTCY EVENTS.

            Without the prior written consent of Requisite Lenders:

            (i) an involuntary case shall be commenced against any Non-Loan Party Subsidiary under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Non-Loan Party Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Non-Loan Party Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Non-Loan Party Subsidiary, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

            (ii) any Non-Loan Party Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in

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      an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Non-Loan Party Subsidiary shall make any assignment for the benefit of creditors; or

            (iii) any Non-Loan Party Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body any Non-Loan Party Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause
      (iii) above or this clause (iv); or

      8.13  MATERIAL ADVERSE EFFECT.

            Any event or change shall occur after the Petition Date that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; provided, that neither of the commencement of the Chapter 11 Cases nor the increases in the cost of Raw Materials occurring prior to the Closing Date shall be considered a Material Adverse Effect for purposes of this subsection 8.14; or

      8.14  MANAGEMENT CHANGE.

            Any member of senior management of Company as of the Closing Date, or any successor to such member satisfactory to each Lead Lender, shall cease, for any reason whatsoever, to continuously perform the duties of such member of senior management as of the Closing Date, and such member of senior management or such successor shall be succeeded by a Person who is not satisfactory to each of the Lead Lenders, in its reasonable discretion:

THEN, upon the occurrence and during the continuation of any such Event of
Default:

            A. Either Agent may, and shall, upon the written request or with the written consent of Requisite Lenders (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application, notice or motion to, or order from, the Bankruptcy Court), by written notice (which may be delivered by facsimile or overnight courier) to Borrowers, (i) declare (a) the commitment of each Lender to make any Revolving Loan and the obligation or ability of Issuing Lender to issue any Revolving Letter of Credit to be terminated, and/or (b) all or any portion of (1) the unpaid principal amount of and accrued interest on the Revolving Loans, (2) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Revolving Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Revolving Letter of Credit), and (3) all other Obligations to be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers and/or (ii) revoke Borrowers' rights to use Cash collateral and prohibit access by Borrowers to any Deposit Account with either Agent or any Lender or over which either Agent or any Lender has control; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i); and provided further, that in any event the Debtors shall retain the right

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to seek authority from the Bankruptcy Court for the further use of any Cash collateral and/or (prior to the Subsequent Funding Date) the Prepetition L/C Cash Collateral.

            B. Either Agent shall, upon the written request or with the written consent of Requisite Lenders (notwithstanding the provisions of Section 362 of the Bankruptcy Code and without application or motion to, or order from, the Bankruptcy Court), upon delivery of five (5) days prior written notice to Company, statutory committees and the United States Trustee, without any further action or order of the Bankruptcy Court, seek relief from the automatic stay to exercise all rights and remedies of any Agent set forth in any of the Loan Documents, in addition to all rights and remedies allowed by, the United States and of any state thereof, including but not limited to the UCC, and, if any hearing shall be requested after delivery of such notice, the sole issue to be determined at such hearing shall be whether the Termination Date (as defined in the Interim Borrowing Order until the entry of the Final Order, at which time "Termination Date" shall be as defined in the Final Order) has occurred; provided that, Borrowers shall retain any and all rights afforded to them under applicable bankruptcy law to see a further order permitting the continued, additional or different use of cash collateral at such hearing.

            Any amounts described in clause A(i) (b) (2) above, when received by Collateral Agent, shall be held by Collateral Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

            Neither Agent nor Lenders shall have any obligation of any kind to make a motion or application to the Bankruptcy Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Loan Documents. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

            BORROWERS WAIVE, (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, DISHONOR, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES OR OTHER PROPERTY AT ANY TIME HELD BY COLLATERAL AGENT OR LENDERS ON WHICH LOAN PARTIES MAY IN ANY WAY BE LIABLE AND HEREBY RATIFY AND CONFIRM WHATEVER COLLATERAL AGENT AND LENDERS MAY LAWFULLY DO IN THIS REGARD, (ii) SUBJECT TO THE NOTICE PROVISIONS OF THE PRECEDING PARAGRAPH, ALL RIGHTS TO NOTICE AND HEARING PRIOR TO COLLATERAL AGENT'S TAKING POSSESSION OR CONTROL OF, OR TO COLLATERAL AGENT OR LENDERS REPLY, ATTACHMENT OR LEVY UPON, THE COLLATERAL, OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY AGENT OR LENDERS TO EXERCISE ANY OF THEIR REMEDIES, AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS. BORROWERS ACKNOWLEDGE THEY HAVE BEEN ADVISED BY COUNSEL OF THEIR CHOICE WITH RESPECT TO THE EFFECT OF THE FOREGOING WAIVERS AND THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWERS SPECIFICALLY RETAIN AND DO NOT WAIVE ANY AND ALL CLAIMS THEY MAY HAVE WITH RESPECT TO BREACHES OF THE CONFIDENTIALITY PROVISIONS OF THE PREPETITION SENIOR CREDIT FACILITIES.

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SECTION 9. AGENTS AND LEAD LENDERS

      9.1   APPOINTMENT.

            A. APPOINTMENT OF AGENTS AND LEAD LENDERS. Scotia Capital is hereby appointed Administrative Agent and a Lead Lender hereunder and under the other Loan Documents. Deutsche Bank is hereby appointed Collateral Agent and a Lead Lender hereunder and under the other Loan Documents. Each Lender hereby authorizes each Agent and Lead Lender to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agents and Lead Lenders agree to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents, Lead Lenders and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent (other than as provided in subsection 2.1E) shall act solely as an agent of Lenders, and each Agent and each Lead Lender does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any other Loan Party.

            B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

            In the event that Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Collateral Agent shall be deemed to be references to Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

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            Should any instrument in writing from Company or any other Loan
Party be required by any Supplemental Collateral Agent so appointed by Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Collateral Agent until the appointment of a new Supplemental Collateral Agent.

      9.2   POWERS AND DUTIES; GENERAL IMMUNITY.

            A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent and each Lead Lender to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agents and Lead Lenders by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agents and Lead Lenders shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agents and Lead Lenders may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agents and Lead Lenders shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agents or Lead Lenders any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

            B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent-Related Person shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Person to Lenders or by or on behalf of Company to such Person or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent-Related Person be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Revolving Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, no Agent-Related Person shall have any liability arising from confirmations of the amount of outstanding Revolving Loans, outstanding Letters of Credit, the Revolving Letter of Credit Usage, the Commitments or the component amounts thereof.

            C. EXCULPATORY PROVISIONS. No Agent-Related Person shall be liable to Lenders for any action taken or omitted by any of these under or in connection with any of the Loan Documents except to the extent caused by its own gross negligence or willful misconduct.

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Each Agent and each Lead Lender shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent or Lead Lender shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent or Lead Lender shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided, that no Agent-Related Person shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent-Related Person to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent and each Lead Lender shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message, Internet or intranet website posting or other distribution), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent-Related Person as a result of such Person acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

            D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder or in its individual capacity as a Lead Lender hereunder. With respect to its participation in the Revolving Loans and the Letters of Credit, an Agent and a Lead Lender shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent and each Lead Lender in its individual capacity. An Agent (or a Lead Lender) and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

      9.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

            Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Revolving Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent and no Agent-Related Person shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders

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or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter, and no Agent and no Agent-Related Person shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

      9.4   RIGHT TO INDEMNITY.

            Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and each Agent-Related Person to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by either Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or an Agent-Related Person in exercising the powers, rights and remedies of either Agent or either Lead Lender or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as an Agent or Lead Lender in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent or an Agent-Related Person resulting from its own gross negligence or willful misconduct. If any indemnity furnished to Agents or any Agent-Related Person for any purpose shall, in the opinion of either Agent or either Lead Lender, be insufficient or become impaired, such Agent or Lead Lender may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      9.5 RESIGNATION OF ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENT AND ISSUING LENDER.

            A. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Collateral Agent, Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company (and consent by Company, if no Event of Default shall have occurred and be continuing at such time), to appoint a successor Administrative Agent. If no such successor shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent (provided that Company consent shall be required for such an appointment if no Event of Default shall have occurred and be continuing at such time). If Administrative Agent shall notify Lenders and Borrowers that no Person has accepted such appointment as successor Administrative Agent, such resignation shall nonetheless become effective in accordance with Administrative Agent's notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, except that any Collateral held by Administrative Agent will continue to be held by it until a Person shall have accepted the appointment of successor Administrative Agent, and (ii) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by, to or through Collateral Agent, until such time as Requisite Lenders appoint a successor Administrative Agent in accordance with this subsection 9.5A. Upon the acceptance

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of any appointment as Administrative Agent hereunder by a successor
Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            B. SUCCESSOR ISSUING LENDER. Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of Scotia Capital or its successor as Issuing Lender under Revolving Letters of Credit, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become successor Issuing Lender under Revolving Letters of Credit for all purposes hereunder.

      9.6   RESIGNATION OF COLLATERAL AGENT.

            Collateral Agent may resign at any time by giving 30 days' prior written notice thereof to Administrative Agent, Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company (and consent by Company, if no Event of Default shall have occurred and be continuing at such time), to appoint a successor Collateral Agent. If no such successor shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, the retiring Collateral Agent may, on behalf of Lenders, appoint a successor Collateral Agent (provided that Company consent shall be required for such an appointment if no Event of Default shall have occurred and be continuing at such time). If Collateral Agent shall notify Lenders and Borrowers that no Person has accepted such appointment as successor Collateral Agent, such resignation shall nonetheless become effective in accordance with Collateral Agent's notice and
(i) the retiring Collateral Agent shall be discharged from its duties under the Loan Documents, except that any Collateral held by Collateral Agent will continue to be held by it until a Person shall have accepted the appointment of successor Collateral Agent and (ii) all payments, communications and determinations provided to be made by, to or through Collateral Agent shall instead be made by, to or through Administrative Agent, until such time as Requisite Lenders appoint a successor Collateral Agent in accordance with this subsection 9.6. Upon the acceptance of any appointment of Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

      9.7   COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

            Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that

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Collateral Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (c) subordinate the Liens of Collateral Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2A which are permitted under this Agreement to be senior to such Liens of Collateral Agent. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, each Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Collateral Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by any Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale.

      9.8   DUTIES OF OTHER AGENTS.

            None of the Lenders identified in this Agreement as an agent (other than Collateral Agent, Administrative Agent or any Lead Lender) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

      9.9   AGENT MAY FILE PROOFS OF CLAIM.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Company or any of the Subsidiaries of Company, each Agent (irrespective of whether the principal of any Revolving Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

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            (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Revolving Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to either Agent and, in the event that such Agent shall consent to the making of such payments directly to Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

            Nothing herein contained shall be deemed to authorize either Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize either Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10. MISCELLANEOUS

      10.1 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

            A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void). No sale, assignment or transfer or participation of any Revolving Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment pursuant to which such Revolving Letter of Credit was issued and the Revolving Loans made pursuant to such Commitment of the Lender effecting such sale, assignment, transfer or participation. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent, Collateral Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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            B. ASSIGNMENTS.

            (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that such Lender shall give prompt notice thereof to Administrative Agent and Company, and (a), except
      (1) in the case of an assignment by Deutsche Bank or any of its Affiliates, (2) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (3) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Loan Exposure of the assigning Lender subject to each such assignment shall not be less than $5,000,000, unless Administrative Agent otherwise consents, (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Revolving Loan or the Revolving Commitment assigned, (c) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (unless (1) the assignor is Deutsche Bank or any of its Affiliates or (2) the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), and (d) except, in the case of an assignment (1) by Deutsche Bank or any of its Affiliates or (2) to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, Administrative Agent and, after the completion of a successful syndication of the Commitments (as determined by Deutsche Bank in its sole discretion) and so long as no Event of Default exists or is continuing, Borrowers shall have consented thereto, which consent shall not be unreasonably withheld or delayed. Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with

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      subsection 2.1F, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender. Other than as provided in subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

            (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iv), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case) to the extent such consent is required by subsection 10.1B(i), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

            (iii) Deemed Consent by Borrowers. If the consent of Borrowers to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in subsection 10.1B(i)), Borrowers shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered to the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrowers prior to such fifth Business Day.

            C. PARTICIPATIONS. Any Lender may, without the consent of or notice to Company or any Agent, sell participations to one or more Persons (other than a natural Person or Company or any of its Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Company, Collateral Agent, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the Stated Maturity Date or (ii) a reduction of the principal amount of or the rate of interest payable on any Revolving Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, Company agrees that

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each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection
10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior written consent. No Participant shall not be entitled to the benefits of subsection 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with subsection 2.7B(iv) as though it were a Lender.

            D. PLEDGES AND ASSIGNMENTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its Revolving Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and
(ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

            E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

            F. AGREEMENTS OF LENDERS. Each Lender listed on the signature pages hereof hereby agrees, and each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree, (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of or purchasing loans such as the Revolving Loans; and (iii) that it will make or purchase Revolving Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Revolving Loans or any interests therein shall at all times remain within its exclusive control).

      10.2  EXPENSES.

            Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly without any further order of the Bankruptcy Court, (i) all the reasonable fees, expenses and disbursements (including travel expenses) of Administrative Agent, Collateral Agent and of Agents' Counsel, in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (ii) all costs and expenses of furnishing all opinions by counsel for Company (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to

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confirming compliance with environmental, insurance and solvency requirements;
(iii) all reasonable fees, expenses and disbursements of Agents' Counsel (including travel expenses) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all costs and expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Collateral Agent and of counsel providing any opinions that Collateral Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all costs and expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by either Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 6.7A; (vi) all costs and expenses incurred by Collateral Agent in connection with the custody or preservation of any of the Collateral; (vii) all other costs and expenses incurred by either Agent in connection with the syndication of the Commitments; (viii) all costs and expenses, including reasonable attorneys' fees and fees, costs and expenses of accountants, advisors, auditors and consultants, incurred by either Agent and its counsel relating to efforts to (a) evaluate or assess any Loan Party, its business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral; (ix) all costs and expenses, including reasonable attorneys' fees, fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by either Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to the Chapter 11 Cases or any other insolvency or bankruptcy proceedings; and (x) all actual and reasonable fees, expenses, disbursements and other costs or liabilities of any financial advisors, accountants, auditors or appraisers retained by either Agent or Agents' Counsel, in connection with this Agreement or any other Loan Document or the transactions contemplated thereby, including in connection with any audit or examination of the inventory, accounts receivable and fixed assets of Borrowers. Without limiting the generality of the foregoing, if, at any time or times, regardless of the existence of an Event of Default, any Agent shall incur reasonable expenses itself or employ Agents' Counsel, any local counsel or other professional advisors, including, but not limited to, environmental, financial and management consultants, for advice or other representation or shall incur legal, appraisal, accounting, consulting or other reasonable costs and expenses in connection with:

            (a) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Agent, Lenders, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents, or any other agreements to be executed or delivered in connection therewith or herewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against any Loan Party or any other Person that may be obligated to any Agent or Lenders by virtue of the Loan Documents, under the

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      Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

            (b) any attempt to enforce any rights or remedies of an Agent or Lenders against any Loan Party or any other Person that may be obligated to any Agent or Lenders by virtue of being a party to any of the Loan Documents;

            (c) any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral, including without limitation, obtaining and reviewing any environmental audits or reports; or

            (d) any Chapter 11 Case (including, without limitation, the on-going monitoring by each Agent of the Chapter 11 Cases, including attendance by each Agent and Agents' Counsel at hearings or other proceedings and the on-going review of documents filed with a Court in respect thereof) and each Agent's and Lenders' interests with respect to any Loan Party (including, without limitation, the on-going review of any Loan Party's business, assets, operations, prospects or financial condition as any Agent shall deem necessary), the Collateral or the Obligations;

then, and in any such event, the reasonable fees and expenses incurred by any Agent, Lenders and such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel (including, as applicable, actual and reasonable allocated costs of internal counsel) or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this subsection 10.2 shall be payable, on demand, by Borrowers to Administrative Agent and shall be additional Obligations secured under the Collateral Documents and the other Loan Documents. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' and experts' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; communication charges, air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

      10.3  INDEMNITY.

            In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Agent-Related Person, Issuing Lender, Lenders, and their respective officers, directors, employees, agents and Affiliates (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

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            As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Chapter 11 Cases or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Revolving Loans hereunder or the use or intended use of the proceeds thereof or the issuance or amendment of Letters of Credit hereunder or the use or intended use of any thereof (including any refusal by Issuing Lender to honor a demand for payment under a Revolving Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Revolving Letter of Credit), or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral)), (ii) the failure of Issuing Lender to honor a drawing under any Revolving Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, (iii) the statements contained in the commitment letter delivered by any Lender to Borrowers with respect thereto, or (iv) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

            To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

            The agreements in this subsection 10.3 shall survive the resignation of Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this subsection 10.3 shall be payable within ten Business Days after demand therefor.

      10.4  SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each of Lenders and their Affiliates is hereby authorized by Company at any time or from time to time,

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to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Company and each other Loan Party against and on account of the Obligations of Company or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Revolving Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrowers hereby further grant to Collateral Agent and each Lender a security interest in all deposits and accounts maintained with Collateral Agent or such Lender as security for the Obligations.

      10.5  RATABLE SHARING.

            Lenders hereby agree among themselves that if any of them shall, whether by voluntary or mandatory payment (other than a payment or prepayment of Revolving Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Revolving Loans, Revolving Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents with respect to Obligations (collectively, the "REVOLVING AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Revolving Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall, unless such proportionately greater payment is required by the terms of this Agreement, (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Revolving Aggregate Amounts Due to the other Lenders so that all such recoveries of Revolving Aggregate Amounts Due shall be shared by all Lenders in proportion to the Revolving Aggregate Amounts Due to them; provided that (A) if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest and (B) the foregoing provisions shall not apply to (1) any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement or (2) any payment obtained by a Lender as consideration for the assignment (other than an assignment pursuant to this subsection 10.5A) of or the sale of a participation in any of its Obligations to any Eligible Assignee or a Participant pursuant to subsection 10.1B. Each Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so

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purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an assignment agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

      10.6  AMENDMENTS AND WAIVERS.

            No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by any Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (1) reduce the principal amount of any Revolving Loan, (2) increase the maximum aggregate amount of Letters of Credit, (3) postpone the Stated Maturity Date,
(4) postpone the date on which any interest or any fees are payable, (5) decrease the interest rate borne by any Revolving Loan (other than any waiver of any increase in the interest rate applicable to any of the Revolving Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder, (6) reduce the amount or postpone the due date of any amount payable in respect of any Revolving Letter of Credit, (7) change in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit, (8) change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders", (9) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (10) release any Lien granted in favor of Collateral Agent with respect to all or substantially all of the Collateral other than in accordance with the terms of the Loan Documents, (11) release Company or all or substantially all Borrowers from their obligations under the Loan Documents other than in accordance with the terms of the Loan Documents, (12) increase the aggregate amount of the Revolving Commitments, or (13) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of each Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of Section 3 or any provision regarding the rights and obligations of the Daily Funding Lender shall be effective without the written concurrence of Collateral Agent and, with respect to the purchase of participations in Revolving Letters of Credit, without the written concurrence of Issuing Lender that has issued an outstanding Revolving Letter of Credit or has not been reimbursed for a payment under a Revolving Letter of Credit, (iv) no amendment, modification, termination or waiver of any provision which increases the advance rate percentages specified in the definition of Borrowing Base shall be effective without the written concurrence of all Lenders, (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of any Agent shall be effective without the written concurrence of such Agent, and (vi) so long as Deutsche Bank or Scotia Capital are party hereto, no amendment, waiver or other modification of the definitions of "Commitment Termination Date", "Customer Program Approval Date", "Stated Maturity Date" or "Termination Notice" or any provision hereof that

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

would adversely affect rights granted hereunder exclusively to any Lead Lender or Deutsche Bank and/or Scotia Capital individually shall be effective without the written concurrence of Deutsche Bank (if Deutsche Bank is adversely affected) and Scotia Capital (if Scotia Capital is adversely affected). Notwithstanding anything to the contrary set forth herein, if the applicable Lead Lender or Lead Lenders elect to exercise its own or their joint rights under the letter agreements dated October 13, 2004 between Company and Agents
(A) to change the terms and conditions, pricing, amount, yield and structure of the revolving credit facility created hereunder or (B) to establish advance rates, or reduce advance rates already specified, in the definition of Borrowing Base, to amend the Borrowing Base related definitions, to amend eligibility criteria for the Borrowing Base, or to amend exclusions from and reserves against the Borrowing Base, in each case in a manner that such Agent or Agents expect to be more restrictive on Borrowers, then such Agent or Agents shall be entitled to amend (in the exercise of Collateral Agent's Permitted Discretion, in the case of an amendment of the type described in clause (B)) this Agreement in writing in accordance with such rights without the consent of any other Lender (except to the extent such amendment would require consent of each Lender under the foregoing provisions of this subsection 10.6) or the consent of any Borrower, and any such amendment shall be effective for all purposes hereof without such consents. Either Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Nothing in this subsection 10.6 shall be construed to require consent of any Lender (other than the Lead Lenders) to the Covenant Addendum accepted by Lead Lenders pursuant to subsection 6.1(xvii). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Borrowers and the other Loan Parties.

      10.7  INDEPENDENCE OF COVENANTS.

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

      10.8  NOTICES; EFFECTIVENESS OF SIGNATURES.

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to any Agent and any Issuing Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and any Agent, such other address as shall be designated by such Person in a written notice delivered to

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the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information as provided in subsection 6.1. Each Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile and by signatures delivered in `PDF' format by electronic mail; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document that is intended to have binding effect may be sent by electronic mail.

            The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Agents may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

            Agents and Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Company. All telephonic notices to and other communications with any Agent may be recorded by such Agent, and each of the parties hereto consents to such recording.

      10.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

            A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Revolving Loans and the issuance of the Letters of Credit hereunder.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Revolving Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

      10.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

            No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall

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

any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      10.11 MARSHALLING; PAYMENTS SET ASIDE.

            Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      10.12 SEVERABILITY.

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS; DAMAGE WAIVER.

            The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

            To the extent permitted by law, Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Revolving Loan or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through

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telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated thereby.

      10.14 [RESERVED].

      10.15 APPLICABLE LAW.

            THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH LOAN DOCUMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

      10.16 CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP.

            Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent, Collateral Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, Collateral Agent, the other Agents and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

      10.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

            SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN THE BANKRUPTCY COURT. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE BANKRUPTCY COURT;

            (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN THE BANKRUPTCY COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO

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

      COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN THE BANKRUPTCY COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

      10.18 WAIVER OF JURY TRIAL.

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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

      10.19 CONFIDENTIALITY.

            Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the consent of Company,
(h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 or (ii) becomes available to any Agent or any Lender on a non-confidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from any of Agents' Counsel or Lenders and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided, that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. In addition, Agents and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Agents and Lenders, and any Agent or any of its Affiliates may place customary "tombstone" advertisements relating hereto in publications (including publications circulated in electronic form) of its choice at its own expense.

      10.20 COUNTERPARTS; EFFECTIVENESS.

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single

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

counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

      10.21 COURT PROCEEDINGS.

            This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of each Agent and each Lender, and the assigns, transferees and endorsees of each Agent and each Lender. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected, and the claims of each Agent and Lenders hereunder valid and enforceable in accordance with the terms hereof, notwithstanding the discharge of any Loan Party pursuant to Section 1141 of the Bankruptcy Code, the conversion of any Chapter 11 Case or any other bankruptcy case of any Loan Party to a case under Chapter 7 of the Bankruptcy Code, the dismissal of any Chapter 11 Case or any subsequent Chapter 7 case or the release of any Collateral from the property of any Loan Party. The security interests and Liens created in this Agreement, the Collateral Documents and the other Loan Documents shall be and remain valid and perfected without the necessity that any Agent file financing statements or otherwise perfect its security interests or Liens under applicable law. This Agreement, the claims of any Agent and Lenders hereunder, and all security interests or Liens created hereby or pursuant hereto or by or pursuant to the Collateral Documents or any other Loan Document shall at all times be binding upon Loan Parties, the estates of Loan Parties and any trustee appointed in any Chapter 11 Case or any Chapter 7 case, or any other successor in interest to Company. This Agreement shall not be subject to Section 365 of the Bankruptcy Code.

      10.22 USA PATRIOT ACT.

            Each Lender hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

      10.23 RELEASE OF PARTIES; WAIVERS.

            A. Each Borrower, on behalf of itself and each of its Subsidiaries (collectively, the "RELEASORS"), hereby releases, remises, acquits and forever discharges each Agent, each Lender (in its capacity as a Lender hereunder and as a lender, collateral agent, depository or letter of credit issuer and in any other capacity under or in connection with the Prepetition Senior Credit Facilities), and each of their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, related corporate divisions, participants and assigns (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, setoffs, recoupments, counterclaims, defenses, damages and expenses of any and every character, known or unknown, suspected or

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

unsuspected, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, any of the other Loan Documents, the Prepetition Senior Credit Facilities or the administration or enforcement of any of such documents (all of the foregoing hereinafter called the "RELEASED MATTERS"). Each Releasor acknowledges that the agreements in this subsection are intended to be in full satisfaction of all or any alleged injuries or damages suffered or incurred by such Releasor arising in connection with the Released Matters and constitute a complete waiver of any right of setoff or recoupment, counterclaim or defense of any nature whatsoever which arose prior to the Closing Date to payment or performance of the Obligations. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts, or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by the Releasors against the Released Parties which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters. Releasors have granted this release freely, and voluntarily and without duress.

            B. BORROWERS HEREBY WAIVE ANY AND ALL RIGHTS TO CHALLENGE, BY WAY OF CLAIMS, DEMANDS, AVOIDANCE, SUBORDINATION, OTHER CAUSES OF ACTION, ADVERSARY PROCEEDINGS OR OTHER LITIGATION, THE AMOUNT, VALIDITY, PERFECTION, PRIORITY OR ENFORCEABILITY OF, OR TO ASSERT ANY DEFENSE, OBJECTION, COUNTERCLAIM OR OFFSET TO, THE OBLIGATIONS, THE PREPETITION SENIOR OBLIGATIONS, THE LIENS AND SECURITY INTERESTS GRANTED BY THE LOAN PARTIES TO COLLATERAL AGENT (FOR THE BENEFIT OF THE LENDERS) UPON ALL OF THE COLLATERAL, OR THE LIENS AND SECURITY INTERESTS GRANTED BY THE PREPETITION SENIOR CREDIT PARTIES FOR THE BENEFIT OF THE PREPETITION SENIOR LENDERS) UPON ALL OF THE PREPETITION SENIOR COLLATERAL.

            C. Nothing in subsection 10.23A or 10.23B shall constitute a waiver of the rights of the official committee for the unsecured creditors, if any, appointed in the Chapter 11 Cases or any other party in interest to challenge the validity, enforceability, nonavoidability, perfection or priority of the Prepetition Senior Obligations or the Liens granted for the benefit of the Prepetition Senior Lenders on the Prepetition Senior Collateral during the period prior to the date that is 60 days after the appointment of such committee.

            D. In accordance with the Interim Borrowing Order and the Final Borrowing Order, each Borrower hereby irrevocably waives on behalf of itself and its estate, and shall cause each of its Subsidiaries to waive, any and all claims to any surcharge of the security interests of Collateral Agent in the Collateral under Section 506(c) of the Bankruptcy Code.

            E. Each Borrower hereby irrevocably waives on behalf of itself and its estate any and all right pursuant to Sections 364(c) or 364(d) of the Bankruptcy Code or otherwise to grant any Lien of equal or greater priority than the Lien securing the Obligations, or to approve a

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

claim of equal or greater priority than the Obligations, except in each case in connection with the consummation of a financing to be used in whole or in part to repay in full the Obligations and terminate the Commitments.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

            COMPANY:

                                   INTERMET CORPORATION,

                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   Notice Address:

                                   c/o INTERMET Corporation
                                   5445 Corporate Drive, Suite 200
                                   Troy, Michigan 48098-2683
                                   Attention:
                                   Telephone:
                                   Facsimile:

            OTHER BORROWERS:

                                   ALEXANDER CITY CASTING COMPANY, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   CAST-MATIC CORPORATION,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   COLUMBUS FOUNDRY, L.P.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   DIVERSIFIED DIEMAKERS, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   GANTON TECHNOLOGIES INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   INTERMET HOLDING COMPANY,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   INTERMET ILLINOIS, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   INTERMET INTERNATIONAL, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   INTERMET U.S. HOLDING, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   IRONTON IRON, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   LYNCHBURG FOUNDRY COMPANY,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   NORTHERN CASTINGS CORPORATION,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   SUDBURY, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   SUDM, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   TOOL PRODUCTS, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   WAGNER CASTINGS COMPANY,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   WAGNER HAVANA, INC.,
                                   as Debtor and Debtor-in-Possession

                                   By: /s/ Alan J. Miller
                                       ------------------
                                   Name: Alan J. Miller
                                   Title: Vice President

                                   Notice Address for all Borrowers:

                                   c/o INTERMET Corporation
                                   5445 Corporate Drive, Suite 200
                                   Troy, Michigan 48098-2683
                                   Attention:
                                   Telephone:
                                   Facsimile:

LENDERS:                           DEUTSCHE BANK TRUST
                                   COMPANY AMERICAS,
                                   individually and as Collateral Agent

                                   By: /s/ Frank Fazio
                                       ------------------
                                   Name:  Frank Fazio
                                   Title: Director

                                   Notice Address:
                                   Attention: Frank Fazio
                                              60 Wall Street
                                              New York, New York 10005

                                   THE BANK OF NOVA SCOTIA,
                                   individually and as Administrative Agent

                                   By: /s/ D.N. Gillespie
                                       ---------------------------
                                   Name:  D.N. Gillespie
                                   Title: Managing Director

                                   Notice Address:
                                   Attention: D.N. Gillespie
                                              One Liberty Plaza
                                              New York, New York 10006

                                  EXHIBIT I(a)

                          [FORM OF NOTICE OF BORROWING]

                               NOTICE OF BORROWING

         Pursuant to that certain Debtor-in-Possession Credit Agreement dated as of October [__], 2004, as amended, supplemented or otherwise modified to the date hereof (said Debtor-in-Possession Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Intermet Corporation ("COMPANY") and the subsidiaries of Company listed on the signature pages thereof (collectively, Company and such Subsidiaries of Company are "BORROWERS" and each a "BORROWER"); the financial institutions listed on the signature pages thereof as Lenders; Deutsche Bank Trust Company Americas, as Collateral Agent and as Co-Agent; and The Bank of Nova Scotia, as Administrative Agent; this represents Borrowers' request to borrow as follows:

1.       Date of borrowing: ___________________, 200__

2.       Amount of borrowing:  $___________________

3.       Interest rate option: [ ] a. Base Rate Loan(s)
                               [ ] b. Eurodollar Rate Loan(s)

The proceeds of such Revolving Loans are to be credited to the account of Borrowers at the Funding and Payment Office.

         [Each of the] [The] undersigned Officer[s], to the best of his or her knowledge, and Borrowers certify that:

                  (i) (a) The estimates contained in the Budget would be good faith estimates if made on the date hereof, (b) the assumptions on which the Budget are based are reasonable as of the date hereof, (c) the proceeds of the Revolving Loans requested hereby shall be applied in accordance with subsection 7.6 and for a purposes or purposes identified in the Budget and (d) the aggregate Revolving Loans to be made on the date hereof do not exceed the applicable limitations thereon in subsection 7.6A;

                  (ii) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded for purposes of this condition;

                  (iii) The [Interim Borrowing Order] [and] [Final Borrowing Order] is [are] in full force and effect and has [have] not been stayed by the Bankruptcy Court or any other court of competent jurisdiction;

                  (iv) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

                  (v) Each Loan Party has performed in all material respects all agreements and satisfied all conditions including, without limitation, those set forth in Section 4 thereof, which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

                  (vi) No order, judgment or decree of any arbitrator, the Bankruptcy Court or other Government Authority purports to enjoin or restrain any Lender from making the Revolving Loans to be made by it on the date hereof;

                  (vii) After the consummation of the borrowing contemplated by this Notice of Borrowing, the Total Utilization of Revolving Commitments will not exceed the least of (a) the aggregate Revolving Commitments, (b) the Borrowing Base and (c) the amount of Revolving Loans and Revolving Letters of Credit permitted to be outstanding under the Credit Agreement pursuant to the Interim Borrowing Order or Final Borrowing Order (as applicable); and

                  (viii) No pleading has been filed in the Bankruptcy Court (or any other court of competent jurisdiction) by any party in interest which has not been withdrawn, dismissed or denied within 55 days after filing seeking (a) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 case, (b) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (c) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code), (d) the granting of a super-priority claim or a Lien pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and/or the Final Borrowing Order, (e) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Final Borrowing Order without the prior written consent of each Agent and the Requisite Lenders, or
         (f) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers.

            [The remainder of this page is intentionally left blank.]

DATED: _________________, 200__             INTERMET CORPORATION

                                            By: ________________________________
                                                Name:
                                                Title:

                                            EACH OF THE ENTITIES NAMED AS
                                            BORROWERS ON THE SIGNATURE PAGES TO
                                            THE CREDIT AGREEMENT

                                            By: ________________________________
                                                Name:
                                                Title:

                                     I-S-1

                                  EXHIBIT I(b)

                         [FORM OF NOTICE OF WITHDRAWAL]

                              NOTICE OF WITHDRAWAL

         Pursuant to that certain Debtor-in-Possession Credit Agreement dated as of October [__], 2004, as amended, supplemented or otherwise modified to the date hereof (said Debtor-in-Possession Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Intermet Corporation ("COMPANY") and the subsidiaries of Company listed on the signature pages thereof (collectively, Company and such Subsidiaries of Company are "BORROWERS" and each a "BORROWER"); the financial institutions listed on the signature pages thereof as Lenders; Deutsche Bank Trust Company Americas, as Collateral Agent and as Co-Agent; and The Bank of Nova Scotia, as Administrative Agent; this represents Borrowers' request to borrow as follows:

1.       Date of Withdrawal: ___________________, 200__

2.       Amount of Withdrawal: $___________________

         [Each of the] [The] undersigned Officer[s], to the best of his or her knowledge, and Borrowers certify that:

                  (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded for purposes of this condition;

                  (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

                  (iii) The [Interim Borrowing Order] [and] [Final Borrowing Order] is [are] in full force and effect and has [have] not been stayed by the Bankruptcy Court or any other court of competent jurisdiction;

                  (iv) Each Loan Party has performed in all material respects all agreements and satisfied all conditions including, without limitation, those set forth in Section 4 thereof, which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

                  (v) No pleading has been filed in the Bankruptcy Court (or any other court of competent jurisdiction) by any party in interest which has not been withdrawn, dismissed or denied within 55 days after filing seeking (a) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 case,
         (b) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (c) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code), (d) the granting of a super-priority claim or a Lien pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and/or the Final Borrowing Order, (e) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Final Borrowing Order without the prior written consent of each Agent and the Requisite Lenders, or (f) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers; and

                   (vi) The contemplated amounts proposed to be withdrawn are for purposes of a type of expenditure projected to occur in the Budget for this week, and after giving effect to the contemplated application of amounts proposed to be withdrawn from the Restricted Cash Account, Borrowers will be in compliance with subsection 7.6A.

            [The remainder of this page is intentionally left blank.]

DATED: _________________, 200__          INTERMET CORPORATION

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         EACH OF THE ENTITIES NAMED AS BORROWERS
                                         ON THE SIGNATURE PAGES TO THE CREDIT
                                         AGREEMENT

                                         By: ___________________________________
                                             Name:
                                             Title:

                                   EXHIBIT II

                   [FORM OF NOTICE OF CONVERSION/CONTINUATION]

                        NOTICE OF CONVERSION/CONTINUATION

         Pursuant to that certain Debtor-in-Possession Credit Agreement dated as of October [__], 2004, as amended, supplemented or otherwise modified to the date hereof (said Debtor-in-Possession Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Intermet Corporation ("COMPANY") and the subsidiaries of Company listed on the signature pages thereof (collectively, Company and such Subsidiaries of Company are "BORROWERS" and each a "BORROWER"); the financial institutions listed on the signature pages thereof as Lenders; Deutsche Bank Trust Company Americas, as Collateral Agent and as Co-Agent; and The Bank of Nova Scotia, as Administrative Agent; this represents Borrowers' request to convert or continue Revolving Loans as follows:

         1. Date of conversion/continuation: ____________, 200__

         2. Amount of Revolving Loans being converted/continued: $______________

         3. Nature of conversion/continuation:

                  [ ] a.Conversion of Base Rate Loans to Eurodollar Rate Loans

                  [ ] b.Conversion of Eurodollar Rate Loans to Base Rate Loans

                  [ ] c.Continuation of Eurodollar Rate Loans as such

         In the case of a conversion to or continuation of Eurodollar Rate Loans, [each of] the undersigned Officer[s], to the best of his or her knowledge, and Borrowers certify that no Event of Default or Potential Event of Default has occurred and is continuing or would result from the consummation of the conversion or continuation contemplated hereby.

                  [Remainder of page intentionally left blank.]

DATED: _________________, 200__          INTERMET CORPORATION

                                         By: ___________________________________
                                         Name:
                                         Title:

                                         EACH OF THE ENTITIES NAMED AS BORROWERS
                                         ON THE SIGNATURE PAGES TO THE CREDIT
                                         AGREEMENT

                                         By: ___________________________________
                                             Name:
                                             Title:

                                     II-S-1

                                  EXHIBIT III
                        FORM OF INTERIM BORROWING ORDER


                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

IN RE:                            :        CASE NO. 04-67597
                                  :        CHAPTER 11
INTERMET CORPORATION ET AL.,      :
                                  :
                                  :        (JOINTLY ADMINISTERED)
               DEBTORS.           :

        INTERIM ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105, 361, 363,
      364, 503 AND 507: (A) AUTHORIZING DEBTORS-IN-POSSESSION TO (i) OBTAIN
       SENIOR AND JUNIOR SECURED POST-PETITION FINANCING AND (ii) UTILIZE
       CASH COLLATERAL, (B) GRANTING SUPERPRIORITY CLAIMS TO POST-PETITION
                  LENDERS, (C) GRANTING ADEQUATE PROTECTION TO
             PRE-PETITION LENDERS AND (D) SCHEDULING A FINAL HEARING

                  Upon the motion (the "Motion") of Intermet Corporation ("Intermet") and each of its domestic subsidiaries that are debtors and debtors-in-possession herein (collectively, the "Debtors"), dated October 8, 2004, seeking the entry of this order (the "Interim Order"):

                  (a) authorizing the Debtors, pursuant to Sections 105, 361, 363, 364, 503 and 507 of the United States Bankruptcy Code, 11 U.S.C. Sections 101, et seq. (the "Bankruptcy Code") and Rules 2002, 4001, 9007 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") to:

                           (i) incur, on a joint and several basis,
                  post-petition financing under a revolving credit facility available for the making of loans and other financial accommodations, including the issuance of letters of credit, up to an aggregate principal amount of $60 million (the "Post-Petition Loans"; with $20 million of the Post-Petition Loans authorized by this Interim Order, collectively, the "DIP

                  Facilities"), on a senior secured priming basis and with superpriority administrative expense claim status, subject to the terms, conditions, priorities and provisions set forth herein and in the Debtor-In-Possession Credit Agreement described below and such other agreements, instruments and documents executed and/or delivered from time to time in connection therewith, including, without limitation, the Budget as defined therein (as amended from time to time, collectively, the "DIP Financing Documents");

                           (ii) enter into, and perform under, the DIP Financing
                  Documents which (1) include a Debtor-In-Possession Credit Agreement (as amended from time to time, the "DIP Credit Agreement") by and among the Debtors, as borrowers (the "Borrowers"), the financial institutions party thereto from time to time (the "DIP Lenders"; which term shall include the issuing banks under all letters of credit), The Bank of Nova Scotia, as administrative agent (the "DIP Administrative Agent"), and Deutsche Bank Trust Company Americas, as lead arranger, book manager, co-agent and collateral agent for the DIP Lenders (the "DIP Collateral Agent", and together with the DIP Administrative Agent, the "DIP Agents"), (2) provide that all amounts owed from time to time under the DIP Financing Documents shall be jointly and severally, unconditionally and irrevocably guaranteed by the domestic non-debtor entities set forth on Schedule 1 annexed hereto (collectively, the "Guarantors"; which schedule may be updated from time to time without further order of this Court or approval of any party in interest and which updated schedule shall be deemed a part hereof from and as of the date hereof) and (3) provide that the Debtors shall grant to the DIP Agents and the DIP

                  Lenders superpriority administrative expense claims and that the Debtors shall grant to the DIP Collateral Agent (for the benefit of the DIP Lenders) first priority, valid, enforceable and perfected security interests, mortgages, liens and offset rights ("Liens") on all property of the Debtors' estates (other than the "Excluded Assets," as defined in paragraph 7(c)) now or hereafter acquired, and all products and proceeds thereof, with the rights, privileges and priorities described herein and in the DIP Financing Documents; and

                           (iii) cause the Guarantors to jointly and severally
                  and unconditionally and irrevocably guaranty all obligations from time to time payable under the DIP Financing Documents and grant to the DIP Collateral Agent (for the benefit of the DIP Lenders) first priority, valid, enforceable and perfected liens on all of the Guarantors' property, now or hereafter acquired, and all products and proceeds thereof, with the rights, privileges and priorities described in the DIP Financing Documents;

                  (b) granting to the DIP Collateral Agent (for the benefit of the DIP Lenders) as collateral security for all obligations incurred under the DIP Financing Documents:

                           (i) pursuant to Section 364(c)(2) of the Bankruptcy
                  Code, valid, enforceable, perfected and unavoidable first priority Liens on all unencumbered property of the Debtors' estates (other than the applicable Excluded Assets), now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof, subject only to the Carve-Out (as defined in paragraph 15 below);

                           (ii) pursuant to Section 364(c)(3) of the Bankruptcy
                  Code, valid, enforceable, perfected and unavoidable Liens on all property of the Debtors' estates (other than the applicable Excluded Assets), now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof, which Liens shall be junior only to valid, enforceable, perfected and unavoidable Liens in existence on the Filing Date (as defined in "Findings of Fact" paragraph A) in favor of parties other than the Pre-Petition Agent and the Pre-Petition Lenders (as such terms are defined in "Findings of Fact" paragraph (B)(i)) (the "Third Party Filing Date Liens") and subject to the Carve-Out;

                           (iii) pursuant to Section 364(d)(1) of the Bankruptcy
                  Code, valid, enforceable, perfected and unavoidable first priority, senior priming Liens on all property of the Debtors' estates (other than the Excluded Assets), now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof, which shall prime the Pre-Petition Liens (as defined in "Findings of Fact" paragraph B(viii)), the adequate protection Liens granted to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) and any other Liens, rights or interests (including, without limitation, offsets but subject to the last sentence of paragraph 7(c)) asserted by any party in interest after the Filing Date; provided that such priming Liens granted to the DIP Collateral Agent shall be subject to the Carve-Out and shall not prime Third Party Filing Date Liens; and

                           (iv) valid, enforceable, perfected and non-voidable
                  Liens on all of the Guarantors' property, now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof;

                  (c) granting to the DIP Agents and the DIP Lenders, pursuant to Section 364(c)(1) of the Bankruptcy Code, superpriority administrative claims for any and all obligations from time to time outstanding under the DIP Financing Documents, having priority (other than with respect to the Carve-Out) over any and all administrative expenses of any kind, including as specified in Sections 503(b) and 507(b) of the Bankruptcy Code, whether now or hereafter incurred;

                  (d) authorizing the Debtors, pursuant to Sections 361 and 363 of the Bankruptcy Code, to use the Pre-Petition Lenders' and the DIP Lenders' Cash Collateral (as defined in "Findings of Fact" paragraph B(vii)) in accordance with the terms hereof and the DIP Financing Documents and providing the Pre-Petition Lenders with adequate protection of their interests in the Pre-Petition Collateral (as defined in "Findings of Fact" paragraph B(viii)) pursuant to Sections 361, 363(e), 364(c) and 364(d), and all as more particularly described herein;

                  (e) requesting interim approval of the DIP Financing Documents and the transactions contemplated thereby; and

                  (f) scheduling a final hearing (the "Final Hearing") to be held before this Court on November 5, 2004 at 11:00 a.m. (which date shall be no later than 30 days after entry of this Interim Order),(1) to consider entry of a final order approving the Motion, the DIP Facilities and the DIP Financing Documents and the transactions contemplated thereby (including, without

----------------
(1) Objections to the relief addressed in this Order and the proposed Final Order shall be filed and served no later than November 3, 2004.

limitation, the arrangements described therein concerning the L/C Facility Agreement, L/C Facility Agreement Obligations and the L/C Cash Collateral (as such terms are defined in "Findings of Fact" paragraphs B(v) and (vi)) on a final basis and authorizing the continued use of Cash Collateral and granting adequate protection therefor on a final basis, as set forth in the Motion, which final order shall be in form and substance satisfactory to the DIP Agents (the "Final Order");

and an interim hearing having been held before this Court on October 19, 2004 (the "Interim Hearing"); and upon the record of the Interim Hearing and all the pleadings filed with this Court; and the Debtors having given due and proper notice of the Motion and the Interim Hearing pursuant to Bankruptcy Rules 2002, 4001(b), (c) and (d), 9007 and 9014 as set forth in the Motion (including notice to the Pre-Petition Agent, the twenty (20) largest unsecured creditors of the Debtors (on a combined basis) and the office of the United States Trustee for the Eastern District of Michigan); and the Court having concluded that entry of this Interim Order is in the best interests of the Debtors, their creditors and estates; and sufficient cause appearing therefor, the Court makes the following

                                FINDINGS OF FACT:

                  A. On September 29, 2004 (the "Filing Date"), the Debtors commenced the within cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Court"). The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. No request has been made for the appointment of a trustee or examiner in these chapter 11 cases.

                  B. Without prejudice to the rights of the Committee (as defined in paragraph 15) but solely to the extent provided in paragraph 28 below, the Debtors stipulate and acknowledge as follows:

                  (i) On January 8, 2004, Intermet, as the borrower, entered into that certain Credit Agreement (as amended from time to time, including without limitation by that certain First Amendment dated April 13, 2004, the "Pre-Petition Credit Agreement") with The Bank of Nova Scotia ("Scotiabank") as agent (in such capacity, the "Pre-Petition Agent"), the financial institutions from time to time party thereto as lenders (the "Pre-Petition Lenders"), pursuant to which the Pre-Petition Lenders agreed to provide to Intermet $120 million in term loans and $90 million in revolving loans (the "Pre-Petition Loans"). Certain domestic subsidiaries of Intermet executed that certain Second Amended and Restated Guaranty Agreement, dated as of January 8, 2004, as guarantors of payment (in such capacity, the "Pre-Petition Guarantors"), in favor of the Pre-Petition Lenders, guaranteeing the repayment of the Pre-Petition Loans and all other amounts (including without limitation interest and fees) owing in respect of the Pre-Petition Credit Agreement (as amended from time to time, the "Guaranty Agreement"). The Pre-Petition Guarantors are each, directly or indirectly, wholly-owned domestic subsidiaries of Intermet and are Debtors herein. The guarantees of payment of the Pre-Petition Guarantors shall hereinafter be referred to as the "Pre-Petition Credit Agreement Guarantees." The collective obligations of the Debtors arising under the Pre-Petition Credit Agreement, the Guaranty Agreement, and the related collateral documents described below in respect of the obligations under the Pre-Petition Credit Agreement shall hereinafter be referred to as the "Pre-Petition Credit Agreement Obligations." The

         Pre-Petition Credit Agreement Obligations exclude any obligations of the Debtors under the L/C Facility Agreement.

                  (ii) Prior to the Filing Date, Intermet executed and delivered that certain First Amended and Restated Borrower Pledge and Security Agreement, dated as of January 8, 2004 (as amended from time to time, the "Pre-Petition Intermet Pledge and Security Agreement"), pursuant to which Intermet granted to the Pre-Petition Agent for the benefit of the Pre-Petition Lenders, and to secure the Pre-Petition Credit Agreement Obligations, valid and enforceable first priority Liens in inter alia substantially all of the personal and intangible properties of Intermet, the Debtors believing such grant excludes the L/C Cash Collateral but otherwise includes without limitation all other accounts, deposit accounts, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, bank and other accounts and all cash and all investments therein, and the proceeds, including cash and noncash proceeds, of all of the foregoing, but solely to the extent provided in the Pre-Petition Intermet Pledge and Security Agreement. The Pre-Petition Agent timely and properly filed Uniform Commercial Code ("UCC") financing statements with respect to Intermet, thereby perfecting its Liens in such properties for which a UCC financing statement is sufficient to perfect a security interest. In addition, pursuant to the Pre-Petition Intermet Pledge and Security Agreement, Intermet pledged and assigned to the Pre-Petition Agent, and granted to the Pre-Petition Agent a Lien on, as collateral security for the Pre-Petition Credit Agreement Obligations, all of the right, title and interest of Intermet in all of the outstanding shares of Capital Securities (as defined in the Pre-Petition Intermet Pledge and Security Agreement) and all of the indebtedness from time to time owned by Intermet.(1) The Pre-Petition Intermet Pledge and Security Agreement, together with the delivery of the applicable documents to the Pre-Petition Agent, create valid, perfected and enforceable first priority Liens in favor of the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) in such Capital Securities and such indebtedness.

                  (iii) Prior to the Filing Date, the Pre-Petition Guarantors executed and delivered that certain First Amended and Restated Subsidiary Pledge and Security Agreement, dated as of January 8, 2004 (as amended from time to time, the "Pre-Petition Subsidiary Pledge and Security Agreement"), pursuant to which the Pre-Petition Guarantors granted to the Pre-Petition Agent for the benefit of the Pre-Petition Lenders, and to secure the Pre-Petition Credit Agreement Obligations, valid and enforceable first priority Liens in inter alia substantially all of the personal and intangible properties of the Pre-Petition Guarantors, including without limitation all accounts, deposit accounts, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, bank and other accounts and all cash and all investments therein, and the proceeds, including cash and noncash proceeds, of all of the foregoing, but solely to the extent provided in the Pre-Petition Subsidiary Pledge and Security Agreement. The Pre-Petition Agent timely and properly filed UCC financing statements with respect to the Pre-Petition Guarantors, thereby perfecting its Liens in such properties for which a UCC financing statement is sufficient to perfect a security interest. In addition, pursuant to the Pre-Petition Subsidiary Pledge and Security Agreement, the Pre-Petition Guarantors pledged and assigned to the Pre-Petition Agent, and granted to the Pre-Petition Agent a

-----------------------
(1) For the avoidance of doubt, neither the Pre-Petition Intermet Pledge and Security Agreement nor the Pre-Petition Subsidiary Pledge and Security Agreement grant Liens on more than 65% of the equity interests of the Debtors'

         Lien in, as collateral security for the Pre-Petition Credit Agreement Obligations, all of the right, title and interest of the Pre-Petition Guarantors in all of the outstanding shares of Capital Securities (as defined in the Pre-Petition Subsidiary Pledge and Security Agreement) and all of the indebtedness from time to time owned by such Pre-Petition Guarantors. The Pre-Petition Subsidiary Pledge and Security Agreement, together with the delivery of the applicable documents to the Pre-Petition Agent, created valid, perfected and enforceable first priority Liens in favor of the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) in such Capital Securities and such indebtedness.

                  (iv) Prior to the Filing Date, the Debtors executed various mortgages, assignments, deeds of trust, and various amendments thereof (collectively, the "Pre-Petition Credit Agreement Mortgages") on various of their real properties including those located in Alexander City, Alabama; Stevensville, Michigan; Columbus, Georgia; Monroe City, Palmyra, and Hannibal, Missouri; Sturtevant, Wisconsin; Jackson and Pulaski, Tennessee; Lynchburg and Radford, Virginia; Ironton, Ohio; Hibbing and New Hope, Minnesota; and Decatur and Havana, Illinois (collectively, the "Mortgaged Properties"), in favor of the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) to secure the Pre-Petition Credit Agreement Obligations, but solely to the extent provided in the Pre-Petition Credit Agreement Mortgages. The Pre-Petition Credit Agreement Mortgages have been properly filed and create valid, perfected and enforceable Liens against the Mortgaged Properties, solely to the extent described in the Pre-Petition Credit Agreement Mortgages, securing the Pre-Petition Credit Agreement Obligations.

----------------
non-U.S. subsidiaries.

                  (v) Prior to the Filing Date, Intermet entered into that certain Letter of Credit Facility Agreement, dated as of January 8, 2004, among Intermet, the lenders listed therein (the "L/C Facility Lenders"), and Scotiabank as Administrative Agent and Issuer (as such terms are defined therein and which terms shall be included in the definition of "L/C Facility Lenders") (as amended from time to time, the "L/C Facility Agreement") pursuant to which Intermet agreed to reimburse the Issuer for any draws under letters of credit issued pursuant to the L/C Facility Agreement and to pay fees to the L/C Facility Lenders in respect of letters of credit issued pursuant to the L/C Facility Agreement, interest in respect of unreimbursed draws under such letters of credit and fees and expenses (including attorneys' fees) of the L/C Facility Lenders.

                  (vi) Prior to the Filing Date, Intermet entered into that certain Cash Collateral Agreement, dated as of January 8, 2004, between Intermet and Scotiabank, pursuant to which Intermet pledged to Scotiabank (solely to the extent described therein) a valid and enforceable first priority Lien in all of Intermet's right, title and interest in the "Cash Collateral" and "Cash Collateral Account" (as each such term is defined in the Cash Collateral Agreement and are collectively referred to herein as the "L/C Cash Collateral") as security for Intermet's obligations under the L/C Facility Agreement and the Cash Collateral Agreement (collectively, "L/C Facility Agreement Obligations"). The Debtors believe that the L/C Cash Collateral does not secure the Pre-Petition Credit Agreement Obligations.

                  (vii) As of the Filing Date, all cash and cash equivalents of the Debtors and any and all cash and cash equivalents generated after the Filing Date as proceeds, products, offspring or profits of the Pre-Petition Collateral (but expressly excluding for this purpose the L/C Cash Collateral) constitutes collateral securing the Pre-Petition Credit Agreement Obligations within the meaning of Section 363(a) and Section 552(b) of the Bankruptcy Code (the "Cash Collateral").

                  (viii) The Pre-Petition Intermet Pledge and Security Agreement, Pre-Petition Subsidiary Pledge and Security Agreement, Guaranty Agreement, and the Pre-Petition Credit Agreement Mortgages, together with the financing statements, notices of liens, assignments, amendments, modifications, and continuations thereof, and other related instruments, shall be referred to together as the "Pre-Petition Collateral Documents." All of the collateral in which any of the Debtors granted the Pre-Petition Lenders a Lien or other encumbrance or property interest, including without limitation the Cash Collateral (but expressly excluding for this purpose the L/C Cash Collateral), shall be referred to as the "Pre-Petition Collateral", but solely to the extent provided in the Pre-Petition Collateral Documents, and all such Liens shall be referred to as the "Pre-Petition Liens".

                  (ix) The Debtors are truly and justly indebted to the Pre-Petition Lenders, and as of the Filing Date and prior to giving effect to this Interim Order (A) Intermet was liable to the Pre-Petition Lenders in respect of (i) the loans made by them pursuant to the Pre-Petition Credit Agreement in the aggregate principal amount of $161,000,000 under the Pre-Petition Credit Agreement, plus interest, fees and expenses (x) accrued but unpaid as of the Filing Date and (y) accrued and accruing subsequent to the Filing Date and (ii) letters of credit issued pursuant to the Pre-Petition Credit Agreement in the aggregate face amount of $23,785,761.90, and (B) each Pre-Petition Guarantor was directly and primarily liable to the Pre-Petition Lenders pursuant to the terms of the Pre-Petition Credit Agreement Guarantees.

                  (x) As of the Filing Date, the Liens granted to the Pre-Petition Agent for the benefit of the Pre-Petition Lenders pursuant to the Pre-Petition Collateral Documents are valid, binding, perfected and enforceable Liens in the Pre-Petition Collateral and are junior and subject to only Liens and encumbrances permitted under the Pre-Petition Credit Agreement, to the extent such permitted Liens and encumbrances are valid, enforceable, perfected and senior to the Liens of the Pre-Petition Agent on the Pre-Petition Collateral (the "Permitted Liens").

                  (xi) Intermet is truly and justly indebted to the L/C Facility Lenders in the amount of $35,690,411 on a contingent basis in respect of Irrevocable Letter of Credit #S330/43695/00 dated December 23, 1999 (the "Georgia Letter of Credit") issued by the Issuer for the account of Intermet in favor of BNY Midwest Trust Company in the maximum stated amount of $35,690,411, and Intermet is further indebted to the L/C Facility Lenders (solely to the extent provided in the L/C Facility Agreement) in respect of fees and expenses (x) accrued but unpaid under the L/C Facility Agreement as of the Filing Date and (y) accrued and accruing subsequent to the Filing Date.

                  (xii) As of the Filing Date, Scotiabank's Lien on the L/C Cash Collateral is a valid, binding, perfected and enforceable first priority Lien on the L/C Cash Collateral.

                  C. On October 1, 2004, after due notice and a hearing, the Court entered on its docket the Stipulated Interim Order Authorizing the Use of Cash Collateral and Granting Adequate Protection Pursuant to 11 U.S.C. Sections 361, 362(d) and 363 and Scheduling a Final Hearing Pursuant to Rule 4001 (the "Cash Collateral Stipulation"). Pursuant to the Cash Collateral Stipulation, the Debtors were granted authority for limited use of Cash Collateral and the Pre-Petition Agent and the Pre-Petition Lenders were granted certain adequate protection, in each case, as more particularly described in the Cash Collateral Stipulation. The Debtors do not believe that they can remain viable entities and successfully reorganize if their sole source of liquidity is the limited use of Cash Collateral permitted under the Cash Collateral Stipulation. Accordingly, in their business judgment and after reviewing alternative financing proposals, the Debtors have concluded that the approval of the DIP Financing Documents and having the authority to access liquidity thereunder, subject to the terms thereof, is critical and immediate and in the best interest of their estates and creditors (unsecured and secured) and all other parties in interest in these chapter 11 cases.

                  D. The Debtors advise that it is critical to their continued operation and the administration of these chapter 11 cases that the Debtors be permitted to continue to use certain of the Cash Collateral and incur the Post-Petition Loans for payroll, payroll expenses and certain other operating expenses to the extent and as specifically set forth in the Budget delivered in connection with the DIP Financing Documents.

                  E. The Debtors have an immediate need to obtain the Post-Petition Loans and continue the use of Cash Collateral in order to maintain business relationships with their vendors, suppliers and customers, pay necessary employees and otherwise finance their operations and maintain their continued viability. In the absence of the relief requested hereby, the continued operation of the Debtors' business would not be possible and immediate and irreparable harm to the Debtors' creditors (including, without limitation, unsecured creditors), and the Debtors' estates would occur. The ability of the Debtors to obtain sufficient working capital and liquidity through the use of Cash Collateral and incurrence of new indebtedness for borrowed money and other financial accommodations under the DIP Financing Documents is vital to the preservation and maintenance of the going concern values of the Debtors and to a successful reorganization of the Debtors.

                  F. The Debtors have engaged in a reasonable exploration of the availability of alternate credit and are unable to obtain the financing necessary for the operation of their business either (i) on an unsecured basis under Section 503(b)(1) of the Bankruptcy Code, (ii) pursuant to Sections 364(a) or 364(b) of the Bankruptcy Code, (iii) solely on a junior secured basis under
Section 364(c)(3) of the Bankruptcy Code, or (iv) on any other terms or conditions more favorable to the Debtors than the terms and conditions set forth in the DIP Financing Documents.

                  G. The Debtors do not have sufficient available sources of working capital, including after giving effect to the use of Cash Collateral to carry on the operation of their business without the Post-Petition Loans. The Debtors have requested the authority to incur the Post-Petition Loans pursuant to the terms and conditions set forth in the DIP Financing Documents. The Debtors have further requested that they be authorized to immediately incur $20 million in advance of the Final Order authorizing the entire amount of the Post-Petition Loans so that they will be able to pay immediately certain necessary expenses.

                  H. Pursuant to Sections 361, 363(e) and 364(c) and (d) of the Bankruptcy Code, the Pre-Petition Agent and the Pre-Petition Lenders are entitled to adequate protection of their interests in the Pre-Petition Collateral (including, without limitation, the Cash Collateral) and the L/C Facility Lenders are entitled to adequate protection of their interests in the L/C Cash Collateral in order to protect the Pre-Petition Agent and the Pre-Petition Lenders from any diminution in the value of the Pre-Petition Collateral and the L/C Facility Lenders from any diminution in the value of the L/C Cash Collateral resulting from, among other things (i) in the case of the Pre-Petition Agent and the Pre-Petition Lenders, the Debtors' use of Cash Collateral, (ii) in the case of the Pre-Petition Agent and the Pre-Petition Lenders, the incurrence by the Debtors of the post-petition financing secured by the priming Liens granted to the DIP Collateral

Agent (for the benefit of the DIP Lenders) pursuant to this Interim Order and the DIP Financing Documents, (iii) in the case of the Pre-Petition Agent and the Pre-Petition Lenders, the Debtors' use, sale or lease of the Pre-Petition Collateral other than Cash Collateral, and (iv) in the case of the Pre-Petition Agent, the Pre-Petition Lenders and the L/C Facility Lenders, the imposition of the automatic stay.

                  I. The Debtors and their estates will receive substantial benefit from the loans and other financial accommodations to be provided by the DIP Agents and the DIP Lenders under the DIP Financing Documents and from the use of Cash Collateral in accordance with the terms hereof and the DIP Financing Documents. The loans and other financial accommodations to be provided under the DIP Financing Documents and the use of Cash Collateral are necessary to fund the business of the Debtors and will, subject to the Budget, contribute to payment of the actual and necessary costs and expenses of preserving their estates and is critical for the Debtors to successfully reorganize.

                  J. Based upon the record of the Interim Hearing and the pleadings filed with this Court, the terms of the Post-Petition Loans and the DIP Financing Documents, are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

                  K. The Debtors having received multiple offers for debtor-in-possession financing, and based upon the record of the Interim Hearing and the pleadings filed with this Court, the financing contemplated by the DIP Financing Documents and the use of Cash Collateral are the product of an arm's length negotiation and are entered into by the DIP Agents and the DIP Lenders and the Pre-Petition Agent and the Pre-Petition Lenders, as the case may be, in good faith, and any Cash Collateral used or credit extended and advances made or other services provided pursuant to the DIP Financing Documents, including, without limitation, cash management services and the making of Post-Petition Loans, shall be, and shall be deemed, extended or made in good faith, as the term "good faith" is used in
Section 364(e) of the Bankruptcy Code, and in express reliance upon the protections afforded by Section 364(e), and the DIP Agents, DIP Lenders, Pre-Petition Agent and the Pre-Petition Lenders shall be entitled to the full protection of Section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

                  L. The arrangements and the transactions contemplated by the DIP Financing Documents and the use of Cash Collateral do not provide the DIP Agents, DIP Lenders, Pre-Petition Agent or Pre-Petition Lenders, as applicable, with sufficient control over the Debtors so as to subject any one or more of them to any liability (including, without limitation, environmental liability as an "owner", "operator" or "responsible person" as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorizations Act of 1986) in connection with the management of any of the Debtors' businesses or properties or in connection with that restructuring efforts.

                  M. The entry of this Interim Order is necessary to avoid immediate and irreparable harm to, and is in the best interests of, the Debtors, their estates and their creditors.

                  N. Notice of the Motion and the Interim Hearing has been provided in accordance with the terms of the Motion and such notice is, in all respects, due, timely, adequate and sufficient notice and complies, in all respects, with the requirements of Bankruptcy Code Sections 102(l), 363(c) and 364, Bankruptcy Rules 2002, 4001(b), 4001(c), 4001(d), 9007 and 9014 and Local
Bankruptcy Rule 4001-2, and any other applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

         On the basis of the foregoing Findings of Fact and the record at the Interim Hearing on the Motion and the other pleadings heretofore filed, the Court reaches the following

                               CONCLUSIONS OF LAW:

                  O. To the extent any part or all of the foregoing Findings of Fact should be more properly deemed Conclusions of Law, the Court expressly designates any such findings as a Conclusion of Law.

                  P. This is a "core" proceeding within the meaning of 28 U.S.C.
Section 157(b)(2)(D), (G) and (M), and this Court has authority to enter this Interim Order pursuant to Sections 105, 503, 507, 361, 362, 363 and 364 of the Bankruptcy Code. Venue is proper before this Court pursuant to 11 U.S.C. Sections 1408 and 1409.

                  Q. Notice of the Motion and the Interim Hearing has been duly and properly provided by the Debtors and is sufficient under the circumstances and has been provided in accordance with Sections 102(1), 363(c) and 364 of the Bankruptcy Code and Bankruptcy Rules 2002, 4001(b) and (c), 4001(d), 9007 and 9014.

                  R. The entry of this Interim Order, the grant to the Debtors of the authorizations that follow, and the grant to the Pre-Petition Agent, the Pre-Petition Lenders, the L/C Facility Lenders, the DIP Agents and the DIP Lenders of the protections that follow are in the best interest of the Debtors and their respective estates, creditors and other parties in interest in these cases.

                  S. To the extent any provisions of the Bankruptcy Code or Bankruptcy Rules or applicable law requires the findings of "cause" for entry of any provisions of this Interim Order, the Court expressly finds and concludes that such cause exist.

                  T. This Interim Order shall be immediately valid and fully effective upon its entry and shall not be subject to any stay otherwise applicable and its provisions shall be self-executing.

         In view of the foregoing, it is hereby

                                    ORDERED:

         A. APPROVAL OF, AND AUTHORIZATION TO INCUR, POST-PETITION LOANS.

                  1. The Motion is granted, all objections not previously withdrawn are hereby overruled and the DIP Financing Documents and the transactions contemplated thereby are approved in all respects and the performance of the Debtors' obligations thereunder and relating thereto is hereby approved and authorized in all respects. The omission in this Interim Order of specific reference to any provision of the DIP Financing Documents shall not impair or diminish the efficacy, propriety and approval and authorization of such provision, it being the intent of this Court that the DIP Financing Documents and the transactions contemplated thereby be authorized and approved in their entirety.

                  2. The Debtors, jointly and severally, are immediately authorized to:

                           (a) borrow and obtain letters of credit, subject to
                  the terms and conditions of this Interim Order and the DIP Financing Documents, up to an aggregate principal amount of $20 million until entry of the Final Order and, thereafter, up to $60 million subject, in each case, to the terms and conditions of the Interim Order or the Final Order (as applicable), the Budget and the other DIP Financing Documents (including, without limitation, the borrowing base limitations set forth therein); provided, however, borrowings (to the extent authorized hereby) shall only be permitted to fund the permitted disbursements set forth in, and limited by, the Budget and the other DIP Financing Documents, including provisions therein establishing certain allowed variances with respect to the Budget, and to pay interest, fees and expenses in accordance with this Interim Order and the DIP Financing Documents; and

                           (b) use Cash Collateral; provided, however, the use
                  of Cash Collateral shall only be permitted to fund the permitted disbursements set forth in, and limited by, the Budget and the terms of the other DIP Financing Documents, including provisions therein establishing certain allowed variances with respect to the Budget, and the Carve-Out.

                  Notwithstanding anything in this Interim Order to the contrary, the Debtors shall not, and shall not be authorized to, (x) use the proceeds of the Post-Petition Loans or the Cash Collateral in any manner other than as set forth in clauses (a) and (b) above and (y) use the L/C Cash Collateral for any purpose other than the payment of the adequate protection obligations specifically set forth in paragraph 13 hereof.

                  3. (a) The Debtors are hereby jointly and severally authorized and directed to pay, and the Borrowers shall jointly and severally immediately pay, all accrued fees, costs, charges, commissions and expenses set forth in the DIP Financing Documents, including, without limitation, reasonable counsel fees of the DIP Agents and the non-refundable fees owed to the DIP Agents and DIP Lenders, as the case may be, under the DIP Financing Documents.

                  (b) An annual administrative fee of $250,000, such fee to be fully earned and payable to Administrative Agent quarterly, in advance, for its own account, with the first such payment to be made upon satisfaction of the conditions under "Initial Conditions Precedent" in the Term Sheet, and each payment thereafter to be made at three month intervals. An annual collateral agency fee of $250,000, such fee to be fully earned and payable to Collateral Agent quarterly, in advance, for its own account, with the first such payment to be made upon satisfaction of the conditions under "Initial Conditions Precedent" in the Term Sheet, and each payment thereafter to be made at three month intervals. In the event the Debtors obtain alternative financing in lieu of the DIP Credit Agreement within twelve months of the date of this Order (the "Alternative Financing"), the Debtors agree to pay the DIP Collateral Agent for its own account on the date of the closing of such Alternative Financing, an amount equal to 2.00% of the aggregate $60.0 million commitment with respect to the DIP Credit Agreement; provided that this Alternative Financing fee shall not be payable if (a) the DIP Collateral Agent has received each of the fees set forth in paragraphs 1 and 2 in the Fee Letter or (b) after the initial $20.0 million principal amount of the DIP Credit Agreement becomes available, the DIP Credit Agreement matures as a result of notice being delivered to the Debtors that any condition set forth under the heading "Further Conditions" in the Term Sheet has not been satisfied; provided that the DIP Collateral Agent shall deliver such notice in the event the Final Order (as contemplated in the Term Sheet) in respect of the DIP Credit Agreement is not entered by the Court (in which event the Alternative Financing fee shall not be earned or payable); provided further that in the event the DIP Collateral Agent receives the Financing Fee set forth in paragraph 1(a) of the Fee Letter and the Alternative Financing fee, the Financing Fee paid pursuant to paragraph 1(a) of the Fee Letter shall be credited against the Alternative Financing fee paid to the DIP Collateral Agent.

                  4. The Debtors are immediately authorized and directed to cause the Guarantors to (a) jointly and severally and unconditionally and irrevocably guaranty the prompt payment in full in cash of all Post-Petition Loans and other Obligations (as defined in the DIP Credit Agreement) and (b) grant valid, enforceable, perfected and non-voidable Liens on all of the Guarantors' property, now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof.

                  5. The Debtors are authorized and directed to (a) enter into and perform their obligations under the DIP Financing Documents in order to implement the financing contemplated thereby, (b) grant the Liens contemplated by this Interim Order and the DIP Financing Documents, (c) effect all transactions and take any actions provided for in or contemplated by the DIP Financing Documents or deemed necessary or appropriate by the DIP Agents to effectuate the terms and conditions of the DIP Financing Documents and this Interim Order, and (d) comply with all provisions of the DIP Financing Documents.

                  6. Upon the entry of this Interim Order, the DIP Financing Documents shall constitute valid and binding obligations of the Debtors and the Guarantors, enforceable against each such Debtor and Guarantor in accordance with the terms of each of the DIP Financing Documents. Notwithstanding any other provision hereof, without further approval of this Court, amendments to the DIP Financing Documents may be made pursuant to Section 10.6 of the DIP Credit Agreement, provided that such amendments do not alter material terms of the DIP Credit Agreement in a manner that is adverse to the Debtors, it being understood that a modification of the applicable interest rate as contemplated by the Fee Letter agreed to by the Debtors and the DIP Agents shall not be deemed materially adverse with respect to the foregoing provision. Upon the entry of the Final Order, and the satisfaction of each of the conditions to borrowing set forth in the DIP Financing Documents, the Borrowers shall be authorized to borrow as Post-Petition Loans up to an aggregate principal amount of $60,000,000, subject to the terms and conditions of such Final Order and the DIP Financing Documents (including, without limitation, the borrowing base limitations set forth therein and the arrangements described therein concerning the L/C Facility Agreement Obligations and the L/C Cash Collateral).

         B. POST-PETITION LOANS AND OTHER OBLIGATIONS: LIENS, SUPERPRIORITY CLAIMS AND PRIORITIES.

                  7. The DIP Collateral Agent (for the benefit of the DIP Lenders) shall be entitled to, and is hereby irrevocably granted, the following protections, Liens and priorities, to secure full and complete compliance with, and timely payment of, all Obligations at any time or from time to time owing or to be performed by the Debtors pursuant to the DIP Financing Documents, which shall include, without limitation, the indefeasible payment in full in cash of all principal, interest, fees, costs, charges, commissions, expenses and other amounts payable from time to time thereunder:

                  (a) pursuant to Section 364(c)(2) of the Bankruptcy Code, valid, enforceable, perfected and unavoidable first priority Liens on all unencumbered property of the Debtors' estates (other than the applicable Excluded Assets), now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof, subject only to the Carve-Out;

                  (b) pursuant to Section 364(c)(3) of the Bankruptcy Code, valid, enforceable, perfected and unavoidable Liens on all property of the Debtors' estates (other than the applicable Excluded Assets), now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof, which Liens shall be junior only to the Third Party Filing Date Liens and subject to the Carve-Out; and

                  (c) pursuant to Section 364(d)(1) of the Bankruptcy Code, valid, enforceable, perfected and unavoidable first priority, senior priming Liens on all property of the Debtors' estates (other than the Excluded Assets), now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof, which Liens shall prime the Pre-Petition Liens and the Liens granted to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) on or after the Filing Date to provide adequate protection to the Pre-Petition Lenders and any other Liens, rights or interests (including, without limitation, offsets but subject to the last sentence hereof) asserted by any party in interest after the Filing Date; provided that, the priming Liens granted to the DIP Collateral Agent (for the benefit of the DIP Lenders) pursuant to this paragraph 7(c) shall be subject to the Carve-Out and shall not prime Third Party Filing Date Liens; (all of the property referred to in the preceding clauses (a), (b) and (c) is hereinafter referred to as the "DIP Collateral" and shall include, for the avoidance of doubt, any and all pre- and post-petition property of the Debtors' estates, whether now or hereafter acquired, of whatever kind or nature, at any time existing or arising, now or in the future, wherever located, and all proceeds and products thereof, but shall exclude (i) the L/C Cash Collateral solely for purposes of granting any Lien to the

         DIP Collateral Agent (for the benefit of the DIP Lenders) that is senior or equal to the Lien of the L/C Facility Lenders so long as, and only to the extent, the L/C Facility Lenders have valid, perfected and unavoidable liens on the L/C Cash Collateral (it being understood and agreed that the DIP Collateral Agent (for the benefit of the DIP Lenders) shall have Liens on the L/C Cash Collateral senior to any entity other than the L/C Facility Lenders and the L/C Cash Collateral shall not be deemed "Excluded Assets" for such Liens of the DIP Collateral Agent), (ii) Liens on more than 65% of the equity interests of the Debtors' non-U.S. subsidiaries so long as no other party has a Lien thereon (i.e. the unencumbered 35% of the equity interests of such foreign subsidiaries shall be excluded from the DIP Collateral) and
         (iii) causes of action prosecuted under Sections 544, 545, 547, 548, 550 or 553 of the Bankruptcy Code so long as, and only to the extent, the Debtors retain such causes of action and no other party has a Lien or other interest therein (the assets excluded from the DIP Collateral as described in clauses (i), (ii) and (iii) above are referred to herein as "Excluded Assets")). Notwithstanding anything herein to the contrary, unless so provided in and until the entry of the Final Order, the DIP Lenders and the Pre-Petition Lenders shall not be deemed to have been granted Liens on the Debtors' accounts receivable that arise in the ordinary course of business that are senior to the offset or recoupment rights that may be asserted by the Debtors' customers with respect to such receivables. Nothing herein shall be a waiver of any party's (including, without limitation, the Debtors') right to object to or otherwise contest any assertion or exercise of offset or recoupment by such customers.

                  8. In addition, in order to further assure full and complete compliance with, and timely payment of, all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Financing Documents, the DIP Agents and the DIP Lenders are hereby granted, pursuant to Section 364(c)(1) of the Bankruptcy Code and subject only to the Carve-Out, superpriority administrative claim status for such Obligations, with priority over any and all administrative expenses (including, without limitation, any administrative claims of the Pre-Petition Agent, the Pre-Petition Lenders, L/C Facility Lenders or any administrative claims granted to the debtors for post-petition intercompany loans and other post-petition Intercompany Claims as defined in the Order Granting Debtors' Motion for Order
(I) Authorizing Continued Use of (A) Existing Bank Accounts, (B) Business Forms and Checks and (C) Cash Management System; (II) Authorizing the Continuation of Intercompany Transactions and According Administrative Expense Status To Claims for such Transactions (the "Cash Management Order")) of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b),
726, 1113 and 1114 of the Bankruptcy Code, and which allowed superpriority administrative expense claims shall be payable from and have recourse to all pre-and post-petition property of the Debtors and all proceeds thereof, subject only to the Carve-Out. All Obligations owing to the DIP Agents and the DIP Lenders under the DIP Financing Documents shall be paid as provided herein and in the DIP Financing Documents, without defense, offset, reduction, claim or counterclaim, and shall constitute allowed claims to the full extent thereof against the Debtors.

                  9. [Intentionally Omitted.]

         C. USE OF CASH COLLATERAL AND ADEQUATE PROTECTION FOR PRE-PETITION LENDERS.

                  10. Any and all Cash Collateral and other cash and amounts now held or hereafter received by any of the Debtors shall be collected, received, maintained and segregated by the Debtors in accordance with the DIP Financing Documents; provided however, that with regard to the account of the Debtors securing the L/C Facility Agreements, the requirement that the Debtors comply with Section 345(b) of the Bankruptcy Code shall be waived for a period of forty-five days within which time the U.S. Trustee may file an objection relating to compliance with same; failing which the waiver will be deemed to have been agreed to by the U.S. Trustee and shall become final.

                  11. Subject to the provisions of this Interim Order, including relating to the Obligations arising under the DIP Financing Documents and the rights, remedies and privileges afforded the DIP Agents and the DIP Lenders in connection therewith, and subject further to the granting of adequate protection to the Pre-Petition Lenders and the Pre-Petition Agent in accordance with paragraph 12 below, the Debtors are hereby authorized to use the Cash Collateral of the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agents and the DIP Lenders solely for the purposes of funding the permitted disbursements of the Debtors as set forth in, and to the extent permitted under, the Budget, this Interim Order and the other DIP Financing Documents, including provisions therein establishing certain allowed variances with respect to the Budget. The Cash Collateral shall be applied to fund working capital requirements relating to the Debtors' post-petition operations in accordance with, and limited by, the Budget, this Interim Order and the other DIP Financing Documents; provided that no portion of the Cash Collateral or any other cash shall be used, directly or indirectly, to make any payment or prepayment on any pre-petition indebtedness or other pre-petition claims or interests except to the extent specifically permitted by the Budget, this Interim Order, other order of this Court provided that such order shall be subject to the prior consent and approval of the DIP Agents, the other DIP Financing Documents or for any purpose prohibited by paragraph 16 of this Interim Order.

                  12. As partial adequate protection for (i) the Debtors' use of Cash Collateral, (ii) the priming of the Pre-Petition Liens by the Liens granted to the DIP Collateral Agent (for the benefit of the DIP Lenders), (iii) the Debtors' use, sale or lease (or other decline in value) of the Pre-Petition Collateral other than the Cash Collateral and (iv) the imposition of the automatic stay pursuant to Section 362 of the Bankruptcy Code:

                  (a) The Debtors shall grant and hereby do grant to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) replacement Liens on all of the DIP Collateral (including, without limitation, the Pre-Petition Collateral, but excluding the Excluded Assets), subject only to (w) the Liens granted to the DIP Collateral Agent (for the benefit of the DIP Lenders) in respect of the Obligations, (x) the Third Party Filing Date Liens and (y) the Carve-Out.

                  (b) To the extent that (i) any Cash Collateral is used by any of the Debtors for purposes not permitted by this Interim Order, the Budget or the other DIP Financing Documents, (ii) the Liens granted pursuant to clause (a) above are insufficient as adequate protection or
         (iii) the value of the Pre-Petition Collateral is diminished or declines after the Filing Date, whether as a result of the Debtors' use of Pre-Petition Collateral (including the Cash Collateral) or otherwise, the Pre-Petition Lenders, in addition to any other right, remedy or claim that the Pre-Petition Lenders may have as a result of such insufficiency or diminution, shall each have an allowed claim therefor, which claim shall have priority over any and all other administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 726,
         1113
         and 1114 of the Bankruptcy Code, junior only to (x) the superpriority claims granted to the DIP Agents and the DIP Lenders and (y) the Carve-Out.

                  (c) Subject to paragraph 12(e), the Debtors shall pay to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) (1) monthly in arrears, on the last business day of each month, (x) interest on the Pre-Petition Credit Agreement Obligations at the non-default rate in effect immediately prior to the Filing Date at the Base Rate (as the same may fluctuate from time to time) plus the applicable Base Rate Margin (as such terms are defined in the Pre-Petition Credit Agreement); provided that 1.50% of such interest shall be payable in kind and shall be deemed added to the outstanding principal amount of the Pre-Petition Credit Agreement Obligations (it being understood that at the expiry of an Interest Period for existing Eurodollar Advances such loans shall be continued as Base Rate Advances, as such terms are defined in the Pre-Petition Credit Agreement) and (y) all fees payable under the Pre-Petition Credit Agreement, including, without limitation, the fees set forth in Section
         3.05 of the Pre-Petition Credit Agreement, (2) pursuant to the terms of and in accordance with Section 10.04 of the Pre-Petition Credit Agreement, all reasonable fees, costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel and third-party consultants, including financial consultants, and auditors) heretofore or hereafter incurred by the Pre-Petition Agent (including any unpaid pre-petition fees and expenses) or any Pre-Petition Lenders' reasonable attorneys' fees for their respective counsel in an amount not to exceed $2,000 per Pre-Petition Lender; provided that solely with respect to such fees the Debtors and the Committee shall retain their rights to object to any such amounts and (3) on a current and continuing basis, all administrative fees that are provided for under the Pre-Petition

         Credit Agreement. Without limiting the generality of this paragraph 12(c), nothing contained herein shall constitute or be deemed to constitute a waiver of the Pre-Petition Lenders' right to seek payment of interest at any higher rate to which the Pre-Petition Lenders may be entitled or any other party's right to object to the same. Counsel to the Pre-Petition Lenders and Pre-Petition Agent shall serve copies of their bills upon the Debtors, the U.S. Trustee, the DIP Agents and counsel to the Committee.

                  (d) The Debtors shall deliver to the Pre-Petition Agent all of the financial information and related reports, documents and analysis as required under the terms of the DIP Credit Agreement. All such reports and information shall be delivered on or before the date and time specified for the delivery thereof in the DIP Credit Agreement. In addition, the Debtors shall provide the Pre-Petition Agent, with copies to its counsel, immediately upon filing with the Court, copies of all monthly reports, status reports, pleadings, motions, and other requests or objections filed by the Debtors.

                  (e) The Debtors' joint and several obligations set forth in clauses (a) through (d), inclusive, shall be referred to herein as the "Adequate Protection Obligations." Notwithstanding anything herein to the contrary, (i) any payments received by the Pre-Petition Agent or the Pre-Petition Lenders prior to the date hereof pursuant to the terms of the Cash Collateral Stipulation are incorporated herein as permitted adequate protection payments, (ii) any payments made to the Pre-Petition Agent, the Pre-Petition Lenders or the L/C Facility Lenders under paragraph 12(c)(1) and paragraph 13 (as applicable) or made under the equivalent provisions of the Cash Collateral Stipulation shall be without prejudice to the rights of the Committee to later contend that such payments should be applied to the principal amount of the obligations owed to the Pre-

         Petition Lenders or the L/C Facility Lenders, as the case may be, and
         (iii) the adequate protection Liens and administrative claims granted to the Pre-Petition Agent and the Pre-Petition Lenders pursuant to the terms hereof shall be limited to the extent of the diminution in value of the interests of the Pre-Petition Lenders in the Pre-Petition Collateral.

                  13. As adequate protection, the Debtors shall pay to the L/C Facility Lenders monthly in arrears, on the last business day of each month, letter of credit fees accruing at the non-default rate under the L/C Facility Agreement together with all other fees and expenses (including attorneys' fees) payable under the L/C Facility Agreement; provided that, if the Georgia Letter of Credit is drawn and not reimbursed prior to the entry of a Final Order approving the DIP Financing Documents, the Debtors shall, in addition to any letter of credit fees and other fees and expenses payable under the L/C Facility Agreement and until the L/C Facility Obligations are paid in full, pay to the L/C Facility Lenders monthly in arrears, on the last business day of each month, interest at the non-default rate set forth in the L/C Facility Agreement; provided further that such amounts may only be payable from the L/C Cash Collateral.

                  14. Under the circumstances and given that the above adequate protection is consistent with the Bankruptcy Code, the Court finds that the adequate protection provided herein is reasonable and sufficient to protect the interests of the Pre-Petition Agent, the Pre-Petition Lenders and L/C Facility Lenders. Subject to any party's right to object, the Pre-Petition Agent, the Pre-Petition Lenders and the L/C Facility Lenders, may request further or different adequate protection but in no event may they request (or be granted) any adequate protection that primes or otherwise grants them rights that are superior to or pari passu with the Liens, rights, privileges, protections, or remedies granted to the DIP Agents and the DIP Lenders.

         E. THE CARVE-OUT.

                  15. The superpriority administrative claims granted to the DIP Agents, the DIP Lenders, the Pre-Petition Agent and the Pre-Petition Lenders pursuant to this Interim Order, and the Liens securing the same, shall be subject to the Carve-Out. For purposes hereof, the "Carve-Out" shall mean (i) the fees payable pursuant to 28 U.S.C. Section 1930 and (ii) the unpaid fees and expenses of the professionals retained by the Debtors and the official creditors' committee appointed pursuant to Section 1102 of the Bankruptcy Code and applicable order of this Court (the "Committee") that are allowed by order of this Court (whether allowed prior to or after the Carve-Out Limit Notice
Date) and incurred (x) prior to the delivery to the Debtors' counsel and the Committee's counsel of notice that the Termination Date (as defined in paragraph
21) has occurred (the "Carve-Out Limit Notice Date"), provided that such unpaid allowed fees and expenses shall not exceed amounts permitted in the Budget and
(y) after the Carve-Out Limit Notice Date; provided that such allowed fees and expenses do not exceed, for purposes of the Carve-Out only, $1.5 million less, in each case, any retainers paid to such professionals. The portion of the Carve-Out described in clause (ii) hereof (the "Professional Fee Carve-Out") shall be allocated among the professionals retained by the Debtors and the Committee (the "Professionals") by agreement among the Professionals or pursuant to further order of the Court.

                  16. Notwithstanding anything herein to the contrary and except for the Committee's Investigation Expenses, no Cash Collateral, L/C Cash Collateral, Post-Petition Loans or any proceeds of the Post-Petition Loans or other cash shall be used by the Debtors or any other party in interest, and the Professional Fee Carve-Out shall not apply, to fund any fees or expenses for services which involve or relate to, directly or indirectly (i) any attempt from and after the date of the entry of this Interim Order to challenge, avoid, equitably subordinate, recharacterize or otherwise impair or reduce any claim of the Pre-Petition Agent, the Pre-Petition Lenders, the L/C Facility Lenders, the DIP Agents, the DIP Lenders or any of their affiliates against any or all of the Debtors (whether such claims arise prior to or after the Filing Date) or the validity, priority, enforceability or perfection of any of the Liens granted (either prior to or after the Filing Date) to the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agents or the DIP Lenders or (ii) without duplication of clause (i), the assertion or litigation of any claims against, the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agents or the DIP Lenders (including, without limitation, any litigation or claims arising under Sections 510, 544, 545, 547, 548, 549, 550 or 553 of the
Bankruptcy Code or other applicable law). Nothing contained in this Interim Order shall be deemed to constitute a request by the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agents or the DIP Lenders for the rendering of services by any such Professionals or an admission that any such services rendered or to be rendered by any of such Professionals (x) have benefited or will benefit the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agents or the DIP Lenders or the DIP Collateral (including, without limitation, the Pre-Petition Collateral) in any respect whatsoever or (y) have contributed or will contribute to the protection or preservation of the DIP Collateral (including, without limitation, the Pre-Petition Collateral). The amount of the Professional Fee Carve-Out shall neither be reduced nor increased by the amount of any compensation or reimbursement of expenses paid prior to the Carve-Out Limit Notice Date or by any fees, expenses, indemnities or other amounts paid to the DIP Agents, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders, or their respective attorneys and other professionals or otherwise.

         F. PROTECTION OF DIP LENDERS' RIGHTS.

                  17. Until the Obligations have been Paid in Full (as defined in paragraph 19 below), the Pre-Petition Agent, Pre-Petition Lenders and the L/C Facility Lenders (except as provided in the next sentence) shall (a) at all times forbear from exercising, and shall not be entitled to exercise, any right or remedy granted pre-petition or post-petition including, without limitation, seeking relief from the automatic stay, or seeking any sale, foreclosure, realization upon or repossession or liquidation of any property of any Debtor, or take any position after the Termination Date (as defined in paragraph 21) with respect to any disposition of the property, the business operations, or the reorganization of the Debtors that could reasonably be expected to interfere with or adversely affect the ability of the DIP Agents or the DIP Lenders to exercise any right or remedy or obtain satisfaction in full of the Obligations and (b) after the Termination Date, be deemed to have consented to any release of DIP Collateral authorized under the DIP Financing Documents. Except with respect to the adequate protection payments permitted hereby, the Pre-Petition Agent, Pre-Petition Lenders and the L/C Facility Lenders shall not receive or retain any payments, property or other amounts until the Obligations have been Paid in Full; provided, however, that if the Georgia Letter of Credit is drawn prior to the entry of a Final Order approving the DIP Financing Documents, then, upon and subject to the entry of the Final Order approving the DIP Financing Documents (the "L/C Cash Collateral Release Event"), Intermet is authorized and directed to irrevocably release (or permit the release) to Scotiabank, all of the L/C Cash Collateral then on deposit in the Cash Collateral Account to be applied by Scotiabank in permanent reduction and discharge of Intermet's obligations under the L/C Facility Agreement and any balance remaining after such application is to be returned by Scotiabank to Intermet (and all such amounts remitted to Intermet shall thereupon be deemed DIP Collateral and be subject to the terms and conditions hereof and of the DIP Financing Documents) and

Scotiabank shall contemporaneously be deemed to have purchased commitments in an amount set forth, and as more particularly described, in the DIP Credit Agreement; and provided further, however, that (i) on or after the Termination Date or (ii) if the L/C Cash Collateral is not immediately released to Scotiabank upon the occurrence of the L/C Cash Collateral Release Event, the L/C Facility Lenders shall, notwithstanding the first sentence of this paragraph 17, be entitled to exercise any right or remedy available to them under the L/C Facility Agreement, subject to compliance with the Bankruptcy Code, or under applicable law, including, without limitation, the right to seek relief from the automatic stay without prejudice to any other party's right to object to the same; provided that the DIP Collateral Agent and DIP Lenders in their capacity as Lien holders with respect to the L/C Cash Collateral shall not object to the exercise by Scotiabank of such rights and remedies. Until the Obligations have been Paid in Full, each Debtor holding an administrative claim against another Debtor pursuant to the Cash Management Order or otherwise, shall not exercise any right or remedy with respect to such administrative claim and shall forbear from exercising, and shall not be entitled to exercise, any right or remedy granted post-petition including, without limitation, seeking any sale, realization upon or liquidation of any property of any Debtor, or taking any position with respect to any disposition of the property, the business operations, or the reorganization of the Debtors that could reasonably be expected to interfere with or adversely affect the ability of the DIP Agents or the DIP Lenders to exercise any right or remedy or obtain satisfaction in full of the Obligations. The Liens granted to the DIP Collateral Agent (for the benefit of the DIP Lenders) pursuant to the terms hereof and the DIP Financing Documents shall not be subject or subordinate to any Lien that is avoided and preserved for the benefit of the Debtors and their estates under Section 551 of the Bankruptcy Code or any Liens arising after the Filing Date. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing under the DIP Credit Agreement the Debtors may continue to advance funds solely among the Debtors in the ordinary course of their business. Notwithstanding the foregoing, the Pre-Petition Lenders shall have the right to seek relief in this Court in the event that the Debtors fail to make the adequate protection interest and fee and expense payments provided for herein.

         G. ADDITIONAL COVENANTS AND OBLIGATIONS

                  18. The Liens granted to the DIP Collateral Agent (for the benefit of the DIP Lenders) in respect of the Obligations and to the Pre-Petition Agent (for the benefit of the Pre-Petition Lenders) in respect of the Adequate Protection Obligations, are, and for all purposes shall be deemed to be, valid, enforceable, unavoidable and duly and automatically perfected, and no further filing or recordation or other act in accordance with any applicable local, state, federal or common law, rule or regulation shall be necessary to create or perfect such Liens. Without limiting the foregoing, the DIP Collateral Agent shall not be required, but shall be authorized, to file or record mortgages, notices of liens or similar instruments or take any other action in order to evidence the Liens (and the priority thereof) granted pursuant to this Interim Order. If the DIP Collateral Agent shall, in its sole discretion, choose to file such mortgages, notices of liens or similar instruments or otherwise confirm perfection of such Liens, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Interim Order. The Pre-Petition Agent shall not file or record mortgages, notices of liens or similar instruments or take any other action in order to evidence the Liens (and the priority thereof) granted pursuant to this Interim Order.

                  19. Other than the Third Party Filing Date Liens, the Liens granted pursuant to this Interim Order and under the terms of the DIP Financing Documents, no Liens (other than replacement Liens for the use of Cash Collateral in favor of the Pre-Petition Lenders and the DIP Lenders if ordered by this Court) shall attach to any property of the Debtors' estates in these cases or any cases to which these cases may be converted under the Bankruptcy Code unless either (a) the DIP Collateral Agent and the requisite DIP Lenders give their express written consent or such Liens are otherwise permitted under the DIP Financing Documents, or (b) in connection therewith (i) all Obligations under the DIP Financing Documents have been indefeasibly paid in full in cash, (ii) all letters of credit issued under the DIP Credit Agreement have been returned to the issuing bank undrawn and marked "canceled" or such letters of credit have been secured by (x) another letter of credit issued by an institution satisfactory to the DIP Collateral Agent of a tenor and containing terms acceptable to the DIP Collateral Agent and having a face amount not less than 110% of the letters of credit being so secured or (y) cash collateral in an amount not less than 110% of the face amount of such letters of credit pursuant to documentation in form and substance satisfactory to the DIP Collateral Agent, and (iii) the commitments under the DIP Financing Documents have been terminated ("Paid in Full" or "Payment in Full"). The Pre-Petition Agent shall retain the right to object to the creation, incurrence or assumption of Liens on property of the Debtors' estates in these cases or any cases to which these cases may be converted under the Bankruptcy Code after the Obligations under the DIP Financing Documents have been Paid in Full.

                  20. Prior to the Payment in Full of the Obligations the Debtors shall not incur indebtedness prohibited by the DIP Financing Documents unless (a) the DIP Agents and the requisite DIP Lenders consent in writing thereto, or (b) the proceeds thereof are used for the Payment in Full of the Obligations. Prior to the Payment in Full of the Obligations, the Debtors shall not incur or otherwise consent to any administrative expense claim (or the entry of an order approving the same) having any priority over or being pari passu with, the superpriority administrative expense claims granted to the DIP Lenders (subject to the Carve-Out).

         H. TERMINATION AND REMEDIES.

                  21. The Debtors' limited authorization hereunder to use Cash Collateral, and to incur the Post-Petition Loans shall continue until the occurrence of an Event of Termination (as defined in paragraph 22 below; the date of such occurrence being the "Termination Date"), at which time the DIP Lenders may exercise such rights, remedies and privileges set forth herein and in the DIP Financing Documents and (without limiting the generality of the foregoing) the Debtors' authorization to use Cash Collateral, or make further borrowings or extensions of credit under the DIP Financing Documents shall automatically cease and terminate, unless (subject to paragraph 25(a) with respect to the use of Cash Collateral) the requisite DIP Lenders shall have consented in writing, in their sole, absolute and exclusive discretion to an order of this Court authorizing the Debtors to use Cash Collateral or incur further Post-Petition Loans (provided that the DIP Lenders shall have no obligation or commitment to make any such advance) for whatever period of time that the DIP Lenders deem appropriate in accordance with the terms of this Interim Order and such other order and any Budget approved pursuant to the terms of the DIP Credit Agreement. No approval or disapproval of any Budget or supplement or modification thereto (which in all instances shall be in the sole and absolute discretion of the DIP Agents or (if applicable) the requisite DIP Lenders as provided for in DIP Credit Agreement) shall create any claim or cause of action against the DIP Agents or any DIP Lender, or any of their respective affiliates or shall result in the disallowance or subordination of either DIP Agent's or any DIP Lender's or their respective affiliate's claims based upon lender liability, equitable subordination or otherwise.

                  22. The term "Event of Termination" as used herein shall mean the occurrence of any of the following:

                  (a) without duplication of clauses (b) through (k) below, any of the "Events of Default" set forth under DIP Financing Documents;

                  (b) any stay, reversal, vacatur, rescission or other modification of the terms of this Interim Order not consented to by the DIP Agents and the Pre-Petition Agent, in their sole, absolute and exclusive discretion;

                  (c) non-compliance by the Debtors with any of the terms or provisions of this Interim Order or the Budget;

                  (d) entry of an order by this Court dismissing or converting any of the Debtors' cases to a case under Chapter 7 of the Bankruptcy Code;

                  (e) the appointment of a trustee or an examiner (other than a fee examiner) with enlarged powers in any of the Debtors' cases;

                  (f) the substantial consummation of a plan of reorganization in respect of any of the Debtors or the distribution of any amounts (whether in cash or in kind) to any class of creditors, equity holders or other claimants under such plan;

                  (g) the sale, transfer or other disposition of all or substantially all of the assets or stock of any one or more of the Debtors or Guarantors unless expressly consented to in writing by the DIP Agents or permitted by the DIP Financing Documents;

                  (h) except as otherwise provided herein or in the DIP Credit Agreement, the entry of an order which has not been withdrawn, dismissed or reversed authorizing any of the Debtors to obtain additional financing under
Section 364(c) or (d) of the Bankruptcy Code, or authorizing any person to recover from any portions of the DIP Collateral, including, without limitation, the Pre-Petition Collateral, any costs or expenses of preserving or disposing of such under Section 506(c) of the Bankruptcy Code or any similar principle of law, in each case, without the express written consent of the DIP Agents (which consent may be granted or withheld in their sole, absolute and exclusive discretion);

                  (i) except as otherwise provided herein or in the DIP Credit Agreement, other than the Carve-Out, the entry of an order approving, or there shall arise, any other administrative expense claim having any priority over, or being pari passu with, the superpriority administrative expense claims granted to the DIP Lenders;

                  (j) the one year anniversary of the "Closing Date" of, and as such term is defined in, the DIP Credit Agreement; or

                  (k) the failure of a Final Order approving, among other things, the DIP Financing Documents, the incurrence of the Post-Petition Loans, the use of Cash Collateral and the arrangements relating to the L/C Facility Agreement, L/C Facility Agreement Obligations and L/C Cash Collateral provided for in the DIP Credit Agreement to be entered within thirty (30) days after the entry of this Interim Order.

                  23. Notwithstanding anything herein to the contrary, (x) upon the DIP Collateral Agent's delivery to the Debtors of the Termination Notice (as defined in the DIP Credit Agreement), the Debtors shall have Paid in Full all outstanding Obligations of the DIP Lenders within 90 days of delivery of such notice and (y) the Pre-Petition Agent, the Pre-Petition Lenders and the L/C Facility Lenders shall not object to the immediate Payment in Full of such Obligations through realization on the DIP Collateral or otherwise (but excluding the Excluded Assets).

                  24. Nothing herein contained shall prejudice, impair or otherwise affect the rights, remedies or privileges of the DIP Lenders, the DIP Agents under the DIP Financing Documents or the L/C Facility Lenders, under the Bankruptcy Code or under any other applicable law (all of which rights, remedies and privileges are cumulative and not alternative), including, without limitation, the right at any time to seek (i) the appointment of a trustee under
Section 1104 of the Bankruptcy Code, (ii) relief from the automatic stay under
Section 362(d) or (f) of the Bankruptcy Code (to the extent applicable), (iii) relief in the event that any of the Debtors hereafter uses Cash Collateral or the proceeds of any borrowing under the DIP Financing Documents (including, without limitation, any borrowings authorized under this Interim Order) in a manner contrary to the provisions of this Interim Order, the Budget or the other DIP Financing Documents, (iv) dismissal or conversion of the within cases under
Section 1112 of the Bankruptcy Code, or (v) any other appropriate relief.

                  25. (a) On and after the Termination Date, the automatic stay provided under Section 362(a) of the Bankruptcy Code shall automatically be modified, without further order of the Court, to the extent necessary to permit the DIP Collateral Agent to exercise and enforce, and the DIP Collateral Agent thereupon shall be authorized to exercise and enforce, any and all rights and remedies that the DIP Collateral Agent and the DIP Lenders (as applicable) have under the DIP Financing Documents and applicable law, including, without limitation, the right to (i) prohibit the further use of Cash Collateral, (ii) foreclose on any Liens granted to or for the benefit of the same, (iii) declare all of the outstanding Obligations to be immediately due and payable, (iv) terminate any further commitment to lend under the DIP Financing Documents (or issue any letters of credit thereunder) and (v) set-off any amounts held as Cash Collateral in any accounts maintained with the DIP Collateral Agent or any DIP Lenders; provided that, prior to exercising any rights of setoff or rights to foreclose upon or otherwise enforce any Liens, or prohibit the further use of Cash Collateral, the DIP Collateral Agent's counsel shall give five (5) days prior written notice to this Court, the Debtors' counsel, counsel to the Committee and to the office of the United States Trustee for the Eastern District of Michigan; provided that if any hearing shall be requested after delivery of such notice, the sole issue to be determined at such hearing shall be whether the Termination Date has occurred; provided further, and notwithstanding anything herein to the contrary, the Debtors shall retain any and all rights afforded them under applicable bankruptcy law to seek a further order permitting the continued, additional or different use of Cash Collateral.

                  (b) In the event that the Court shall enter an order modifying the automatic stay provided under Section 362(a) of the Bankruptcy Code to permit any holder of a claim against the Debtors that is secured by any item of DIP Collateral to exercise and enforce its rights and remedies in respect of such item of DIP Collateral, the automatic stay shall automatically be modified, without further order of the Court, but only to the extent necessary to permit the DIP Collateral Agent to exercise and enforce, and the DIP Collateral Agent thereupon shall be authorized to exercise and enforce, any and all rights and remedies that the DIP Collateral Agent and the DIP Lenders have with respect to such item of DIP Collateral under (as applicable) the DIP Financing Documents, this Interim Order and applicable law.

                  26. Subject to paragraph 25(a), the Debtors shall not apply for or cause the entry of any order enjoining, staying or otherwise prohibiting the exercise and enforcement of any of the DIP Lenders' rights or remedies under the DIP Financing Documents, this Interim Order and applicable law.

         I. OTHER PROVISIONS.

                  27. Except to the extent of the Carve-Out, none of the Debtors, any Professionals, or any other professional retained by any party in connection with these cases, nor any other party in interest or entity shall, pursuant to Section 506(c) of the Bankruptcy Code or other applicable law or principles of equity, be entitled to recover from (a) the DIP Collateral (including, without limitation, the Pre-Petition Collateral), or (b) the DIP Lenders, the DIP Agents, the Pre-Petition Agent, the Pre-Petition Lenders or any of their respective affiliates, (i) any costs, expenses or fees incurred by the Debtors, any Professionals, any other professional retained by any party or any other party in interest or other entity in connection with the preservation or disposition of any DIP Collateral (including, without limitation, the Pre-Petition Collateral) and (ii) any expenses of administration of these chapter 11 cases or any future proceeding or case which may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code; provided however, that for the purpose of this Order such provisions shall not apply to the assertion of Section 506(c) claims by a Chapter 11 or Chapter 7 trustee against the Pre-Petition Lenders. The DIP Agents and the DIP Lenders do not consent to the incurrence by the Debtors, any other party in interest (including, without limitation, the Committee), any Professionals, any other professional retained by any other party in interest or entity of any of the costs, expenses or fees contemplated under Section 506(c) of the Bankruptcy Code or any other similar principle of law or equity and no consent shall be implied from any action, inaction or acquiescence by the DIP Agents or the DIP Lenders.

                  28. The Debtors acknowledge and agree to each of the findings of fact contained herein and each such finding of fact shall be binding upon all parties in interest including, but not limited to, any trustee appointed under
Section 1104 of the Bankruptcy Code or under chapter 7 of the Bankruptcy Code, the Debtors and any Committee appointed in the within cases unless, with respect to the Committee only and solely with respect to the findings of fact specifically disputed (a) the Committee has properly and timely filed no later than 60 days after entry of the final order applicable to the Motion, or such other date as the Pre-Petition Agent may consent to, an adversary proceeding or contested matter (x) challenging the validity, enforceability, unavoidability, perfection or priority of the Pre-Petition Credit Agreement Obligations, the L/C Facility Agreement Obligations, the Pre-Petition Liens or any pre-petition Liens granted to the L/C Facility Lenders or (y) asserting any claim or cause of action against the Pre-Petition Agent, the Pre-Petition Lenders or the L/C Facility Lenders and (b) an order of a court of competent jurisdiction which is no longer appealable has been entered in favor of the Committee in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is properly commenced as of such date or a final order of a court of competent jurisdiction has not been entered in favor of the Committee (i) the Pre-Petition Credit Agreement Obligations and the L/C Facility Agreement Obligations shall constitute allowed claims for all purposes in the within cases and any subsequent chapter 7 cases, and the Pre-Petition Liens on the Pre-Petition Collateral and the Liens on the L/C Cash Collateral shall be deemed legal, valid, binding, and properly perfected, and not subject to subordination or avoidance, and (ii) the Pre-Petition Credit Agreement Obligations and the L/C Facility

Agreement Obligations and the Pre-Petition Liens on the Pre-Petition Collateral and any Liens granted to the L/C Facility Lenders on the L/C Facility Cash Collateral shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of any Debtor's estate including, without limitation, any successor thereto. Nothing herein is intended to assign any claim of the Debtors to any party in interest, including, without limitation, the Committee, and/or to bestow any standing with respect thereto. Notwithstanding anything herein to the contrary, the Committee shall be limited to $50,000 (the "Committee's Investigation Expenses")solely to investigate whether there are any potential causes of action relating to (x) the validity, enforceability, unavoidability, perfection or priority of the Pre-Petition Credit Agreement Obligations, the L/C Facility Agreement Obligations, the Pre-Petition Liens or any pre-petition Liens granted to the L/C Facility Lenders or (y) the Pre-Petition Agent, the Pre-Petition Lenders or the L/C Facility Lenders, which investigation shall be concluded within 60 days of the entry of the final order applicable to the Motion (or by such later date as the Pre-Petition Agent may consent to); provided that the Committee's investigation or any subsequent challenge (whether or not successful) shall not in any manner relate to or limit the rights (including, without limitation, the lien and administrative priorities set forth herein), remedies and privileges of the DIP Lenders set forth in this Interim Order or the DIP Financing Documents with respect to any of the Obligations.

                  29. If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed by a subsequent order of this Court (including in connection with the Final Hearing) or any other court, such reversal, stay, modification or vacatur shall not affect (a) the validity and enforceability of any Post-Petition Loans, any other Obligations, or any other indebtedness or liability authorized and incurred hereby or (b) the validity and enforceability of any Lien, priority, protection or benefit authorized or created hereby. The obligations of the Debtors under this Interim Order and the DIP Financing Documents shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Debtors' chapter 11 cases and, pursuant to Section 1141(d)(4) of the Bankruptcy Code, the Debtors hereby waive such discharge.

                  30. The Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agents and the DIP Lenders, having been found to be acting in good faith, shall be and are entitled to the full benefits and protection of Section 364(e) of the Bankruptcy Code and the claims, Liens and priorities created or authorized in this Interim Order, the DIP Financing Documents and the DIP Financing Documents and Pre-Petition Collateral Documents shall be and are entitled to the full benefits and protections of Section 364(e) of the Bankruptcy Code.

                  31. The terms and provisions of this Interim Order shall be binding upon and inure to the benefit of the Debtors, the DIP Lenders, the DIP Agents, the Pre-Petition Agent, the Pre-Petition Lenders and their respective successors and assigns and shall survive the Termination Date. The terms and provisions of this Interim Order shall be binding upon any trustee appointed in the within cases or in any chapter 7 case to which the within chapter 11 cases may be converted.

                  32. No entity affiliated with the Debtors hereafter commencing a case under Chapter 11 of the Bankruptcy Code may use the Cash Collateral or the proceeds of the Post-Petition Loans unless and until, in each such case, the Pre-Petition Lenders and the DIP Lenders (as applicable) consent and an order is entered causing all of the terms and conditions of this Interim Order to apply to such entity.

                  33. The Debtors hereby waive (i) the requirement that the Pre-Petition Agent or the Pre-Petition Lenders file proofs of claim in these chapter 11 cases with respect to the Pre-Petition Indebtedness and any other claims granted hereunder or created hereby, and (ii) the requirement that the DIP Agents or the DIP Lenders file proofs of claim in these chapter 11 cases with respect to the any borrowings made or credit extended pursuant to the DIP Financing Documents and any other claims granted hereunder or created hereby.

                  34. This Interim Order supersedes and terminates the Cash Collateral Stipulation in all respects; provided that entry of this Interim Order shall not be deemed in any way to cause an interruption in the continuity of the Pre-Petition Agent's, the Pre-Petition Lenders' and the L/C Facility Lenders' adequate protection granted pursuant to the Cash Collateral Stipulation.

                  35. Any plan of reorganization confirmed in these Chapter 11 cases shall provide that the 1.5% accrual on Base Rate Advances that have been converted from Eurodollar Advances pursuant to paragraph 12(c) of this Interim Order shall be paid in full in cash on the effective date thereof.

                  36. The reservation of rights and stipulations set forth on the record at the Interim Hearing by counsel for the Committee are incorporated herein by reference.

                  37. The final hearing on the Motion is scheduled for November 5, 2004 at 11:00 a.m. (Detroit time) before this Court (the "Final Hearing") (which date shall be within 30 days of entry of this Interim Order). Under the circumstances, the notice given by the Debtors of the Motion and the Interim Hearing held thereon constitutes due and sufficient notice of the Motion and of the Interim Hearing. The Debtors shall promptly mail by ______ __, 2004 copies of this Interim Order to the parties who were given notice of the Interim Hearing and to any other party which has filed a request for notices with either the Court or the Debtors' counsel, and to any Committee after the same has been appointed, or to Committee counsel, if the same shall have been appointed. Any party in interest objecting to the relief sought at the Final Hearing shall serve and file written objections; which objections shall be served upon (i) O'Melveny & Myers LLP, Seven Times Square, New York, New York 10036 Attention: Sandeep Qusba, Esq., Attorneys for the DIP Collateral Agent; (ii) Wachtell Lipton Rosen & Katz LLP, 51 West 52(nd) Street, New York, New York 10019 Attention: Richard Mason, Esq., Attorneys for the Pre-Petition Agent and the DIP Administrative Agent; (iii) Foley and Lardner LLP, 150 West Jefferson, Suite 1000, Detroit, Michigan 48226
Attention: Judy O'Neill, Esq., Attorneys for the Debtors; (iv) the Office of the United States Trustee for the Eastern District of Michigan and shall be filed with the Clerk of the United States Bankruptcy Court for the Eastern District of Michigan; and (v) Luskin, Stern & Eisler LLP, 330 Madison Avenue, New York, New York 10017, Attention: Michael Luskin, Esq., Attorneys for Scotiabank with respect to L/C Facility Agreement, so as to be received no later than 5:00 p.m. three (3) days before such hearing.

SO ORDERED, this 19 day of October.

                                            ____________________________________
                                            United States Bankruptcy Court Judge

                                   EXHIBIT IV

                         [FORM OF REQUEST FOR ISSUANCE]

                              REQUEST FOR ISSUANCE

         Pursuant to that certain Debtor-in-Possession Credit Agreement dated as of October [__], 2004, as amended, supplemented or otherwise modified to the date hereof (said Debtor-in-Possession Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Intermet Corporation ("COMPANY") and the subsidiaries of Company listed on the signature pages thereof (collectively, Company and such Subsidiaries of Company are "BORROWERS" and each a "BORROWER"); the financial institutions listed on the signature pages thereof as Lenders; Deutsche Bank Trust Company Americas, as Collateral Agent and as Co-Agent; and The Bank of Nova Scotia, as Administrative Agent; this represents Borrowers' request for the issuance of a Revolving Letter of Credit as follows:

         1. Issuing Lender: [Insert Name and Address of Issuing Lender]

         2. Date of issuance of Revolving Letter of Credit: ____________, 200__

         3. Type of Revolving Letter of Credit:

                     [ ] a. Commercial Letter of Credit

                     [ ] b. Standby Letter of Credit

                  4. Face amount of Revolving Letter of Credit: $______________

                  5. Expiration date of Revolving Letter of Credit:
                     ____________, 200__

                  6. Name and address of beneficiary:
                     ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________

                  7. Attached hereto is:

                     [ ] a. the verbatim text of such proposed Revolving Letter of Credit

                     [ ] b. a description of the proposed terms and conditions
                         of such Revolving Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Revolving Letter of Credit, would require the Issuing Lender to make payment under such Revolving Letter of Credit.

         [Each of the] [The] undersigned Officer[s], to the best of his or her knowledge, and Borrowers certify that:

         (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded for purposes of this condition;

         (ii) (a) The issuance of the requested Revolving Letter of Credit is strictly in accordance with the Budget and (b) after the issuance of the requested Revolving Letter of Credit, the aggregate Revolving Letter of Credit Usage will not exceed the applicable limitations thereon in subsection 7.6A;

         (iii) The [Interim Borrowing Order] [and] [Final Borrowing Order] is [are] in full force and effect and has [have] not been stayed by the Bankruptcy Court or any other court of competent jurisdiction;

         (iv) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default;

         (v) Each Loan Party has performed in all material respects all agreements and satisfied all conditions including, without limitation, those set forth in Section 4 thereof, which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

         (vi) No order, judgment or decree of any arbitrator, the Bankruptcy Court or other Government Authority purports to enjoin or restrain any Lender from making the Revolving Loans to be made by it on the date hereof;

         (vii) After the consummation of the borrowing contemplated by this Notice of Borrowing, the Total Utilization of Revolving Commitments will not exceed the least of (a) the aggregate Revolving Commitments,
         (b) the Borrowing Base and (c) the amount of Revolving Loans and Revolving Letters of Credit permitted to be outstanding under the Credit Agreement pursuant to the Interim Borrowing Order or Final Borrowing Order (as applicable); and

         (viii) No pleading has been filed in the Bankruptcy Court (or any other court of competent jurisdiction) by any party in interest which has not been withdrawn, dismissed or denied within 55 days after filing seeking
         (a) to dismiss or convert any of the Chapter 11 Cases to a Chapter 7 case, (b) the appointment of a Chapter 11 trustee in any of the Chapter 11 Cases, (c) the appointment of an examiner having enlarged powers relating to the operation of the business of Borrowers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code), (d) the granting of a super-priority claim or a Lien pari passu or senior to that of the Collateral Agent granted pursuant to the Collateral Documents, the Interim Borrowing Order and/or the Final Borrowing Order, (e) to stay, reverse, vacate, or otherwise modify the Interim Borrowing Order or the Final Borrowing Order without the prior written consent of each Agent and the Requisite Lenders, or (f) relief from the automatic stay (or any other injunction having similar effect) so as to allow a third party to proceed against any material property or assets of Borrowers.

                  [Remainder of page intentionally left blank.]

DATED: _________________, 200__          INTERMET CORPORATION

                                         By: ___________________________________
                                         Name:
                                         Title:

                                         EACH OF THE ENTITIES NAMED AS BORROWERS
                                         ON THE SIGNATURE PAGES TO THE CREDIT
                                         AGREEMENT

                                         By: ___________________________________
                                             Name:
                                             Title:

                                     IV-S-1

                                    EXHIBIT V

                    [FORM OF BORROWING SUBSIDIARY AGREEMENT]

                         BORROWING SUBSIDIARY AGREEMENT

         This BORROWING SUBSIDIARY AGREEMENT (this "AGREEMENT") is dated as of _____________, 200__ and entered into among [NAME OF SUBSIDIARY BORROWER], a
_______________ corporation (the "SUBSIDIARY"), INTERMET CORPORATION, a Georgia corporation ("COMPANY"), each of THE OTHER BORROWERS LISTED ON THE SIGNATURE PAGES HEREOF, each of THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF, DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (in such capacity, "COLLATERAL AGENT") for the lenders party to that certain Debtor-in-Possession Credit Agreement, dated as of October [__], 2004, by and among Company, the Subsidiary Borrowers (collectively, Company and such subsidiaries are referred to herein as "BORROWERS" and each as a "BORROWER"), the financial institutions listed on the signature pages thereof as Lenders, The Bank of Nova Scotia, as administrative agent for the Lenders, and Collateral Agent (such Debtor-in-Possession Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein without definition having the meanings set forth in the Credit Agreement).

         The parties hereto hereby agree as follows:

         (1) Pursuant to subsection 6.8D of the Credit Agreement, Company hereby designates the Subsidiary as an Additional Subsidiary Borrower and a Borrower under the Credit Agreement.

         (2) The Subsidiary hereby confirms that it has received a copy of, and is fully familiar with, the Credit Agreement. Company and the Subsidiary hereby enter into this Agreement in order to comply with subsection 6.8D of the Credit Agreement and do so in consideration of the advances to be made from time to time under the Credit Agreement to the Subsidiary.

         (3) The Subsidiary, with respect to itself, and Company each represent and warrant that all representations and warranties contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         (4) As and from the date hereof, the Subsidiary shall be considered, and deemed to be, for all purposes of the Credit Agreement, a Borrower under the Credit Agreement as fully as though the Subsidiary had executed and delivered the Credit Agreement as a "Borrower" thereunder at the time originally executed and delivered and hereby ratifies and confirms its obligations under the Credit Agreement, all in accordance with the terms thereof.

         (5) The Subsidiary hereby covenants and agrees with and in favor of the parties hereto and each of the Agents and Lenders that as of the date indicated above, it (i) shall be deemed to be a Borrower under the Credit Agreement to the same extent and with the same effect as though it were a party thereto and named as a Borrower therein, (ii) will observe and perform at all times from and after the date hereof all of the obligations contained in the Credit Agreement on the part of a Borrower to be observed and performed by it with respect to any Revolving Loans or Revolving Letters of Credit or other Obligations as a Borrower under the terms of the Credit Agreement, and (iii) confirms for itself all of the representations and warranties of Borrowers under the Credit Agreement mutatis mutandis with respect to the execution, delivery and performance of this Agreement (and the Credit Agreement as modified hereby) by it and the enforceability of its obligations under the Credit Agreement as modified by this Agreement.

         (6) Any notice which may or is required to be given to the Subsidiary pursuant to the Credit Agreement shall be given in accordance with the terms thereof. For purposes of the Credit Agreement, the address of the Subsidiary shall be as set forth under its name on the signature pages hereof.

         (7) Upon execution of this Agreement by Borrowers, Subsidiary Guarantors, the Subsidiary and Collateral Agent, the Subsidiary shall be a party to the Credit Agreement and shall be a "Borrower" for all purposes thereof, and the Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

                 (8) The Subsidiary agrees that all of its property which would be "Collateral" as defined in the Credit Agreement if it were property of another Borrower shall become part of the "Collateral" for purposes of the Collateral Documents and shall secure all Secured Obligations under (and as defined in) the Collateral Documents, and hereby grants to Collateral Agent a security interest in all of the Subsidiary's right, title and interest in and to such Collateral of the Subsidiary, whether now or hereafter existing or in which the Subsidiary now has or hereafter acquires an interest and wherever the same may be located.

         (9) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including without limitation Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of law principles.

         (10) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       [NAME OF SUBSIDIARY]

                                       By: _____________________________________
                                       Name:
                                       Title:

                                       Notice Address: _________________________
                                                       _________________________
                                                       _________________________

                                       INTERMET CORPORATION

                                       By: _____________________________________
                                       Name:
                                       Title:

                                       EACH OF THE ENTITIES NAMED AS BORROWERS
                                       ON THE SIGNATURE PAGES TO THE CREDIT
                                       AGREEMENT

                                       By: _____________________________________
                                       Name:
                                       Title:

                                       EACH OF THE ENTITIES NAMED AS GUARANTORS
                                       ON THE SIGNATURE PAGES TO THE SUBSIDIARY
                                       GUARANTY

                                       By: _____________________________________
                                       Name:
                                       Title:

                                      V-S-1

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                       as Collateral Agent

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                      V-S-2

                                   EXHIBIT VI

                            [FORM OF] REVOLVING NOTE

                              INTERMET CORPORATION

$_____________________(1)                              ______________________(2)
                                                       {Issuance date}

                  FOR VALUE RECEIVED, Intermet Corporation, a Georgia corporation ("COMPANY"), promises to pay to ________________(3) ("PAYEE") or its registered assigns, the lesser of (x) _______________________(4) ($[____________________1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below. The principal amount of this Note shall be payable on the dates and in the amounts specified in the Credit Agreement.

                  Company also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of October [__], 2004 by and among Company, the financial institutions listed therein as Lenders, Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent and The Bank of Nova Scotia, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  This Note is one of Company's "Revolving Notes" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Revolving Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

------------------
(1) Insert amount of Lender's Revolving Loan Commitment in numbers.

(2) Insert place of delivery of Note.

(3) Insert Lender's name in capital letters.

(4) Insert amount of Lender's Revolving Loan Commitment in words.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  This Note is subject to mandatory prepayment as provided in the Credit Agreement and to prepayment at the option of Company as provided in the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                           INTERMET CORPORATION

                                           By: _________________________________
                                           Title: ______________________________

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE

                                                  Outstanding
          Type of    Amount of     Amount of       Principal
         Loan Made   Loan Made   Principal Paid     Balance     Notation
 Date    This Date   This Date     This Date       This Date     Made By
------   ---------   ---------   --------------   -----------   --------

                                   EXHIBIT VII

                          [FORM OF SUBSIDIARY GUARANTY]

                               SUBSIDIARY GUARANTY

         This SUBSIDIARY GUARANTY is entered into as of October [__], 2004 by the undersigned (each a "GUARANTOR", and together with any future Subsidiaries of Company executing this Guaranty, being collectively referred to herein as the "GUARANTORS") in favor of and for the benefit of DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the Lenders from time to time party to the Credit Agreement referred to below and in favor of and for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

                  A. Intermet Corporation, a Georgia corporation ("COMPANY"), and certain subsidiaries of Company (collectively, Company and such subsidiaries of Company are "BORROWERS" and each a "BORROWER"), have entered into that certain Debtor-in-Possession Credit Agreement dated as of October [__], 2004 with the financial institutions listed on the signature pages thereof as Lenders, The Bank of Nova Scotia, as Administrative Agent ("ADMINISTRATIVE AGENT"), and Guarantied Party, as Collateral Agent for Lenders (said Debtor-in-Possession Credit Agreement, as it may heretofore have been and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                  B. Guarantied Party, Administrative Agent and Lenders are sometimes referred to herein as "BENEFICIARIES".

                  C. Pursuant to the Credit Agreement, Borrowers and the Lenders have agreed that the Lenders shall provide, subject to the terms and conditions contained in the Credit Agreement, a debtor-in-possession revolving credit facility for the Borrowers to fund working capital and general corporate purposes and to make certain other payments during the Chapter 11 Cases, and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

                  D. It is a condition precedent to the making of the initial Revolving Loans under the Credit Agreement that Borrower's obligations thereunder be guarantied by Guarantors.

                  E. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Borrowers.

         NOW, THEREFORE based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Revolving Loans and other extensions of credit thereunder, Guarantors hereby agree as follows:

                                     VII-1

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                  1. GUARANTY. (a) In order to induce Lenders to extend credit to Borrowers pursuant to the Credit Agreement, Guarantors jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes, without limitation, any and all Obligations of Borrowers, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement, this Guaranty and the other Loan Documents, including, without limitation, those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Borrowers or from time to time renew them after they have been satisfied.

         Each Guarantor acknowledges that a portion of the Revolving Loans may be advanced to it, that Revolving Letters of Credit may be issued for the benefit of its business, and that the Guarantied Obligations with respect to the Credit Agreement and the other Loan Documents are being incurred for and will inure to its benefit.

         Any interest, fees, costs, expenses or other charges on any portion of the Guarantied Obligations that accrue after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrowers or of Company and/or its Subsidiaries, as the case may be, including, without limitation, accruals permitted under Section 506(b) of the Bankruptcy Code (or, if interest, fees, costs, expenses or other charges on any portion of the Guarantied Obligations cease to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Borrowers or of Company and/or its Subsidiaries, as the case may be, of any portion of such Guarantied Obligations.

         In the event that all or any portion of the Guarantied Obligations is paid by Borrowers or by Company and/or its Subsidiaries, as the case may be, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

         Subject to the other provisions of this Section 1, upon the failure of Borrowers or of Company and/or its Subsidiaries, as the case may be, to pay any of the Guarantied Obligations when and as the same shall become due, each Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

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         (b) Anything contained in this Guaranty to the contrary
notwithstanding, the obligations of each Guarantor under this Guaranty shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrowers or other affiliates of Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

         (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to Beneficiaries.

                  2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of each Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuation of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Borrowers and any Beneficiary with respect to the existence of such event; (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrowers under the Loan Documents and the obligations of any other Guarantor and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against Borrowers or any of such other Guarantors and whether or not Borrowers are joined in any such action or actions; and (d) a payment of a portion, but not all, of the Guarantied Obligations by one or more Guarantors shall in no way limit, affect, modify or abridge the liability of such or any other Guarantor for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its successors and assigns,

                                     VII-3

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and each Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

                  3. ACTIONS BY BENEFICIARIES. Any Beneficiary may from time to time, subject to the terms and conditions in the Credit Agreement, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Credit Agreement and any applicable Loan Documents, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Loan Documents.

                  4. NO DISCHARGE. This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full in cash of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid, unenforceable or disallowed in any respect (including, without limitation, pursuant to Section 502 of the Bankruptcy Code), (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Borrowers may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of

                                     VII-4

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limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of a Guarantor as an obligor in respect of the Guarantied Obligations.

                  5. WAIVERS. Each Guarantor waives, for the benefit of
Beneficiaries: (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by such Guarantor, to
(i) proceed against Borrowers, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrowers, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrowers or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrowers including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrowers from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party's or any other Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 3 and 4 hereof and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                  6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrowers or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrowers, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrowers, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full in cash and the Commitments shall have terminated and all Revolving Letters of Credit shall have expired or

                                     VII-5

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been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of any of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrowers or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Borrowers, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

         Any indebtedness of Borrowers now or hereafter held by any Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Borrowers to a Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing, and any amount paid to a Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full in cash, shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations.

                  7. EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights indemnification) required to be paid by Guarantors under the provisions of any other Loan Document, together with any and all interest (at the default rate set forth in subsection 2.2E of the Credit Agreement) that shall accrue on unpaid costs and expenses referred to in clause (i) and (ii) hereof (to the extent permitted by applicable law).

                  8. FINANCIAL CONDITION OF BORROWERS. No Beneficiary shall have any obligation, and each Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with such Guarantor its assessment, or such Guarantor's assessment, of the financial condition of Borrowers or any matter or fact relating to the business, operations or condition of Borrowers. Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and their ability to perform their obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

                  9. REPRESENTATIONS AND WARRANTIES. Each Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Credit Agreement by Borrowers as to such Guarantor, its assets, financial condition, operations, organization, legal status, business and the Loan Documents to which it is a party.

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                  10. COVENANTS. Each Guarantor agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Revolving Letter of Credit shall be outstanding or any Lender shall have any Commitment, such Guarantor will, unless Requisite Lenders shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that Borrowers are to cause a Guarantor and such Subsidiaries to perform or observe.

                  11. SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by a Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidence by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to a Guarantor and any other property of such Guarantor held by a Beneficiary to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Beneficiary under this Guaranty.

                  12. TAXES AND SET-OFF BY GUARANTORS. All payments to be made by the Guarantors hereunder will be made without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time any applicable law, regulation or international agreement requires any Guarantor to make any such deduction or withholding from any such payment, the sum due from such Guarantor with respect to such payment will be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Lender receives a net sum equal to the sum which it would have received had no deduction or withholding been required.

                  13. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the stock of a Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in a sale not prohibited by the Credit Agreement or otherwise consented to by Lenders, the obligations of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such sale; provided that, if the sale of such stock constitutes an Asset Sale as a condition precedent to such discharge and release, Guarantied Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Guarantied Party of the Net Asset Sale Proceeds of such Asset Sale as required by the Credit Agreement.

                  14. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  15. MISCELLANEOUS. It is not necessary for Beneficiaries to inquire into the capacity or powers of any Guarantor or Borrowers or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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         The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the Loan Documents or any agreement between one or more Guarantors and one or more Beneficiaries or between Borrowers and one or more Beneficiaries.
Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE BROUGHT IN THE BANKRUPTCY COURT; PROVIDED, THAT UPON DISMISSAL OF THE CHAPTER 11 CASES OR SHOULD THE BANKRUPTCY COURT DECLINE JURISDICTION OVER THIS AGREEMENT, THE CREDIT AGREEMENT, THE CHAPTER 11 CASES OR THE TRANSACTIONS CONTEMPLATED THEREBY, SUCH PROCEEDINGS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address set forth below its signature hereto, such service being acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Guarantied Party or any Beneficiary to bring proceedings against such Guarantor in the courts of any other jurisdiction.

                                     VII-8

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         EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF,
GUARANTIED PARTY EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Guarantied Party each (i) acknowledges that this waiver is a material inducement for such Guarantor and Guarantied Party to enter into a business relationship, that such Guarantor and Guarantied Party have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

                  16. ADDITIONAL GUARANTORS. The initial Guarantor(s) hereunder shall be such of the Subsidiaries of Borrowers as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, Subsidiaries of Borrowers shall become parties hereto, in accordance with and subject to subsection 6.8A of the Credit Agreement, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. A form of such a counterpart is attached as Exhibit A. Upon delivery of any such counterpart to Guarantied Party, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of the Guarantied Party not to cause any Subsidiary of Borrowers to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

                  17. COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Guaranteed Party of written or telephonic notification of such execution and authorization of delivery thereof.

                  18. GUARANTIED PARTY AS AGENT.

                  (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders. Guarantied Party shall be obligated, and shall have the right hereunder, to make

                                     VII-9
demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; provided that Guarantied Party shall exercise, or refrain from exercising, any remedies under or with respect to this Guaranty in accordance with the instructions of Requisite Lenders.

(b) Guarantied Party shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Collateral Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Collateral Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Collateral Agent under subsection 9.6 of the Credit Agreement by successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

                  [Remainder of page intentionally left blank.]

                                     VII-10

         IN WITNESS WHEREOF, each Guarantor (and Guarantied Party solely for the purposes of the waiver of the right to jury trial contained in Section 15) has caused this Guaranty to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first written above.

                                        EACH OF THE ENTITIES NAMED ON SCHEDULE A
                                        ANNEXED HERETO

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        Notice Address for each Guarantor:

                                            [INSERT ADDRESS]

                                     VII-S-1

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as Guarantied Party

                                        By: ____________________________________
                                        Name:
                                        Title:

                                        Address: _______________________________
                                                 _______________________________
                                                 _______________________________

                                     VII-S-2

                                    EXHIBIT A

                 [FORM OF COUNTERPART FOR ADDITIONAL GUARANTORS]

         This COUNTERPART (this "COUNTERPART"), dated _______, 200__, is delivered pursuant to Section 16 of the Guaranty referred to below and subsection 6.8A of the Credit Agreement referred to therein. The undersigned hereby agrees that this Counterpart may be attached to the Subsidiary Guaranty, dated as of October [__], 2004 (as it may be from time to time amended, modified or supplemented, the "GUARANTY"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among the Guarantors named therein and Deutsche Bank Trust Company Americas, as Guarantied Party. The undersigned, by executing and delivering this Counterpart, hereby becomes an Additional Guarantor under the Guaranty in accordance with Section 16 thereof and agrees to be bound by all of the terms thereof.

         IN WITNESS WHEREOF, the undersigned has caused this Counterpart to be duly executed and delivered by its officer thereunto duly authorized as of ______________, 20___.

                                        [NAME OF ADDITIONAL GUARANTOR]

                                        By: ____________________________________
                                        Name:
                                        Title:

                                        Address: _______________________________
                                                 _______________________________
                                                 _______________________________

                                  EXHIBIT VIII

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY THAT:

                  (1) We are the duly elected [Title] and [Title] of Intermet Corporation, a Georgia corporation ("COMPANY");

                  (2) We have reviewed the terms of that certain Debtor-in-Possession Credit Agreement dated as of October [__], 2004, as amended, supplemented or otherwise modified to the date hereof (said Debtor-in-Possession Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company and the subsidiaries of Company listed on the signature pages thereof (collectively, Company and such Subsidiaries of Company are "BORROWERS" and each a "BORROWER"); the financial institutions listed on the signature pages thereof as Lenders; Deutsche Bank Trust Company Americas, as Collateral Agent and as Co-Agent; and The Bank of Nova Scotia, as Administrative Agent; and the terms of the other Loan Documents, and we have made or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

                  (3) The review described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, except as set forth on Exhibit A attached hereto]; and

                  The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, 200__ pursuant to subsection 6.1(iv) of the Credit Agreement.

                                         INTERMET CORPORATION

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         By: ___________________________________
                                             Name:
                                             Title:

                                ATTACHMENT NO. 1

                            TO COMPLIANCE CERTIFICATE

         This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, 200__ and pertains to the period from ____________, 200__ to ____________, 200__. Subsection references herein relate to subsections of the Credit Agreement.

A.       RESTRICTED PAYMENTS

          1.      Aggregate amount of the proceeds of Revolving Loans used to pay professionals for an official creditors' committee to
                  cover fees and expenses incurred in analyzing the liens and
                  claims of the Prepetition Lenders, as permitted under subsection 2.10:               $_____________

          2.      Maximum permitted under subsection 2.10:                                             $       50,000

B.        INDEBTEDNESS

          1.      Indebtedness, currently outstanding the proceeds of which are used to purchase assets useful in Borrowers' business, of
                  Borrowers and their Subsidiaries after the Closing Date, as
                  permitted under subsection 7.1(iii):                                                 $_____________

          2.      Maximum permitted under subsection 7.1(iii):                                         $    5,000,000

          3.      Indebtedness, currently outstanding, of Foreign Subsidiaries owed to any
                  Borrower or its Subsidiaries, since the Closing Date, as permitted under
                  subsection 7.1(iv):                                                                  $_____________

          4.      Maximum permitted under subsection 7.1(iv):                                          $    5,000,000

C.        DISBURSEMENTS (for each week during the one month period ended ____, 200_):                  $_____________

          1.      Cash disbursements made by Company and its Subsidiaries for the one week period ended _____, 200__, as defined in subsection 7.6A, for [INSERT
                  HEADING]                                                                             $_____________

          2.      Amount of Cash disbursements set forth in the budget for such week and such heading (including 15% cushion permitted according to subsection 7.6A
                  (Item C.1*1.15):                                                                     $_____________

          3.      Cash disbursements made by Company and its Subsidiaries for the one week period ended _____, 200__, as defined in subsection 7.6A, for [INSERT
                  HEADING]                                                                             $_____________

          4.      Amount of Cash disbursements set forth in the budget for such week and such heading (including 15% cushion permitted according to subsection 7.6A
                  (Item C.3*1.15):                                                                     $_____________

          5.      Cash disbursements made by Company and its Subsidiaries for the one week period ended _____, 200__, as defined in subsection 7.6A, for [INSERT
                  HEADING]                                                                             $_____________

          6.      Amount of Cash disbursements set forth in the budget for such week and such heading (including 15% cushion permitted according to subsection 7.6A
                  (Item C.6*1.15):                                                                     $_____________

D.        MINIMUM CUMULATIVE CONSOLIDATED EBITDA (for the one month period ended ________, 200_):

          1.      Consolidated Net Income:                                                             $_____________

          2.      Consolidated Interest Expense:                                                       $_____________

          3.      Provisions for taxes based on income:                                                $_____________

          4.      Total depreciation expense:                                                          $_____________

          5.      Total amortization expense:                                                          $_____________

          6.      Other non-cash items reducing Consolidated Net Income:                               $_____________

          7.      Other non-cash items increasing Consolidated Net Income:                             $_____________

          8.      Consolidated EBITDA (Item D.1+Item D.2+Item D.3+Item D.4+Item D.5+Item
                  D.6-Item D.7):                                                                       $_____________

          9.      Minimum required under subsection 7.6B:                                              $_____________

F.        FUNDAMENTAL CHANGES

          1.      Aggregate fair market value of assets sold in any one or more
                  Asset Sales after Closing Date in one or more transactions
                  permitted under subsection 7.7(iv):                                                  $_____________

          2.      Maximum permitted under subsection 7.7(iv):(1)                                       $    5,000,000

G.        CONSOLIDATED CAPITAL EXPENDITURES

          1.      Consolidated Capital Expenditures for month ended ______, 200__:                     $_____________

          2.      Maximum permitted under subsection 7.8 for month ended ______, 200_:                 $_____________

------------------------
(1) Maximum permitted without prior written consent of Requisite Lenders.

                                    EXHIBIT A

                       Exhibit A to Compliance Certificate

         Set forth below are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrowers have taken, are taking, or propose to take with respect to each such condition or event:
________________________________________________________________________________
________________________________________________________________________________
_________________ .

                                   EXHIBIT IX

                                                  FOLEY & LARDNER LLP
                                                  ATTORNEYS AT LAW

                                                  150 WEST JEFFERSON, SUITE 1000
                                                  DETROIT, MI 48226-4443
                                                  313.963.6200 TEL
                                                  313.963.9308 FAX
                        October 22, 2004          www.foley.com

                                                  CLIENT/MATTER NUMBER
                                                  083476-0157

Deutsche Bank Trust Company Americas, as
   Collateral Agent and Co-Agent
60 Wall Street
New York, New York 10005

The Bank of Nova Scotia, as Administrative
   Agent
One Liberty Plaza
New York, New York 10006

Each of the Lenders from time to time party to the Credit Agreement referenced below

            Re:     Debtor in Possession Credit Agreement
                                       of
              Intermet Corporation and certain of its Subsidiaries

Ladies and Gentlemen:

         We have acted as special counsel for Intermet Corporation, a Georgia corporation (the "Company"), Northern Castings Corporation and Intermet International, Inc., each Georgia corporations (collectively with the Company, the "Georgia Loan Parties"); Intermet Holding Company, Tool Products, Inc., Sudbury, Inc., Wagner Castings Company, Wagner Havana, Inc., Diversified Diemakers, Inc. and Intermet U.S. Holding, Inc., each Delaware corporations (collectively, the "Delaware Corporate Loan Parties"); Ironton Iron Inc., an Ohio corporation (the "Ohio Loan Party"); SUDM, Inc. and Cast-Matic Corporation, each Michigan corporations (the "Michigan Loan Parties"); Intermet Illinois, Inc. and Ganton Technologies Inc., each Illinois corporations (the "Illinois Loan Parties"); Lynchburg Foundry Company, a Virginia corporation (the "Virginia Loan Party"); Alexander City Casting Company, an Alabama corporation (the "Alabama Loan Party"); and Columbus Foundry, L.P., a Delaware limited partnership ("Columbus Foundry" and collectively, with the Georgia Loan Parties, the Ohio Loan Party, the Michigan Loan Parties, the Illinois Loan Parties, the Virginia Loan Party, the Alabama Loan Party, and the Delaware Corporate Loan Parties, sometimes referred to herein as the "Loan Parties") in connection with that certain Debtor-In-Possession Credit Agreement (the "Credit Agreement") dated as of even date herewith, among the Loan Parties, the lenders party thereto (the "Lenders"), Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent, and The Bank of Nova Scotia, as Administrative Agent. Each initially capitalized term used, but not otherwise defined, in this letter shall have the meaning ascribed to such term in the Credit Agreement. We are delivering this letter at the request of the Loan Parties pursuant to Section 4.1(M) of the Credit Agreement.

BRUSSELS       LOS ANGELES   ORLANDO             SAN FRANCISCO    TOKYO
CHICAGO        MADISON       SACRAMENTO          SILICON VALLEY   WASHINGTON, D.C.
DETROIT        MILWAUKEE     SAN DIEGO           TALLAHASSEE      WEST PALM BEACH
JACKSONVILLE   NEW YORK      SAN DIEGO/DEL MAR   TAMPA

[FOLEY LOGO]

Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent, The Bank of Nova Scotia, as Administrative Agent, and each of the Lenders from time to time party to the Credit
  Agreement referred to herein
October 22, 2004
Page 2

         We have reviewed execution copies of the Credit Agreement, the Security Agreement, the Form of Revolving Note attached to the Credit Agreement as
Exhibit VI to be delivered by the Loan Parties to each Lender (together with the Credit Agreement and the Security Agreement, the "Credit Documents"), the separate UCC-1 Financing Statements attached as EXHIBIT A attached hereto, which name each of the Loan Parties, respectively, as debtor and the Collateral Agent as secured party (the "Financing Statements"), the Interim Borrowing Order (as defined herein), and the docket sheet of the Bankruptcy Court in the Chapter 11 Cases, as of October 21, 2004 (the "Docket").

         We have also reviewed (a) the Articles of Incorporation, the Certificate of Incorporation or the Certificate of Limited Partnership, as applicable, of each of the Loan Parties (collectively, the "Charters"), (b) the Bylaws, Code of Regulations or Partnership Agreement, as applicable, of each of the Loan Parties (collectively, the "Bylaws"), (c) resolutions adopted by the Boards of Directors or Partners, as applicable, of each of the Loan Parties and
(d) such other agreements, instruments and documents of the Loan Parties as we deem appropriate under the circumstances. As to certain questions of fact material to our opinions, we have relied upon the representations of the Loan Parties made in the Credit Documents and upon certificates of the Loan Parties or their respective officers or of public officials, but have conducted no further investigation. In that regard, with your permission and except with respect to the Docket, we have not conducted any judicial docket or court record searches.

         In rendering this opinion, we have assumed that:

                  i. The copies of all Credit Documents submitted to us are accurate and complete, and all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

                  ii. All representations and warranties of each of the Loan Parties in the Credit Documents and all other certificates, statements, representations, documents, records and papers, with respect to factual matters, are accurate, true and correct.

                  iii. The Credit Documents constitute the legal, valid and binding obligations of all parties other than the Loan Parties and are enforceable against such parties in accordance with their terms.

                  iv. Each Credit Document has been executed and delivered in the respective form submitted to us as the execution form thereof.

                  v. Value has been or will be given to the Loan Parties pursuant to the Credit Documents.

[FOLEY LOGO]

Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent, The Bank of Nova Scotia, as Administrative Agent, and each of the Lenders from time to time party to the Credit
  Agreement referred to herein
October 22, 2004
Page 3

                  vi. The Loan Parties have rights in the Collateral (as defined in the Security Agreement) or the power to transfer rights in the Collateral to a secured party.

                  vii. The signatures of persons signing all documents in connection with which the following opinions are rendered are genuine, and all natural persons who are signatories to the Credit Documents were or will be legally competent at the time of execution.

                  viii. The Financing Statements contain the correct name of Deutsche Bank Trust Company Americas, as Collateral Agent for the Lenders, and an address for Deutsche Bank Trust Company Americas from which information concerning the security interest may be obtained.

                  ix. The Loan Parties have received adequate consideration with respect to the execution and delivery of the Credit Documents.

                  x. There have been no changes since the respective dates of the government certificates examined by us in connection with our opinions set forth in paragraph 1 below that would make untrue or qualify any statement contained therein.

         Based upon the foregoing, but subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. Assuming the Loan Parties were organized under the laws of the State of Michigan, each of the Loan Parties, except Columbus Foundry, is a corporation validly existing and has the requisite corporate power to own its properties and to conduct its business as we understand such business to be conducted. Assuming it were organized under the laws of the State of Michigan, Columbus Foundry is a partnership validly existing and has the requisite partnership power to own its properties and to conduct its business as we understand such business to be conducted. Based solely on certificates of good standing issued by the relevant jurisdiction of incorporation or organization, as applicable, each of the Loan Parties is in good standing under the laws of the state of its incorporation or organization.

         2. Assuming the Loan Parties were organized under the laws of the State of Michigan, each of the Loan Parties has all requisite corporate or partnership, as applicable, power and authority to execute and deliver the Credit Documents to which it is a party, and to perform its obligations under the Credit Documents to which it is a party. Assuming the Loan Parties were organized under the laws of the State of Michigan, each of the Credit Documents has been duly authorized, executed and delivered by each of the Loan Parties.

[FOLEY LOGO]

Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent, The Bank of Nova Scotia, as Administrative Agent, and each of the Lenders from time to time party to the Credit
  Agreement referred to herein
October 22, 2004
Page 4

         3. Assuming the Loan Parties were organized under the laws of the State of Michigan, the Credit Documents are the legal and binding obligations of each of the Loan Parties that is a party thereto, enforceable in accordance with their respective terms.

         4. The execution, delivery and performance by each of the Loan Parties of the Credit Documents to which it is a party do not conflict with (i) its Charter or its Bylaws, (ii) any existing federal or New York law or (iii) any provision of any applicable order, writ, injunction or decree of any court or government instrumentality binding on the Loan Parties and known to us.

         5. No authorization, consent, approval, license or exemption of or filing or registration with any existing court or governmental authority, except for those that have been obtained or made on or prior to the date of the Credit Documents that remain in full force and effect on such date, is or will be necessary for the valid execution, delivery and performance by any of the Loan Parties of, or the enforceability of, the Credit Documents.

         6. None of the Loan Parties is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "subsidiary company" or a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7. The making of the loans under the Credit Agreement, and the application of proceeds thereof as provided in the Credit Agreement, do not violate regulation U or X of the Board of Governors of the Federal Reserve System.

         8. Under the Uniform Commercial Code (the "UCC") in effect in the State of New York (the "New York UCC"), the provisions of the Security Agreement are effective to create a valid and enforceable security interest in each Loan Party's rights in the Collateral to the extent the New York UCC governs a security interest in such Collateral in favor of the Collateral Agent, for the ratable benefit of the Lenders.

         9. To the extent the UCC in effect in each of the States and Commonwealth on Schedule 1 is applicable and with respect to each Loan Party organized under the laws of such State or Commonwealth, upon the filing of the Financing Statements in the appropriate office of the relevant State or Commonwealth identified on Schedule 1 attached hereto, the Collateral Agent will have a valid and perfected security interest in the items and types of Collateral (other than Fixtures) as to which security interests may be perfected by filing financing statements under the UCC in effect in such State or Commonwealth.

         10. The Interim Order Pursuant to Bankruptcy Code Sections 105, 361, 363, 364, 503 and 507: (A) Authorizing Debtors-in-Possession to (i) Obtain Senior and Junior Secured Post-Petition Financing and (ii) Utilize Cash Collateral, (B) Granting Superpriority Claims to Post-Petition Lenders, (C) Granting Adequate Protection to Pre-Petition Lenders and (D) Scheduling a Final

[FOLEY LOGO]

Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent, The Bank of Nova Scotia, as Administrative Agent, and each of the Lenders from time to time party to the Credit
  Agreement referred to herein
October 22, 2004
Page 5

Hearing (the "Interim Borrowing Order") was approved by the U.S. Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court") on October 19, 2004. Based solely on our review of the Docket, no order amending, staying, vacating or rescinding the Interim Borrowing Order has been entered by the Bankruptcy Court.

         The opinions expressed above are subject to the following qualifications and limitations:

         A. The enforceability of the rights and remedies under each of the Credit Documents is subject to the effect of any applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, and to the discretionary nature of specific performance, injunctive relief and other equitable remedies, including the appointment of a receiver.

         B. No opinion is expressed as to the effect, if any, of the provision of Sections 548 or 549 of the U.S. Bankruptcy Code, the New York Uniform Fraudulent Conveyance Act or any other Federal or State laws pertaining to fraudulent conveyances or transfers or dividends or distributions by corporations or other entities, upon the validity, binding character and enforceability of any of the Credit Documents.

         C. Enforceability of the Credit Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, requirements of reasonableness and good faith in the exercise of rights and remedies under any of the Credit Documents.

         D. We express no opinion with respect to any provision subject to the Credit Documents respecting severability; "self-help"; summary remedies without notice or opportunity for hearing or correction; penalties, late payment charges or increased interest rates upon delinquency, if in the nature of a penalty or forfeiture; attorneys' fees, to the extent inconsistent with public policy or applicable law; indemnity, to the extent contrary to public policy or providing for indemnity of a party against its own wrongful or negligent acts; cumulation, election or non-exclusivity of remedies, or non-waiver of remedies by a failure or delay of exercise; appointment of any attorney-in-fact with irrevocable power to take action binding upon the principal; unreasonable restraints on alienation of property; waiver, release or relinquishment of statutory rights (including rights of redemption and the right to assert claims and counterclaims), broadly or vaguely stated rights, unknown future rights, defenses to, obligations, or rights otherwise granted by law (including marshalling of assets), where contrary to public policy or otherwise prohibited, limited or made unenforceable by law; and any provision exculpating any person or entity from liability for such person's or entity's negligence or other misconduct.

         E. Certain other remedies, waivers and other provisions of the Credit Documents may not be enforceable, but such unenforceability will not render the Credit Documents invalid as a whole.

[FOLEY LOGO]

Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent, The Bank of Nova Scotia, as Administrative Agent, and each of the Lenders from time to time party to the Credit
  Agreement referred to herein
October 22, 2004
Page 6

         F. We have not reviewed for purposes of our opinions, and nothing herein shall be construed as an opinion by us as to compliance with, applicable environmental or zoning laws, ordinances, rules or regulations, or federal, state and local taxation (except as expressly set forth herein), securities or "blue sky" rules and regulations, labor, ERISA and other employee benefit laws or antitrust laws.

         G. Enforceability of those provisions in the Credit Documents relating to the payment of various charges and of various costs and expenses, including attorneys' fees, incurred by the Collateral Agent, the Administrative Agent or the Lenders in enforcing their remedies thereunder may be subject to limitations imposed by law.

         H. We have not examined and render no opinion on any document incorporated by reference in the Credit Documents which itself is not a Credit Document, and we have assumed that such documents so incorporated do not affect the opinions hereby given.

         I. You have not asked us to opine as to the enforceability of the choice of law or choice of venue provisions contained in the Credit Documents, and we express no opinion with respect to such matters.

         J. Wherever we indicate that our opinion with respect to the existence or absence of facts is "to our knowledge" or the like, our opinion is, with your permission, based solely on certificates of the Loan Parties or officers of the Loan Parties and the current conscious awareness of facts or other information of the attorneys currently with our firm who have represented the Loan Parties in connection with the Credit Documents.

         K. We express no opinion with respect to consumer goods, investment property in a consumer transaction, as-extracted collateral, timber to be cut, commercial tort claims or goods represented by a certificate of title.

         L. In the case of proceeds, continuation of perfection of the Collateral Agent's security interest therein is limited to the degree set forth in Section 9-315 of the applicable UCC as in effect in the various States and Commonwealth identified on Schedule 1 and, in each case, with respect only to the Loan Party organized or incorporated under the laws of each such State or Commonwealth.

         M. We have made no examination of, and express no opinion as to, title to the real property, fixtures, personal property or other Collateral described in the Credit Documents or the existence of any liens, charges or encumbrances thereon. Further, we express no opinion as to the relative priority of the security interests created or evidenced by any of the Credit Documents, or the effect of any security interest perfected prior to July 1, 2001.

         N. The opinions rendered herein are limited to (i) the federal law of the United States, (ii) the laws of the State of New York, (iii) with respect to paragraphs 1 and 2, the laws of the State

[FOLEY LOGO]

Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent, The Bank of Nova Scotia, as Administrative Agent, and each of the Lenders from time to time party to the Credit
  Agreement referred to herein
October 22, 2004
Page 7

of Michigan and (iii) with respect to paragraph 9, the UCC in effect in the States of Georgia, Delaware, Alabama, Illinois, Michigan and Ohio and the Commonwealth of Virginia and, in each case, with respect only to the Loan Party organized or incorporated under the laws of each such State or Commonwealth. We shall have no continuing obligations to inform you of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof.

         O.       Our security interest opinion in paragraph 9 is limited to
Article 9 of the UCC of the State or Commonwealth in which the applicable Loan Party is organized or incorporated, and therefore that opinion paragraph does not address (i) laws of jurisdictions other than those States and Commonwealth, and of those States and Commonwealth except for Article 9, of the applicable UCC, (ii) Collateral of a type not subject to Article 9 of the applicable UCC, or (iii) under Sections 9-301 through 9-307 of the applicable UCC, what law governs perfection, the effect of perfection or non-perfection, or priority of the security interests granted in the collateral covered by this letter.

         P. With respect to our opinions that are limited to the UCC in effect in the States of Georgia, Delaware, Alabama and Ohio and the Commonwealth of Virginia, we have relied solely on our review, as of October 21, 2004, of certain provisions of Article 9 of applicable enactments of the UCC found in the following sources: the Delaware UCC found on the official website for the State of Delaware (www.delcode.state.de.us), the Official Code of Georgia Annotated as found on LexisNexis (www.lexis.com), Michie's Alabama Code as found on LexisNexis (www.lexis.com), Page's Ohio Revised Code Annotated as found on LexisNexis (www.lexis.com) and the Code of Virginia as found on LexisNexis (www.lexis.com), copies of which are attached hereto as EXHIBIT B, without any investigation of the legal decisions or statutory provisions in effect in such States or Commonwealth that may affect the filing of financing statements or perfection of security interests in that jurisdiction.

         These opinions are intended for use by the Administrative Agent and Collateral Agent and the Lenders in connection with the Credit Documents and do not extend to any other purpose and may not be relied upon by any other person (other than successors and assigns of the Lenders and the Administrative Agent and Collateral Agent and persons who purchase or acquire participations in the Secured Obligations) and no portion hereof may be quoted or in any other way published or communicated without the express written consent of the undersigned; provided, however, that this opinion may be disclosed (a) in connection with the enforcement of the Credit Documents, (b) in response to a subpoena or other legal process, (c) as otherwise required by applicable law or regulations or (d) in connection with the sale or transfer of any of the Secured Obligations or participations therein.

         This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated herein, and the opinion expressed herein must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter.

                                   Very truly yours,

                                    EXHIBIT X

                          [FORM OF SECURITY AGREEMENT]

                               SECURITY AGREEMENT

                  This SECURITY AGREEMENT (this "AGREEMENT") is dated as of October [__], 2004 and entered into by and among INTERMET CORPORATION, a Georgia corporation ("COMPANY"), each of THE OTHER BORROWERS LISTED ON THE SIGNATURE PAGES HEREOF, each of THE SUBSIDIARY GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF and each ADDITIONAL SUBSIDIARY GUARANTOR AND BORROWER that may become a party hereto after the date hereof in accordance with Section 22 hereof (each an "ADDITIONAL GRANTOR" and collectively "ADDITIONAL GRANTORS"; Borrowers and Subsidiary Guarantors, including any Additional Grantors, are sometimes collectively referred to herein as "GRANTORS" and individually as a "GRANTOR"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent for and representative of Lenders from time to time party to the Credit Agreement (in such capacity, "SECURED PARTY"). Terms defined in the Credit Agreement and not otherwise defined herein are being used herein as therein defined.

                                    RECITALS

                  WHEREAS, on September 29, 2004, each Borrower filed a voluntary petition for relief under the Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of Michigan (the "BANKRUPTCY COURT"), and each Borrower continues to operate its businesses and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, Secured Party, as Collateral Agent and Co-Agent, The Bank of Nova Scotia ("SCOTIA CAPITAL"), as Administrative Agent, and Lenders are entering into that certain Debtor-in-Possession Credit Agreement dated as of even date herewith with Borrowers (said Debtor-in-Possession Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"), pursuant to which, inter alia, Lenders have agreed to provide, subject to the terms and conditions contained in the Credit Agreement, a debtor-in-possession revolving credit facility for the Borrowers to fund working capital and general corporate purposes and to make certain other payments during the Chapter 11 Cases;

                  WHEREAS, Subsidiary Guarantors have entered into that certain Subsidiary Guaranty dated as of even date herewith (said Subsidiary Guaranty, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of Secured Party for the benefit of Lenders, pursuant to which each Subsidiary Guarantor has guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement;

                  WHEREAS, it is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantors listed on the signature pages hereof shall have granted the security interests and undertaken the obligations contemplated by this Agreement;

                  NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to enter into the Credit Agreement and make loans and other extensions of credit thereunder from time to time and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party as follows:

SECTION 1. GRANT OF SECURITY.

                  In addition to, and not in lieu of, any security interests for the benefit of Lenders effected pursuant to the Interim Borrowing Order or the Final Borrowing Order, as applicable, each Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of such Grantor's right, title and interest in and to all assets (including all real, personal and mixed property) of each of the Grantors (or, in the case of Borrowers, all assets of the estates of each of such Grantors), including, without limitation, the following, in each case whether now or hereafter existing, whether tangible or intangible, or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located and whether or not subject to the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended in the State of New York (the "UCC"), including all Assigned Agreements and the following (the "COLLATERAL"):

                  (a) all Accounts;

                  (b) all Chattel Paper;

                  (c) all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

                  (d) all Documents;

                  (e) all General Intangibles, including all intellectual property, Payment Intangibles and Software;

                  (f) all Goods, including Inventory, Equipment and Fixtures;

                  (g) all Instruments;

                  (h) all Investment Property;

                  (i) all Letter of Credit Rights and other Supporting Obligations;

                  (j) all Records;

                  (k) all Commercial Tort Claims, including those set forth on
Schedule 1 annexed hereto; and

                  (l) all Proceeds and Accessions with respect to any of the foregoing Collateral.

                  Each category of Collateral set forth above shall have the meaning set forth in the UCC (to the extent such term is defined in the UCC), it being the intention of Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

                  Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in (i) any of such Grantor's rights or interests in or under any license, contract, permit, Instrument, Security or franchise to which such Grantor is a party or any of its rights or interests thereunder, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, Instrument, Security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, Security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

                  In the event that any asset of a Grantor is excluded from the Collateral by virtue of the foregoing paragraph, such Grantor agrees to use all reasonable efforts to obtain all requisite consents to enable such Grantor to provide a security interest in such asset pursuant hereto as promptly as practicable.

                  Notwithstanding the foregoing, the Collateral (I) shall include Equity Interests issued by a Foreign Subsidiary only to the extent that creation of a security interest by a Grantor in such Equity Interests could not reasonably be expected to result in material adverse Tax consequences to Company, it being acknowledged and agreed that the creation of a security interest in Equity Interests comprising up to but not exceeding 65% of the voting power of all classes of the Equity Interests of such Foreign Subsidiary entitled to vote will not result in such adverse Tax consequences; provided, that, to the extent a Grantor has previously pledged 65% of the Equity Interests of such Foreign Subsidiary to The Bank of Nova Scotia, as Collateral Agent, under that certain First Amended and Restated Borrower Pledge and Security Agreement dated as of January 8, 2004 or that certain Subsidiary Pledge and Security Agreement dated as of January 8, 2004 (together, the "Prepetition Security Agreements"), the Collateral shall only include such Equity Interests so pledged and (II) shall not include any rights, recoveries or proceeds related to Chapter 5 of the Bankruptcy Code with the exception of Section 549 thereof.

SECTION 2. SECURITY FOR OBLIGATIONS.

                  This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured Obligations of each Grantor. "SECURED OBLIGATIONS" means:

                  (i) with respect to Borrowers, all obligations and liabilities of every nature of Borrowers now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents; and

                  (ii) with respect to each Subsidiary Guarantor, and each Additional Grantor all obligations and liabilities of every nature of such Subsidiary Guarantors now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty;

                  in each case together with all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to such Subsidiary Guarantor, would accrue on such obligations, whether or not a claim is allowed against such Subsidiary Guarantor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Revolving Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement. Nothing in this Agreement is intended to be nor shall it be construed to be a provision of collateral security for any obligation of the Grantors that arose prior to the date of the Interim Borrowing Order.

SECTION 3. GRANTORS REMAIN LIABLE.

                  Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts, licenses and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts, licenses and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

                  Each Grantor represents and warrants as follows:

                  (a) OWNERSHIP OF COLLATERAL. Except as expressly permitted by the Credit Agreement, such Grantor owns the Collateral free and clear of any Lien and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including any IP Filing Office.

                  (b) PERFECTION. The security interests in the Collateral granted to Secured Party for the ratable benefit of Lenders hereunder constitute valid security interests in the Collateral, securing the payment of the Secured Obligations. If the Grantor is a Subsidiary

Guarantor, upon (i) the filing of UCC financing statements naming each Grantor as "debtor", naming Secured Party as "secured party" and describing the Collateral in the filing offices with respect to such Grantor set forth on
Schedule 2 annexed hereto, (ii) in the case of the Securities Collateral consisting of certificated Securities or evidenced by Instruments, in addition to filing of such UCC financing statements, delivery of the certificates representing such certificated Securities and delivery of such Instruments to Secured Party (and in the case of Securities Collateral issued by a foreign issuer, any actions required under foreign law to perfect a security interest in such Securities Collateral), in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, (iii) in the case of the Intellectual Property Collateral, in addition to the filing of such UCC financing statements, the recordation of a Grant with the applicable IP Filing Office, (iv) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, and (v) in the case of any Deposit Account and any Investment Property constituting a Security Entitlement, Securities Account, Commodity Contract or Commodity Account, the execution and delivery to Secured Party of an agreement providing for control by Secured Party thereof, the security interests in the Collateral granted to Secured Party for the ratable benefit of Lenders will constitute perfected security interests therein (except to the extent that recordation of the Lien is required under the laws of any foreign country or any subdivisions thereof with respect to the Copyrights, Trademarks and Patents) prior to all other Liens, and all filings and other actions necessary or desirable to perfect and protect such security interests have been, or promptly after the Closing Date will be, duly made or taken. If Grantor is a Borrower, upon entry of the Interim Borrowing Order or Final Borrowing Order, the security interests in the Collateral granted to Secured Party for the benefit of Lenders hereunder will constitute security interests therein prior to all other Liens other than Liens permitted under the Credit Agreement to the extent such Liens are permitted to be senior in priority to the Liens in favor of the Lenders.

                  (c) OFFICE LOCATIONS; TYPE AND JURISDICTION OF ORGANIZATION; LOCATIONS OF EQUIPMENT AND INVENTORY. Such Grantor's name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited partnership, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Grantor keeps its Records regarding the Accounts, Intellectual Property and originals of Chattel Paper, and organization number provided by the applicable Government Authority of the jurisdiction of organization are set forth on
Schedule 3 annexed hereto. All of the Equipment and Inventory is located at the places set forth on Schedule 4 annexed hereto, except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations set forth on Schedule 4 annexed hereto, or
(iii) to customers of a Grantor.

                  (d) NAMES. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the six month period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Counterpart, had a different name from the name of such Grantor listed on the signature pages hereof, except the names set forth on Schedule 5 annexed hereto.

                  (e) DELIVERY OF CERTAIN COLLATERAL. All certificates or Instruments (excluding checks) evidencing, comprising or representing the Collateral have been or, when required pursuant to this Agreement, will have been delivered to Secured Party duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

                  (f) SECURITIES COLLATERAL. All of the Pledged Subsidiary Equity set forth on Schedule 6 annexed hereto has been duly authorized and validly issued and is fully paid and non-assessable; all of the Pledged Subsidiary Debt set forth on Schedule 7 annexed hereto has been duly authorized, authenticated or issued, and delivered and is the legally valid and binding obligation of the issuers thereof and is not in default; there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Subsidiary Equity;
Schedule 6 annexed hereto sets forth all of the Equity Interests and the Pledged Equity owned by each Grantor, and the percentage ownership in each issuer thereof; and Schedule 7 annexed hereto sets forth all of the Pledged Debt owned by such Grantor.

                  (g) INTELLECTUAL PROPERTY COLLATERAL. A true and complete list of all Trademark Registrations and applications for any Trademark owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth on Schedule 8 annexed hereto; a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, is set forth on Schedule 9 annexed hereto; a true and complete list of all Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is set forth on Schedule 10 annexed hereto; and after reasonable inquiry, such Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable.

                  (h) DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS, COMMODITY ACCOUNTS. Schedule 11 annexed hereto lists all Deposit Accounts, Securities Accounts and Commodity Accounts owned by each Grantor, and indicates the institution or intermediary at which the account is held and the account number.

                  (i) CHATTEL PAPER. Such Grantor has no interest in any Chattel Paper, except as described in Schedule 12 annexed hereto.

                  (j) LETTER-OF-CREDIT RIGHTS. Such Grantor has no interest in any Letter-of-Credit Rights, except as set forth on Schedule 13 annexed hereto.

                  (k) DOCUMENTS. No negotiable Documents are outstanding with respect to any of the Inventory, except as set forth on Schedule 14 annexed hereto.

                  (l) ASSIGNED AGREEMENTS. Each Assigned Agreement is in full force and effect and is enforceable against the parties thereto in accordance with its terms.

                  (m) MOTOR VEHICLES. Such Grantor owns no motor vehicles, except as set forth on Schedule 15 annexed hereto, which lists each motor vehicle by model, model year, jurisdiction of registration and vehicle identification number.

                  The representations and warranties as to the information set forth in Schedules referred to herein are made as to each Grantor (other than Additional Grantors) as of the date hereof and as to each Additional Grantor as of the date of the applicable Counterpart, except that, in the case of a Pledge Supplement, IP Supplement or notice delivered pursuant to Sections 5(b)-(c) hereof, such representations and warranties are made as of the date of such supplement or notice.

SECTION 5. FURTHER ASSURANCES.

                  (a) GENERALLY. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) notify Secured Party in writing of receipt by such Grantor of any interest in Chattel Paper and at the request of Secured Party, mark conspicuously each item of Chattel Paper and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to Secured Party all promissory notes and other Instruments and, at the request of Secured Party, all original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) (A) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that Secured Party has control over electronic Chattel Paper and Letter-of-Credit Rights of such Grantor, (C) deliver such documents, instruments, notices, records and consents, in each case, as may be necessary or desirable and as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (v) promptly after the acquisition by such Grantor of any item of Equipment that is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (vi) within 30 days after the end of each calendar quarter, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby, (vii) at any reasonable time, upon reasonable notice and during normal business hours, provided the same shall not materially interfere with the operations of the relevant guarantor, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, (viii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral, and (ix) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of

Secured Party with respect to any Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers "all assets" or "all personal property" of such Grantor) without the signature of any Grantor.

                  (b) SECURITIES COLLATERAL. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that (i) all certificates or Instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to Secured Party and (ii) it will, upon obtaining any additional Equity Interests or Indebtedness, promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Supplement, duly executed by such Grantor, in respect of such additional Pledged Equity or Pledged Debt; provided, that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity or Pledged Debt shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto. Upon each such acquisition, the representations and warranties contained in Section 4(f) hereof shall be deemed to have been made by such Grantor as to such Pledged Equity or Pledged Debt, whether or not such Pledge Supplement is delivered.

                  (c) INTELLECTUAL PROPERTY COLLATERAL. At least quarterly, within 15 days after the end of each calendar quarter, each Grantor shall promptly notify Secured Party of any rights to Intellectual Property Collateral acquired by such Grantor after the date hereof. Promptly after the filing of an application for any Trademark Registration, Patent or Copyright Registration, each Grantor shall execute and deliver to Secured Party an IP Supplement, and submit a Grant for recordation with respect thereto in the applicable IP Filing Office; provided, the failure of any Grantor to execute an IP Supplement or submit a Grant for recordation with respect to any additional Intellectual Property Collateral shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto. Upon delivery to Secured Party of an IP Supplement, Schedules 8, 9 and 10 annexed hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral set forth on Schedule A to such IP Supplement. Upon each such acquisition, the representations and warranties contained in Section 4 (g) hereof shall be deemed to have been made by such Grantor as to such Intellectual Property Collateral, whether or not such IP Supplement is delivered.

                  (d) COMMERCIAL TORT CLAIMS. Grantors have no Commercial Tort Claims as of the date hereof, except as set forth on Schedule 1 annexed hereto. In the event that a Grantor shall at any time after the date hereof have any Commercial Tort Claims, such Grantor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim and (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral.

SECTION 6. CERTAIN COVENANTS OF GRANTORS.

                  Each Grantor shall:

                  (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                  (b) give Secured Party at least 30 days' notice of (i) any change in such Grantor's name, identity or corporate structure, (ii) any change in such Grantor's chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts or (iii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;

                  (d) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

                  (e) except as expressly permitted by the Credit Agreement, pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

                  (e) keep correct and accurate Records of Collateral at the locations described in Schedule 3 annexed hereto; and

                  (f) permit representatives of Secured Party upon reasonable notice and during normal business hours to inspect and make abstracts from such Records, and each Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; and

                  (g) after the date hereof, give Secured Party prompt notice with sufficient regularity of any claim or cause of action of any Grantor arising in tort and not otherwise identified on Schedule 1 hereto.

SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY.

                  Each Grantor shall:

                  (a) if any Inventory is in possession or control of any of such Grantor's agents or processors, if the aggregate book value of all such Inventory in possession or control of any such agent or processor, exceeds $[500,000], and in any event upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party;

                  (b) if any Inventory is located on premises leased by such Grantor, deliver to Secured Party a fully executed Collateral Access Agreement;

                  (c) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such document to Secured Party;

                  (d) promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment owned by such Grantor;

                  (e) keep correct and accurate records of Inventory owned by such Grantor itemizing and describing the kind, type and quantity of such Inventor, such Grantor's cost therefore and (where applicable) the current list prices for such Inventory; and

                  (f) each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement.

SECTION 8. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS.

                  (a) Each Grantor shall, for not less than one year from the date on which each Account of such Grantor arose, maintain (i) complete Records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

                  (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party, (iii) enforce collection of any such Accounts at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (I) all amounts and proceeds (including checks and other Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18 hereof, and (II) such Grantor shall not, without the written consent of Secured Party, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 9. SPECIAL COVENANTS WITH RESPECT TO THE SECURITIES COLLATERAL.

                  (a) FORM OF SECURITIES COLLATERAL. Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral in its possession or control for certificates or instruments of smaller or larger denominations. If any Securities Collateral is not a security pursuant to Section 8-103 of the UCC, no Grantor shall take any action that, under such Section, converts such Securities Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Securities Collateral, which it shall promptly deliver to Secured Party as provided in this Section 9(a).

                  (b) COVENANTS. Each Grantor shall (i) not, except as expressly permitted by the Credit Agreement, permit any issuer of Pledged Subsidiary Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation, pledged and become Collateral hereunder and no cash, securities or other property is distributed in respect of the outstanding Equity Interests of any other constituent corporation; provided, if the surviving or resulting Person upon any such merger or consolidation involving an issuer of Pledged Subsidiary Equity is a Foreign Subsidiary, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting Person possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; (ii) cause each issuer of Pledged Subsidiary Equity not to issue Equity Interests in addition to or in substitution for the Pledged Subsidiary Equity issued by such issuer, except to such Grantor; (iii) immediately upon its acquisition (directly or indirectly) of any Equity Interests, including additional Equity Interests in each issuer of Pledged Equity, comply with Section 5(b); (iv) immediately upon issuance of any and all Instruments or other evidences of additional Indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt, comply with
Section 5; (v) promptly deliver to Secured Party all written notices received by it with respect to the Securities Collateral; (vi) at its expense (A) perform and comply in all material respects with all terms and provisions of any agreement related to the Securities Collateral required to be performed or complied with by it, (B) maintain all such agreements in full force and effect and (C) enforce all such agreements in accordance with their terms; and (vii), at the request of Secured Party, promptly execute and deliver to Secured Party an agreement providing for control by Secured Party of all Securities Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of such Grantor.

                  (c) VOTING AND DISTRIBUTIONS. So long as no Event of Default shall have occurred and be continuing, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (ii) each Grantor shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Securities Collateral to the extent permitted under the Credit Agreement; provided, any and all (A) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Securities Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Securities Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Securities Collateral shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by such Grantor, be received for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements).

                  Upon the occurrence and during the continuation of an Event of Default, (x) all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) except as otherwise specified in the Credit Agreement, all rights of such Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (ii) of the immediately preceding paragraph or clause (y) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

                  In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time request, and (II) without limiting the effect of clause (I) above, each Grantor hereby grants to Secured Party an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of shareholders or other holders of Equity Interests, calling special meetings of shareholders or other holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full in cash of all of the Secured Obligations and the termination of all Revolving Commitments of the Lenders under the Credit Agreement and the satisfactory cash collateralization (as determined by Secured Party) of all Revolving Letters of Credit and other letters of credit issued or maintained in connection therewith.

SECTION 10. SPECIAL COVENANTS WITH RESPECT TO THE INTELLECTUAL PROPERTY COLLATERAL.

                  (a)      Each Grantor shall:

                           (i) use reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;

                           (ii) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

                           (iii) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral and products and services covered by the Intellectual Property Collateral; and

                           (iv) use a commercially appropriate standard of quality (which may be consistent with such Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks.

                  (b) Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, after the occurrence and during the continuation of any Event of Default at Secured Party's reasonable direction, shall take) such action as such Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Upon the occurrence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other Instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18 hereof and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                  (c) Each Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application for registration relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and set forth on Schedules 8, 9 or 10 annexed hereto, as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) any application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Secured Party prior written notice of any abandonment of any Intellectual Property Collateral.

                  (d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in an IP Filing Office or any federal, state, local or foreign court) or regarding such Grantor's ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party.

                  (e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to Secured Party the nonexclusive right and license to use all Trademarks, tradenames, Copyrights, Patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.

SECTION 11. SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS.

                  (a)      Each Grantor shall at its expense:

                           (i) if consistent with sound business practices, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the

                  Assigned Agreements in accordance with such Grantor's customary business practice, and

                           (ii) after the occurrence and continuation of an Event of Default and upon the request of Secured Party, furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make to the parties to such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

                  (b) Upon the occurrence and during the continuance of an Event of Default, no Grantor shall, without prior Bankruptcy Court approval:

                           (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                           (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

                           (iii) waive any default under or breach of the Assigned Agreements;

                           (iv)     consent to or permit or accept any
                  prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

                           (v) take any other action in connection with the Assigned Agreements that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Secured Party.

SECTION 12. SPECIAL PROVISIONS WITH RESPECT TO THE COLLATERAL ACCOUNTS.

                  Secured Party is hereby authorized to establish and maintain at its offices restricted deposit accounts and restricted securities accounts which shall be in the names of Grantors and under the sole dominion and control of Secured Party (the "COLLATERAL ACCOUNTS"). Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver account control agreements in form and substance satisfactory to Secured Party and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby in such accounts or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any such accounts.

SECTION 13. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

                  Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to the Credit Agreement;

                  (b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

                  (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral;

                  (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

                  (f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                  (g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 14. SECURED PARTY MAY PERFORM.

                           If any Grantor fails to perform any agreement
contained herein, Secured Party may itself perform, or cause performance of (but shall not be obligated to perform or cause the performance of), such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 19(b) hereof.

SECTION 15. STANDARD OF CARE.

                           The powers conferred on Secured Party hereunder are
solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

SECTION 16. REMEDIES.

                  (a) GENERALLY. If any Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender and (vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Secured Party or any of its nominees any or all of the Securities Collateral or exercise any and all voting rights in connection therewith pursuant to Section 9 hereof or otherwise. Secured Party or any Lender (subject to the terms of the Credit Agreement) may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender in its individual capacity unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.

                  (b)      Securities Collateral.

                           (i) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Securities Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                           (ii) If Secured Party shall determine to exercise its right to sell all or any of the Securities Collateral pursuant to this Section, each Grantor agrees that, upon request of Secured Party (which request may be made by Secured Party in its sole discretion), such Grantor will, at its own expense (A) execute and deliver, and cause each issuer of the Securities Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Securities Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (B) use its best efforts to qualify the Securities Collateral under all applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Securities Collateral, as requested by Secured Party; (C) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of
                  Section 11(a) of the Securities Act; (D) do or cause to be done all such other acts and things as may be necessary to make such sale of the Securities Collateral or any part thereof valid and binding and in compliance with applicable law; and (E) bear all costs and expenses, including reasonable attorneys' fees, of carrying out its obligations under this Section.

                           (iii)    Without limiting the generality of
                  subsections 10.2 and 10.3 of the Credit Agreement, in the event of any public sale described herein, each Grantor agrees to indemnify and hold harmless Secured Party, and each Lender and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such public sale, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Secured Party and such other Persons for any legal or other expenses reasonably incurred by Secured Party and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Secured Party and such other Persons and counsel for Secured Party and such other Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which any Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Secured Party or such Persons within the meaning of the Securities Act.

                  (c) COLLATERAL ACCOUNTS. If an Event of Default has occurred and is continuing, Company shall, as and when required under the Credit Agreement, pay to Secured Party all amounts provided for in Section 8 thereof (including, without limitation, any amounts to be held in a collateral account as cash collateral for undrawn Revolving Letters of Credit).

                  (d) REMEDIES WITH RESPECT TO BORROWERS. Furthermore, upon the occurrence and during the continuance of any Event of Default, Secured Party may revoke Borrowers' rights to use cash collateral in which Secured Party has an interest; provided that, any other provision of this Agreement or any other Loan Document to the contrary notwithstanding, with respect to the foregoing, Secured Party shall give Credit Parties and counsel to any official committees in respect of the Chapter 11 Cases and the office of the United States Trustee five Business Days prior written notice (which notice shall be delivered by facsimile or overnight courier) of the exercise of its rights and remedies with respect to the Collateral and file a copy of such notice with the clerk of the Bankruptcy Court. Neither Secured Party nor Lenders shall have any obligation of any kind to make a motion or application to the Bankruptcy Court to exercise their rights and remedies set forth or referred to in this Agreement or in the other Loan Documents. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative. Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties or other property at any time held by Secured Party or Lenders on which Loan Parties may in any way be liable and hereby ratify and confirm whatever Secured Party and Lenders may lawfully do in this regard, (ii) subject to the notice provisions of the preceding paragraph, all rights to notice and hearing prior to Secured Party's taking possession or control of, or to Secured Party's or Lenders' reply, attachment or levy upon, the Collateral, or any bond or security which might be required by any court prior to allowing Secured Party or Lenders to exercise any of their remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrowers acknowledge they have been advised by counsel of their choice with respect to the effect of the foregoing waivers and this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

SECTION 17. ADDITIONAL REMEDIES FOR INTELLECTUAL PROPERTY COLLATERAL.

                  (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in subsections 10.2 and 10.3 of the Credit Agreement and Section 19 hereof, as applicable, in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

                  (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, Secured Party shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Liens permitted under subsection 7.2A of the Credit Agreement.

SECTION 18. APPLICATION OF PROCEEDS.

                  Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsections 2.4A and 2.4C of the Credit Agreement.

SECTION 19. INDEMNITY AND EXPENSES.

                  (a) Grantors jointly and severally agree to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  (b) Grantors jointly and severally agree to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

                  (c) The obligations of Grantors in this Section 19 shall (i) survive the termination of this Agreement and the discharge of Grantors' other obligations under this Agreement, the Credit Agreement and the other Loan Documents, and (ii) as to any Grantor that is a party to a Subsidiary Guaranty, be subject to the provisions of Section 1(b) thereof.

SECTION 20. CONTINUING SECURITY INTEREST; TRANSFER OF REVOLVING LOANS; TERMINATION AND RELEASE.

                  (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Secured Obligations, the cancellation or termination of the Revolving Commitments and the cancellation or expiration of all outstanding Revolving Letters of Credit, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Revolving Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise.

                  (b) Upon the payment in full in cash of all Secured Obligations, the cancellation or termination of the Revolving Commitments and the cancellation or expiration of all outstanding Revolving Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantors. Upon any such termination

Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale, transfer or other disposition of any Collateral by a Grantor in accordance with the Credit Agreement for which such Grantor desires to obtain a security interest release from Secured Party, such Grantor shall deliver an Officer's Certificate (x) stating that the Collateral subject to such disposition is being sold, transferred or otherwise disposed of in compliance with the terms of the Credit Agreement and (y) specifying the Collateral being sold, transferred or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate and so long as no Event of Default has occurred and is continuing or would result from the proposed disposition of the Collateral and so long as the Proceeds from such disposition are applied in accordance with the Loan Documents, Secured Party shall, at Grantor's expense, so long as Secured Party has no reason to believe that the Officer's Certificate delivered by such Grantor with respect to such sale is not true, correct and complete, execute and deliver such releases of its security interest in such Collateral which is to be so sold, transferred or disposed of, as may be reasonably requested by such Grantor.

SECTION 21. SECURED PARTY AS AGENT.

                  (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in
Section 16 hereof in accordance with the instructions of Requisite Lenders.

                  (b) Secured Party hereunder shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; and appointment of a successor Collateral Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Collateral Agent under subsection 9.6 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute (if necessary) and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 22. ADDITIONAL GRANTORS.

                  In accordance at all times with subsections 6.8A and 6.8D of the Credit Agreement, any Subsidiary of Company which is not a party hereto may become a party hereto as a Subsidiary Guarantor or as a Borrower, respectively, by executing a Counterpart substantially in the form of Exhibit VI annexed hereto, whereupon such Subsidiary shall become (i) in the case of a Subsidiary which is not a party hereto and is the subject of subsection 6.8A of the Credit Agreement, a Grantor with the obligations and liabilities of a Subsidiary Guarantor hereunder, and (ii) in the case of a Subsidiary which becomes a Borrower under the Credit Agreement pursuant to subsection 6.8D thereof or otherwise, a Grantor with the obligations and liabilities of a Borrower hereunder. Upon delivery of any such Counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 23. AMENDMENTS; ETC.

                  No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors; provided that this Agreement may be modified by the execution of a Counterpart by an Additional Grantor in accordance with Section 22 hereof and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 24. NOTICES.

                  Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.8 of the Credit Agreement or as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto. Electronic mail and Internet and intranet websites may be used to distribute routine communications; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

SECTION 25. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 26. SEVERABILITY.

                  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 27. HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 28. GOVERNING LAW; RULES OF CONSTRUCTION.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the NY UCC are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis. To the extent (if at all) any provision of this Agreement is inconsistent and conflicts with any particular provision of the Credit Agreement in any particular circumstance, the parties hereto agree that such provision of the Credit Agreement shall prevail in such circumstance.

SECTION 29. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN THE BANKRUPTCY COURT; PROVIDED, THAT UPON DISMISSAL OF THE CHAPTER 11 CASES OR SHOULD THE BANKRUPTCY COURT DECLINE JURISDICTION OVER THIS AGREEMENT, THE CREDIT AGREEMENT, CHAPTER 11 CASES OR THE TRANSACTIONS CONTEMPLATED THEREBY, SUCH PROCEEDINGS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GRANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 24; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GRANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT, SUBJECT TO THE BANKRUPTCY COURT SEEKING EXCLUSIVE JURISDICTION HEREUNDER, SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT, SUBJECT TO THE BANKRUPTCY COURT SEEKING EXCLUSIVE JURISDICTION HEREUNDER, THE PROVISIONS OF THIS SECTION 29 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

SECTION 30. WAIVER OF JURY TRIAL.

                  GRANTORS AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 30 AND EXECUTED BY EACH OF THE PARTIES

HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 31. COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 32. DEFINITIONS.

                  (a) Each capitalized term utilized in this Agreement that is defined in this Agreement shall have the meaning ascribed to such term in this Agreement. Except as otherwise provided in Section 1 hereof with respect to the categories of Collateral listed in Section 1 hereof, each capitalized term utilized in this Agreement that is not defined in this Agreement, but that is defined in the Credit Agreement, shall have the meaning ascribed to such term in the Credit Agreement. Each capitalized term utilized in this Agreement that is not defined in the Credit Agreement or in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

                  (b) In addition, the following terms used in this Agreement shall have the following meanings:

         "ADDITIONAL GRANTOR" means a Subsidiary of Company that becomes a party hereto after the date hereof as an additional Grantor by executing a Counterpart.

         "ASSIGNED AGREEMENTS" means, with respect to any Grantor, the agreements with any account debtor of such Grantor, including, without limitation, (a) all purchase orders given by any customer to such Grantor, (b) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (c) all rights of such Grantor to receive proceeds of any Supporting Obligations with respect to the Assigned Agreements,
(d) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (e) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

         "BENEFICIARY" means Collateral Agent (including, without limitation, each Supplemental Collateral Agent) and each Lender (including, without limitation, each Issuing Lender).

         "COLLATERAL" has the meaning set forth in Section 1 hereof.

         "COLLATERAL ACCOUNTS" has the meaning set forth in Section 12 hereof.

         "COPYRIGHT REGISTRATIONS" means all copyright registrations issued to any Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

         "COPYRIGHT RIGHTS" means all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the rights (but no the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of any Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and any such rights.

         "COPYRIGHTS" means all items under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

         "COUNTERPART" means a counterpart to this Agreement entered into by a Subsidiary of Company pursuant to Section 22 hereof.

         "CREDIT AGREEMENT" has the meaning set forth in the Preliminary Statements of this Agreement.

         "EQUITY INTERESTS" means all shares of stock, partnership interests, interests in Joint Ventures, limited liability company interests and all other Equity Interests in a Person, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC.

         "EVENT OF DEFAULT" means any Event of Default as defined in the Credit Agreement.

         "GRANT" means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

         "INTELLECTUAL PROPERTY COLLATERAL" means, with respect to any Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all

                  (a) Copyrights, Copyright Registrations and Copyright Rights, including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights;

                  (b)      Patents;

                  (c) Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Grantor's business symbolized by the Trademarks and associated therewith; and

                  (d) all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information.

         "IP SUPPLEMENT" means an IP Supplement, substantially in the form of
Exhibit V annexed hereto.

         "PATENT REGISTRATIONS" means all Patents that have been or may hereafter be issued or applied for thereon in the United States and in foreign countries, but in the case of such foreign countries only to the extent such registration in such foreign country relates to a Patent that is not registered in the United States (including, without limitation, the registrations and applications set forth on Schedule 9 annexed hereto).

         "PATENTS" means all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule 9 annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

         "PLEDGED DEBT" means the Indebtedness from time to time owed to a Grantor, including the Indebtedness set forth on Schedule 7 annexed hereto and issued by the obligors named therein, the Instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.

         "PLEDGED EQUITY" means all Equity Interests now or hereafter owned by a Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 6 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor, but excluding any Equity

Interests of Foreign Subsidiaries to the extent a security interest in such Equity Interests would result in material adverse Tax consequences to Borrower or any Subsidiary.

         "PLEDGED SUBSIDIARY DEBT" means Pledged Debt owed to a Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, of which such Grantor is a direct or indirect Subsidiary or that controls, is controlled by or under common control with such Grantor.

         "PLEDGED SUBSIDIARY EQUITY" means Pledged Equity in a Person that is, or becomes a direct Subsidiary of a Grantor.

         "PLEDGE SUPPLEMENT" means a Pledge Supplement, in substantially the form of Exhibit IV annexed hereto, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.

         "SECURED OBLIGATIONS" has the meaning set forth in Section 2 hereof.

         "SECURITIES COLLATERAL" means, with respect to any Grantor, the Pledged Equity, the Pledged Debt and any other Investment Property in which such Grantor has an interest.

         "TRADEMARKS" means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically set forth on Schedule 8 annexed hereto).

         "TRADEMARK REGISTRATIONS" means all trademark registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule 8 annexed hereto).

         "TRADEMARK RIGHTS" means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries.

         "UCC" means the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York or when the context applies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                             BORROWERS:

                                             INTERMET CORPORATION

                                             By:_______________________________
                                               Name:___________________________
                                               Title:__________________________

                                             [NAMES OF OTHER BORROWERS]

                                             By:_______________________________
                                               Name:___________________________
                                               Title:__________________________

                                             SUBSIDIARY GUARANTORS:

                                             [NAMES OF SUBSIDIARY GUARANTORS]

                                             By:_______________________________
                                               Name:___________________________
                                               Title:__________________________

                                             Notice Address: __________________
                                                             __________________
                                                             __________________

Security Agreement                    S-1

                                             DEUTSCHE BANK TRUST COMPANY
                                             AMERICAS,
                                             as Secured Party

                                             By:_______________________________
                                               Name:___________________________
                                               Title:__________________________

Security Agreement                    S-2

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT

Name                                Notice Address for each Grantor

                                  Schedule A-1                Security Agreement

                                   SCHEDULE B
                                       TO
                               SECURITY AGREEMENT

Inactive Domestic Subsidiary        Existing Encumbrance

                                  Schedule A-2                Security Agreement

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT

                             Commercial Tort Claims

                                  Schedule 1-1                Security Agreement

                                   SCHEDULE 2
                                       TO
                               SECURITY AGREEMENT

                                 Filing Offices

Grantor                             Filing Offices

                                  Schedule 2-1                Security Agreement

                                   SCHEDULE 3
                                       TO
                               SECURITY AGREEMENT

             Office Locations, Type and Jurisdiction of Organization

NAME OF      TYPE OF         OFFICE       JURISDICTION OF    ORGANIZATION
GRANTOR   ORGANIZATION    LOCATIONS(1)     ORGANIZATION         NUMBER
-------   ------------    -----------     ---------------    ------------

---------------------
(1) List principal place of business, chief executive office and office where records regarding Accounts, Intellectual Property and Chattel Paper are kept.

                                  Schedule 3-1                Security Agreement

                                   SCHEDULE 4
                                       TO
                               SECURITY AGREEMENT

                      Locations of Equipment and Inventory

NAME OF GRANTOR                     LOCATIONS OF EQUIPMENT AND INVENTORY

                                  Schedule 4-1                Security Agreement

                                   SCHEDULE 5
                                       TO
                               SECURITY AGREEMENT

                                   Other Names

NAME OF GRANTOR                     OTHER NAMES

                                  Schedule 5-1                Security Agreement

                                   SCHEDULE 6
                                       TO
                               SECURITY AGREEMENT

                         CLASS                                                                     PERCENTAGE OF
                          OF                EQUITY               PAR             AMOUNT OF          OUTSTANDING
EQUITY ISSUER           EQUITY         CERTIFICATE NOS.         VALUE         EQUITY INTERESTS    EQUITY PLEDGED
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

                                  Schedule 6-1                Security Agreement

                                   SCHEDULE 7
                                       TO
                               SECURITY AGREEMENT

                                            AMOUNT OF
DEBT ISSUER                               INDEBTEDNESS
------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

                                  Schedule 7-1                Security Agreement

                                   SCHEDULE 8
                                       TO
                               SECURITY AGREEMENT

U.S. Trademarks:

                        Trademark      Registration     Registration
Registered Owner       Description        Number            Date
----------------       -----------     ------------     ------------

Foreign Trademarks:

                        Trademark      Registration     Registration
Registered Owner       Description        Number            Date
----------------       -----------     ------------     ------------

                                  Schedule 8-1                Security Agreement

                                   SCHEDULE 9
                                       TO
                               SECURITY AGREEMENT

U.S. Patents Issued:

Patent No.    Issue Date    Title   Inventor(s)
----------    ----------    -----   -----------

U.S. Patents Pending:

 Date   Application
Filed     Number       Title    Inventor(s)
-----   -----------    -----    -----------

Foreign Patents Issued:

Country     Patent No.   Issue Date     Title     Inventor(s)
-------     ----------   ----------     -----     -----------

Foreign Patents Pending:

           Applicant's    Date       Application
Country       Name        Filed         Number        Title    Inventor(s)
-------    -----------    -----      ------------     -----    -----------

                                  Schedule 9-1                Security Agreement

                                   SCHEDULE 10
                                       TO
                               SECURITY AGREEMENT

U.S. Copyright Registrations:

Title     Registration No.        Date of Issue      Registered Owner
-----     ----------------        -------------      ----------------

Foreign Copyright Registrations:

Country     Title      Registration No.      Date of Issue
-------     -----      ----------------      -------------

Pending U.S. Copyright Registration Applications:

Title         Appl. No.      Date of Application      Copyright Claimant
-----         ---------      -------------------      ------------------

Pending Foreign Copyright Registration Applications:

Country      Title          Appl. No.       Date of Application
-------      -----          ---------       -------------------

                                  Schedule 10-1               Security Agreement

                                   SCHEDULE 11
                                       TO
                               SECURITY AGREEMENT

            Deposit Accounts, Securities Accounts, Commodity Accounts

                        Depository Bank or      Address of Depository Bank
Type of Account      Securities Intermediary    or Securities Intermediary      Account Number
---------------      -----------------------    --------------------------

                                  Schedule 11-1               Security Agreement

                                   SCHEDULE 12
                                       TO
                               SECURITY AGREEMENT

                                  Chattel Paper

                                  Schedule 12-1               Security Agreement

                                   SCHEDULE 13
                                       TO
                               SECURITY AGREEMENT

                             Letter-of-Credit Rights

                                  Schedule 13-1               Security Agreement

                                   SCHEDULE 14
                                       TO
                               SECURITY AGREEMENT

                                    Documents

                                  Schedule 14-1               Security Agreement

                                   SCHEDULE 15
                                       TO
                               SECURITY AGREEMENT

                                 Motor Vehicles

                                 Jurisdiction
Model          Model Year       of Registration      VIN
-----          ----------       ---------------      ---

                                  Schedule 15-1               Security Agreement

                                                                    EXHIBIT I TO
                                                              SECURITY AGREEMENT

                 [FORM OF GRANT OF TRADEMARK SECURITY INTEREST]

                      GRANT OF TRADEMARK SECURITY INTEREST

                  WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Trademark Collateral (as defined below); and

                  WHEREAS, INTERMET CORPORATION, a Georgia corporation ("COMPANY") and the Subsidiaries of Company listed on the signature pages thereof (collectively, Company and such Subsidiaries of Company are "BORROWERS" and each a "BORROWER") have entered into a Debtor-in-Possession Credit Agreement dated as of October [__], 2004 (said Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions listed on the signatures pages thereof as Lenders (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the Lenders (in such capacity, "SECURED PARTY") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

                  [Insert if Grantor is a Subsidiary Guarantor] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of October [__], 2004 (said Subsidiary Guaranty, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement and the other Loan Documents; and

                  WHEREAS, pursuant to the terms of a Security Agreement dated as of October [__], 2004 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Trademark Collateral;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter

                                       I-1  Grant of Trademark Security Interest
                                                           to Security Agreement
existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "TRADEMARK COLLATERAL"):

                           (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned by such Grantor, or hereafter adopted and used, in its business (including, without limitation, the trademarks specifically identified on Schedule A annexed hereto) (collectively, the "TRADEMARKS"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule A annexed hereto), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in foreign countries, and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith; and

                           (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Trademark Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Trademark Collateral. For purposes of this Grant of Trademark Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Trademark Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

            [The remainder of this page is intentionally left blank.]

                                       I-2  Grant of Trademark Security Interest
                                                           to Security Agreement

                  IN WITNESS WHEREOF, Grantor has caused this Grant of Trademark Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the __ day of _______, _____.

                                                 [NAME OF GRANTOR]

                                                   By: ________________________
                                                   Name: ______________________
                                                   Title: _____________________

                                       I-3  Grant of Trademark Security Interest
                                                           to Security Agreement

                                   SCHEDULE A
                                       TO
                      GRANT OF TRADEMARK SECURITY INTEREST

             Trademark     Registration/    Registration/
Owner       Description    Appl. Number      Appl. Date
-----       -----------    ------------      ----------

                                      I-A-1 Grant of Trademark Security Interest
                                                           to Security Agreement

                                                                   EXHIBIT II TO
                                                              SECURITY AGREEMENT

                   [FORM OF GRANT OF PATENT SECURITY INTEREST]

                        GRANT OF PATENT SECURITY INTEREST

                  WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Patent Collateral (as defined below); and

                  WHEREAS, INTERMET CORPORATION, a Georgia corporation ("COMPANY") and the Subsidiaries of Company listed on the signature pages thereof (collectively, Company and such Subsidiaries of Company are "BORROWERS" and each a "BORROWER") have entered into a Debtor-in-Possession Credit Agreement dated as of October [__], 2004 (said Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions listed on the signatures pages thereof as Lenders (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the Lenders (in such capacity, "SECURED PARTY") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

                  [Insert if Grantor is a Subsidiary Guarantor] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of October [__], 2004 (said Subsidiary Guaranty, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement and the other Loan Documents; and]

                  WHEREAS, pursuant to the terms of a Security Agreement dated as of October [__], 2004 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Patent Collateral;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter

                                      II-1     Grant of Patent Security Interest
                                                           to Security Agreement
existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "PATENT COLLATERAL"):

                           (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all patents and patent applications and rights and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned or held by such Grantor and all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law that are presently, or in the future may be, owned by such Grantor in whole or in part (including, without limitation, the patents and patent applications set forth on Schedule A annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof; and

                           (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Patent Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Patent Collateral. For purposes of this Grant of Patent Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Patent Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

             [The remainder of this page intentionally left blank.]

                                      II-2     Grant of Patent Security Interest
                                                           to Security Agreement

                  IN WITNESS WHEREOF, Grantor has caused this Grant of Patent Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ____________, _____.

                                                [NAME OF GRANTOR]

                                                   By: ________________________
                                                   Name: ______________________
                                                   Title: _____________________

                                      II-3     Grant of Patent Security Interest
                                                           to Security Agreement

                                   SCHEDULE A
                                       TO
                        GRANT OF PATENT SECURITY INTEREST

Patents Issued:

Patent No.    Issue Date    Invention    Inventor(s)
----------    ----------    ---------    -----------

Patents Pending:

Applicant's    Date     Application
   Name        Filed      Number        Invention     Inventor(s)
-----------    -----    ------------    ---------     -----------

                                     II-A-1    Grant of Patent Security Interest
                                                           to Security Agreement

                                                                  EXHIBIT III TO
                                                              SECURITY AGREEMENT

                 [FORM OF GRANT OF COPYRIGHT SECURITY INTEREST]

                      GRANT OF COPYRIGHT SECURITY INTEREST

                  WHEREAS, [NAME OF GRANTOR], a ___________ corporation ("GRANTOR"), owns and uses in its business, and will in the future adopt and so use, various intangible assets, including the Copyright Collateral (as defined below); and

                  WHEREAS, INTERMET CORPORATION, a Georgia corporation ("COMPANY") and the Subsidiaries of Company listed on the signature pages thereof (collectively, Company and such Subsidiaries of Company are "BORROWERS" and each a "BORROWER") have entered into a Debtor-in-Possession Credit Agreement dated as of October [__], 2004 (said Credit Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the financial institutions listed on the signatures pages thereof as Lenders (collectively, together with their respective successors and assigns party to the Credit Agreement from time to time, the "LENDERS"), THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent for the Lenders (in such capacity, "SECURED PARTY") pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company; and

                  [Insert if Grantor is a Subsidiary Guarantor] [WHEREAS, Grantor has executed and delivered that certain Subsidiary Guaranty dated as of October [__], 2004 (said Subsidiary Guaranty, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders, pursuant to which Grantor has guarantied the prompt payment and performance when due of all obligations of Borrowers under the Credit Agreement and the other Loan Documents; and

                  WHEREAS, pursuant to the terms of a Security Agreement dated as of October [__], 2004 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"), among Grantor, Secured Party and the other grantors named therein, Grantor has created in favor of Secured Party a security interest in, and Secured Party has become a secured creditor with respect to, the Copyright Collateral;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, subject to the terms and conditions of the Security Agreement, to evidence further the security interest granted by Grantor to Secured Party pursuant to the Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter

                                      III-1 Grant of Copyright Security Interest
                                                           to Security Agreement
existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COPYRIGHT COLLATERAL"):

                  (i) all rights, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHTS"), all copyright registrations issued to Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule A annexed hereto, as the same may be amended pursuant hereto from time to time) (collectively, the "COPYRIGHT REGISTRATIONS"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of Grantor), authored (as a work for hire for the benefit of Grantor), or acquired by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyright Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of such Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights; and

                  (ii) all proceeds, products, rents and profits of or from any and all of the foregoing Copyright Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Copyright Collateral. For purposes of this Grant of Copyright Security Interest, the term "PROCEEDS" includes whatever is receivable or received when Copyright Collateral or proceeds are sold, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  Grantor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                                      III-2 Grant of Copyright Security Interest
                                                           to Security Agreement

            [The remainder of the page is intentionally left blank.]

                                      III-3 Grant of Copyright Security Interest
                                                           to Security Agreement

                  IN WITNESS WHEREOF, Grantor has caused this Grant of Copyright Security Interest to be duly executed and delivered by its officer thereunto duly authorized as of the ___ day of ___________, _____.

                                                [NAME OF GRANTOR]

                                                  By: ________________________
                                                  Name: ______________________
                                                  Title: _____________________

                                      III-4 Grant of Copyright Security Interest
                                                           to Security Agreement

                                   SCHEDULE A
                                       TO
                      GRANT OF COPYRIGHT SECURITY INTEREST

U.S. Copyright Registrations:

Title    Registration No.    Date of Issue   Registered Owner
-----    ----------------    -------------   ----------------

Foreign Copyright Registrations:

Country   Title    Registration No.   Date of Issue
-------   -----    ----------------   -------------

Pending U.S. Copyright Registration Applications:

Title    Appl. No.    Date of Application    Copyright Claimant
-----    ---------    -------------------    ------------------

Pending Foreign Copyright Registration Applications:

Country    Title    Appl. No.    Date of Application
-------    -----    ---------    -------------------

                                    III-A-1 Grant of Copyright Security Interest
                                                           to Security Agreement

                                                                   EXHIBIT IV TO
                                                              SECURITY AGREEMENT

                                PLEDGE SUPPLEMENT

                  This Pledge Supplement, dated as of __________________, is delivered pursuant to the Security Agreement, dated as of October [__], 2004, between ____________________, a _______________ ("GRANTOR"), the other Grantors named therein, and Deutsche Bank Trust Company Americas, as Secured Party (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

                  Grantor hereby agrees that the [Pledged Equity] [Pledged Debt] set forth on Schedule A annexed hereto shall be deemed to be part of the [Pledged Equity] [Pledged Debt] and shall become part of the Securities Collateral and shall secure all Secured Obligations.

                  IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of
_______________.

                                        [GRANTOR]

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                      IV-1                     Pledge Supplement
                                                           to Security Agreement

                                   SCHEDULE A
                                       TO
                                PLEDGE SUPPLEMENT

                                     IV-A-1                    Pledge Supplement
                                                           to Security Agreement

                                                                    EXHIBIT V TO
                                                              SECURITY AGREEMENT

                                  IP SUPPLEMENT

                  This IP SUPPLEMENT, dated as of _______, is delivered pursuant to and supplements (i) the Security Agreement, dated as of October [__], 2004 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time, being the "SECURITY AGREEMENT"), among Intermet Corporation, [Insert Name of Grantor] ("GRANTOR"), the other grantors named therein, and Deutsche Bank Trust Company Americas, as Secured Party, and (ii) the [Grant of Trademark Security Interest] [Grant of Patent Security Interest] [Grant of Copyright Security Interest] dated as of ___________, _____ (the "GRANT") executed by Grantor. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Grant.

                  Grantor grants to Secured Party a security interest in all of Grantor's right, title and interest in and to the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] set forth on Schedule A annexed hereto. All such [Trademark Collateral] [Patent Collateral] [Copyright Collateral] shall be deemed to be part of the [Trademark Collateral] [Patent Collateral] [Copyright Collateral] and shall be hereafter subject to each of the terms and conditions of the Security Agreement and the Grant.

                  IN WITNESS WHEREOF, Grantor has caused this IP Supplement to be duly executed and delivered by its duly authorized officer as of
______________.

                                                 [GRANTOR]

                                                    By: _______________________
                                                    Name: _____________________
                                                    Title: ____________________

                                       V-1                         IP Supplement
                                                           to Security Agreement

                                                                   EXHIBIT VI TO
                                                              SECURITY AGREEMENT

                              [FORM OF COUNTERPART]

                  COUNTERPART (this "COUNTERPART"), dated as of _______, is delivered pursuant to Section 21 of the Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of October [__], 2004 (said Security Agreement, as it may heretofore have been and as it may hereafter be further amended, restated, supplemented or otherwise modified from time to time being the "SECURITY AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Intermet Corporation, the other Grantors named therein, and Deutsche Bank Trust Company Americas, as Secured Party. The undersigned by executing and delivering this Counterpart hereby becomes a Grantor under the Security Agreement in accordance with Section 21 thereof and agrees to be bound by all of the terms thereof. [Without limiting the generality of the foregoing, the undersigned hereby [For new Subsidiary Borrowers only: agrees that it hereby becomes a party to the Security Agreement as a Grantor, and hereafter has the rights and obligations of a Borrower thereunder and is bound by all of the provisions thereof as fully as if the undersigned were one of the original parties thereto.][:

                  **Paragraphs (i)-(v) for new Subsidiary Guarantors only**

                  (i) agrees that all Collateral of the undersigned, including the items of property described on the Schedules attached hereto, shall become part of the Collateral and shall secure all Secured Obligations, and hereby grants to the Secured Party for the benefit of the Lenders a continuing security interest in all such Collateral of the undersigned;

                  (ii) authorizes the Secured Party to add the information set forth on the Schedules to this Agreement to the correlative Schedules attached to the Security Agreement;(1)

                  (iii) agrees that it hereby becomes a party to the Security Agreement as a Grantor and hereafter has the rights and obligations of a Subsidiary Guarantor thereunder and is bound by all of the provisions thereof as fully as if the undersigned were one of the original parties thereto;

                  (iv) makes the representations and warranties set forth in the Security Agreement, as amended hereby, to the extent relating to the undersigned; and

                  (v) agrees that the address and facsimile number of the undersigned for notice purposes pursuant to Section 24 of the Security Agreement shall be initially as set forth below.

---------------------
(1) The Schedules to the Counterpart should include copies of all Schedules that identify Collateral to be granted by the Subsidiary Guarantor.

Security Agreement                      1

                                         [NAME OF ADDITIONAL GRANTOR]

                                               By: ____________________________
                                               Name: __________________________
                                               Title: _________________________

                                   Notice Address:

                                   EXHIBIT XI

                         [FORM OF ASSIGNMENT AGREEMENT]

                              ASSIGNMENT AGREEMENT

         This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Debtor-in-Possession Credit Agreement described in the Schedule of Terms (said Debtor-in-Possession Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

         IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                  SECTION 1. ASSIGNMENT AND ASSUMPTION.

                  Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's (i) Commitments and/or outstanding Loans, and (ii) Letters of Credit or participations therein, if any (collectively, the "COMMITMENTS AND OUTSTANDING LOANS") which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to such Commitments, such outstanding Loans, and such Letters of Credit (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Commitments shall include, in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement. Any assignment under this Agreement shall be subject to the terms and conditions in the Credit Agreement, including but not limited to those provisions with respect to the giving of notice to the Borrowers and Administrative Agent.

                  In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

                  Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments and the Pro Rata Share corresponding to the Assigned Share.

                  Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share (but shall continue to be entitled to the benefits of subsection 10.9 of the Credit Agreement). Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Borrowers, Administrative Agent, Collateral Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

                  Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments shall have no effect on the Commitment and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Effective Date (as defined in subsection 3(h) below).

                  SECTION 2. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

                  Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

                  Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans and participating in Letters of Credit such as the Loans and Letters of Credit; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

                  Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the Settlement Date or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

                  Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

                  SECTION 3. MISCELLANEOUS.

                  Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

                  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection 10.8 of the Credit Agreement.

                  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
         SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
         YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Administrative Agent as evidence of its consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement, (iii) the receipt by Administrative Agent of the processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iv) in the event Assignee is a Non-US Lender, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United

         States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(v) of the Credit Agreement, (vi) the execution of a counterpart hereof by Administrative Agent as evidence of its consent hereto to the extent required under subsection 10.1B(ii) of the Credit Agreement,
         (vii) the acceptance of this Agreement by Administrative Agent and the recordation of the information contained herein in the Register by Administrative Agent as provided in subsection 10.1B(ii) of the Credit Agreement, (viii) the receipt by Company of notice of such recordation, and (ix) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described in clauses (i) and (ii) above and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date.

                                SCHEDULE OF TERMS

1. Borrowers: Intermet Corporation ("Company") and the Subsidiaries of Company listed on the signature pages of the Credit Agreement.

2. Name and Date of Credit Agreement: Debtor-in-Possession Credit Agreement dated as of October [__], 2004 by and among Borrowers, the financial institutions listed on the signature pages thereof as Lenders, Deutsche Bank Trust Company Americas, as Collateral Agent and as Co-Agent, and The Bank of Nova Scotia, as Administrative Agent.

3.       Amounts:

                                                                                       Loans
                                                                                       -----
(a) Aggregate Commitments of all Lenders:                                           $_________

(b) Assigned Share/Pro Rata Share:                                                   _________%

(c) Amount of Assigned Share of Commitments:                                        $_________

(d) Amount of Assigned Share of Loans:                                              $_________

                                                                              Re: Letters of Credit
                                                                              ---------------------
(a) Aggregate Amount of Participations by all Lenders:                              $_________

(b) Assigned Share/Pro Rata Share:                                                   _________%

(c) Amount of Assigned Share:                                                       $_________

4.       Settlement Date:   ____________, 200__

5.       Payment Instructions:

         ASSIGNOR:                                  ASSIGNEE:
         ______________________________             ____________________________
         ______________________________             ____________________________
         ______________________________             ____________________________
         Attention: __________________              Attention: ________________
         Reference: _________________               Reference: _______________

6.       Notice Addresses:

         ASSIGNOR:                                  ASSIGNEE:
         ______________________________             ____________________________
         ______________________________             ____________________________
         ______________________________             ____________________________
         ______________________________             ____________________________

7.       Signatures:

[NAME OF ASSIGNOR],                             [NAME OF ASSIGNEE],
as Assignor                                     as Assignee

By: ____________________________________        By: ____________________________
Title:                                          Title:

Accepted in accordance with subsection          [Consented to in accordance with
10.1B(ii) of the Credit Agreement:              subsection 10.1B(ii) of the
                                                Credit Agreement:

THE BANK OF NOVA SCOTIA,                        [ISSUING LENDER],
as Administrative Agent                         as Issuing Lender

By: ____________________________________        By: ____________________________
Title:                                          Title:]

                                  EXHIBIT XII

                      [FORM OF] BORROWING BASE CERTIFICATE

         THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) Reference is made to that certain Debtor-in-Possession Credit Agreement dated as of October 21, 2004 (as amended, modified or revised from time to time (the "CREDIT AGREEMENT") by and among Intermet Corporation, a Georgia Corporation (the "COMPANY"), each of the Company's Subsidiaries listed on the signature pages thereof (collectively with Company, the "BORROWERS", and each, a "BORROWER"), the financial institutions listed on the signature pages thereof, as Lenders, Deutsche Bank Trust Company Americas, as Collateral Agent and Co-Agent and The Bank of Nova Scotia, as Administrative Agent.

         (2) Pursuant to the Credit Agreement, each of the undersigned in his or her capacity as the indicated officer of Borrowers hereby certifies that they have reviewed the terms of the Credit Agreement and Annex I is a true and correct calculation of the Borrowing Base as of [___________, 200__] determined in accordance with the Credit Agreement.

              [The remainder of this page intentionally left blank]

                                        1             Borrowing Base Certificate

         The foregoing certifications, together with the computations set forth in Annex 1 annexed hereto and made a part hereof, are made and delivered this ___ day of ________, 200__ pursuant to subsection 6.12 of the Credit Agreement.

                                        INTERMET CORPORATION,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        ALEXANDER CITY CASTING COMPANY, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        CAST-MATIC CORPORATION,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        COLUMBUS FOUNDRY, L.P.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        DIVERSIFIED DIEMAKERS, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                       S-1            Borrowing Base Certificate

                                        GANTON TECHNOLOGIES INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        INTERMET HOLDING COMPANY,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        INTERMET ILLINOIS, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        INTERMET INTERNATIONAL, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        INTERMET U.S. HOLDING, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        IRONTON IRON, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                       A-2            Borrowing Base Certificate

                                        LYNCHBURG FOUNDRY COMPANY,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        NORTHERN CASTINGS CORPORATION,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        SUDBURY, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        SUDM, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        TOOL PRODUCTS, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                        WAGNER CASTINGS COMPANY,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                       A-3            Borrowing Base Certificate

                                        WAGNER HAVANA, INC.,

                                        By: ___________________________________
                                        Name:
                                        Title:

                                       A-4            Borrowing Base Certificate

                                ATTACHMENT NO. 1
                                       TO
                           BORROWING BASE CERTIFICATE

                                                                                         AMOUNTS
                                                                                       -----------
A. RECEIVABLES:

     1.  Total Accounts Receivable:                                                    $__________

     2. Less Ineligibles:*
         - Not in compliance with Loan Documents (a):                                  $__________
         - Extended payment terms (b):                                                 $__________
         - More than 90 days past due (c):                                             $__________
         - Affiliate or otherwise unacceptable sales (d):                              $__________
         - Multiple ineligible accounts (50%) (e):                                     $__________
         - Concentration (30%) (f):                                                    $__________
         - States requiring Business Activity Report (g);                              $__________
         - Disputes, chargebacks (h):                                                  $__________
         - Contra-accounts (i):                                                        $__________
         - Foreign accounts (j):                                                       $__________
         - Trade promotions, rebates (k):                                              $__________
         - Government accounts (l):                                                    $__________
         - Insolvency (m):                                                             $__________
         - Bill-and-hold, sale on approval etc. (n):                                   $__________
         - Goods not shipped (o):                                                      $__________
         - Not in legal compliance (p):                                                $__________
         - Not subject to First Priority Lien (q):                                     $__________
         - Prepayments, security deposits (r):                                         $__________
         - Volume rebates (s):                                                         $__________
         - Deferred payment program (t):                                               $__________

     3.  Total Ineligible Accounts Receivable:                                         $__________

     4.  Gross Eligible Accounts Receivable (A1-A3):                                   $__________

     5.  Less (without duplication) returns, discounts, deductions,                    $__________
         credits, other allowances:

     6.  Net Eligible Accounts Receivable (A4-A5):                                     $__________

B. INVENTORY

     1. Total RAW MATERIALS:                                                           $__________

------------------
* Parenthetical references are to clauses set forth in "Eligible Accounts Receivable" definition.

                                       A-1            Borrowing Base Certificate

                                                                                         AMOUNTS
                                                                                       -----------
     2. Less Ineligibles:**
         - Not subject to First Priority Lien (a):                                     $__________
         - Not located on approved sites (b):                                          $__________
         - Not solely owned, subject reciprocal agreements (c):                        $__________
         - Promotional supplies (d):                                                   $__________
         - Not in US (e):                                                              $__________
         - Returned, rejected or certain in transit goods (f):                         $__________
         - Not first quality or conforming (g):                                        $__________

     3.  Total Ineligible Raw Material Inventory:                                      $__________

     4.  Less freight and shipping in an amount equal to 0.5% of Line                  $__________
         B1

     5.  Net Eligible Raw Material Inventory (B1-B3-B4):                               $__________

     6.  Total WORK-IN-PROCESS:                                                        $__________

     7.  Less Ineligibles:
         - Not subject to First Priority Lien (a):                                     $__________
         - Not located on approved sites (b):                                          $__________
         - Not solely owned, subject reciprocal agreements (c):                        $__________
         - Promotional supplies (d):                                                   $__________
         - Not in US (e):                                                              $__________
         - Returned, rejected or certain in transit goods (f):                         $__________
         - Not first quality or conforming (g):                                        $__________

     8.  Total Ineligible Work-In-Process Inventory:                                   $__________

     9.  Less freight and shipping in an amount equal to 0.5% of Line                  $__________
         B6

     10. Net Eligible Work-In-Process Inventory (B6-B8-B9):                            $__________

     11. Total FINISHED GOODS:                                                         $__________

     12. Less Ineligibles:
         - Not subject to First Priority Lien (a):                                     $__________
         - Not located on approved sites (b):                                          $__________
         - Not solely owned, subject reciprocal agreements (c):                        $__________

------------------
** Parenthetical references are to clauses set forth in "Eligible Inventory" definition.

                                       A-2            Borrowing Base Certificate

                                                                                         AMOUNTS
                                                                                       -----------
         - Promotional supplies (d):                                                   $__________
         - Not in US (e):                                                              $__________
         - Returned, rejected or certain in transit goods (f):                         $__________
         - Not first quality or conforming (g):                                        $__________

     13. Total Ineligible Finished Goods Inventory:                                    $__________

     14. Less freight and shipping in an amount equal to 0.5% of Line                  $__________
         B11

     15. Net Eligible Finished Goods Inventory (B11-B13-B14):                          $__________

C. VALUE OF ELIGIBLE INVENTORY (lower of cost (first-in, first-out) and market value):

     1.  Raw Materials - (B5 multiplied by advance rate of 50%):                       $__________

     2.  Work-in-Process - (B10 multiplied by advance rate of 50%):                    $__________

     3.  Finished Goods - (B15 multiplied by advance rate of 50%):                     $__________

D. NET ORDERLY LIQUIDATION VALUE OF ELIGIBLE INVENTORY

     1.  Raw Materials - (B5 multiplied by advance rate of 85%):                       $__________

     2.  Work-in-Process - (B10 multiplied by advance rate of 85%):                    $__________

     3.  Finished Goods - (B15 multiplied by advance rate of 85%):                     $__________

E. FIXED ASSETS:

      1. (i) $10,000,000 or (ii) appraised value, maximum $15,000,000.                 $__________

      2. Less mandatory prepayments (Section 2.4A(iii)(a)):
            - Net Asset Sale proceeds over $5,000,000:                                 $__________

                                       A-3            Borrowing Base Certificate

                                                                                         AMOUNTS
                                                                                       -----------
F. BORROWING BASE

     1.  Net Eligible Accounts Receivable (A6 multiplied by advance                    $__________
         rate of 85%):

     2. Net Eligible Inventory:
         a. Raw Materials (lesser of C1 and D1)                                        $__________
         b. Work-in-Process (lesser of C2 and D2):                                     $__________
         c. Finished Goods (lesser of C3 and D3):                                      $__________

     3.  Total Net Eligible Inventory (F2a + F2b + F2c):                               $__________

     4.  Total Fixed Assets (from line E2):                                            $__________

     5.  Total Borrowing Base Availability (Add F1, F3 and F4 in the                   $__________
         aggregate):

     6.  Required Reserves:
         a. Established by Agent                                                       $__________
         b. Carve-Outs                                                                 $__________
         c. Total Reserves (6a+6b)                                                     $__________

     7. Utilization:
         a. Revolving Loans:                                                           $__________
         b. L/C Usage:                                                                 $__________
         c. Total Utilization (7a+7b)                                                  $__________

     8.  Net Borrowing Base Availability (E5 minus 6c minus 7c):                       $__________

                                       A-4            Borrowing Base Certificate

                                  EXHIBIT XIII

                    [**FORM OF**] COLLATERAL ACCESS AGREEMENT

               REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT

         This REAL PROPERTY HOLDER'S WAIVER AND CONSENT AGREEMENT (this "AGREEMENT") is dated as of ___________, 20___ and entered into by _________________________, a ____________________ ("REAL PROPERTY HOLDER"), to
and for the benefit of DEUTSCHE BANK TRUST COMPANY AMERICAS, having offices at 60 Wall Street, NYC 60-0219, New York, New York 10005, as collateral agent for and representative of (in such capacity, "COLLATERAL AGENT") the financial institutions ("LENDERS") from time to time party to the Credit Agreement (as hereinafter defined).

                                 R E C I T A L S

         A.       ________________, a ______________ corporation ("COMPANY") has possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the "PREMISES").

         B. Company's interest in the Premises [arises under the lease agreement (the "LEASE")][is subject to the [mortgage][deed of trust] (the "MORTGAGE")] more particularly described on Exhibit B annexed hereto, pursuant to which Real Property Holder has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises.

         C. The Bank of Nova Scotia, as administrative agent, Collateral Agent and Lenders have entered into that certain Debtor-in-Possession Credit Agreement dated as of October [__], 2004, (said Credit Agreement, as amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with [Company,][Intermet Corporation ("INTERMET"), a Georgia corporation,] and each of the other borrowers listed on the signature pages thereof (collectively, with [Intermet,] [and] [Company,] "BORROWERS") and Company has executed a [guaranty,] a security agreement and other collateral documents in relation to the Credit Agreement.

         D. The extensions of credit made by Lenders to Borrowers under the Credit Agreement will be secured, in part, by the inventory, equipment and all other personal property (collectively, the "Collateral") now or hereafter located on the premises described in the [Lease][Mortgage].

         E. Collateral Agent has requested that Real Property Holder execute this Agreement as a condition to the extension of credit to Borrowers under the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Real Property Holder hereby represents and warrants to, and covenants and agrees with, Collateral Agent as follows:

                                     XIII-1          Collateral Access Agreement

         1. Real Property Holder hereby (a) waives and releases unto Collateral Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Real Property Holder against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Collateral Agent in respect thereof. Real Property Holder acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

         2. Real Property Holder certifies that (a) Real Property Holder is the [landlord under the Lease][beneficiary under the Mortgage], (b) the [Lease][Mortgage] is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) there is no defense, offset, claim or counterclaim by or in favor of Real Property Holder against Company under the [Lease][Mortgage] or against the obligations of Real Property Holder under the [Lease][Mortgage], except as set forth on Exhibit C annexed hereto, which defense, offset, claim or counterclaim is currently stayed by the Bankruptcy Code, (d) no notice of default has been given under or in connection with the [Lease][Mortgage], except as set forth on Exhibit D annexed hereto, which notice of default has not been cured or otherwise stayed, and Real Property Holder has no knowledge of the occurrence of any other default under or in connection with the [Lease][Mortgage], and (e) except as disclosed to Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

         3. Real Property Holder consents to the installation or placement of the Collateral on the Premises, and Real Property Holder grants to Collateral Agent a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Collateral Agent hereby agrees to indemnify, defend and hold Real Property Holder harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Real Property Holder caused solely by Collateral Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by Collateral Agent in severing and/or removing the Collateral therefrom.

         4. Real Property Holder agrees that it will not prevent Collateral Agent or its designee from entering upon the Premises at all reasonable times and after reasonable notice to inspect or remove the Collateral. In the event that Real Property Holder has the right to, and desires to, obtain possession of the Premises [(either through expiration of the Lease or termination thereof due to the default of Company THEREUNDER)] [(through the exercise of its rights under the Mortgage upon a default by Company thereunder)], Real Property Holder will deliver notice (the "REAL PROPERTY HOLDER'S NOTICE") to Collateral Agent to that effect. Within the 45 day period after Collateral Agent receives the Real Property Holder's Notice, Collateral Agent shall have the right, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Real Property Holder will not remove the Collateral from the Premises nor interfere with Collateral Agent's actions in removing the Collateral from the Premises or Collateral Agent's actions in otherwise enforcing its security interest in the

                                     XIII-2          Collateral Access Agreement

Collateral. Notwithstanding anything to the contrary in this paragraph, Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises.

         5. Real Property Holder shall send to Collateral Agent a copy of any notice of default under the [Lease][Mortgage] sent by Real Property Holder to Company. In addition, Real Property Holder shall send to Collateral Agent a copy of any notice received by Real Property Holder of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Real Property Holder is a party which may affect Company's rights in, or possession of, the Premises.

         6. All notices to Collateral Agent under this Agreement shall be in writing and sent to Collateral Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

         7. The provisions of this Agreement shall continue in effect until Real Property Holder shall have received Collateral Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

         8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles that would require the application of another law.

                  [Remainder of page intentionally left blank.]

                                     XIII-3          Collateral Access Agreement

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                                        [NAME OF REAL PROPERTY HOLDER]

                                        By: ___________________________________
                                            Name:
                                            Title:

                                    XIII-S-1         Collateral Access Agreement

         By its acceptance hereof, as of the day and year first set forth above, Collateral Agent agrees to be bound by the provisions hereof.

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        as Collateral Agent

                                        By: ___________________________________
                                            Name:
                                            Title:

                                        By: ___________________________________
                                            Name:
                                            Title:

                                        Address: ______________________________

                                                 ______________________________

                                                 ______________________________

                                        Facsimile Number: _____________________

                                    XIII-S-2         Collateral Access Agreement

                                    EXHIBIT A
                          LEGAL DESCRIPTION OF PREMISES

                                    XIII-A-1         Collateral Access Agreement

                                    EXHIBIT B
                        DESCRIPTION OF [LEASE][ MORTGAGE]

                                    XIII-B-1         Collateral Access Agreement

                                    EXHIBIT C
                       DESCRIPTION OF PREPETITION DEFAULTS

                                    EXHIBIT D
                               NOTICES OF DEFAULT

                                   EXHIBIT XIV

                           [FORM OF] COVENANT ADDENDUM

         This Covenant Addendum (this "COVENANT ADDENDUM") is the Covenant Addendum referenced in the Debtor-In-Possession Credit Agreement dated as of October [__], 2004, among Intermet Corporation (the "COMPANY"), each of the Company's Subsidiaries listed on the signature pages thereof, the financial institutions listed on the signature pages thereof, Deutsche Bank Trust Company Americas, as co-agent and collateral agent, and The Bank of Nova Scotia, as administrative agent (the "CREDIT AGREEMENT"). All terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

I.       MINIMUM CUMULATIVE MONTHLY EBITDA.

                             MINIMUM CUMULATIVE
     MONTH                  CONSOLIDATED EBITDA
----------------            -------------------
 October 2004

 November 2004

 December 2004

 January 2005

 February 2005

  March 2005

  April 2005

   May 2005

   June 2005

   July 2005

  August 2005

September 2005

 October 2005

II.      CONSOLIDATED CAPITAL EXPENDITURES.

                             MAXIMUM CONSOLIDATED
     MONTH                   CAPITAL EXPENDITURES
---------------              --------------------
 October 2004

 November 2004

 December 2004

 January 2005

 February 2005

  March 2005

  April 2005

   May 2005

   June 2005

   July 2005

  August 2005

September 2005

 October 2005

III. EXTRAORDINARY EXPENSES TO BE ADDED BACK TO CALCULATING CONSOLIDATED NET INCOME IN CONSOLIDATED EBITDA.

Description of Expense       Period          Limitations
----------------------       ------          -----------

                  [Remainder of page intentionally left blank]

         This Covenant Addendum is accepted in accordance with subsection 6.1(xvii) of the Credit Agreement.

                                        DEUTSCHE BANK TRUST
                                        COMPANY AMERICAS,
                                        as Lead Lender

                                        By: ____________________________________
                                        Name:  Frank Fazio
                                        Title: Director

                                        THE BANK OF NOVA SCOTIA,
                                        as Lead Lender

                                        By: ____________________________________
                                        Name:  D.N. Gillespie
                                        Title: Managing Director

                                  SCHEDULE 1.1B

                                     BUDGET

INTERMET CORPORATION                      1         2         3         4         5         6
CONSOLIDATED
DIP BUDGET
                                       10/29/04  11/5/04   11/12/04  11/19/04  11/26/04  12/3/04
                                       --------  -------   --------  --------  --------  -------
MEMO: SALES

   Sales (non-tooling)                   13,629   13,492     13,366    13,643     9,355   12,319
   Less: Intercompany                      (308)    (303)      (307)     (303)     (242)    (302)
   Tooling                                  665       25         25       150       369       26
                                       --------  -------   --------  --------  --------  -------
     Total Sales                         13,986   13,214     13,084    13,490     9,482   12,043
CASH RECEIPTS:

   Account Receivable Collections         9,027   13,525     11,524    14,456    23,136   14,148
   Tooling Collections                      536       68        100       117       303      100
   Misc. Cash Receipts                       12        9         17        27         -    1,682
                                       --------  -------   --------  --------  --------  -------
     Total Cash Receipts                  9,575   13,602     11,641    14,600    23,439   15,930

DISBURSEMENTS:

 Accounts Payable Disbursements:

   Materials (incl PPV) and freight       5,115    6,602      5,260     4,984     4,856    5,796
   Utilities (including Melt
     Utilities)                           2,132    1,081      1,951       640       406      339
   Repairs & maintenance                    388      328        326       347       294      394
   Supplies                                 474      478        438       451       413      479
   Purchased components                     303      367        344       331       327      384
   Purchased services                       673      630        610       582       549      513
   Tooling payments (Pattern costs)          77      114         32        37        27       65
   MIS (outside services)                     7        4         11         4         -        8
   Travel & entertainment                     8       10         59        10         9       10
   Capital expenditures                     194       60        120        60        30       90
   Commissions                                -       17         38       135        29        -
   Rent & lease payments                    252      117         19       162        92      156
   Property/sales taxes                       -      130          -        68       405        -
   All other (excluding Intercompany)     1,330    2,093      1,275     1,279     1,112    4,008
                                       --------  -------   --------  --------  --------  -------
        Total A/P Disbursements          10,953   12,031     10,483     9,090     8,549   12,243

 Payroll Disbursements:

   Direct labor (hourly)                  1,094    1,043      1,041     1,035     1,050      985
   Indirect labor (hourly)                  961      925        927       919       947      896
   Salaries                                 300    1,648        148       354       547    2,498
   Overtime premium (total)                 112      123        111       124       108      110
   Benefits (paid at plant)               1,376      947      1,289       965     1,291      989
   All other                                  -
                                       --------  -------   --------  --------  --------  -------
        Total Payroll Disbursements       3,842    4,684      3,515     3,396     3,943    5,478

 Other Disbursements
   Interest & Fees                          775    1,024          -         -         -    1,001
   Principal                                  -        -          -         -         -        -
   Professional Fees                        996        -          -         -     2,229        -
   Pension                                    -        -          -         -         -        -
                                       --------  -------   --------  --------  --------  -------

        Total Other Disbursements         1,771    1,024          -         -     2,229    1,001
                                       --------  -------   --------  --------  --------  -------

   TOTAL DISBURSEMENTS                   16,566   17,740     13,999    12,486    14,720   18,721
                                       --------  -------   --------  --------  --------  -------

 INCREASE/(DECREASE) IN CASH             (6,991)  (4,138)    (2,357)    2,114     8,719   (2,791)
                                       ========  =======   ========  ========  ========  =======

 TOTAL DIP BALANCE                       (6,991) (11,129)   (13,486)  (11,372)   (2,653)  (5,445)



















































INTERMET CORPORATION                      7         8         9         10
CONSOLIDATED
DIP BUDGET
                                       12/10/04  12/17/01  12/24/04  12/31/04   TOTAL
                                       --------  --------  --------  --------  -------
MEMO: SALES

   Sales (non-tooling)                   12,187    12,113    8,352      6,321  114,777
   Less: Intercompany                      (428)     (304)    (359)      (181)  (3,037)
   Tooling                                    -         -       45        418    1,723
                                       --------  --------  -------   --------  -------
     Total Sales                         11,759    11,809    8,038      6,558  113,463
CASH RECEIPTS:

   Account Receivable Collections        11,911    11,812   10,101      8,565  128,206
   Tooling Collections                        -       516        -        114    1,854
   Misc. Cash Receipts                        9        28        -       (131)   1,653
                                       --------  --------  -------   --------  -------
     Total Cash Receipts                 11,920    12,356   10,101      8,548  131,713

DISBURSEMENTS:

 Accounts Payable Disbursements:

   Materials (incl PPV) and freight       4,489     4,333    4,426      4,511   50,373
   Utilities (including Melt
     Utilities)                           1,594       997      342        272    9,754
   Repairs & maintenance                    352       393      309        378    3,509
   Supplies                                 396       410      385        385    4,311
   Purchased components                     322       327      322        342    3,369
   Purchased services                       576       502      497        482    5,614
   Tooling payments (Pattern costs)         119        22       24         24      541
   MIS (outside services)                    12         5        1          8       60
   Travel & entertainment                    57        11        7          5      187
   Capital expenditures                      30        60       60         60      764
   Commissions                               38       135       12          -      404
   Rent & lease payments                     73        68      247         19    1,205
   Property/sales taxes                       -        72        1         50      726
   All other (excluding Intercompany)     1,336     1,277    1,237      1,236   16,183
                                       --------  --------  -------   --------  -------
        Total A/P Disbursements           9,395     8,613    7,871      7,773   97,000

 Payroll Disbursements:

   Direct labor (hourly)                  1,012     1,012    1,013        927   10,212
   Indirect labor (hourly)                  904       904      916        827    9,126
   Salaries                                  25       477       25      3,020    9,042
   Overtime premium (total)                 102       111      100        105    1,105
   Benefits (paid at plant)               1,250       912    1,306        997   11,319
   All other                                                                         -
                                       --------  --------  -------   --------  -------
        Total Payroll Disbursements       3,293     3,416    3,360      5,876   40,803

 Other Disbursements
   Interest & Fees                            -         -        -      1,325    4,125
   Principal                                  -         -        -          -        -
   Professional Fees                          -         -        -      2,229    5,453
   Pension                                    -         -        -          -        -
                                       --------  --------  -------   --------  -------

        Total Other Disbursements             -         -        -      3,554    9,578
                                       --------  --------  -------   --------  -------

   TOTAL DISBURSEMENTS                   12,688    12,028   11,231     17,202  147,381
                                       --------  --------  -------   --------  -------

 INCREASE/(DECREASE) IN CASH               (768)      328   (1,130)    (8,654) (15,668)
                                       ========  ========  =======   ========  =======

 TOTAL DIP BALANCE                       (6,212)   (5,885)  (7,014)   (15,668)

                                  SCHEDULE 1.1C

                            SPECIFIED ACCOUNT DEBTORS

American Axle & Manufacturing

DaimlerChrysler

Delphi

Ford

GM

Metaldyne

PBR

SMW

TRW

Visteon

                                  SCHEDULE 2.1

                    LENDERS' COMMITMENTS AND PRO RATA SHARES

2.1A(i) - CLOSING DATE COMMITMENTS AND PRO RATA SHARES

                                          Loan
              Lender                    Commitment    Pro Rata Share
              ------                   ------------   --------------
Deutsche Bank Trust Company Americas   $ 20,000,000        100%

The Bank of Nova Scotia                $          0          0%

              TOTAL                    $ 20,000,000        100%

2.1A(ii)(a) - INCREMENTAL COMMITMENTS AS OF THE SUBSEQUENT FUNDING DATE

                                        Incremental
              Lender                    Commitment
              ------                   ------------
The Bank of Nova Scotia                $ 35,690,411

              TOTAL                    $ 35,690,411

2.1A(ii)(b) - INCREMENTAL COMMITMENTS AS OF THE INCREMENTAL COMMITMENT EFFECTIVE DATE

                                        Incremental
              Lender                    Commitment
              ------                   ------------
Deutsche Bank Trust Company Americas   $  4,309,589

              TOTAL                    $  4,309,589

                                  SCHEDULE 2.5A

                            PERMITTED USE OF PROCEEDS

See Budget attached as Schedule 1.1B

                                 SCHEDULE 4.1J

                             CASH MANAGEMENT SYSTEM
See Attached

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                                      )
                                            )        Case No.
INTERMET CORPORATION                        )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
ALEXANDER CITY CASTING                      )        Chapter 11
    COMPANY, INC.                           )
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
CAST-MATIC CORPORATION                      )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
COLUMBUS FOUNDRY, L.P.                      )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
DIVERSIFIED DIEMAKERS, INC.                 )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
GANTON TECHNOLOGIES INC.                    )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

                                                 MOTION FOR CONTINUED USE OF
                                                 BANK ACCOUNTS AND CASH
                                                 MANAGEMENT SYSTEM

In re:                                      )
                                            )        Case No.
INTERMET HOLDING COMPANY                    )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
INTERMET ILLINOIS, INC.                     )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
INTERMET INTERNATIONAL, INC.                )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
INTERMET U.S. HOLDING, INC.                 )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
IRONTON IRON, INC.                          )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
LYNCHBURG FOUNDRY COMPANY                   )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
NORTHERN CASTINGS CORPORATION               )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
SUDBURY, INC.                               )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
SUDM, INC.                                  )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
TOOL PRODUCTS, INC.                         )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
WAGNER CASTINGS COMPANY                     )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

In re:                                      )
                                            )        Case No.
WAGNER HAVANA, INC.                         )        Chapter 11
                                            )
              Debtor.                       )        Honorable

--------------------------------------------------------------------------------

           DEBTORS' MOTION FOR ORDER (I) AUTHORIZING CONTINUED USE OF
       EXISTING (A) BANK ACCOUNTS, (B) BUSINESS FORMS AND CHECKS, AND (C)
          CASH MANAGEMENT SYSTEM; (II) AUTHORIZING THE CONTINUATION OF
             INTERCOMPANY TRANSACTIONS AND ACCORDING ADMINISTRATIVE
        EXPENSE STATUS TO CLAIMS FOR SUCH TRANSACTIONS; AND (III) WAIVING
        THE INVESTMENT AND DEPOSIT REQUIREMENTS OF SECTION 345(b) OF THE
                                 BANKRUPTCY CODE

         The Debtors,(1) by and through their attorneys, Foley & Lardner LLP, hereby submit the Debtors' Motion For Order (I) Authorizing Continued Use Of Existing (A) Bank Accounts, (B) Business Forms And Checks, And (C) Cash Management System; (II) Authorizing The Continuation Of Intercompany Transactions And According Administrative Expense Status To Claim For Such Transactions; And (III) Waiving The Investment And Deposit Requirements Of
Section 345(b) Of The Bankruptcy Code (this "Motion"). In support of this Motion, the Debtors rely on the Declaration Of Robert Belts In Support Of Chapter 11 Petitions And First Day Orders sworn to on September 29, 2004 (the "Declaration"). In further support of this Motion, the Debtors represent as follows:

                                   BACKGROUND

A. THE CHAPTER 11 FILING

         1. On September 29, 2004 (the "Petition Date") the Debtors filed voluntary petitions in this Court for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as amended (the "Bankruptcy Code").

         2. The Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

----------------
         (1) The Debtors are Intermet Corporation, Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies, Inc., Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Intermet U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company, and Wagner Havana, Inc., as debtors and debtors-in-possession.

         3. The Debtors have filed a motion requesting joint administration of the Debtors' chapter 11 cases.

         4. No trustee or examiner has been appointed and no committees have been appointed or designated in the Debtors' chapter 11 cases.

         5. The Court has jurisdiction over this Motion pursuant to 28 U.S.C. Sections 157 and 1334. Venue is proper pursuant to 28 U.S.C. Sections 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2).

         6. The statutory predicates for the relief requested herein are Sections 105(a) and 345 of the Bankruptcy Code.

B. THE DEBTORS' BUSINESS OPERATIONS

         7. The Debtors, together with their direct and indirect subsidiaries and affiliates (collectively, "Intermet"), constitute one of the largest independent producers of ductile iron, aluminum, magnesium and zinc castings in the world. Intermet also provides machining and tooling services and products related to its casting business, along with a range of other products and services for the automotive and industrial markets. Intermet specializes in the design and manufacture of highly engineered, cast automotive components for the global light truck, passenger car, light vehicle and heavy-duty vehicle markets. For the fiscal year ended December 31, 2003, Intermet had sales from continuing operations of approximately $731 million.

         8. Intermet directly and indirectly provides products and services to every major North American automotive original equipment manufacturer ("OEM"), several major European and Japanese OEMs, and several leading suppliers to the OEMs (also known as "Tier 1" or "Tier 2" suppliers).

         9. Intermet directly or indirectly operates 18 manufacturing facilities in the United States, Germany and Portugal. Intermet's principal executive offices are located in Troy, Michigan. As of the Petition Date, Intermet employed, directly or indirectly, approximately 5,400 people worldwide, including approximately 4,200 employees in the United States.

C. THE DEBTORS' FINANCING ARRANGEMENTS

         10. Prior to the Petition Date, the Debtors' operations were financed, in part, by a senior credit facility (the "Prepetition Credit Facility"), in which approximately 20 lenders (the "Prepetition Lenders") participate (whether pursuant to direct agreements or instruments with the Debtors, or through participation with the lenders in contractual privity with the Debtors), and for which the Bank of Nova Scotia is the Administrative Agent (the "Agent"). The Prepetition Credit Facility consists of a $90 million revolving credit line and a $120 million term loan. The Debtors have borrowed approximately $41 million under the aforementioned revolver. In addition, the Debtors have approximately $27 million of principal and interest outstanding under letters of credit issued under the aforementioned revolving credit line. Intermet Corporation is the principal obligor under the Prepetition Credit Facility. The remaining Debtors are joint and several guarantors of the obligations under the Prepetition Credit Facility, which is secured by certain of the Debtors' United States domestic assets and pledges of 65% of the stock of certain of the Debtors' foreign subsidiaries.

         11. The Debtors are also parties to a $35.6 million Letter of Credit Facility Agreement dated January 8, 2004. $35.6 million of principal and interest is outstanding under the letter of credit issued pursuant to the foregoing Letter of Credit Facility Agreement (the "Georgia LC"). The Georgia LC is secured solely by an account of the Debtors holding $35.6 million of the Debtors' funds. The Georgia LC does not secure the Prepetition Credit Facility.

         12. The Debtors have also used the capital markets to finance their operations and have indebtedness under a series of unsecured notes issued on June 13, 2002 (the "Senior Notes")(2), in the aggregate outstanding amount of principal and interest of approximately $175 million. U.S. Bank National Association (the "Indenture Trustee") is the trustee under the indenture for the Senior Notes. A default under the Senior Notes constitutes a default under the Prepetition Credit Facility, and the acceleration of indebtedness under the Prepetition Credit Facility would constitute a default under the Senior Notes.

         13. In addition, one of the Debtors, Columbus Foundry, L.P., has obligations relating to indebtedness under variable rate limited obligation revenue bonds in the approximate outstanding principal amount of $35 million, which are secured by the Georgia LC. Another of the Debtors, Lynchburg Foundry Company, has approximately $2 million outstanding under industrial development revenue bonds in favor of SunTrust Bank as trustee, which are secured by letters of credit.

         14. Furthermore, as part of an asset purchase transaction, the Debtor entity now known as Tool Products, Inc. assumed obligations relating to certain industrial development revenue bond debt in favor of U.S. Bank, NA as trustee, of which approximately $1.5 million in principal and interest is outstanding.

         15. As of the Petition Date, the Debtors had trade debt in the approximate amount of $56 million.

D. EVENTS LEADING TO THE CHAPTER 11 FILINGS

         16. The primary contributors to the Debtors' bankruptcy filings are substantial increases in costs of raw materials used by the Debtors, especially unprecedented increases in

-----------------
         (2) The only Debtors that are not obligors or guarantors of the Senior Notes are Intermet Holding Company and Intermet International, Inc.

prices for steel scrap, which the Debtors use extensively in their businesses. The Debtors have also experienced operational issues at certain of their light-metals plants, which have had a negative impact upon their recent performance. In addition, the Debtors recently incurred substantial costs in closing their Havana, Illinois foundry.

         17. The foregoing issues combined to put significant financial strains upon the Debtors such that the Debtors' ability to draw on the revolver portion of the Prepetition Credit Facility became impaired. As a result, the Debtors sought a waiver of certain conditions to receiving additional funds from the Prepetition Lenders. The Debtors were unable to obtain such a waiver in order to obtain additional funds under the Prepetition Credit Facility, which necessitated the Debtors' bankruptcy filings.

E. OBJECTIVES OF THE CHAPTER 11 FILING AND RESTRUCTURING INITIATIVES

         18. The Debtors intend to maximize the benefits of their restructuring in these cases by extensively reviewing all aspects of their businesses for opportunities to improve performance. Among other things, the Debtors will seek to restructure their secured and unsecured debt, rationalize their costs (including labor costs and facility costs) and their manufacturing capacity with their business needs, effect a customer strategy focused upon scrap steel recovery and other commercial and financial issues, reject onerous contracts and explore refinancing and equity investment opportunities.

             DESCRIPTION OF CASH MANAGEMENT SYSTEM AND BANK ACCOUNTS

         19. The Debtors utilize a highly sophisticated and multi-layered cash management system to collect, transfer and disburse funds generated by the Debtors' operations and to record accurately all such funds transactions as they are made, as described herein (the "Cash Management System").

         20. The Debtors(3) rely primarily on accounts at Standard Federal Bank N.A. ("Standard Federal") and Comerica Bank ("Comerica"). Accounts at these two banks are used for substantially all the Debtors' payables, including payroll for salaried and hourly employees. In addition, Standard Federal and Comerica maintain lockbox deposit accounts to which customers remit payment to the Debtors. The Debtors also use accounts at Bank One, N.A. ("Bank One") for accounts payable, hourly payroll and benefits disbursements for several of their operating entities. Bank One also has lockbox deposit accounts which receive payments from the Debtors' customers. The Debtors also maintain one deposit account at each of Bank of America NA ("Bank of America"), LaSalle Bank ("LaSalle") and U.S. Bank NA ("U.S. Bank"), to collect funds from customers of certain of the Debtors' facilities.

         21. Cash used to fund the Debtors' operating expenditures comes, in large part, from the daily collection of accounts receivable. Receivables from third parties are primarily checks and electronic transfers deposited in the Debtors' various lockbox deposit accounts.

         22. Standard Federal maintains nine lockbox deposit accounts that receive customer payments (the "Standard Federal Lockbox Accounts"). Each day, the funds deposited into the Standard Federal Lockbox Accounts are swept into a master concentration account that the Debtors maintain at Standard Federal (the "Standard Federal Concentration Account"). The Debtors also maintain at Standard Federal an accounts payable account, salary payroll account, and hourly payroll account for each of their eight ferrous metal operating entities, as well as separate accounts payable, hourly payroll, and salary payroll accounts for Intermet Corporation (the "Standard Federal Disbursement Accounts"). Electronic debits and credits and paper checks are transacted from the Standard Federal Disbursement Accounts. Disbursements from the

-------------------
         (3) The particular Debtors that hold each of the Debtors' Bank Accounts (as defined below) are set forth on Exhibit B on the line describing each such account.

Standard Federal Disbursement Accounts are funded daily from the collections that are received into the Standard Federal Lockbox Accounts through disbursements from the Standard Federal Concentration Account.

         23. Comerica maintains six lockbox deposit accounts that also collect customer payments (the "Comerica Lockbox Accounts"). On a daily basis, the funds deposited into the Comerica Lockbox Accounts flow into a master concentration account that the Debtors maintain at Comerica (the "Comerica Concentration Account"). The Debtors also maintain at Comerica Bank an accounts payable account, salary payroll account, and hourly payroll account for each of their six light metals operating entities, as well as a separate account for the payment of employee benefits (the "Comerica Disbursement Accounts"). Electronic debits and credits and paper checks are transacted from the Comerica Disbursement Accounts. The disbursements from the Comerica Disbursement Accounts are funded daily from the collections that are received into the Comerica Lockbox Accounts, through disbursements from the Comercia Concentration Account.

         24. The Debtors also maintain at Bank One nine lockbox deposit accounts that collect customer payments (the "Bank One Lockbox Accounts"). Each day, the funds deposited into the Bank One Lockbox Accounts flow into a master concentration account that the Debtors maintain at Bank One (the "Bank One Concentration Account", and together with the Standard Federal Concentration Account and the Comerica Concentration Account, the "Concentration Accounts"). The Debtors also maintain at Bank One an accounts payable account, an hourly payroll account and three accounts for the payment of employee benefits (the "Bank One Disbursement Accounts", and together with the Standard Federal Disbursement Accounts and the Comerica Disbursement Accounts, the "Disbursement Accounts"). Electronic debits and credits as well as paper checks are transacted from the Bank One Disbursement Accounts. The disbursements from the Bank One Disbursement Accounts are funded daily from the collections that are received into the Bank One Lockbox Accounts.

         25. The Debtors also maintain a lockbox deposit account at LaSalle (the "LaSalle Lockbox Account", and together with the Standard Federal Lockbox Accounts, the Comerica Lockbox Accounts and the Bank One Lockbox Accounts, the "Lockbox Accounts"). The LaSalle Lockbox Account receives payments from certain of the Debtors' customers. Funds deposited by customers into this account are automatically transferred the following day into the Bank One Concentration Account.

         26. The Debtors further maintain a deposit account at Bank of America (the "Bank of America Deposit Account"), to which certain customers of the Debtors remit payments. As customers deposit money into the Bank of America Deposit Account, an automatic transfer of these funds is made the following day into the Bank One Concentration Account.

         27. The Debtors also maintain a deposit account at U.S. Bank (the "U.S. Bank Deposit Account"), which is used to receive funds from certain customers. Funds deposited by customers into the Bank of America Deposit Account are automatically transferred the following day into the Bank One Concentration Account.

         28. Finally, the Debtors also maintain a deposit account at SunTrust Bank (the "SunTrust Deposit Account", and together with the U.S. Bank Deposit Account, and the Bank of America Deposit Account, the "Non-Lockbox Deposit Accounts"), which is primarily used to make interest payments on one of the Debtors' series of industrial revenue bonds and to pay dividends.

         29. Funds borrowed from the Prepetition Lenders under the Prepetition Credit Facility are deposited into the Bank One Concentration Account. Payments towards obligations under the Prepetition Credit Facility or the Senior Notes are paid directly from the Bank One Concentration Account.

         30. The funds in the Concentration Accounts are used to fund the Debtors' operational needs, through the Disbursement Accounts and the SunTrust Deposit Account, and to repay indebtedness. Generally, excess funds in the Concentration Accounts, after payment of accounts payable and other ordinary course of business obligations, are used to pay down debt as opposed to being invested.

         31. Monies are transferred from the Concentration Accounts to the Disbursement Accounts as needed to fund expenditures from such accounts (e.g., payables, payroll, employee benefits, etc.).

         32. Each of the Concentration Accounts, the Lockbox Accounts, the Non-Lockbox Deposit Accounts and the Disbursement Accounts are more specifically described and listed on attached Exhibit B and such accounts are collectively referred to hereinafter as the "Debtors' Bank Accounts."

         33. The collection and use of all funds of the Debtors through the Debtors' Bank Accounts are recorded in general ledgers and through intercompany accounts, such that all payables, receivables and intercompany balances, if any, are appropriately allocated.

                                RELIEF REQUESTED

A. REQUEST FOR AUTHORITY TO MAINTAIN THE DEBTORS' EXISTING BANK ACCOUNTS AND BUSINESS FORMS AND CHECKS

         34. The United States Trustee for the District of Michigan has established certain operating guidelines for debtors-in-possession in order to supervise the administration of chapter 11 cases. These guidelines require chapter 11 debtors to, among other things: (a) close all existing bank accounts;
(b) establish a new debtor-in-possession account for all estate monies required for the payment of taxes, including payroll taxes; (c) establish a new debtor-in-possession account for amounts required for payroll; (d) establish a new general debtor-in-possession account for deposit of all revenues and income; and (e) obtain checks for all debtor-in-possession accounts which bear the designation "Debtor-In Possession" and the bankruptcy case number. The Debtors seek authority to waive these requirements and to continue using their existing bank accounts, business forms and checks. Absent such authority, the Debtors submit that their business will suffer significant and unnecessary disruption.

         35. As shown on Exhibit B and described above, in the ordinary course of business, the Debtors use approximately 77 different bank accounts maintained with 6 different financial institutions. The Debtors' Bank Accounts are part of a carefully constructed and complex, automated Cash Management System, as previously described, which ensures the Debtors' ability to monitor and control all of their cash receipts and disbursements efficiently.

         36. If the Debtors are forced to comply with the United States Trustee's requirements, those requirements would cause enormous disruption in the business of the Debtors and their affiliates and would impair the Debtors' efforts to reorganize or pursue other alternatives to maximize the value of the estate. Maintenance of the Debtors' Bank Accounts and the existing

Cash Management System would greatly facilitate the Debtors' transition to post-petition operations, avoid delays in payments to administrative creditors and employees, and ensure as smooth a transition into chapter 11 as possible with minimal disruption.

         37. The Debtors request that they be authorized to maintain and use the Debtors' Bank Accounts in the same manner and with the same account numbers, account names, styles, and document forms as those employed during the pre-petition period.

         38. To protect against inadvertent payment of prepetition claims, the Debtors will immediately advise all banks maintaining the Debtors' Bank Accounts not to honor checks issued prior to the Petition Date, except as otherwise ordered by the Court.(4)

         39. Bankruptcy courts have routinely permitted debtors to utilize their prepetition bank accounts after the filing of their chapter 11 petitions. See, e.g., In re Venture Holdings Company, LLC, Chapter 11 Case No. 03-48939 (TJT) (Bankr. E.D. Mich. 2003); In re Pilot Industries Inc., Chapter 11 Case No. 01-64881 (SWR) (Bankr. E.D. Mich. 2001); In re National Century Financial Enterprises, Inc., Chapter 11 Case No. 02-65235 (Bankr. S.D. Ohio 2002); In re Federal-Mogul Global, Inc., Chapter 11 Case No. 01-10578 (Bankr. D. Del. 2001).

         40. The Debtors also request that they be authorized to continue to use all correspondence, business forms (including, but not limited to, letterhead, purchase orders, and invoices) and checks existing immediately before the Petition Date, without reference to the Debtors' status as debtors-in-possession. Parties doing business with the Debtors undoubtedly will be aware of the Debtors' status as debtors-in-possession as a result of the size and publicity surrounding the cases, the press releases issued by the Debtors, and other press coverage. Moreover, if the Debtors were required to change their correspondence, business forms and

-----------------
         (4) For instance, contemporaneously with this Motion, the Debtors have filed a motion requesting authority to pay certain prepetition obligations to employees.

checks, they would be forced to choose standard forms rather than the current forms with which the Debtors' employees, customers and vendors are familiar. Such a change in operations would create a sense of disruption and potential confusion within the Debtors' organization and confusion for the Debtors' customers and vendors. The Debtors further believe that it would be extremely costly and disruptive to cease using all existing forms and to purchase and begin using new business forms and checks.

         41. Courts in this district and other districts in major business cases have routinely granted the same or similar relief as that sought by the Debtors. See, e.g., In re Gold Standard Baking, Inc., 179 B.R. 98, 105-06 (Bankr. N.D. Ill. 1995) (holding United States Trustee's requirement prohibiting issuance of checks without "debtor-in-possession" designation to be unenforceable); In re Johnson, 106 B.R. 623, 624 (Bankr. D. Neb. 1989) (debtors not required to obtain new checks imprinted with "Debtors-in Possession" legend); see also, In re Venture Holdings Company, LLC, Chapter 11 Case No. 03-48939 (TJT) (Bankr. E.D. Mich. 2003); In re Pilot Industries Inc., Chapter 11 Case No. 01-64881 (SWR) (Bankr. E.D. Mich. 2001).

B.       REQUEST FOR AUTHORITY TO CONTINUE TO USE EXISTING CASH MANAGEMENT
         SYSTEM

         42. In order to ensure an orderly transition into chapter 11, the Debtors also request authority to continue to use their existing Cash Management System as it may be modified in connection with the Debtors' contemplated debtor-in-possession financing, authority for which will be sought by separate motion, or as required by the Debtors in the ordinary course of business.

         43. The Cash Management System includes accounting controls needed to enable the Debtors, as well as creditors and the Court, if necessary, to trace funds through the system and ensure that all transactions are adequately documented and readily ascertainable.

         44. The Cash Management System incorporates ordinary, usual and essential business practices similar to those used by other major corporate enterprises. The Cash Management System provides significant benefits to the Debtors, including the ability to control corporate funds centrally, segregate cash flows, invest idle cash, ensure availability of funds when necessary, and reduce administrative expenses by facilitating the movement of funds and the development of timely and accurate balance and presentment information.

         45. The operation of the Debtors' business requires that the Cash Management System continue during the pendency of these chapter 11 cases. Requiring the Debtors to adopt a new cash management system at this critical stage of these cases would be expensive, would create unnecessary administrative burdens and problems (including the possibility that transactions might not be adequately documented), and would likely disrupt and adversely affect the Debtors' ability to reorganize successfully. Indeed, requiring changes to the Cash Management System could irreparably harm the Debtors, their estates and their creditors by creating cash flow interruptions while systems were changed. Maintenance of the existing Cash Management System therefore is in the best interests of all creditors and other parties-in-interest.

         46. Bankruptcy courts routinely grant chapter 11 debtors authority to continue utilizing existing cash management systems and treat requests for such authority as a "simple matter . . . ." In re Baldwin-United Corp., 79 B.R. 321,
327 (Bankr. S.D. Ohio 1987); See also In re Charter Co., 778 F.2d 617 (11th Cir.
1985). Courts in this district have permitted debtors to maintain their existing cash management systems, as requested by the Debtors. See In re Venture Holdings Company, LLC, Chapter 11 Case No. 03-48939 (TJT) (Bankr. E.D. Mich. 2003); In re Pilot Industries Inc., Chapter 11 Case No. 01-64881 (SWR) (Bankr. E.D. Mich.
2001).

         47. Courts have recognized that a centralized cash management system "allows efficient utilization of cash resources and recognizes the impracticalities of maintaining separate cash accounts for the many different purposes that require cash." In re Columbia Gas Systems, Inc., 136 B.R. 930, 934 (Bankr. D. Del. 1993), aff'd in part and rev'd in part, 997 F.2d 1039 (3d Cir.
1993), cert. denied, sub nom., Official Comm. Of Unsecured Creditors v. Columbia Gas Transmission Corp., 510 U.S. 1110 (1994). Similarly, courts have emphasized that a requirement to maintain all accounts separately "would be a huge administrative burden and economically inefficient." Columbia Gas, 997 F.2d at 1061; see also, In re Southmark Corp., 49 F.3d 1111, 1114 (5th Cir. 1995) (cash management system allows debtor "to administer more efficiently and effectively its financial operations and assets.").

C. REQUEST FOR AUTHORITY TO CONTINUE INTERCOMPANY TRANSACTIONS AMONG DEBTORS AND FOR ALLOWANCE OF ADMINISTRATIVE EXPENSE STATUS FOR INTERCOMPANY CLAIMS FOR SUCH TRANSACTIONS

         48. The Debtors fund certain intercompany transactions involving intercompany trade and intercompany capital needs of the Debtors (the "Intercompany Transactions"). The Cash Management System relies upon intercompany accounting and intercompany movement of funds amongst the Debtors. As described above, cash collections generally flow to the Concentration Accounts and the Debtors' disbursements are made through the Disbursement Accounts. Each of the movements or payments (or establishment of the payables) involving affiliated Debtor entities is recorded as an Intercompany Transaction in the Debtors' books and records.

         49. The Intercompany Transactions are an integral part of the Cash Management System and critical to meeting liquidity and other needs within the Debtors' organization. Because the Debtors are part of an integrated business, the funds remain within the spectrum of the Debtors' control. Furthermore, the Cash Management System allows for the accurate tracking and tracing of all Intercompany Transactions.

         50. The Debtors believe that the continuation of the Intercompany Transactions is beneficial to their estates and creditors and, thus, that the Intercompany Transactions should be permitted. Furthermore, the loss of liquidity within the Debtors' organization provided by the Intercompany Transactions would threaten the ability of the Debtors to reorganize successfully. Accordingly, the Debtors submit that the continuation of the Intercompany Transactions is in the best interests of the Debtors' estates and creditors.

         51. If the Court authorizes continuation of the Intercompany Transactions, at any given time there may be balances due and owing from one Debtor to another. These balances represent extensions of intercompany credit. The Debtors have maintained and will continue to maintain records of such transfers, including records of all current intercompany accounts receivable and accounts payable.

         52. To ensure that each individual Debtor will not, at the expense of its creditors, fund the operations of another entity, the Debtors respectfully request that, pursuant to Sections 364(b) and 503(b)(1) of the Bankruptcy Code, all intercompany claims against a Debtor by another Debtor arising after the Petition Date as a result of Intercompany Transactions (the "Intercompany Claims") be accorded administrative expense priority status. If Intercompany Claims are accorded such priority status, each entity utilizing funds flowing through the Cash Management System should continue to bear ultimate payment responsibility for such borrowings, thereby maximizing the protection to each entity's creditors. Bankruptcy Courts in the Sixth Circuit and other jurisdictions have allowed administrative expense priority status or super-priority status to postpetition intercompany claims between affiliated debtors in order to resolve concerns relating to the intercompany transfer of funds. See, e.g., In re National Century

Financial Enterprises, Inc., Chapter 11 Case No. 02-65235 (Bankr. S.D. Ohio
2002); In re Federal-Mogul Global, Inc., Chapter 11 Case No. 01-10578 (Bankr. D. Del. 2001).

D.       REQUEST FOR WAIVER OF INVESTMENT AND DEPOSIT REQUIREMENTS OF SECTION
         345(b)

         53. The Debtors request that the Court relieve the Debtors of the obligations of Section 345 of the Bankruptcy Code. Section 345(a) of the Bankruptcy Code provides that a debtor-in-possession "may make such deposit or investment of the money of the estate . . . as will yield the maximum reasonable net return on such money, taking into account the safety of such deposit or investment." 11 U.S.C. Section 345(a). Pursuant to Section 345(b), any deposit or other investment made by a debtor, except those insured or guaranteed by the United States or by a department, agency or instrumentality of the United States or backed by the full faith and credit of the United States, must be secured by a bond in favor of the United States or by the deposit of securities of the kind specified in 31 U.S.C. Section 9303. 11 U.S.C. Section 345(b). Section 345(b) further provides, however, that a bankruptcy court may relieve the Debtors of the obligations of Section 345 for "cause." Id; see also In re Service Merchandise Co., 240 B.R. 894, 896 (Bankr. M.D. Tenn. 1999).

         54. In the Service Merchandise case, the court listed the following factors as a guide for determining whether cause exists to waive the requirements of Section 345(b):

                  a.       The sophistication of the debtors' business;

                  b.       The size of the debtors' business operations;

                  c.       The amount of investments involved;

                  d. The bank ratings of the financial institutions where the debtors' funds are held;

                  e.       The complexity of the case;

                  f. The safeguards in place within the debtors' own businesses for insuring the safety of the funds;

                  g. The debtors' ability to reorganize in the face of a failure of one or more of the financial institutions;

                  h. The benefit to the debtors of allowing the existing investment guidelines to control; and

                  i. The reasonableness of the debtor's request for relief from the requirements of Section 345(b) in light of the overall circumstances of the case.

Service Merchandise, 240 B.R. at 896. The Service Merchandise court concluded that "cause" existed because the debtors were "large, sophisticated [companies] with a complex cash management system," with the ability to shift money as needed to insure the safety of their funds. Id. Moreover, the benefits to the debtors of waiving the requirements of Section 345(b) far outweighed any potential harm to their estates, and the failure to waive the requirements "would needlessly handcuff these debtors' reorganization efforts." Id.

         55. As in the Service Merchandise case, the Debtors are large, sophisticated companies with a complex Cash Management System that provides the Debtors with the ability to transfer funds rapidly to ensure their safety. Furthermore, all of the banks and financial institutions with which the Debtors do business are financially stable and insured by the FDIC, or comparable governmental protections.

         56. The Debtors do not typically invest excess funds, but rather use such funds to pay down debt. Nonetheless, the Debtors might determine in the future to make investments that do not strictly comply with each and every approved investment practice as identified in Section 345 of the Bankruptcy Code, but, in the Debtors' business judgment, are safe, prudent and designed to yield the maximum reasonable net return on the funds invested taking into account the safety of such investments.

         57. In light of these factors, the Debtors believe that sufficient cause exists under Section 345(b) of the Bankruptcy Code to allow the Debtors to deviate from the investment guidelines set forth therein. Bankruptcy courts inside and outside of this district have routinely granted requests for approval of the continued use of investment and deposit guidelines that do not comply strictly with Section 345 of the Bankruptcy Code, but that are nevertheless safe and prudent. See, e.g., In re Venture Holdings Company, LLC, Chapter 11 Case No. 03-48939 (TJT) (Bankr. E.D. Mich. 2003); In re Federal-Mogul Global, Inc., Chapter 11 Case No. 01-10578 (Bankr. D. Del. 2001).

                                     NOTICE

         58. Notice of this Motion has been provided to: (a) the Office of the United States Trustee for the Eastern District of Michigan; (b) counsel to the Agent for the Prepetition Lenders; (c) the twenty largest unsecured creditors of each Debtor; (d) the indenture trustees for the Senior Notes and the Debtors' industrial revenue bonds; and (e) counsel to DaimlerChrysler Corporation, General Motors Corporation, Ford Motor Company, Delphi Corporation and Metaldyne Corporation. The Debtors submit that in light of the nature of the relief requested, no further notice is required. This Motion has been submitted on an expedited basis because of the numerous matters to be considered by the Court during the initial period of these cases regarding the administration and the postpetition operations of the Debtors.

         WHEREFORE, the Debtors respectfully request entry of an order, substantially in the form attached hereto as Exhibit A: (I) authorizing the Debtors to continue to use (A) the Debtors' Bank Accounts, (B) the Debtors' business forms and checks, and (C) the Cash Management System; (II) authorizing the continuation of Intercompany Transactions and according administrative expense priority status to the Intercompany Claims; (III) waiving the investment and deposit requirements of Section 345(b) of the Bankruptcy Code; and (IV) granting the Debtors such other relief as is just and proper.

                                              Respectfully Submitted,

                                              FOLEY & LARDNER LLP

                                              /s  JAS
                                              ----------------------------------
                                              Judy A. O'Neill (P32142)
                                              John A. Simon (P61866)
                                              David G. Dragich (P63234)
                                              150 W. Jefferson Ave., Suite 1000
                                              Detroit, Michigan  48226
                                              (313) 963-6200
Dated: September 29, 2004                     Attorneys for the Debtors

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                                         )
                                               )        Case No.  04-67597
INTERMET CORPORATION et al.,                   )        Chapter 11
                                               )        (Jointly Administered)
                                               )
              Debtors.                         )        Honorable McIvor

--------------------------------------------------------------------------------

            ORDER GRANTING DEBTORS' MOTION FOR ORDER (I) AUTHORIZING
       CONTINUED USE OF EXISTING (A) BANK ACCOUNTS, (B) BUSINESS FORMS AND
          CHECKS, AND (C) CASH MANAGEMENT SYSTEM; (II) AUTHORIZING THE
             CONTINUATION OF INTERCOMPANY TRANSACTIONS AND ACCORDING
       ADMINISTRATIVE EXPENSE STATUS TO CLAIMS FOR SUCH TRANSACTIONS; AND

         The Debtors(5) having filed the Debtors' Motion For Order (I) Authorizing Continued Use Of Existing (A) Bank Accounts, (B) Business Forms And Checks, and (C) Cash Management System; (II) Authorizing The Continuation Of Intercompany Transactions And According Administrative Expense Status To Claims For Such Transactions; And (III) Waiving The Investment And Deposit Requirements Of Section 345(b) Of The Bankruptcy Code (the "Motion")(6); the Court having reviewed the Motion and the Declaration Of Robert Belts In Support Of Chapter 11 Petitions And First Day Orders, sworn to on September 29, 2004; the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2), (c) notice of the

----------------
         (5) The Debtors are Intermet Corporation, Alexander City Casting Company, Inc., Cast-Matic Corporation, Columbus Foundry, L.P., Diversified Diemakers, Inc., Ganton Technologies Inc., Intermet Holding Company, Intermet Illinois, Inc., Intermet International, Inc., Intermet U.S. Holding, Inc., Ironton Iron, Inc., Lynchburg Foundry Company, Northern Castings Corporation, Sudbury, Inc., SUDM, Inc., Tool Products, Inc., Wagner Castings Company and Wagner Havana, Inc., as debtors and debtors-in-possession.

         (6) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion.

Motion was sufficient under the circumstances, and (d) cause exists, within the meaning of Section 345(b) of the Bankruptcy Code, to permit the Debtors to invest and deposit funds in accordance with their business practices prior to filing bankruptcy, and the Court having determined that the bases set forth in the Motion establish just cause for the relief granted herein; it is hereby

         ORDERED that the Motion is granted in its entirety; and it is further

         ORDERED that the U. S. Trustee requirements that the Debtors close existing bank accounts and open new "debtor-in-possession" accounts are hereby waived; and it is further

         ORDERED that the Debtors are authorized to maintain their existing bank accounts, including the Debtors' Bank Accounts described on Exhibit B to the Motion, in the same manner and with the same account numbers, styles and document forms used during the pre-petition period, and to modify or close such accounts, or open new accounts, as necessary to facilitate the operations of the Debtors and their affiliates, including any accounts that may be required pursuant to any post-petition financing order; and it is further

         ORDERED that the Debtors are authorized to continue to use their existing business and correspondence forms and checks in their existing form and without the designation "Debtor-In-Possession" printed upon them or any other alteration; and it is further

         ORDERED that the Debtors are authorized to continue to use their Cash Management System in the ordinary course of their businesses, including without limitation its use for the management and use of cash, the payment of intercompany and other payables, and the extension of intercompany credit; and it is further

         ORDERED that the Debtors are authorized to continue all Intercompany Transactions in a manner consistent with the Debtors' prepetition practice; and it is further

         ORDERED that intercompany loans and other Intercompany Claims are hereby granted administrative priority status pursuant to Sections 503(b)(1) and 507(a)(1) of the Bankruptcy Code; and it is further

         ORDERED that the investment and deposit requirements of Section 345(b) of the Bankruptcy Code are waived as they pertain to the Debtors.

Dated: Oct 01 2004                        /s/ Marci B. McIvor
      --------------------                ------------------------------
       Detroit, Michigan                  UNITED STATES BANKRUPTCY JUDGE


                                                          A True Copy
                                                  Clerk, U.S. Bankruptcy Court
                                                  Eastern District of Michigan
                                                  By: /s/ Patricia O'Hara
                                                               Deputy Clerk
                                                  Date: Oct 01 2004

                                  SCHEDULE 4.2H

                                  FIXED ASSETS

See owned property listed on Schedule 5.5B

                                  SCHEDULE 5.1

                       SUBSIDIARIES OF COMPANY; OWNERSHIP

                                            Incorporation
                                              or Place                                  Ownership of
          Name of Subsidiary               of Organization                              Capital Stock
          ------------------               ---------------                              -------------
ACTIVE SUBSIDIARIES:

Lynchburg Foundry Company                    Virginia                        Intermet Corporation

Northern Castings Corporation                Georgia                         Intermet Corporation

Intermet International, Inc.                 Georgia                         Intermet Corporation

Intermet U.S. Holding, Inc.                  Delaware                        Intermet International, Inc.

Intermet Netherlands, B.V.                   Netherlands                     Intermet International, Inc.

Intermet Holding, B.V.                       Netherlands                     Intermet European Foreign
                                                                             Sales Holdings Corporation,
                                                                             B.V.

SUDM, Inc.                                   Michigan                        Intermet International, Inc.

Columbus Foundry, L.P.                       Delaware                        (SUDM, Inc. is the limited
                                                                             partner, Intermet U.S. Holding,
                                                                             Inc. is the general partner)

Alexander City Casting Company, Inc.         Alabama                         Intermet Corporation

Tool Products, Inc.                          Delaware                        Intermet Corporation

Intermet Europe GmbH                         Germany                         Intermet Holding, B.V.

Intermet Services GmbH                       Germany                         Intermet Europe GmbH

Intermet Neunkirchen Foundry GmbH            Germany                         Intermet Europe GmbH

Sudbury, Inc.                                Delaware                        Intermet Corporation

Cast-Matic Corporation                       Michigan                        Sudbury, Inc.

Intermet Illinois, Inc.                      Illinois                        Sudbury, Inc.

Wagner Castings Company                      Delaware                        Sudbury, Inc.

Wagner Havana, Inc.                          Delaware                        Wagner Castings Company

Intermet Holding Company                     Delaware                        Intermet International, Inc.

Intermet Foreign Sales Corporation           Barbados                        Intermet Holding Company

Intermet International Business, Inc.        Barbados                        Intermet Foreign Sales Corporation

Ironton Iron Inc.                            Ohio                            Intermet Corporation

Note: Ironton Iron Inc. has
outstanding approximately 12,750
shares of Series A Cumulative
Preferred Stock having a par value of
$200 per share.  Annual dividends on
these shares are cumulative at $10 per
share.  The shares were issued on
10/31/88.  No dividends have been
paid.

Ganton Technologies Inc.                     Illinois                        Intermet Corporation

Diversified Diemakers, Inc.                  Delaware                        Intermet Corporation

Inter-Met Industrial de Mexico, S. de        Mexico                          Intermet Corporation (95%)
R.L. de C.V.                                                                 Intermet International, Inc. (5%)

Fundicao Nodular, SA                         Portugal                        Intermet Europe GmbH owns 75% of the
                                                                             shares of Fundicao Nodular, SA

INACTIVE SUBSIDIARIES:

Transnational Indemnity Company              Vermont                         Sudbury, Inc.

Western Capital Corporation                  Nebraska                        Sudbury, Inc.

Intermet European Foreign Sales              Netherlands                     Intermet Netherlands, B.V.
Corporation, B.V.

Intermet Polska Sp. Z.o.o.                   Poland                          Intermet [Netherlands], B.V.
                                                                             Confirm

Intermet Europe Verwaltungs Gmbh             Germany                         Intermet Holding, B.V.

                                  SCHEDULE 5.2

                              THIRD PARTY CONSENTS

Any consent required pursuant to the Prepetition Credit Facility

Any consent rendered unnecessary by the Interim Borrowing Order

                                  SCHEDULE 5.2E

                            RESTRICTIONS ON TRANSFER

All restrictions contained in the Prepetition Senior Credit Facilities

All restrictions contained in the Indenture dated as of June 13, 2002.

                                  SCHEDULE 5.3

                              FINANCIAL INFORMATION

                  The Borrowers' financial information can be found in the audited financial statements included in Intermet Corporation's Annual Report on Form 10-K filed with the SEC and in the unaudited financial statements included in Intermet Corporation's Quarterly Reports on Form 10-Q filed with the SEC.

                                  SCHEDULE 5.4

                                MATERIAL CHANGES

Intermet
Cash Requirements through December 31, 2004
Changed Estimates

                                                                                                  Quarterly           Increase
                                                                                                   Net Tons            Funding
                                                                                                  Purchased         Availability
                                                                                                  ---------         ------------
KNOWN INCREASES IN MATERIAL COSTS:
         Scrap Steel
         Increase from $400 to $435.42 per net ton at 10/1/04                     35.42
         Decrease in model from $400 to $380 per net ton by forecast              20.00
         Increase in broker commision per net ton                                  5.77
                Total steel scrap increase                                        61.19             70,000            4,283,300

         Pig Iron
         Increase by $167 ton for deliveries to Columbus and
                Decatur - 700 tons per week                                      167.00              9,100            1,519,700

         Magnesium
         Excess cost of spot market buys vs. tolled material                                                            700,000

         Additional Iron-related Raw Materials & Other Costs
         Management estimate based on prior quarter                                                                     600,000

                                       TOTAL KNOWN INCREASES                                                          7,103,000

OTHER
         Operations, based on updated 4Q forecast                                                                     2,500,000
         Launch costs - TRW                                                                                             500,000
                                                                                                                      3,000,000

                                  SCHEDULE 5.5B

                                  REAL PROPERTY

Owned Properties:

  Alexander City Casting Company, Inc.  620 Robinson Court
                                        Alexander City, Alabama  35010

  Intermet U.S. Holding, Inc.           6960 Jamesson Road
                                        Midland, Georgia  31820

  Wagner Havana, Inc.                   227 Wagner Avenue
                                        Havana, Illinois 62644-1723

  Wagner Castings Company               825 N. Lowber Street
                                        Decatur, Illinois  62521

  Cast-Matic Corporation                2800 Yasdick Drive
                                        Stevensville, Michigan  49127-1241

  Northern Castings Corporation         555 W. 25th Street
                                        Hibbing, Minnesota 55746

  Tool Products, Inc.                   5100 Boone Avenue North
                                        New Hope, Minnesota  55428-4093

  Diversified Diemakers, Inc.           4649 Route MM
                                        Hannibal, Missouri  63401

  Diversified Diemakers, Inc.           801 Second Street
                                        Monroe City, Missouri 63456

  Diversified Diemakers, Inc.           318 Winter Street
                                        Monroe City, Missouri 63456

  Diversified Diemakers, Inc.           212 South Main Street
                                        Monroe City, Missouri 63456

  Diversified Diemakers, Inc.           7063 Country Road 328
                                        Palmyra, Missouri 63461

  Ironton Iron Inc.                     2520 S. 3rd St.
                                        Ironton, Ohio

  Ganton Technologies Inc.              450 Bennett Drive
                                        Pulaski, Tennessee  38478

  Intermet U.S. Holding, Inc.           1701 West Main Street
                                        Radford, Virginia  24141-1221

  Lynchburg Foundry Company             1605 West Main Street
                                        Radford, Virginia  24141

  Lynchburg Foundry Company             Mt. Athos Road @ Route 450E
                                        Lynchburg, Virginia  24504

  Ganton Technologies Inc.              8213 Durand Avenue
                                        Sturtevant, Wisconsin  53177 (Parcel E)

  Ganton Technologies Inc.              2620 90th Street
                                        Sturtevant, Wisconsin  53177
                                        (Parcels A-D)

  Ganton Technologies Inc.              217 Fay Avenue
                                        Addison, Illinois

Real and personal property located at 825 Lower Brownsville Road Jackson, Tennessee is occupied and used under leases from the Industrial Development Board of the City of Jackson, Tennessee to Tool Products, Inc. in connection with the January, 1989 issuance of $8 million in Industrial Development Revenue Bonds and in connection with certain tax abatements. See also Schedule 7.1.

Certain real and personal property located in Columbus, Georgia has been leased by Columbus Foundry, L.P from the Development Authority of Columbus, Georgia in connection with the November, 1999 issuance of $35 million in Variable Rate Limited Obligation Revenue Bonds (Columbus Foundry, L.P. Project), Series 1999A. See also Schedule 7.1.

Intermet also leases the following real property:
Headquarters Office
5445 Corporate Drive
Troy, Michigan 48098

Technical Center
939 Airport Road
Lynchburg, Virginia 24502

Management Information Systems
1000 Brookstone Center Parkway
Columbus, Georgia 31904

Intermet Flight Operations
6340 Highland Road
Waterford, Michigan 48327

                                  SCHEDULE 5.5C

                              INTELLECTUAL PROPERTY

In 1998 Intermet was notified by the Lemelson Medical, Education and Research Foundation Limited Partnership (the "Lemelson Foundation") that the Lemelson Foundation claimed that Intermet's operations infringed certain patents owned by the Lemelson Foundation related to machine vision and bar coding technology. On June 30, 2000 the Lemelson Foundation filed a lawsuit against Intermet and many other defendants in the U.S. District Court for the District of Arizona alleging infringement of the patents. The case has been stayed by the Court pending the outcome of certain litigation pending in U.S District Court in Denver, challenging the validity of the patents being pursued by manufacturers of bar code and machine vision equipment.

FILE NO.                                                    FILING     ISSUE/REGISTRATION
(65,278-)                       TYPE                         DATE             DATE                 STATUS
---------      --------------------------------------      --------    ------------------    -------------------
  -001           U.S. Provisional Patent Application       09/04/02            N/A           "MADI", expired
                                                                                             after one year,
                                                                                             utility filed based
                                                                                             off of provisional

  -006             U.S. Utility Patent Application         09/04/03         None Yet         "MADI", pending,
                                                                                             awaiting Office
                                                                                             Action

  -007         PCT (International) Patent Application      08/29/03            N/A           "MADI", pending,
                                                                                             awaiting Office
                                                                                             Action

  -013             U.S. Utility Patent Application         None Yet         None Yet         "AutoPour 6", draft
                                                                                             will be out to
                                                                                             inventor/client
                                                                                             early October,
                                                                                             application will be
                                                                                             filed this year

  -002                   PCPC Text Trademark               10/30/02         None Yet         Already allowed,
                                                                                             awaiting necessary
                                                                                             use of mark by
                                                                                             INTERMET so
                                                                                             Statement of Use
                                                                                             can be filed

  -004                Blue Sand Text Trademark             10/30/02         None Yet         Already allowed,
                                                                                             awaiting necessary
                                                                                             use of mark by
                                                                                             INTERMET so
                                                                                             Statement of Use
                                                                                             can be filed

  -009             INTERMET Text Service/Trademark         08/29/03         None Yet         Published for
                                                                                             opposition, wating
                                                                                             for allowance

  -011               Blue Sand Design Trademark            08/19/03         None Yet         Already allowed,
                                                                                             awaiting necessary
                                                                                             use of mark by
                                                                                             INTERMET so
                                                                                             Statement of Use
                                                                                             can be filed

-012                  PCPC Design Trademark              08/19/03         None Yet         Already allowed,
                                                                                           awaiting necessary
                                                                                           use of mark by
                                                                                           INTERMET so
                                                                                           Statement of Use
                                                                                           can be filed

-016            Columbus Foundries Text Trademark        09/30/82         06/19/84         Abandoned

-017           Columbus Foundries Design Trademark       08/19/83         10/24/84         Registered, next
                                                                                           renewal due
                                                                                           08/19/2013, but
                                                                                           will likely abandon
                                                                                           due to lack of use

-018             CS (and Ladle Design) Trademark         12/16/83         12/11/84         Registered, next
                                                                                           renewal due
                                                                                           12/11/2004, but
                                                                                           will likely abandon
                                                                                           due to lack of use

-019                 Ladle Design Trademark              09/30/82         08/14/84         Abandoned

                                  SCHEDULE 5.6

                                   LITIGATION

Note: The following litigation or investigations involving Intermet or its Subsidiaries are currently pending. Notwithstanding this disclosure, Intermet does not believe that any of the listed actions, either individually or in the aggregate, if determined adversely, are reasonably likely to have a Material Adverse Effect. None of the listed actions pertain to the Credit Documents or the transactions contemplated thereby.

See also Schedule 5.13

Various EEO charges brought by individual employees are pending at various company locations.

                                                            Case       Insurance/
               Case/Claim                 Filing Date       Type       Deductible                 Status/Evaluation         Reserve
Compass Bank v. Intermet                     1/1700      Commercial        No      Open.  Action by bank to recover
Corporation                                                                        possession of machining center.  Bank      -0-
(File 00-53)                                                                       alleges a lien that has priority over
Muscogee County, Georgia.                                                          purchaser (Columbus Machining).
Counsel: Rob Brand - Page,
Scrantom, Columbus.

Factory Mutual Insurance v.                 8/12/03      Commercial        No      Open.  Claim by subrogated insurer of
Intermet International, Inc., et al.                                               American Axle for breach of contract       -0-
(File 00-132)                                                                      related to New River explosion.
WD Virginia                                                                        Alleged damages of $2.5 million.  In
Counsel: Tom Grossmann - Taft,                                                     discovery.
Stettinius & Hollister, Cincinnati
Kevin Blair-  Woods, Rogers &
Hazelgrove, Roanoke.

Intermet v. American Axle, et al.                                                                                           -0-
(File 00-132)                               10/22/03     Commercial     No         Open. Complaint for declaratory
Oakland County, Mi.                                                                judgment against American Axle and
Counsel: Tom Grossmann - Taft,                                                     Factory Mutual. Case stayed pending
Stettinius & Hollister, Cincinnati,                                                outcome of the related Virginia case.
Pat McCarthy - Howard &
Howard, Detroit

Lemelson Foundation v. Butler Mfg., et       7/24/00     Commercial     No         Open. Claim for patent infringement of   -0-
al.                                                                                bar coding and machine vision patents.
(File 00-86)                                                                       Case has been stayed pending outcome
D. Arizona.                                                                        of litigation seeking to invalidate
Counsel: Cheryl Johnson - Squire,                                                  patents. District Court in Symbol
Sanders & Dempsey, Los                                                             litigation held on January 23, 2004 that
Angeles.                                                                           patents are invalid and unenforceable.
                                                                                   Decision will be appealed.

Simpson v. Intermet and Ironton               3/7/00     Injury         Yes        Open. Wrongful death action by estate    $194,528
Iron, Inc., et al, CMI                                                  $250,000   of employee killed in core machine.  In
International, Inc. v. Ironton Iron,                                               discovery. Crossclaim has been filed by
Inc.                                                                               CMI. Motion for summary judgment
(File 99-106)                                                                      filed. Settlement demand is $4.0
S. D. Ohio.                                                                        million. Settled 9/17/04 for $1.4
Counsel: Larry Barty - Taft,                                                       million.
Stettinius & Hollister, Cincinnati,
Dave Alexander - Squire,
Sanders & Dempsey, Columbus

Ganton Technologies, Inc. v.                 6/14/02     Commercial     No         Open. Complaint to vacate labor            -0-
International Union, United                                                        arbitration award. Summary Judgment
Automobile, Aerospace and                                                          granted to union on 6/20/03.  Affirmed
Agricultural Implement Workers                                                     by 7th Circuit. Union claims backpay
of America (UAW, Local 627                                                         of $900,000 - $1.0 million resulting
(File 02-392)                                                                      from prohibited outsourcing of tooling
E.D. Wisconsin work.
Counsel: Jack Pawley - Reinhart,
Boerner, Milwaukee,
Larry Lynch - Foley & Lardner, Milwaukee

Parrish, Inc. v. Intermet                   10/24/02     Commercial     No         Open. Complaint to recover alleged         -0-
Corporation                                                                        transportation costs of $65,000 incurred
(File 02-440)                                                                      by plaintiff trucking company.
St. Clair County, Illinois                                                         Transport of cores to Columbus
Counsel: Tim McCurdy -                                                             Foundry. In discovery.
Blackwell, Sanders, St. Louis

Spanhook v. Intermet Corporation             9/23/02     Injury         Yes        Open. Employee of contractor claims        -0-
(File 02-445)                                                           $100,000   injury resulting from a fall on Decatur
Macon County, Illinois                                                             foundry premises on 10/12/2000.  In
Counsel: Gary Schwab - Heyl,                                                       discovery.
Royster, Voelker & Allen,
Springfield

American Guarantee and Liability                         Commercial        No      Open. Subrogation claim filed by           N/A
Company v. Illinois Power                                                          insurer arising out of fire at Decatur
Company                                                                            Foundry. Settled in September, 2004.
(File 02-401)                                                                      Recovery of $6,500.
Macon County, Illinois
Counsel: Mark Walton - Hunziker &
Walton, Peoria

Merchut v. Frisby P.M.C., Inc.              3/20/03      Employment        No      Open. Complaint alleging age and           -0-
(File 03-507)                                                                      national origin discrimination. In
N.D. Illinois                                                                      discovery. Summary judgment filed.
Counsel: Bennett Epstein - Foley
& Lardner, Chicago

Ramos v. Intermet Corporation, et al.       8/18/03      Employment        No      Open. Sexual harassment at Hibbing         -0-
(File 03-486) D. Minn.                                                             facility.
Counsel: John Birmingham -
Foley & Lardner, Detroit -
Dorsey & Whitney, Minneapolis.
Klee et al. v. Hawkeye-Security              9/9/03        Injury          No      Open. Injury case alleging subrogation     N/A
Ins., et al.                                                                       rights of Ganton Technologies. Amount
(File 03-572, 03-660)                                                              in question is less than $5,000.
Circuit Court, Racine County, Wi
Counsel: Kelli Tafora -Foley &
Lardner, Milwaukee
North American Royalties, et al.            11/3/03      Commercial        No      Open. Complaint to recover                 -0-
v. Ironton Iron, Inc.                                                              preferential transfer of $15,012.
(File 03-511)
Bankruptcy Court, ED Tennessee
Counsel: Dawn Copley -
Dickinson-Wright, Detroit

Moore, et al. v. Airco, Inc., et al.        10/22/03   Injury              Yes     Open. Complaint alleging injury due to     -0-
(File 03-678)                                                                      asbestos exposure. In discovery.
Fulton County, Ga.                                                                 Unlikely that asbestos exposure was due
Counsel: Kay Deming - Troutman, Sanders,                                           to Intermet products or operations.
Atlanta
Colopy, et al. v. Intermet                  12/19/03   Discrimination      No      Open. Age discrimination complaint         -0-
Corporation                                                                        brought by two employees of Columbus
(File 04-681)                                                                      Machining. Early stages of discovery.
M.D. Ga.
Counsel: Slayton Tuggle -
Kilpatrick, Stockton, Atlanta

Huffman v. Frisby P.M.C.,                     2/6/04   Wrongful            No      Open. Alleged wrongful termination.        -0-
Incorporated, et al.                                   termination                 Early stages, no discovery yet.
(File 03-546)
Cook County, Illinois
Counsel: Diane Gianos - Foley &
Lardner, Chicago

Hart v. Constitutional Casualty, et al.      2/20/04   Injury              No      Open.  Injury case alleging subrogation    N/A
(File 04-712)                                                                      rights of Ganton Technologies.  No
Circuit Court, Racine County, Wi                                                   defending as subrogated amount is
Counsel: Kelli Tafora -Foley &                                                     small and not worth legal costs.
Lardner, Milwaukee

Milivoj Teodorovic                           6/14/04   Wrongful            No      Claim of wrongful termination.             -0-
(File           )                                      termination                 Investigating.
Claim only

UAW v. Cast-Matic                                       Unfair Labor               On appeal to NLRB from ALJ decision        -0-
(File 03-515)                                             Practice                 granting bargaining order.  Arose from
Counsel: Valerie Speakman -                               charges                  unsuccessful UAW organizing
Jackson, Shields, Memphis                                                          campaign in early 2002.

UAW v. Cast-Mati                                        Unfair Labor               Unfair labor practice charges.  Union      -0-
(File 03-515)                                             Practice                 alleges that approximately 10
Counsel: Valerie Speakman -                               charges                  employees have been discharged
Jackson, Shields, Memphis                                                          actually or constructively for union
                                                                                   activity. Hearing concluded 8/18/04.
                                                                                   Decision expected early 2005.

Edwards, et al. v. Air Products              9/8/04    Injury             Yes      Alleged esposure to benzene.               -0-
and Chemicals, Inc., et al.
(File       )
Madison County, Illinois
Counsel: Foley & Lardner,
Chicago

Johnson v. Air Products and Chemicals,       9/8/04    Injury             Yes      Alleged esposure to benzene.               -0-
Inc., et al.
(File       )
Madison County, Illinois
Counsel: Foley & Lardner,
Chicago

McDonald, et al. v. Air Products and         9/8/04      Injury           Yes      Alleged esposure to benzene.               -0-
Chemicals, Inc., et al.
(File       )
Madison County, Illinois
Counsel: Foley & Lardner,
Chicago

O'Brien, et al. v. Air Products and          9/8/04      Injury           Yes      Alleged esposure to benzene.               -0-
Chemicals, Inc., et al.
(File       )
Madison County, Illinois
Counsel: Foley & Lardner,
Chicago

Rose, et al. v. Air Products and             9/8/04      Injury           Yes      Alleged esposure to benzene.               -0-
Chemicals, Inc., et al.
(File       )
Madison County, Illinois
Counsel: Foley & Lardner,
Chicago

Financial Federal Credit, Inc. v.           8/26/04      Commercial       No       Alleged damages for quantum meriut,        -0-
Intermet Corporation                                                               unjust enrichment etc. arising from use
(File       )                                                                      of machining center at Columbus
ND Georgia                                                                         Machining.  Arises out of prior case
Counsel: Rob Brand - Page,                                                         awarding writ of possession.
Scrantom, Columbus.

New York Job Development                    5/21/04      Commercial       No       Complaint to foreclose liens, including
Authority v. Leroy Industries,                                                     judgment lien filed in collection action
Inc., et al.                                                                       against Leroy Industries.

(File       )
Sulllivan Precision Components,             9/27/04      Commercial       No       Complaint for commissions payable to
Inc. v. Intermet Corporation                                                       manufacturer's representative.

(File       )
Union County, New Jersey

                                  SCHEDULE 5.8

                               MATERIAL CONTRACTS

See Exhibits to Borrowers' audited financial statements included in Intermet Corporation's Annual Report on Form 10-K filed with the SEC and in the unaudited financial statements included in Intermet Corporation's Quarterly Reports on Form 10-Q filed with the SEC.

No material defaults exist other than those that may have been caused by the Bankruptcy.

Borrower has contractual arrangements with its customers for the sale of Borrower's products. Contract with customers are generally created and governed by purchase orders issued by customers for specific parts. Many are subject to the rights of customers to terminate.

Borrower has contractual arrangements with many of its suppliers for the purchase of materials. Borrower's purchases of raw materials are generally done through the issuance of purchase orders or the execution of contracts.

There is a Commercial Real Estate Sales Agreement dated June 1, 2004 between Intermet U.S. Holding, Inc. and Jacoby Development, Inc. for the sale of land and a building located in Muscogee County, Georgia. The facility is currently occupied by Intermet Columbus Machining.

See Schedule 5.2E

See Schedule 5.17

                                 SCHEDULE 5.11B

                                   ERISA EVENT

The filing of the Chapter 11 Cases was a Reportable Event

The October 15 quarterly contribution for five defined benefit plans has been deferred, giving rise to another Reportable Event

Future scheduled pension plan contributions may be further deferred during the course of the Chapter 11 Cases.

                                 SCHEDULE 5.11C

                         CERTAIN EMPLOYEE BENEFIT PLANS

Borrowers provide health care and life insurance benefits to certain retired U.S. employees and their dependents. In 2003, eligibility requirements for retiree health care for certain salaried employees were changed so that these employees can become eligible for retiree health care benefits at age 62, depending on years of service. Additionally, newly-hired employees will not be eligible for retiree health care benefits. Certain salaried employees who already have met eligibility requirements at age 55 or age 60, depending on years of service, would continue to be eligible for retiree health care benefits. Retirees and their dependents under age 65 receive substantially the same health care benefits as active employees. The medical plans generally pay most medical expenses less deductible and co-pay amounts. Salaried and hourly employees also contribute to the cost of coverage. Certain salaried employee coverage converts to a Medicare carve-out plan at age 65. Borrowers subsidize a Medicare supplement plan for certain eligible salaried employees over age 65. Most hourly employee coverage ceases at age 65. However, certain hourly employees retain eligibility for coverage supplementing Medicare.

                                  SCHEDULE 5.13

                              ENVIRONMENTAL MATTERS

         1. Sudbury, Inc. and its subsidiary Western Capital sold substantially all of the assets and business of Western's General Products Division in December of 1989 and retained responsibility for certain environmental matters. In connection with that sale, a Phase II environmental assessment of real property located in Jackson, Michigan was undertaken. The assessment identified certain soil and groundwater contamination as a result of historical practices. A work plan addressing the contamination was developed, submitted to, and approved by the Michigan Department of Environmental Quality. The work plan has been implemented and a groundwater treatment system has been installed and is in operation. The system is expected to continue to operate until a no further action letter can be obtained.

         2. At the Decatur, Illinois facility nine areas of petroleum based soil contamination have been identified. Seven areas have been voluntarily addressed with remediation activities. The remaining two areas are still undergoing investigation; however, some free product has been identified. Free product is being removed as an interim measure. Upon completion of the investigation, a proposed corrective action plan will be submitted to the Illinois Environmental Protection Agency (IEPA) for the remaining two areas. A Supplemental Subsurface Investigation (SSI) Report, which contained the proposed correction action plan, was submitted to IEPA. IEPA provided comments to the report. To address those comments and to obtain a No Further Remediation (NFR) letter, a Site Remediation Program Site Investigation Work Plan was submitted to the IEPA. This plan has been approved by the IEPA.

         3. Certain soil and groundwater contamination clean-up of chlorinated volatile organic compounds ("vocs") is being required by the IEPA at the Havana, Illinois facility. A soil vapor extraction system was installed in 1995. Based on the sampling results the system ceased operation in 1998. Groundwater monitoring has continued. Additional monitoring wells were installed and on-site soil analyses were performed as directed by the IEPA in response to Intermet's request for a no further action letter. The soil analyses resulted in the remediation system being reactivated in November 2003. Nearby residential wells have been impacted but are not being used for potable water. The facility will continue to operate the remediation system until the IEPA approves the discontinuation of the system. Monitoring of the groundwater will continue until the IEPA issues a no further action letter.

         4. Sudbury, Inc. formerly operated a facility known as the Clark Oil property in St. Paul, Minnesota. A remediation system has been installed at the site to address petroleum contamination. The system has been effective in reducing petroleum contamination at the site. The Company has submitted and received partial (75%) reimbursement of eligible costs associated with the petroleum cleanup work from the Minnesota Petroleum Tank Cleanup Fund (the "Petrofund"). In 2003, the Minnesota Pollution Control Agency (MPCA) requested some additional cleanup actions (including installation of a new well) to accelerate the pace of cleanup and hopefully bring the site to closure more quickly. A workplan for the additional work has been submitted and approved. The work is scheduled to be completed in late 2003 or early 2004. It is anticipated that the costs for the additional work will also be eligible for reimbursement from the Petrofund.

         5. A site located in Philadelphia, Pennsylvania, Master Lubricants, was previously operated as a lubricants blending and packaging facility by a division of Western Capital, which was a subsidiary of Sudbury, Inc. In July 1992, substantially all of the assets of the division were sold. In 1995 and 1996, Sudbury removed aboveground storage tanks and piping at the site. At that time, petroleum contamination was identified in the soil and groundwater and reported to the State of Pennsylvania. A site investigation was completed and the site was paved. A passive sump system was installed to remove petroleum from the groundwater in the area of a former piping trench. A report was prepared and submitted to the state recommending that no further action was required at the site. No additional investigations or cleanup action, beyond the operation of the passive recovery system, are contemplated. However it remains possible that the state may require Intermet to undertake additional investigation and remediation.

         6. At Lynchburg Foundry Company's former Lower Basin site in Lynchburg, Virginia, a former manufacturing site, Intermet is conducting monitoring and remediation of petroleum hydrocarbons. The involved property was sold in 1997. An underground storage tank located at this site was removed in 1992. Subsequent regulatory requirements included passively monitoring certain hydrocarbon contamination. This type of monitoring continued until 1998. In March of 1999, the Virginia Department of Environmental Quality (VA DEQ) formally requested a Corrective Action Plan (CAP) for the site. The CAP was submitted and approved by the VA DEQ. A soil vapor extraction unit was installed and was operated until October 2003. At that time the free product endpoint had been achieved and maintained for twelve consecutive months per the CAP. Therefore, the operation of the extraction unit was discontinued. A VA DEQ approved a monitoring well abandonment plan and the site has been closed. A no further action letter has been received.

         7. Lynchburg Foundry Company is the operator and permittee of the formerly utilized Florida Avenue landfill located in Lynchburg, Virginia. In cooperation with the VA DEQ, Intermet has made certain improvements to manage leachate from the landfill. The Company expects to continue collection and disposal of leachate generated at this site for the foreseeable future.

         8. Lynchburg Foundry Company is the operator and permittee of the Falwell Aviation landfill located in Campbell County, Virginia, where leachate issues are being addressed. A plan to replace a cap and address other leachate issues was developed and submitted to the VA DEQ. The plan was approved and the work has been completed. The last cell at the landfill has been filled and a closure plan has been submitted to the VA DEQ for approval. Due to permitting restrictions and development cost, the landfill will not be expanded. Monitoring of groundwater has indicated potential groundwater contamination in the area. As a result, groundwater protections standards (GPS) have been permitted for this site. The groundwater continues to be monitored with respect to the established GPS. The Company expects to continue collection and disposal of leachate generated at this site for the foreseeable future. A revised closure plan has been submitted to VA DEQ and the consultant is responding to the VA DEQ's comments.

         9. In 1989 Intermet's Radford, Virginia site removed four underground storage tanks. Only one of the areas revealed any contamination. The monitoring was done, as required by the VA DEQ, using a passive absorption process. In a letter to the plant dated September 22, 1999 the VA DEQ requested a Corrective Action Plan for the site. The plant is preparing to enter into the pilot study phase of clean-up. The VA DEQ has approved the CAP and the remedial system was installed and has been operational. Monitoring of the discharge from the system and the groundwater continues.

         10.Property located at 217 Fay Avenue in Addison, Illinois was acquired by Ganton Technologies Inc. in 1986 from Quadion Corporation. Although a cleanup of polychlorinated biphenyl ("PCB") contamination at the site was performed prior to the sale, Ganton was informed 1987 that PCB contamination still existed at the site. Ganton then filed a lawsuit against the seller and the consultants who had been involved in the cleanup. That lawsuit was settled in 1987. Under the terms of the settlement, the other parties agreed to contribute a total of $3,300,000 to a settlement trust, and Quadion Corporation agreed to indemnify Ganton for an additional $2,300,000 for the purpose of cleaning up and remediating all PCB contamination at the site in accordance with applicable regulatory standards. To the extent the cleanup cost exceeds the amount of the settlement trust and indemnification, the excess will be the responsibility of Ganton. Ganton is working with the Illinois Environmental Protection Agency to determine the scope of the required remediation. Based upon reports from Ganton's consultants, Ganton believes that the funds in the settlement trust and indemnification will be adequate to fund the required remediation. The current balances, net of spending and interest, is approximately $3.1 million in the settlement and $2.1 million in the indemnity. IEPA has approved the remedial plan. Negotiations with the contractor to perform the clean up work are underway.

         11.The United States Environmental Protection Agency (USEPA) has requested that Intermet conduct an environmental investigation at its Radford Foundry with respect to the USEPA RCRA Corrective Action Program. This investigation will also include the adjacent New River Foundry. Intermet and USEPA signed a RCRA corrective action consent order. This order establishes a two phase investigation plan and a process for identifying any remedial action that may be required. The corrective action will address closure and corrective action requirements for waste management units located at the facility. Phase I has been completed and a summary report submitted to USEPA. Intermet has responded to USEPA's comments on the Phase I report. Environmental indicators for human health and groundwater have been submitted to USEPA. Phase II workplan is being developed.

         12.Intermet is in the process of closure of the on-site landfill at its Radford Foundry. Closure has been delayed pending resolution of final height and slope closure requirements. Since this is a waste management unit, the closing of the landfill will be addressed through the RCRA Consent Order referred to in paragraph 11 above. A closure plan will be prepared and submitted to USEPA for approval. Closure of the landfill will commence upon USEPA's approval of the closure plan.

         13.The Radford Foundry and the New River Foundry, are included in the VA DEQ investigation of the source of the PCB contamination discovered in the New River. Samples from the area industries have been obtained by the VA DEQ and are being analyzed. Intermet is cooperating with the VA DEQ in this investigation.

         14.Waste disposal at the on-site landfill at the Archer Creek Foundry, located in Campbell County Virginia (outside Lynchburg, VA), is nearly completed. A closure plan is being developed for submission to the VA DEQ for approval. Monitoring of groundwater has indicated potential groundwater contamination. As a result, groundwater protections standards (GPS) are being developed for this site. Until the GPS are established, the groundwater monitoring will continue per the current groundwater monitoring plan.

         15.A Phase I has been completed on the property in Ironton, Ohio (i.e., the former Ironton Foundry facility site) and a copy of the report has been provided to the City of Ironton. The City is interested in working with Intermet to enter the property into the Ohio VAP. There is groundwater contamination from an off-site source.

         16.The Wisconsin Department of Natural Resources (DNR) requested additional information concerning two remediation activities at the Racine Plant located in Racine, Wisconsin: (1) an underground storage tank removal performed in 1989 and (2) soil contamination discovered during construction excavation in 1994. An investigation has been performed and a report has been submitted to the DNR.

                                  SCHEDULE 5.17

                         PREPETITION SENIOR INDEBTEDNESS

The Prepetition Senior Credit Facilities

         Revolving Loan $41,000,000 plus various letters of credit issued pursuant to such facility Term Loan $120,000,000
         L/C Facility Agreement $35,690,411

                                  SCHEDULE 6.16

                            POST-CLOSING DELIVERABLES

                  a. COMPANY SHALL DELIVER EACH OF THE FOLLOWING ITEMS TO COLLATERAL AGENT NO LATER THAN 7 DAYS AFTER THE CLOSING DATE, IN EACH CASE IN FORM AND SUBSTANCE SATISFACTORY TO COLLATERAL AGENT:

                           i. Schedules to the Security Agreement.

                           ii. Grants of Trademark Security Interest, including
                  the schedules thereto, for each Borrower granting such interest.

                           iii. Grants of Patent Security Interest, including
                  the schedules thereto, for each Borrower granting such interest.

                           iv. Grants of Copyright Security Interest, including
                  the schedules thereto, for each Borrower granting such interest.

                  b. BY NOVEMBER 5, 2004 AT 5 P.M., THE CASH MANAGEMENT SYSTEM DESCRIBED IN SCHEDULE 4.1J SHALL BE INSTITUTED IN FORM AND SUBSTANCE SATISFACTORY TO COLLATERAL AGENT. NOTWITHSTANDING THE FOREGOING, EACH BORROWER SHALL USE IT GOOD-FAITH EFFORTS TO INSTITUTE THE CASH MANAGEMENT SYSTEM AS SOON AS POSSIBLE AFTER THE DATE HEREOF.

                  c. BY NOVEMBER 5, 2004 AT 5 P.M., DEPOSIT ACCOUNT CONTROL AGREEMENTS FOR EACH INSTITUTION IN WHICH BORROWERS HAVE A DEPOSIT ACCOUNT (EACH IN FORM AND SUBSTANCE SATISFACTORY TO COLLATERAL AGENT), SHALL BE DELIVERED TO COLLATERAL AGENT. NOTWITHSTANDING THE FOREGOING, EACH BORROWER SHALL USE IT GOOD-FAITH EFFORTS TO DELIVERY SUCH DEPOSIT ACCOUNT CONTROL AGREEMENTS AS SOON AS POSSIBLE AFTER THE DATE HEREOF.

                  d. ANY AND ALL FEES DESCRIBED IN SECTION 4.1G SHALL BE PAID BY 5 P.M. ON OCTOBER 25, 2004.

                  Notwithstanding the foregoing, if Borrowers or Company, as applicable, fail to deliver any of the foregoing items to Collateral Agent or take any of the foregoing actions within such period indicated above, Collateral Agent may (but shall not be obligated to) (i) consent to an additional period of time for such delivery or waive the delivery requirement, in the case of an item described in paragraph A of this Schedule, or (ii) consent to an additional period of time for the completion of such actions or waive such requirement, in the case of an action described in paragraph B of this Schedule.

                                  SCHEDULE 7.1

                          CERTAIN EXISTING OBLIGATIONS

1. $8,000,000 Industrial Development Revenue Bonds dated January 1, 1989 between The Industrial Development Board of the City of Jackson (Tennessee) and Tool Products, Inc.

2. $4,800,000 Pollution Control Revenue Bonds dated June 1, 1976 between The Industrial Development Authority of the City of Lynchburg, Virginia and Lynchburg Foundry Company.

3. Synthetic Lease dated August 27, 2003 between General Electric Capital Corporation and Intermet in the amount of approximately $1,900,000.

4. Various capital leases in the aggregate amount of approximately $2,000,000.

5. Various foreign obligations in the aggregate amount of approximately $16,500,000.

         Portugal Debt

                  1. Caixa Geral de Depositos, approximately $8,100,000

                  2. Fortis Bank, approximately $5,200,000

                  3. Banco Comercial Portugues, approximately $1,900,000

                  4. Other, approximately $1,100,000

         Germany Debt

                  1. Other, approximately $200,000

6. Indebtedness described on Schedule 5.17

7. Those matters described on Schedule 7.4(iii)

8. Indebtedness described on Schedule 7.9

                                  SCHEDULE 7.2

                             CERTAIN EXISTING LIENS

1. ALEXANDER CITY, ALABAMA: Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases from Alexander City Casting Company, an Alabama corporation, to Collateral Agent, dated as of August 15, 2001, and recorded at Card No. 163774.

2. COLUMBUS, GEORGIA: Deed to Secure Debt, Security Agreement, Financing Statement and Assignment of Rents and Leases from Columbus Foundry, L.P., a Delaware limited partnership, to Collateral Agent, dated as of August 15, 2001, and recorded at Book 6063, Page 132.

3. COLUMBUS, GEORGIA: Deed to Secure Debt, Security Agreement, Financing Statement and Assignment of Rents and Leases from Intermet U.S. Holding, Inc. (as successor-in-interest to Intermet International, Inc.), to Collateral Agent, dated as of August 15, 2001, and recorded at Book 6053, Page 286, as amended by that certain Amendment to and Confirmation of Deed to Secure Debt dated as of June 7, 2002 and recorded at Book 6404, Page 154.

4. HAVANA, ILLINOIS: Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from Wagner Havana, Inc., a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book 817, Page 228.

5. DECATUR, ILLINOIS: Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from Wagner Castings Company, a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book 3093, Page 93, as amended by that certain First Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 20, 2001 and recorded at Book 3127, Page 910.

6. STEVENSVILLE, MICHIGAN: Mortgage from Cast-Matic Corporation, a Michigan corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Liber 2168, Page 625.

7. HIBBING, MINNESOTA: Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents, from Northern Castings Corporation, a Georgia corporation, to Collateral Agent, dated as of August 15, 2001, and recorded as Document No. 00828129.

8. NEW HOPE, MINNESOTA: Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents, from Tool Products, Inc., a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded as Document No. 3424823.

9. HANNIBAL, MISSOURI: Deed of Trust, Security Agreement, Financing Statement and Assignment of Leases and Rents, from Diversified Diemakers, Inc., a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book 561, Page 14111.

10 MONROE CITY, MISSOURI: Deed of Trust, Security Agreement, Financing Statement and Assignment of Leases and Rents, from Diversified Diemakers, Inc., a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book 290, Page 661.

11. PALMYRA, MISSOURI: Deed of Trust, Security Agreement, Financing Statement and Assignment of Leases and Rents, from Diversified Diemakers, Inc., a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book 561, Page 14090.

12. IRONTON, OHIO: Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents, from Ironton Iron Inc., an Ohio corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book Volume 115, Page 244.

13. PULASKI, TENNESSEE: Line of Credit Deed of Trust, Security Agreement, Financing Statement and Assignment of Leases and Rents, from Ganton Technologies, Inc., an Illinois corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book DT326, Page 881.

14. JACKSON, TENNESSEE: Line of Credit Leasehold Deed of Trust, Security Agreement, Financing Statement and Assignment of Leases and Rents, from Tool Products, Inc. a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book T1316, Page 526, as amended by that certain First Amendment to Line of Credit Leasehold Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases dated May 19, 2003, and recorded in Book T1518, Page 28 and re-recorded in Book T1542, Page 627.

15. RADFORD, VIRGINIA (Parcel A): Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, from Intermet U.S. Holding, Inc. (as successor-in-interest to Intermet International, Inc.), a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book 214, Page 540, as amended by that certain Amendment to and Confirmation of Deeds of Trust dated as of June 7, 2002 and recorded at Book 226, Page 120.

16. RADFORD, VIRGINIA (Parcel B): Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, from Intermet U.S. Holding, Inc. (as successor-in-interest to Intermet International, Inc.), a Delaware corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book 214, Page 518, as amended by that certain Amendment to and Confirmation of Deeds of Trust dated as of June 7, 2002, and recorded at Book 226, Page 120.

17. LYNCHBURG, VIRGINIA: Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, from Lynchburg Foundry Company, a Virginia corporation, to Collateral Agent, dated as of August 15, 2001, and recorded as Instrument No. 010006052.

18. STURTEVANT, WISCONSIN (Parcel E): Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, from Ganton Technologies, Inc. an Illinois corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book Volume 3239, Page 721 as Document No. 1787086.

19. STURTEVANT, WISCONSIN (Parcels A-D): Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, from Ganton Technologies, Inc. an Illinois corporation, to Collateral Agent, dated as of August 15, 2001, and recorded in Book Volume 3239, Page 740, as Document No. 1787087.

20. Any and all liens provided to the Prepetition Agent pursuant to the Pre-petition Credit Facility.

             I. Debtor: INTERMET CORPORATION, a Georgia corporation

JURISDICTION                 SECURED PARTY              NUMBER         DATE      COLLATERAL                         DESCRIPTION
-------------       -----------------------------  ---------------  ----------  ------------                      ---------------
GEORGIA

Central Index       IBM Credit LLC                 007-2003-011653  10/17/2003  listing only                      Operating Lease
                                                   (Barrow Co.)

                    Ameritech Credit Corporation   007-2003-004591  4/25/2003   listing only                      Operating Lease
                                                   (Barrow Co.)

                    De Lage Landen Financial       007-2002-004648  5/6/2002    listing only                      Operating Lease
                    Services                       (Barrow Co.)

                    General Electric Capital       014-2003-000506  8/11/2003   listing only                      Operating Lease
                    Corporation                    (Brooks Co.)

                    General Electric Capital       014-2003-000569  9/15/2003   listing only                      Operating Lease
                    Corporation                    (Brooks Co.)

                    General Electric Capital       014-2003-000573  9/18/2003   listing only                      Operating Lease
                    Corporation                    (Brooks Co.)

                    The Bank of Nova Scotia        060-2001-013263  7/19/2001   listing only
                                                   (Fulton Co.)

                    Toyoda Machinery USA           067-2003-003540  4/4/2003    listing only                      Operating Lease
                    Corporation                    (Gwinnett Co.)

                    General Electric Capital       067-2003-004645  5/7/2003    listing only                      Operating Lease
                    Corporation                    (Gwinnett Co.)

                    LaSalle National Leasing       067-2003-006458  6/19/2003   listing only                      Operating Lease
                    Corporation                    (Gwinnett Co.)

                    LaSalle National Leasing       067-2003-006457  6/19/2003   listing only                      Operating Lease
                    Corporation                    (Gwinnett Co.)

                    Toyoda Machinery USA           067-2003-006563  6/23/2003   listing only                      Operating Lease
                    Corporation                    (Gwinnett Co.)

                    NMHG Financial Services Inc.   067-2002-008800  8/26/2002   listing only                      Operating Lease
                                                   (Gwinnett Co.)

                    Global Capital, Ltd.           067-2003-007011  7/2/2003    listing only                      Capital Lease -
                                                   (Gwinnett Co.)                                                 lighting fixtures

                    Global Capital, Ltd.           067-2003-007012  7/2/2003    listing only                      Capital Lease -
                                                   (Gwinnett Co.)                                                 lighting fixtures

                    Eastern Computer Exchange,     044-2001-001446  2/20/01     listing only                      Operating Lease
                    Inc.                           (Dekalb Co.)

                    IBM Credit Corporation         106-2000-003653  12/28/00    listing only                      Operating Lease
                                                   (Muscogee Co.)

                    The Bank of Nova Scotia        106-1999-004784  12/29/00    listing only
                                                   (Muscogee Co.)

                    Hyster Credit Corporation      044-1999-010870  12/29/00    listing only                      Operating Lease
                                                   (Dekalb Co.)

                    UST Leasing Corporation        007-1999-006810  6/30/99     listing only                      Operating Lease
                                                   (Barrow Co.)

                    UST Leasing Corporation        007-1999-006785  6/30/99     listing only                      Operating Lease
                                                   (Barrow Co.)

                    Hyster Credit Company          044-1998-009746  10/1/98     listing only                      Operating Lease
                                                   (Dekalb Co.)

                    Hyster Credit Company          044-1998-009747  10/1/98     listing only                      Operating Lease
                                                   (Dekalb Co.)

                    Hyster Credit Company          044-1998-004321  4/28/98     listing only                      Operating Lease
                                                   (Dekalb Co.)

                    Sterling Bank & Trust, FSB     106-1997-004481  9/20/97     listing only                      Operating Lease
                                                   (Muscogee Co.)

                    ZF Industries, Inc.            106-1997-000983  2/27/00     listing only                      Filing on
                                                   (Muscogee Co.)                                                 customer-owned
                                                                                                                  tooling

Barrow County       DeLage Landen Financial        007-2002-004648  5/6/02      leased equipment 94508 Solarcom   Operating Lease
                    Services

                    Ameritech Credit Corporation   007-2003-004591  4/5/03      leased equipment                  Operating Lease

                    IMB Credit LLC                 007-2003-011653  10/17/03    leased computer equipment         Operating Lease

                    UST Leasing Corporation        007-1999-006810  6/30/99     Leased equipment under            Operating Lease
                                                                                Equipment Lease Agreement No.
                                                                                2899075.  Two 9395-B23 Ramac 2
                                                                                Drawers  S/N 51878 & 51853

                    UST Leasing Corporation        007-1999-006785  6/30/99     Leased equipment under            Operating Lease
                                                                                Equipment Lease Agreement No.
                                                                                2699075A. One 9394-002 and
                                                                                seven 9395-B23

Brooks County       General Electric Capital       014-2003-506     8/11/03     leased equipment                  Operating Lease
                    Corporation

                    General Electric Capital       014-2003-569     9/15/03     leased equipment; same equipment  Operating Lease
                    Corporation                                                 as Sec. of State of IL file
                                                                                #7572107 for Ganton Technologies
                                                                                Inc.

                    General Electric Capital       014-2003-573     9/18/03     leased equipment; same equipment  Operating Lease
                    Corporation                                                 as Sec. of State of IL file
                                                                                #7572093 for Ganton Technologies
                                                                                Inc.

Dekalb County       Hyster Credit Corporation      044-1999-010870  12/29/00    2 Hyster model 850 XMIS           Operating Lease
                                                                                additional debtor name-d/b/a
                                                                                Intermet Columbus Machinery

                    Hyster Credit Company          044-1998-009746  10/1/98     1 Hyster model H70XL              Operating Lease

                    Hyster Credit Company          044-1998-009747  10/1/98     1 Hyster model H70XL additional   Operating Lease
                                                                                debtor name - d/b/a Intermet
                                                                                Columbus Foundry L.P.

                    Hyster Credit Company          044-1998-004321  4/28/98     8 Hysters model N 60KN            Operating Lease

                    Eastern Computer Exchange,     44-2001-001446   2/20/01     computer equipment                Operating Lease
                    Inc.

Fulton County       The Bank of Nova Scotia, as    060200113263     7/19/01     all personal property
                    Collateral Agent

Gwinnett County     NMHG Financial Services Inc.   067-2002-8800    8/26/02     leased equipment                  Operating Lease

                    Toyoda Machinery USA           067-2003-3540    4/4/03      5 Toyoda machining centers        Operating Lease
                    Corporation

                    General Electric Capital       067-2003-004645  5/7/2003    1 1992 Cessna 0695 550 Citation   Operating Lease
                    Corporation                                                 II                                has been
                                                                                                                  terminated.

                    LaSalle National Leasing       067-2003-006457  6/19/2003   leased Toyoda machining centers   Operating Lease
                    Corporation

                    LaSalle National Leasing       067-2003-006458  6/19/2003   right, title and interest in      Operating Lease
                    Corporation                                                 Equipment Sublease Agreement
                                                                                dated as of 5/13/03 between
                                                                                debtor and Ganton Technologies,
                                                                                Inc.; Toyoda machining centers

                    Toyoda Machinery USA           067-2003-006563  6/23/2003   4 Toyoda machining centers        Operating Lease
                    Corporation

                    Global Capital, Ltd.           067-2003-007011  7/2/2003    leased equipment                  Capital Lease -
                                                                                                                  lighting fixtures

                    Global Capital, Ltd.           067-2003-007012  7/2/2003    leased equipment                  Capital Lease -
                                                                                                                  lighting fixtures

                    General Electric Capital       067-2003-011547  10/30/03    Leased  1998 Cessna Citation      Operating Lease
                    Corporation                                                 Ultra

Muscogee County     ZF Industries, Inc.            106-1997-000983  2/27/00     tooling equipment (4 pieces)      Filing on
                                                                                Additional debtor: Columbus       customer-owned
                                                                                Foundry                           tooling

                    Pacific Rim Capital, Inc.      10697004481      9/2/97      Leased equipment (Caterpillar     Operating Lease
                    Assignee: Sterling Bank &                                   Model 320L) Material Handler and
                    Trust FSB                                                   related equipment

                    The Bank of Nova Scotia        10699004784      12/29/99    all right, title & interest to    Operating Lease
                                                                                Development Authority of
                                                                                Columbus, GA Industrial
                                                                                Development Revenue Bonds,
                                                                                Series 1999

                    IBM Credit Corporation, as     10600003653      12/28/00    leased computer equipment         Operating Lease
                    Lessor

                    General Electric Capital       ###-##-####      3/4/2004    horizontal machining center
                    Corporation                    (Bacon Co.)

                    LaSalle National Leasing       067-2004-006981  7/13/2004   equipment sublease agreement
                    Corporation                    (Gwinnett Co.)

                    LaSalle National Leasing       067-2004-        7/13/2004   leased equipment

                    Corporation                    006980
                                                   (Gwinnett Co.)

                    The Bank of Nova Scotia        060-2004-000388  1/12/2004   cash collateral
                                                   (Fulton Co.)

                    St. Francis Bank               067-2003-012332  11/24/2003  leased radio equipment
                                                   (Gwinnett Co.)

                    The Bank of Nova Scotia, as    060-2003-14985   12/5/2003   in lieu filing to continue
                    Collateral Agent               (Fulton Co.)                 effectiveness of filing in the
                                                                                State of Michigan #26844C filed
                                                                                7/19/2001 covering all personal
                                                                                property and filing in the
                                                                                Commonwealth of Virginia
                                                                                #0107197189 filed 7/19/2001
                                                                                covering all personal property

MICHIGAN

Secretary of State  IKON Office Solutions          D779941          5/30/2001   leased office equipment           Operating Lease

                    The Bank of Nova Scotia, as    26844C           7/19/2001   all personal property             Operating Lease
                    Collateral Agent

                    Citicorp Del Lease, Inc.       D814792          9/6/2001    equipment (1998 Caterpillar       Operating Lease
                                                                                model #GC18LP)

                    Citicorp Del Lease, Inc.       D749586          3/2/01      leased equipment                  Operating Lease
                    Assignee:  WEISE PLANNING &                                 Assignment filed on 6/13/2002,
                    ENGINEERING INC.                                            as #D922486

                    Alan Blaine/IKON Office        D151999          10/22/96    leased copier                     Operating Lease
                    Solutions

                    IKON Office Solutions          D313723          12/10/97    leased copier                     Operating Lease

                    IKON Office Solutions          D313759          12/10/97    leased copier                     Operating Lease

                    General Electric Capital       93553B           4/15/98     airplane Cessna Citation II       Operating Lease
                    Corporation                                                 model 550 S/N 550-0695, 2 Pratt   has been
                                                                                & Whitney engines. Debtor is not  terminated.
                                                                                authorized to sell equipment.

                    IKON Office Solutions          D352442          3/20/98     leased copier                     Operating Lease

                    Hyster Credit Corporation      D377270          5/21/98     equipment (8 Hyster H60XMs)       Operating Lease
                                                                                Intermet Columbus Foundry L.P.
                                                                                as additional debtor

                    Hyster Credit Corporation      D386501          6/15/98     equipment ( Hyster 90XL & Hyster  Operating Lease
                                                                                H 80XL and related equipment)
                                                                                Intermet Columbus Foundry L.P.
                                                                                as additional debtor

Oakland County      clear

VIRGINIA

State Corporation   The Bank of Nova Scotia, as    010719 7189      07/19/2001  all personal property
Commission          Collateral Agent

                    Midsouth Financial Network,    960916 7039      9/16/96     boom lift
                    Ltd.                                                        Continuation filed 08/23/2001 as
                    Assignee: The Bank of Floyd                                 file #010823 7191.
                                                                                Termination filed 09/24/2001 as
                                                                                file #010924 7181.

                    Globe Metallurgical, Inc.      961223 7401      12/23/96    all inventory                     Consigned
                                                                                                                  inventory

                    VBS Inc.                       970103 7087      1/3/97      lift truck                        Operating Lease

                    VBS Inc.                       970212 7041      2/12/97     5 lift trucks                     Operating Lease

                    Pacific Rim Capital, Inc.      980325 7116      3/25/98     leased equipment                  Operating Lease
                    Assignee: Sterling Bank &
                    Trust

Campbell County     Globe Metallurgical, Inc.      30289            12/23/96    all inventory                     Consigned
                                                                                                                  inventory

                    VBS Inc.                       30418            2/12/97     5 lift trucks                     Operating Lease

Independent City    clear
of Lynchburg

          II. Debtor: LYNCHBURG FOUNDRY COMPANY, a Virginia corporation

   JURISDICTION             SECURED PARTY               NUMBER         DATE                COLLATERAL               DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
MICHIGAN

Secretary of State  The Bank of Nova Scotia, as    26853C           07/19/2001  all personal property
                    Collateral Agent

VIRGINIA

State Corporation   The Bank of Nova Scotia, as    010719 7190      07/19/01    all personal property
Commission          Collateral Agent

                    Applied Industrial             021015 71132     10/15/02    purchase money security interest  Consigned
                    Technologies-Dixie, Inc.                                    in specific equipment             inventory

                    General Electric Capital       03092973677      09/29/03    10 leased forklifts               Operating Lease
                    Corporation

                    General Electric Capital       990608 7824      6/8/99      leased equipment (10 lift         Operating Lease
                    Corporation                                                 trucks)

                    General Electric Capital       990726 7803      7/26/99     leased equipment (9 forklifts)    Operating Lease
                    Corporation

                    Forseco, Inc.                  010131 7191      1/31/01     consigned inventory (CELEX)       Consigned
                                                                                "This inventory belonging to      inventory
                                                                                Forseco, Inc., covered under the
                                                                                Consignment Agreement, is
                                                                                subject to change

                    The Bank of Nova Scotia, as    0312837282-4     Not         in lieu filing to continue        In lieu filing
                    Collateral Agent                                stamped     effectiveness of filing in the
                                                                                State of Michigan #26853C filed
                                                                                7/19/2001 covering all personal
                                                                                property

                    General Electric Capital       illegible        Not         in lieu filing to continue        In lieu filing
                    Corporation                                     stamped     effectiveness of filing in the
                                                                                Commonwealth of Virginia
                                                                                #99-7471 filed 7/26/1999
                                                                                covering

                                                                                leased forklifts and filing in
                                                                                Commonwealth of Virginia #576-99
                                                                                filed 7/26/1999 covering leased
                                                                                forklifts

Campbell County     Forseco, Inc.                  33571            1/31/01     consigned inventory(CELEX)        Consigned
                                                                                "This inventory belonging to      inventory
                                                                                Forseco, Inc., covered under the
                                                                                Consignment Agreement, is
                                                                                subject to change

Independent City    General Electric Capital       424-99           6/8/99      leased equipment (10 lift         Operating Lease
of Lynchburg        Corporation                                                 trucks)

                    General Electric Capital       576-99           7/26/99     leased equipment (10 forklifts)   Operating Lease
                    Corporation

Independent City    General Electric Capital       99-7471          7/26/99     leased equipment (9 forklifts)    Operating Lease
of Radford          Corporation

         III. Debtor: IRONTON IRON, INC., an Ohio corporation (inactive)

   JURISDICTION              SECURED PARTY              NUMBER         DATE                 COLLATERAL               DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
OHIO

Secretary of State  The Bank of Nova Scotia, as    OH00036225200    7/20/2001   all personal property
                    Collateral Agent

                    IKON Office Solutions, Inc.    AN76363          6/25/97     leased office equipment           Operating Lease

                    The Bank of Nova Scotia, as    OH00071479644    12/5/2003   in lieu filing to continue
                    Collateral Agent                                            effectiveness of filing in the
                                                                                State of Michigan #26850C filed
                                                                                7/19/2001 covering all personal
                                                                                property

Lawrence County     IKON Office Solutions, Inc.    970902           6/23/97     leased office equipment           Operating Lease

MICHIGAN

Secretary of State  The Bank of Nova Scotia, as    26850C           7/19/2001   all personal property
                    Collateral Agent

        IV. Debtor: NORTHERN CASTINGS CORPORATION, a Georgia corporation

  JURISDICTION              SECURED PARTY               NUMBER         DATE                COLLATERAL                DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
GEORGIA

Central Index       The Bank of Nova Scotia        060-2001-013264  7/19/2001   listing only
                                                   (Fulton Co.)

Fulton County       The Bank of Nova Scotia        060-2001-013264  7/19/2001   all personal property

                    General Electric Capital       044-2004-000853  3/3/04      leased forklift
                    Corporation                    (Dekalb Co.)

                    General Electric Capital       011-2004-000979  3/31/2004   leased forklift
                    Corporation                    (Bibb Co.)

                    The Bank of Nova Scotia        060-2003-014983  12/5/2003   in lieu filing to continue
                                                   (Fulton Co.)                 effectiveness of filing in the
                                                                                State of Michigan #26854C filed
                                                                                7/19/2001 covering all personal
                                                                                property and filing in State of
                                                                                Minnesota #20011168446 filed
                                                                                7/19/2001 covering all personal
                                                                                property

MICHIGAN

                    The Bank of Nova Scotia, as    26854C           7/19/2001   all personal property
                    Collateral Agent

MINNESOTA

Secretary of State  The Bank of Nova Scotia, as    20011168446      7/19/2001   all personal property
                    Collateral Agent

St. Louis County    clear

         V. Debtor: INTERMET INTERNATIONAL, INC., a Georgia corporation

  JURISDICTION              SECURED PARTY               NUMBER         DATE                COLLATERAL                DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
GEORGIA

Central Index       General Electric Capital       060-2003-001446  2/3/2003    listing only                      Operating Lease
                    Corporation                    (Fulton Co.)

                    The Bank of Nova Scotia        060-2001-013265  7/19/2001   listing only
                                                   (Fulton Co.)

                    General Electric Capital       106-1999-002034  5/21/99     leased equipment                  Operating Lease
                    Corporation                    (Muscogee
                                                   County)

                    Pittard Leasing                060-1998-010927  5/26/98     listing only                      Operating Lease
                                                   (Fulton
                                                   County)

Cobb County         clear

Fulton County       Pittard Leasing                060-1998-010927  5/26/98     coolant shower system             Operating Lease -
                                                                                (collateral description does not  to be confirmed
                                                                                indicated the collateral is
                                                                                leased)

                    The Bank of Nova Scotia, as    060-2001-013265  7/19/2001   all personal property
                    Collateral Agent

                    General Electric Capital       060-2003-01446   2/3/03      7 leased lift trucks              Operating Lease
                    Corporation

                    The Bank of Nova Scotia, as    060-2003-14984   12/5/2003   in lieu filing to continue        In lieu filing
                    Collateral Agent                                            effectiveness of filing in the
                                                                                State of Michigan #26852C filed
                                                                                7/19/2001 covering all personal
                                                                                property and filing in the

                                                                                Commonwealth of Virginia
                                                                                #0107197191 filed 7/19/2001
                                                                                covering all personal property

Muscogee County     General Electric Capital       106-1999-002034  5/21/99     leased equipment (3 lift trucks)  Operating Lease
                    Corporation

MICHIGAN

Secretary of State  The Bank of Nova Scotia, as    26852C           07/19/2001  all personal property of debtor
                    Collateral Agent

VIRGINIA

State Corporation   The Bank of Nova Scotia, as    010719 7191      07/19/2001  all personal property of debtor
Commission          Collateral Agent

                    General Electric Capital       981013 7842      10/13/98    leased forklift                   Operating Lease
                    Corporation

                    General Electric Capital       990218 7813      2/18/99     leased equipment (3 forklifts)    Operating Lease
                    Corporation

                    General Electric Capital       990521 7814      5/21/99     leased equipment (2 lift trucks)  Operating Lease
                    Corporation

Independent City    General Electric Capital       7343             10/14/98    leased forklift                   Operating Lease
of Radford          Corporation

                    General Electric Capital       7414             2/19/99     leased equipment (3 forklifts)    Operating Lease
                    Corporation

                    General Electric Capital       7547             2/18/00     leased equipment (2 forklifts)    Operating Lease
                    Corporation

    VI. Debtor: ALEXANDER CITY CASTINGS COMPANY, INC., an Alabama corporation

  JURISDICTION              SECURED PARTY               NUMBER         DATE                COLLATERAL                DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
ALABAMA

Secretary of State  The Bank of Nova Scotia, as    B2001-28510      7/20/2001   Intercompany Notes, investment
                    Collateral Agent                                            property, equipment, inventory,
                                                                                accounts, etc.

                    Caterpillar Financial          B96-32277        8/2/96      lift truck                        Operating Lease
                    Services Corporation

                    The Bank of Nova Scotia, as    L03-1054927      12/5/2003   in lieu filing to continue        In lieu filing
                    Collateral Agent                                            effectiveness of filing in the
                                                                                State of Michigan #26845C filed
                                                                                7/19/2001 covering all personal
                                                                                property

Tallapoosa County   clear

DELAWARE

Secretary of State  clear

MICHIGAN

Secretary of State  The Bank of Nova Scotia. as    26845C           7/19/01     all personal property
                    Collateral Agent

                 VII. Debtor: SUDM, INC., a Michigan corporation

  JURISDICTION              SECURED PARTY               NUMBER         DATE                COLLATERAL                DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
MICHIGAN

Secretary of State  The Bank of Nova Scotia. as    26856C           7/19/01     all personal property
                    Collateral Agent

Oakland County      clear

               VIII. Debtor: SUDBURY, INC., a Delaware corporation

  JURISDICTION              SECURED PARTY               NUMBER         DATE                COLLATERAL                DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
DELAWARE

Secretary of State  The Bank of Nova Scotia, as    10698030         7/19/01     all personal property
                    Collateral Agent

                    The Bank of Nova Scotia, as    33201368         12/5/2003   in lieu filing to continue        In lieu filing
                    Collateral Agent                                            effectiveness of filing in the
                                                                                State of Michigan #26855C filed
                                                                                7/19/2001 covering all personal
                                                                                property

ILLINOIS

Secretary of State  clear

Cook County         clear

Macon               clear

Mason               clear

IOWA

Secretary of State  clear

MICHIGAN

Secretary of state  The Bank of Nova Scotia, as    26855C           7/19/01     all personal property
                    Collateral Agent

Berrien County      clear

OHIO

Secretary of State  clear

       IX. Debtor: COLUMBUS FOUNDRY, L.P., a Delaware limited partnership

  JURISDICTION              SECURED PARTY               NUMBER         DATE                COLLATERAL                DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
DELAWARE

Secretary of State  The Bank of Nova Scotia, as    10698402         7/19/01     all personal property
                    Collateral Agent

                    General Electric Capital       21460405         6/13/02     6 leased forklifts                Operating Lease
                    Corporation

                    General Electric Capital       21460413         6/13/02     3 leased forklifts                Operating Lease
                    Corporation

                    General Electric Capital       22848707         11/12/02    3 leased forklifts                Operating Lease
                    Corporation

                    General Electric Capital       32502915         9/26/03     leased forklifts                  Operating Lease
                    Corporation

                    CBI Leasing, Inc. (ASSIGNED    32555632         9/22/03     leased Caterpillar equipment      Operating Lease
                    TO U.S. BANCORP EQUIPMENT
                    FINANCE, INC. ON 11/19/2003)

                    General Electric Capital       33061457         11/20/2003  in lieu filing to continue        In lieu filing
                    Corporation                                                 effectiveness of filing in the
                                                                                State of Georgia (Gwinnett
                                                                                County) #10699002283 filed
                                                                                6/9/1999 covering all leased
                                                                                forklifts

                    The Bank of Nova Scotia, as    33201715         12/5/2003   in lieu filing to continue        In lieu filing
                    Collateral Agent                                            effectiveness of filing in the
                                                                                State of Georgia (Gwinnett
                                                                                County) #10699002283 filed
                                                                                7/19/2001 covering all leased
                                                                                forklifts and filing in the
                                                                                State of Michigan #26847C filed
                                                                                7/19/2001 covering all personal
                                                                                property

GEORGIA

Central Index       The Bank of Nova Scotia, as    060-2001-013262  7/19/01     listing only
                    Collateral Agent               (Fulton
                                                   County)

                    The Bank of Nova Scotia, as    106-2001-002279  10/5/01     listing only
                    Collateral Agent               (Muscogee
                                                   County)

                    Caterpillar Financial          106-1992-003500              listing only                      Operating Lease
                    Services Corporation           (Muscogee                    continuation filed 6/18/97 as #
                                                   County)                      106-1997-003139 (NOTE: this
                                                                                did not show on Muscogee Co.
                                                                                search report)

                    ZF Industries, Inc.            106-1997-000983  2/27/97     listing only, equipment           Filing on
                                                   (Muscogee                                                      customer-owned
                                                   County)                                                        tooling

                    General Electric Capital       106-2000-003470  12/7/00     listing only, equipment           Operating Lease
                    Corporation                    (Muscogee
                                                   County)

                    General Electric Capital       106-2000-002056  7/26/00     listing only, equipment           Operating Lease
                    Corporation                    (Muscogee
                                                   County)

                    General Electric Capital       106-2000-002055  7/26/00     listing only, equipment           Operating Lease
                    Corporation                    (Muscogee
                                                   County)

                    The Bank of Nova Scotia        106-1999-004784  12/29/99    listing only; accounts,
                                                   (Muscogee                    chattel paper, documents,
                                                   County)                      instruments, proceeds

                    General Electric Capital       106-1999-002283  6/9/00      listing only, equipment           Operating Lease
                    Corporation                    (Muscogee
                                                   County)

Fulton County       The Bank of Nova Scotia, as    060200113262     7/19/01     all personal property
                    Collateral Agent

Muscogee County     The Bank of Nova Scotia        10601002279      10/5/01     all improvements, buildings and
                                                                                structures, property rights,
                                                                                real property, intangibles,
                                                                                rents  and leases

                    ZF Industries, Inc.            106-1997-000983  2/27/97     equipment (4 pcs. tooling         Filing on
                                                                                equipment)                        customer-owned
                                                                                                                  tooling

                    Sun Trust Bank of West Georgia 10698003506      8/7/98      boom lift NOTE: Debtor's name is  Operating Lease
                                                                                listed as Intermet Columbus
                                                                                Foundry, L.P.

                    The Bank of Nova Scotia        106-1999-004784  12/29/99    all right, title & interest to
                                                                                Development Authority of
                                                                                Columbus, GA Industrial
                                                                                Development Revenue Bonds,
                                                                                Series 1999

                    Caterpillar Financial          92-03500         9/3/92      leased excavator; continued       Operating Lease
                    Services Corporation                                        6/18/97

                    General Electric Capital       106-1999-002283  6/9/99      10 leased Hyser trucks            Operating Lease
                    Corporation

MICHIGAN

Secretary of State  The Bank of Nova Scotia, as    26847C           7/19/01     all personal property
                    Collateral Agent

             X. Debtor: TOOL PRODUCTS, INC., a Delaware corporation

  JURISDICTION              SECURED PARTY               NUMBER         DATE                COLLATERAL                DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
DELAWARE

Secretary of State  The Bank of Nova Scotia, as    10697420         7/19/01     all personal property
                    Collateral Agent

                    General Electric Capital       21527575         5/24/02     in lieu filings to continue       Operating Lease
                    Corporation                                                 effectiveness of filing with
                                                                                Secretary of State of Minnesota
                                                                                #1963854 filed 8/7/97 and
                                                                                covering leased equipment

                    General Electric Capital       22010753         7/31/02     in lieu filings to continue       Operating Lease
                    Corporation                                                 effectiveness of filing with
                                                                                Secretary of State of Minnesota
                                                                                #1978152 filed 10/6/97 and
                                                                                covering leased equipment

                    General Electric Capital       40930018         4/2/2004    leased forklift
                    Corporation

                    The Bank of Nova Scotia, as    33201186         12/5/2003   in lieu filing to continue
                    Collateral Agent                                            effectiveness of filing in the
                                                                                State of Michigan #26857C filed
                                                                                7/19/2001 covering all personal
                                                                                property, filing in the State of
                                                                                Minnesota #20011169404 filed
                                                                                7/19/2001 covering all personal
                                                                                property, and filing in the
                                                                                State of Tennessee #301-095267
                                                                                filed 8/26/2001 covering all
                                                                                personal property

ILLINOIS

Secretary of State  clear

MICHIGAN

Secretary of State  The Bank of Nova Scotia. as    26857C           7/19/01     all personal property
                    Collateral Agent

MINNESOTA

Secretary of State  The Bank of Nova Scotia, as    20011169404      7/19/2001   all personal property
                    Collateral Agent

                    Citicorp Del Lease, Inc.       2045820          6/17/98     forklift.  Tool Products, Inc.    Operating Lease
                                                                                is an additional debtor listed
                                                                                to Quadiron Corp. (collateral
                                                                                description does not indicated
                                                                                the collateral is leased).

Hennepin County     clear

PENNSYLVANIA

Secretary of        clear
Commonwealth

TENNESSEE

Secretary of State  The Bank of Nova Scotia, as    301-095267       08/29/2001  all personal property
                    Collateral Agent

Madison County      clear

           XI. Debtor: CAST-MATIC CORPORATION, a Michigan corporation

  JURISDICTION              SECURED PARTY               NUMBER         DATE                COLLATERAL                DESCRIPTION
------------------  -----------------------------  ---------------  ----------  --------------------------------  ----------------
MICHIGAN

Secretary of State  The Bank of Nova Scotia, as    26846C           7/19/01     all personal property
                    Collateral Agent

                    Myers Electric Products, Inc.  21050B           6/15/92     equipment. Continuation filed     Probably customer-
                    Assignee: Heller Financial,                                 5/22/98 as #85008B. (12"          owned tooling
                    Inc.                                                        Housing-Single Cavity, 12" Door
                                                                                Single Cavity, 8" Housing-Single
                                                                                Cavity, 8" Door-Single Cavity,
                                                                                12" Housing Trim Die, 12" Door
                                                                                Trim Die, 8" Housing Trim Die,
                                                                                8" Door Trim Die) Secured Party
                                                                                is owner of equipment.

Berrien County      clear

 XII. Debtor: INTERMET ILLINOIS (f/k/a FRISBY P.M.C., INCORPORATED, an Illinois
                                   corporation

   JURISDICTION           SECURED PARTY         NUMBER      DATE                   COLLATERAL                      DESCRIPTION
------------------  -------------------------  --------  ---------  ----------------------------------------  ---------------------
ILLINOIS

Secretary of State  The Bank of Nova Scotia,    4414781  7/20/2001  all personal property
                    as Collateral Agent

                    The Bank of Nova Scotia,    7345968  7/29/2003  all assets, property and rights
                    as Collateral Agent

                    NMHG Financial Services,    7157770  6/17/2003  leased equipment                          Operating Lease -
                    Inc.                                                                                      assigned to Frisby
                                                                                                              P.M.C., L.L.C.

                    Ameritech Credit            3570081  7/24/96    leased telecommunication equipment        Operating Lease -
                    Corporation                                     Continuation filed 5/10/2001 as #4382395  assigned to Frisby
                                                                                                              P.M.C., L.L.C.

                    Ellison Machinery Company   3639822  1/15/97    leased equipment (1 lathe & related       Operating Lease -
                                                                    equipment)                                assigned to Frisby
                                                                                                              P.M.C., L.L.C.

                    NBD Equipment Finance,      3725335  8/7/97     leased equipment (Nakamure Torme TWHD     Operating Lease -
                    Inc.                                            6 Axis CNC (...illegible) and             assigned to Frisby
                                                                    related equipment)                        P.M.C.

                    General Electric Capital    4112699  10/22/99   leased equipment (sharpening machine)     Operating Lease -
                    Corporation                                                                               assigned to Frisby
                                                                                                              P.M.C.

Cook County         General Electric Capital   99U11698  10/25/99   leased equipment (sharpening machine)     Operating Lease -
                    Corporation                                                                               assigned to Frisby
                                                                                                              P.M.C.

                    Banc One Leasing            8317542   3/2/2004   all equipment and inventory
                    Corporation


                    General Electric Capital    8600988   4/28/2004 in lieu filing to continue effectiveness  In lieu filing
                    Corporation                                     of filing in the State of Illinois
                                                                    #99U11968 filed 10/25/1999 covering
                                                                    leased equipment (sharpening machine)

                    DMG Chicago, Inc.           7907222  12/2/2003  leased equipment (lathe machine)

                    General Electric Capital    8601704  4/28/2004  Continuation of filing #4112699 filed     Continuation
                    Corporation                                     10/22/1999 covering leased equipment
                                                                    (sharpening machine)

                    The Bank of Nova Scotia,    7852754  11/18/2003                                           Amendment changing
                    as Collateral Agent                                                                       Frisby P.M.C., Inc.
                                                                                                              to Intermet Illinois,
                                                                                                              Inc.

MICHIGAN

Secretary of State  The Bank of Nova Scotia,     26848C  7/19/2001  all personal property
                    as Collateral Agent

          XIII. Debtor: WAGNER CASTINGS COMPANY, a Delaware corporation

   JURISDICTION           SECURED PARTY         NUMBER      DATE                   COLLATERAL                      DESCRIPTION
------------------  -------------------------  --------  ---------  ----------------------------------------  ---------------------
DELAWARE

Secretary of State  The Bank of Nova Scotia,   10696232  7/19/01    all personal property
                    as Collateral Agent

                    General Electric Capital   31216699  4/25/03    in lieu filing to continue effectiveness  Operating Lease
                    Corporation                                     of filing in Mason County, IL #98-235
                                                                    filed 10/23/98 and covering leased
                                                                    equipment

                    General Electric Capital   31216723  4/25/03    in lieu filing to continue effectiveness  Operating Lease
                    Corporation                                     of filings with Secretary of State if IL
                                                                    #3929199 filed 10/23/98 and in Mason
                                                                    County, IL #1497190/94315 filed 10/23/98
                                                                    and covering leased equipment

                    General Electric Capital   31859605  7/21/03    in lieu filing to continue effectiveness  Operating Lease
                    Corporation                                     of filing in Mason County, IL #1506270
                                                                    filed 2/18/99 and covering leased
                                                                    equipment

                    General Electric Capital   31861908  7/21/03    in lieu filing to continue effectiveness  Operating Lease
                    Corporation                                     of filing with Secretary of State of IL
                                                                    #3990053 filed 2/17/99 and covering
                                                                    leased equipment

                    The Bank of Nova Scotia,   33201749  12/5/2003  in lieu filing to continue effectiveness  In lieu filing
                    as Collateral Agent                             of filing in the State of Illinois
                                                                    #4414782 filed 7/20/2001 covering all
                                                                    personal property and filing in the
                                                                    State of Michigan #26858C filed
                                                                    7/19/2001 covering all personal property

ILLINOIS

Secretary of State  The Bank of Nova Scotia,    4414782  7/20/2001  all personal property
                    as Collateral Agent

                    Ameritech Credit            3300179  8/30/94    leased telecommunication equipment.       Operating Lease
                    Corporation                                     Continuation filed 7/6/99 as #4061214

                    Hyster Credit Company       3552295  6/12/96    lift trucks (2)                           Operating Lease

                    Ameritech Credit            3581628  8/26/96    leased telecommunication equipment        Operating Lease
                    Corporation

                    Albany Bank & Trust Co.,    3781987  1/5/98     leased equipment (2 SGI Octane/S1R1000    Operating Lease
                    N.A.                                            Cad Cam; & computer equipment)

                                                                    Continuation filed 12/9/2002 as #6236553

                    Matrix Funding              3804138  2/19/98    leased equipment.  Assignment to Albany   Operating Lease
                    Corporation                                     Bank & Trust Co., N.A. filed 4/27/98 as
                                                                    #3840542 (Catia Finite Element
                                                                    Integration Analysis Configuration Pkg.)

                    Matrix Funding              3825621  3/31/98    leased computer equipment.  Assignment    Operating Lease
                    Corporation                                     to Albany Bank & Trust Co., N.A. filed
                                                                    4/23/98 as #3839166

                    General Electric Capital    3885654  7/28/98    leased equipment (11 lift trucks)         Operating Lease
                    Corporation

                    General Electric Capital    3929199  10/23/98   leased equipment (5 forklifts)            Operating Lease
                    Corporation

                    General Electric Capital    3990053  2/17/99    leased equipment (1 rider sweeper)        Operating Lease
                    Corporation

                    General Electric Capital    4343373  2/23/01    leased equipment (11 forklifts)           Operating Lease
                    Corporation

Macon County        General Electric Capital    1490176  7/28/98    leased equipment (11 forklifts)           Operating Lease
                    Corporation

                    General Electric Capital    1497190  10/23/98   leased equipment (5 forklifts)            Operating Lease
                    Corporation

                    General Electric Capital    1506270  2/18/99    leased equipment (1 rider sweeper)        Operating Lease
                    Corporation

MICHIGAN

Secretary of State  The Bank of Nova Scotia,     26858C  7/19/2001  all personal property
                    as Collateral Agent

            XIV. Debtor: WAGNER HAVANA, INC., a Delaware corporation

   JURISDICTION           SECURED PARTY         NUMBER      DATE                   COLLATERAL                      DESCRIPTION
------------------  -------------------------  --------  ---------  ----------------------------------------  ---------------------
DELAWARE

Secretary of State  The Bank of Nova Scotia,   10696208  7/19/01    all personal property
                    as Collateral Agent

                    CBI Leasing, Inc.          30950330  4/11/03    leased equipment (forklift)               Operating Lease

                    The Bank of Nova Scotia,   33201491  12/5/2003  in lieu filing to continue effectiveness  In lieu filing
                    as Collateral Agent                             of filing in the State of Illinois
                                                                    #4414785 filed 7/20/2001 covering all
                                                                    personal property and filing in the
                                                                    State of Michigan #26859C filed
                                                                    7/19/2001 covering all personal property

ILLINOIS

Secretary of State  The Bank of Nova Scotia,    4414785  7/20/2001  all personal property
                    as Collateral Agent

Mason County        clear

MICHIGAN

Secretary of State  The Bank of Nova Scotia,     26859C  7/19/01    all personal property
                    as Collateral Agent

           XV. Debtor: INTERMET HOLDING COMPANY, Delaware corporation

   JURISDICTION           SECURED PARTY         NUMBER      DATE                   COLLATERAL                      DESCRIPTION
------------------  -------------------------  --------  ---------  ----------------------------------------  ---------------------
DELAWARE

Secretary of State  The Bank of Nova Scotia,   10697503  7/19/01    all personal property
                    as Collateral Agent

                    The Bank of Nova Scotia,   33201624  12/5/2003  in lieu filing to continue effectiveness      In lieu filing
                    as Collateral Agent                             of filing in the State of Michigan
                                                                    #26851C filed 7/19/2001 covering all
                                                                    personal property

MICHIGAN

Secretary of State  The Bank of Nova Scotia,   26851C    7/19/01    all personal property
                    as Collateral Agent

         XVI. Debtor: GANTON TECHNOLOGIES, INC., an Illinois corporation

   JURISDICTION           SECURED PARTY         NUMBER      DATE                   COLLATERAL                      DESCRIPTION
------------------  -------------------------  --------  ---------  ----------------------------------------  ---------------------
ILLINOIS

Secretary of State  The Bank of Nova Scotia,    4414783  7/19/2001  all personal property
                    as Collateral Agent

                    Absolute Machine Tools      7348878  7/30/2003  equipment (1 Vertical Machining Center)   Equipment Lease

                    General Electric Capital    7572093  9/19/2003  leased equipment (2 Horizontal Machining  Operating Lease
                    Corporation                                     Centers) NOTE: Intermet Corporation is
                                                                    shown as assignor; same equipment as
                                                                    Brooks County, GA file #014-2003-573 for
                                                                    Intermet Corporation

                    General Electric Capital    7572107  9/19/2003  leased equipment (3 Horizontal Machining  Operating Lease
                    Corporation                                     Centers) NOTE: Intermet Corporation is
                                                                    shown as assignor; same equipment as
                                                                    Brooks County, GA file #014-2003-569 for
                                                                    Intermet Corporation

                    Intermet Corporation        7702132  10/17/2003 leased equipment (2 Horizontal Machining  Operating Lease
                                                                    Centers NM 9576,N M9858)

                    The Bank of Nova Scotia,    8072612  12/5/2003  in lieu filing to continue effectiveness    In lieu filing
                    as Collateral Agent                             of filing in the State of Michigan
                                                                    #26849C filed 7/19/2001 covering all
                                                                    personal property, filing in the State
                                                                    of Tennessee #301-095268 covering all
                                                                    personal property, and filing in the
                                                                    State of Wisconsin #010000733518
                                                                    covering all personal property

                    The Bank of Nova Scotia,    7929544  1/8/2004                                             Assignment of security
                    as Collateral Agent                                                                       interest to

                                                                                                              The Bank of Nova
                                                                                                              Scotia

MICHIGAN

Secretary of State  The Bank of Nova Scotia,     26849C  7/19/01    all personal property
                    as Collateral Agent

TENNESSEE

Secretary of State  The Bank of Nova Scotia,   301-      8/29/2001  all personal property
                    as Collateral Agent          095268

                    ZF Industries, Inc.          515724  2/2/96     tooling equipment owned by Secured Party  Filling on customer-
                                                                                                              owned tooling

                    Communications Leasing     961-      11/21/96   leased equipment (1 sweeper/scrubber)     Operating Lease
                    Mid-South, Inc.              548112
                    Assignee: First National
                    Bank of Pulaski

                    Caterpillar Financial      962-      6/4/96     leased lift truck                         Operating Lease
                    Services Corporation         017574

                    Caterpillar Financial      962-      6/21/96    leased lift truck                         Operating Lease
                    Services Corporation         022742

                    Tennant Company            962-      8/30/96    equipment (1 sweeper/scrubber)            Operating Lease
                                                 034852

                    Communications Leasing     972-      1/30/97    leased equipment (1 RAD Megaplex          Equipment Lease
                    Mid-South, Inc.              001846             2000/w/int CSU s/n 6442864; 1 RAD MP
                    Assignee: First National                        2000/HS-H,T-1 sub Channel card; 1 RAD MP
                    Bank of Pulaski                                 2000/HS-2 High Speed Channel card; 1
                                                                    RAD CBL-HS2-V35F Connecter Cable; 1 RAD
                                                                    MP2000/S, 4 Port S Interface, 1 Merlin
                                                                    legend 100 D,DS-1 Cercant Pkg.1
                                                                    Panasonic Vision Pro 7500 with 27"color
                                                                    monitor s/n 19558DC0145)

                    Communications Leasing     972-      6/4/97     leased computer equipment                 Operating Lease
                    Mid-South, Inc.              043299
                    Assignee: First National
                    Bank of Pulaski

                    Toyota Motor Credit Corp.  982-      6/22/98    5 leased forklifts                        Operating Lease
                                                 058285

                    Yamazen, Inc.              993-      4/26/99    equipment (Hitachi Seike VS50 Vertical    Operating Lease
                                                 022786             Machining Center & related equipment)

                    Communications Leasing     993-      12/17/99   leased computer equipment                 Operating Lease
                    Mid-South, Inc.              065961
                    Assignee: First National
                    Bank of Pulaski

Giles County        clear

WISCONSIN

Secretary of State  Wolter Investment          03000086  1/16/2003  equipment; 5 Linde model E2OC0600), 8     Operating Lease
                    Company LLC                6222                 batteries, 3 chargers

                    Wolver Investment          020011351 6/12/2002  equipment; 1 forklift                     Operating Lease
                    Company LLC                011

                    The Bank of Nova Scotia,   010000733 7/19/2001  all personal property
                    as Collateral Agent        518

                    Capital Data Inc.          0162199   10/18/96   Leased IMB 650 DASD Controller            Operating Lease

                    CD Leasing Inc.            01622000  10/18/96   Lease 76034 of slot hub and related       Operating Lease
                                                                    equipment

                    Yamazen Inc.               01639235  1/6/97     equipment serial #966174A                 Operating Lease

                    Yamazen Inc.               01640887  1/13/97    equipment Indexer, serial #102656         Operating Lease

                    First Nat'l Bank of        1645210   1/31/97    computer equipment under Lease Agreement  Operating Lease
                    Pulaski                                         dated 11/15/96

                    First Nat'l Bank of         1645211  1/31/97    computer equipment under Lease Agreement  Operating Lease
                    Pulaski                                         dated 11/15/96

                    First Nat'l Bank of         1677718  6/6/97     computer equipment under Lease Agreement  Operating Lease
                    Pulaski                                         dated 1/24/97

                    First Nat'l Bank of         1677719  6/6/97     computer equipment under Lease Agreement  Operating Lease
                    Pulaski                                         dated 1/24/97

                    Caterpillar Financial      01691056  8/1/97     equipment 5 Baker E25B                    Operating Lease

                    First Nat'l Bank of         1698349  9/4/97     computer equipment under Lease Agreement  Operating Lease
                    Pulaski                                         dated 5/28/97

                    Caterpillar Financial      01699626  9/10/97    SBS 18-125F-19 and 4 SBS 18-125F-17       Operating Lease

                    First Nat'l Bank of        01710650  10/27/97   computer equipment under Lease Agreement  Operating Lease
                    Pulaski                                         dated 5/28/97

                    Caterpillar Financial      01790116  9/17/98    Caterpillar model GC30-LP                 Operating Lease

                    Caterpillar Financial      01790117  9/17/98    7 lift trucks                             Operating Lease

                    Caterpillar Financial      01797133  10/16/98   Baker model H16D                          Operating Lease

                    Caterpillar Financial      01804819  11/17/98   Caterpillar model GC15LP                  Operating Lease

                    US Bank, N.A.              01856989  6/23/99    equipment leased under lease #3281,       Operating Lease
                                                                    Tennant model 7200 and related equipment

                    Ingersoll International    01871376  8/10/99    machine tool, serial #29613 and related   Operating Lease
                    Inc.                                            equipment

                    Dell Financial Services,   01875537  8/24/99    equipment lease under Equipment Lease     Operating Lease
                    L.P.                                            #007569584-003

                    GFC Leasing                01892626  10/25/99   leased equipment-NNY06560, ZNE05364,
                                                                    ZSV13447, ZSJ08064, G9768

                                                                    TERMINATION FILED 11/23/2001 AS FILE
                                                                    #010008959637

                    IBM Credit Corporation     01934341  3/8/00     leased computer equipment under IBM       Operating Lease
                                                                    Supplement #724161 dated 6/27/99

                    Banc One Leasing           01958205  5/19/00    equipment leased under Equipment Lease    Operating Lease
                    Corporation                                     Schedule #1000103275 pursuant to Master
                                                                    Lease Agreement dated 5/2/00

                    General Electric Capital   02028959  1/23/01    leased equipment; 2 Hitachi Seiki VS40    Operating Lease
                    Corporation                                     and 3 Hitachi Seiki VS50

                    General Electric Capital   02028961  1/23/01    leased equipment; 2 Hitachi Seiki VS40    Operating Lease
                    Corporation                                     and 3 Hitachi Seiki VS50

Racine County       General Electric Capital     300753  7/28/00    leased equipment, fixture filing for      Operating Lease
                    Corporation                                     8313 Durand Av., Sturtevant, WI (Hitachi
                                                                    Seiki Horizontal CNC Machining & 2
                                                                    Machining Center)

        XVII. Debtor: DIVERSIFIED DIEMAKERS, INC., a Delaware corporation

   JURISDICTION           SECURED PARTY         NUMBER      DATE                   COLLATERAL                      DESCRIPTION
------------------  -------------------------  --------  ---------  ----------------------------------------  ---------------------
DELAWARE

Secretary of State  The Bank of Nova Scotia,   10698386  7/19/01    all personal property (ON 7/2/2004
                    as Collateral Agent                             SECURED PARTY RELEASED RIGHTS IN AIRPORT
                                                                    HANGAR IN MONROE CITY, MO)

                    Fleet Capital               9915218  3/30/99    aircraft (Cessna S550, S/N S5500067,      AIRCRAFT OWNERSHIP WAS
                    Corporation, as Agent                           N900DM) and related equipment             RETAINED BY THE FORMER
                                                                                                              OWNERS OF DIVERSIFIED
                                                                                                              DIEMAKERS, THIS
                                                                                                              AIRCRAFT IS NOT OWNED
                                                                                                              BY INTERMET

                    The Bank of Nova Scotia,   33201640  12/5/2003  in lieu filing to continue effectiveness
                    as Collateral Agent                             of filing in the State of Michigan
                                                                    #26860C filed 7/19/2001 covering all
                                                                    personal property and filing in the
                                                                    State of Missouri #2001-8004498 filed
                                                                    7/19/2001 covering all personal property

KENTUCKY

Secretary of State  clear

MICHIGAN

Secretary of State  The Bank of Nova Scotia,     26860C  07/19/01   all personal property
                    as Collateral Agent

MISSOURI

Secretary of State  The Bank of Nova Scotia,   200180044 7/19/2001  all personal property
                    as Collateral Agent        98

                    Mazak Corporation           3095749  11/22/99   equipment (1Mazak Vertical Machining      Operating Lease
                                                                    Impulse)

                    Mazak Corporation           3095750  11/22/99   equipment (1 Mazak Impulse)               Operating Lease

Marion County       Mazak Corporation            046841  11/24/99   equipment (1 Mazak Impulse)               Operating Lease

                    Mazak Corporation            046842  11/24/99   equipment (1Mazak Vertical Machining      Operating Lease
                                                                    Impulse)
Monroe County       clear

                     XVIII. Debtor: INTERMET ILLINOIS, INC.

   JURISDICTION           SECURED PARTY         NUMBER      DATE                   COLLATERAL                      DESCRIPTION
------------------  -------------------------  --------  ---------  ----------------------------------------  ---------------------

ILLINOIS

Secretary of State  The Bank of Nova Scotia,    7850492  11/18/2003 in filing to continue effectiveness of    In lieu filing
                    as Collateral Agent                             filing in the State of Michigan #26848C
                                                                    filed 7/19/2001 covering all personal
                                                                    property

MICHIGAN

Secretary of State  The Bank of Nova Scotia,     26848C  7/19/2001  all personal property
                    as Collateral Agent

                    XIX. Debtor: INTERMET U.S. HOLDING, INC.

   JURISDICTION           SECURED PARTY         NUMBER      DATE                   COLLATERAL                      DESCRIPTION
------------------  -------------------------  --------  ---------  ----------------------------------------  ---------------------
DELAWARE

Secretary of State  The Bank of Nova Scotia,   21421621  6/10/02    all personal property
                    as Collateral Agent

GEORGIA

Central Index       clear

MICHIGAN

Secretary of State  Clear

VIRGINIA

Secretary of State  Clear

Independent City    Clear
of Radford

                                  SCHEDULE 7.3

                          CERTAIN EXISTING INVESTMENTS

Certain Investments to be made to purchase the remaining 25% of the shares of Fundicao Nodular, SA that is not owned by Intermet Europe GmbH in an amount not to exceed 4,750,000 Euros shall be permitted when due. Such Investment to be made by Intermet Europe GmbH or some other Foreign Subsidiary of the Company.

                                SCHEDULE 7.4(iii)

                         CERTAIN CONTINGENT OBLIGATIONS

Guaranty by Intermet Corporation of certain facility leases and equipment leases entered into by the Borrowers

Guaranty of obligations by certain Borrowers of the Prepetition Senior Credit Facilities

See Schedule 7.9

                                  SCHEDULE 7.9

                            EXISTING SALE LEASEBACKS

$35,000,000 Sale and Leaseback Transaction among Development Authority of Columbus, Georgia, as Issuer and Lessor, Columbus Foundry, L.P., as Lessee, and Intermet Corporation, as Guarantor on the Lease, pertaining to the manufacturing facility of the Lessee in Muscogee County, Georgia known as the "Disa Expansion Project."

$8,000,000 Sale and Leaseback Transaction between The Industrial Development Board of the City of Jackson (Tennessee) and Tool Products, Inc.

                                       75